Registration No. 333-149714

As filed with the Securities and Exchange Commission on April 24, 2012

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Post Effective Amendment No. 5

TIAA-CREF Life Insurance Company

(Exact name of registrant as specified in its charter)

New York	6311	13-3917848
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, NY 10017-3206

(212) 490-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ken Reitz, Esq.

TIAA-CREF Life Insurance Company

8500 Andrew Carnegie Boulevard, SSC-C2-08

Charlotte, NC 28262-8500

(704) 988-4455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

Pursuant to Rule 429 under the Securities Act of 1933, this prospectus contained herein also relates to Registration Statement No. 333-149714.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]	Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

May 1, 2012 TIAA-CREF INVESTMENT HORIZON ANNUITY

Individual Flexible Premium Modified Guaranteed Annuity Contract

Issued by TIAA-CREF Life Insurance Company (“TIAA-CREF Life”) and offered through TIAA-CREF Individual & Institutional Services, LLC (“Services”).

This prospectus describes information you should know before investing in the TIAA-CREF Investment Horizon Annuity, an individual flexible premium modified guaranteed annuity contract (the “Contract”) issued by TIAA-CREF Life. Before you invest, please read this prospectus carefully and keep it for future reference. Some of the terms and phrases that we use in this prospectus have a particular meaning, and, in the “Definitions” section of this prospectus, we define them so you will know how we are using those terms and phrases.

The Contract is designed for individual investors who desire to accumulate funds on a tax-deferred (or potentially tax-free if purchased as a Roth IRA) basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. Whether the Contract is available to you is subject to approval by regulatory authorities in your state. You may purchase the Contract as a Non-Qualified Contract or as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA. If you purchase the Contract as a traditional IRA, Roth IRA, or SIMPLE IRA, or SEP IRA, then the Premium amount must meet the requirements of the Internal Revenue Code (“IRC”).

To purchase a Contract, you must allocate your initial Premium among: (i) one or more Fixed Term Deposit options (each an “FTD”), each of which will grow at a specified guaranteed rate of interest for the stated period; and/or, when available, (ii) if you are over age 59 1/2, one or more Flexible Lifetime Income Options (each a “FLIO”), each of which will allow you to receive lifetime payments, while providing you access to your FLIO Account Balance as needed. (FLIO Payments may terminate before your death if you have made withdrawals from the FLIO Account Balance and die before the FLIO Income Security Date.) FLIO options are not available as of the effective date of this prospectus. Please contact us regarding their availability. The minimum allocation to an FTD is $5,000 and the minimum allocation to a FLIO is $25,000. We reserve the right to increase the minimum allocation to an FTD in the future. We currently offer ten FTDs, ranging from one year to ten years in duration. We will make the determination as to the interest rates we will declare for each FTD and FLIO. We cannot predict nor do we guarantee what future interest rates we will declare, but your Contract will have minimum guaranteed interest rates that we will determine when we issue the Contract to you. The minimum guaranteed interest rates may be different for FTDs and FLIOs.

Purchasing this Contract involves certain risks. If you surrender your Contract more than 30 days before the end of an FTD’s term, make a withdrawal more than 30 days before the end of an FTD’s term, apply your Contract Accumulation to an Income Option more than one year before the end of an FTD’s term, or make a FLIO Account Withdrawal, we generally will apply a Market Value Adjustment (“MVA”) to the amount being surrendered, withdrawn, or applied to an Income Option. The MVA may be either positive or negative. Accordingly, the amount that you receive could either increase or decrease and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

In addition, if you make a FLIO Account Withdrawal, we will deduct a surrender charge.

Also, when you surrender your Contract or take withdrawals from an FTD or FLIO, Federal income tax is based on the entire gain in your Contract, not just the gain for that FTD or FLIO. Withdrawals before age 59  1/2 may also incur a 10% IRS tax penalty on earnings. You should carefully discuss your personal tax situation with your qualified tax advisors before you purchase a Contract.

Additional information about these risks appears on pages and under “The Contract”—“Charges,” pages through under “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment,” on pages and under “Flexible Lifetime Income Option (“FLIO”)”—“Market Value Adjustment,” and on pages through under “Federal Income Taxes.”

We offer the Contract through Services, which is the principal underwriter. Services is not required to sell any specific number or dollar amount of Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. This will be a continuous offering.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Contract is not a deposit or obligation of, or guaranteed by, any bank or financial institution, and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. It is subject to investment risk, including the possible loss of investment principal.

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This prospectus outlines the terms of the TIAA-CREF Investment Horizon Annuity issued by TIAA-CREF Life. It does not constitute an offering in any jurisdiction where such an offering cannot lawfully be made. No dealer, salesman, or anyone else is authorized to give any information or to make any representation about this offering other than what is contained in this prospectus. If anyone does so, you should not rely on it.

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DEFINITIONS

Throughout the prospectus, “TIAA-CREF Life,” “we,” and “our” refer to TIAA-CREF Life Insurance Company. “You” and “your” mean any Contractowner or any prospective Contractowner. The terms and phrases below are defined so you will know precisely how we are using them. To understand some definitions, you may have to refer to other terms that we have defined.

Administrative Office.  The office you must contact to exercise any of your rights under the Contract. Unless otherwise specified in this prospectus, you should send your completed application and your initial Premium to: TIAA-CREF Life Insurance Company, P.O. Box 724508, Atlanta, GA, 31139; Telephone: 877-694-0305; you should send all subsequent Premiums and any other requests to: TIAA-CREF Investment Horizon Annuity, P.O. Box 933898, Atlanta, GA 31193-3898.

Annuitant.  The natural person whose life is used in determining the annuity payments to be received. If the Contract is issued as a Non-Qualified Contract, then the Annuitant may be the Contractowner or another person. If the Contract is issued as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA, then the Contractowner must be the Annuitant.

Annuity Starting Date.  The date on which you begin to receive income benefits under an Income Option.

Beneficiary.  Any person or institution named to receive benefits if you die when you have Contract Accumulation and/or a FLIO Account Balance remaining or while any annuity income or death benefit payments remain due. You do not have to name the same Beneficiary for both of these two situations.

Business Day.  Any day that the New York Stock Exchange is open for trading. A Business Day ends at 4:00 pm Eastern time, or an earlier time if we so notify you, or when trading closes on the New York Stock Exchange, if earlier.

Calendar Day.  Any day of the year. Non-Business Day Calendar Days end at 4:00 pm Eastern time, or an earlier time if we so notify you.

Contract.  The individual flexible premium modified guaranteed annuity contract described in this prospectus.

Contract Accumulation.  The sum of your Fixed Term Deposit accumulations, plus the sum of your Short Term Holding Account accumulations. The FLIO Account Balances are not included in Contract Accumulation.

Contractowner.  The person (or persons) who controls all the rights and benefits under a Contract. If there are two Contractowners, one must be designated as the primary Contractowner on the completed application, and the joint Contractowner must be the spouse of the primary Contractowner. If you purchase the Contract as a traditional IRA, Roth IRA, or SIMPLE IRA, or SEP IRA, the Contract is not permitted to have joint Contractowners.

Fixed Term Deposit (“FTD”).  One of the options available for allocation of your Premium(s) or Contract Accumulation under the Contract. Each FTD option varies in length (from one year to ten years) and guarantees a specified rate of interest for the specified term.

Flexible Lifetime Income Option (“FLIO”).  An option available for allocation of Premiums or Contract Accumulation. Each FLIO allows you to receive fixed, systematic, lifetime payments and continue to have access to any remaining FLIO Account Balance. FLIO lifetime payments may end before your death if you have made withdrawals from the FLIO Account Balance and die before the FLIO Income Security Date.

FLIO Account Balance.  Amounts allocated to a FLIO account; plus interest credited at the Total FLIO Account Balance Interest Rate; less any FLIO Payments from that FLIO account; less the value of any FLIO Account Withdrawals from that FLIO account. The FLIO Account Balance will never be less than zero.

FLIO Account Withdrawals.  Withdrawals made from the FLIO Account Balance that are not FLIO Payments. FLIO Account Withdrawals are subject to a surrender charge and an MVA.

FLIO Annuitant.  The natural person whose life is used in determining the FLIO benefit to be paid. The FLIO Annuitant must be over age 59 1/2. The FLIO Annuitant must be the primary Contractowner, if the primary Contractowner is a natural person. If the primary Contractowner is a trust, then the trust must name the FLIO Annuitant. For Non-Qualified Contracts, the FLIO Annuitant and the Annuitant are not required to be the same person.

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FLIO Income Security Date.  Each FLIO account will be assigned a FLIO Income Security Date at the time the FLIO account is established. This is the date that FLIO Payments will resume if FLIO Payments previously terminated because the FLIO Account Balance was reduced to zero due to withdrawal activity.

FLIO Payments.  Lifetime payments that you receive under a FLIO. FLIO Payments may terminate before your death if you make withdrawals from the FLIO Account Balance and die before the FLIO Income Security Date.

FLIO Second Annuitant.  The natural person whose life is used together with the life of the FLIO Annuitant in determining the FLIO benefit under a FLIO two-life annuity. The FLIO Second Annuitant must be your spouse and must be over age 59 1/2. If the FLIO Annuitant dies, the FLIO Second Annuitant will: (i) continue to receive FLIO Payments for as long as he or she is alive; (ii) have the right to change the beneficiary(ies) designated to receive the FLIO death benefit; and (iii) be able to make FLIO Account Withdrawals. If you have multiple FLIOs, you must choose the same FLIO Second Annuitant for all FLIOs.

FTD Value.  The portion of the Contract Accumulation allocated to an FTD.

General Account.  All of our assets and liabilities other than those allocated to any segregated TIAA-CREF Life Separate Account. The Short Term Holding Account and Contract Accumulations in FTDs or FLIOs are part of our General Account.

Income Option.  Any of the ways you can receive annuity income, including as FLIO Payments.

IRA.  A retirement arrangement meeting the requirements of Section 408 of the IRC.

IRC.  The Internal Revenue Code of 1986, as amended.

IRS.  The Internal Revenue Service.

Market Value Adjustment (“MVA”).  An adjustment that either increases or decreases the amount we will pay you if you surrender your Contract before the end of an FTD’s term, make a withdrawal before the end of an FTD’s term, apply the Contract Accumulation to an Income Option before the end of the FTD’s term, or make a FLIO Account Withdrawal, subject to certain exceptions.

Non-Qualified Contract.  A Contract issued in connection with a retirement arrangement other than a Qualified Contract.

Premium.  Any amount you invest (i.e., pay) into the Contract. If you purchase the Contract as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA, then the Premium must comply with the IRC.

Qualified Contract.  A Contract issued as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA. This Contract is not available to any other type of tax-qualified retirement plan.

Roth IRA.  A retirement arrangement meeting the requirements of Section 408A of the IRC.

Second Annuitant.  The natural person whose life is used together with the life of the Annuitant in determining the annuity payments to be received under an Income Option under a two-life annuity option. Under a two-life annuity option, the primary Annuitant’s life and the life of the Second Annuitant are used in determining the annuity payments. Under a two-life annuity option, the Second Annuitant will receive annuity payments if the primary Annuitant dies. If you purchase the Contract as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA, the Second Annuitant must be your spouse.

SEP IRA.  An IRA offered through a simplified employee pension plan meeting the requirements of Section 408(k) of the IRC.

SIMPLE IRA.  An IRA offered through a savings incentive match plan for employees meeting the requirements of Section 408(p) of the IRC.

Short Term Holding Account.  An account that is part of our General Account and that will contain all Contract Accumulation of your Contract that has not been allocated to an available FTD or FLIO.

Survivor Income Option.  An option that continues lifetime annuity payments as long as either the Annuitant or the Second Annuitant is alive.

TIAA.  Teachers Insurance and Annuity Association of America. TIAA-CREF Life is a wholly-owned subsidiary of TIAA.

Total FLIO Account Balance Interest Rate:  The interest rate that is credited to the amounts in a FLIO account.

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SUMMARY

You should read this summary together with the detailed information you will find in the rest of the prospectus.

WHAT IS THE TIAA-CREF INVESTMENT HORIZON ANNUITY?

The TIAA-CREF Investment Horizon Annuity is an individual flexible premium modified guaranteed annuity contract that allows you to accumulate funds on a tax-deferred (or potentially tax-free, if purchased as a Roth IRA) basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. You generally are not taxed on any earnings or appreciation on the assets in the Contract until money is taken out of the Contract.

Currently, Premiums can be allocated to any of ten FTDs or, when available, any FLIO which can be chosen by you. Each FTD and FLIO guarantees a specified rate of interest. Once you elect a FLIO, FLIO Payments begin immediately. FLIO options are not available as of the effective date of this prospectus. Please contact us regarding their availability.

The Contract is available to you provided that it has been approved by the insurance department of your state of residence. Approvals are pending in certain jurisdictions.

WHAT FEES AND EXPENSES MAY BE DEDUCTED FROM MY CONTRACT?

There are certain fees and expenses that may be deducted from your Contract.

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Premium taxes—For Non-Qualified Contracts, we may deduct premium taxes from your Contract Accumulation when it is applied to an Income Option or, or from Premiums or Contract Accumulation when allocated to an FTD or FLIO account. State premium taxes currently range from 1.0% to 3.5% of Premium payments and are determined by state insurance laws. Under current laws, premium taxes are not deducted for Contracts purchased as traditional IRAs, Roth IRAs, SIMPLE IRAs, or SEP IRAs.

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Annual maintenance fee—When you have Contract Accumulation remaining in the Contract, we will deduct an annual maintenance fee of $25 from your Contract Accumulation (if your Contract Accumulation is less than $25,000) on each anniversary and upon surrender of your Contract. This fee is not deducted for Contracts purchased as traditional IRAs, Roth IRAs, SIMPLE IRAs or SEP IRAs. This charge does not apply if only FLIOs are elected. If both FLIOs and FTDs are elected, then the FLIO Account Balance does not count toward the $25,000 minimum Contract Accumulation requirement for the fee waiver.

•	Charge when systematic interest withdrawals are paid by check—We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

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Surrender charge—We will assess a surrender charge on any FLIO Account Withdrawal. The surrender charge will be equal to six months of simple interest on the amount withdrawn at the Total FLIO Account Balance Interest Rate (even if the FLIO has not been in force for six months), or a lesser amount, if required by state insurance law. We will not assess a surrender charge upon cancellation of your Contract during the “free look” period or on FLIO Payments. In addition, a surrender charge does not apply to surrenders or withdrawals from FTDs or the Short-Term Holding Account, to Contract Accumulation applied to an Income Option, or to death benefit payments. Contracts issued to Connecticut residents use the term “Disintermediation Risk Charge” as opposed to “Surrender Charge.” We typically calculate the surrender charge and MVA independently of one another, each calculated based on your FLIO Account Balance that you are withdrawing before any of the other adjustments.

•	Market value adjustment—we will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term; any withdrawal taken from an FTD more than 30 days

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before the end of its term; Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term, and FLIO Account Withdrawals. We will not apply an MVA upon cancellation of the Contract during the “free look” period, on systematic interest withdrawals, on FLIO Payments, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Accumulation to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. We also will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

For more details, see “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment” and “Flexible Lifetime Income Option (“FLIO”)”—“Market Value Adjustment.”

WHEN DOES A MARKET VALUE ADJUSTMENT APPLY?

We will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term; any withdrawal taken from an FTD more than 30 days before the end of its term; Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term, and FLIO Account Withdrawals. We will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. There are certain circumstances where we will not apply an MVA. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term. See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment” and “Flexible Lifetime Income Option (“FLIO”)”—“Market Value Adjustment.”

HOW DO I PURCHASE A CONTRACT?

To purchase a Contract, you must complete an application and make an initial Premium of at least $5,000 for FTDs and $25,000 for FLIOs. Additional Premiums must be at least $5,000 for FTDs and will be allocated to a new FTD. Additional Premiums of $25,000 or more may be added to a new FTD or to a new FLIO. For details, see “The Contract”—“Purchasing a Contract and Remitting Premiums.”

CAN I CANCEL MY CONTRACT?

You can examine the Contract and return it to us for a full refund of all Premiums paid to the FTDs and FLIOs (less FLIO Payments) until the end of the “free look” period specified in your Contract (which is a minimum of 30 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre-paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we get written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. For details, see “The Contract”—“Purchasing a Contract and Remitting Premiums.”

CAN I MAKE CASH WITHDRAWALS FROM THE CONTRACT?

You may surrender your Contract or take cash withdrawals from an FTD at any time that you have Contract Accumulation remaining. All cash withdrawals must be for at least $1,000 from an FTD, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. We may limit cash withdrawals from your Contract to one per calendar quarter. If you invest in an FTD, a systematic interest withdrawal program is also available at Contract application. For details, see “The Contract”—“Cash Withdrawals.” Surrenders and withdrawals made more than 30 days before the end of an

FTD’s term will be subject to an MVA, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”

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You may make a FLIO Account Withdrawal at any time before the FLIO Income Security Date while there is a remaining FLIO Account Balance. The amount of the FLIO Account Withdrawal requested can be your entire FLIO Account Balance or any partial amount of at least $1,000. The FLIO Account Balance will be reduced by the amount of any FLIO Account Withdrawal. Any remaining FLIO Payments payable before the FLIO Income Security Date will be reduced by the same percentage as the decrease in the FLIO Account Balance. If you withdraw the entire FLIO Account Balance, FLIO Payments will end until the FLIO Income Security Date. Thus, FLIO Payments may terminate before your death if you have made withdrawals from the FLIO Account Balance and die before the FLIO Income Security Date. Accordingly, you should carefully consider your future income needs before making a FLIO Account Withdrawal. Any FLIO Payments payable after the FLIO Income Security Date will not be affected by FLIO Account Withdrawals. FLIO Account Withdrawals are subject to a surrender charge and an MVA. See “Flexible Lifetime Income Option (“FLIO”)”—“Market Value Adjustment” and “The Contract”—“Charges”—“Surrender Charge.” There is uncertainty as to whether a FLIO Account Withdrawal could have an adverse impact on the tax treatment of further and possibly previous FLIO Payments.

Cash withdrawals may be taxed. You may have to pay an IRS tax penalty on earnings if you take a cash withdrawal before age 59 1/2.

WHAT ARE MY OPTIONS AT THE END OF AN FTD’S TERM?

When an FTD nears maturity at the end of the specified term, you have several options. You may receive all or part of your ending FTD Value without a surrender charge or MVA; you may apply all or part of your ending FTD Value to one or more new FTDs that are available to you at that time; you may apply all or part of your ending FTD Value to one or more FLIOs that are available to you at that time; or you may do nothing and allow a new FTD to automatically begin. See “Fixed Term Deposit (FTD)”—“Maturity of a Fixed Term Deposit.”

WHAT ARE MY OPTIONS FOR FLIO PAYMENTS?

If you elect a FLIO, then the only ways to receive FLIO Payments are through the FLIO One-Life Annuity and the FLIO Two-Life Annuity. For details, see “Flexible Lifetime Income Options.”

WHAT ARE MY OPTIONS FOR RECEIVING ANNUITY PAYMENTS UNDER THE CONTRACT?

Guaranteed fixed annuity payments are available under the Contract and are payable from our General Account. The Contract offers a variety of Income Options, including: One-Life Annuities, which pay income as long as the Annuitant lives or until the end of a specified guaranteed period, whichever is longer; Fixed-Period Annuities, which pay income for a period of between two and 30 years for a non-qualified Contract and between five and 30 years for a tax-qualified Contract; and Two-Life Annuities, which pay income as long as the Annuitant lives (or both Annuitants are alive), then continues at either the same or a reduced level for the life of the surviving Annuitant or until the end of a specified guaranteed period, whichever is greater. The Fixed-Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract. For details, see “The Contract”—“Receiving Annuity Payments.”

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SUMMARY OF CONTRACT ALLOCATION OPTIONS

	PURPOSE	BENEFIT	DRAWBACKS
Short-Term Holding Account (STHA)	Temporary guaranteed interest account until value is reallocated to a FTD or FLIO. This is a default account when contract value cannot be allocated to a FTD; you cannot allocate to this account.

–  Up to 45 day flexibility to reallocate assets in this account as you like to any FTD or to a FLIO, or withdraw value without a Contract charge.

–  After 45 days, we automatically reallocate to the shortest available FTD.

–  You cannot leave value in the STHA longer than 45 days.

–  If we reallocate automatically, you cannot reallocate again until the shortest FTD matures.

–  Generally, pays lower interest rate than FTDs or FLIOs.

FTD	Provide guaranteed interest rate for terms of 1-10 years, with longer terms usually providing the highest interest rate.	– Lock in a guaranteed rate for the FTD term. – Multiple FTD term options to diversify your interest credit risk.	– FTD account value is less liquid than STHA value. Early withdrawals are subject to a market value adjustment.
FLIO	Provide fixed, systematic lifetime FLIO Payments while continuing to have access to the remaining FLIO Account Balance.	– Lifetime FLIO Payments combined with limited liquidity of the remaining FLIO Account Balance. – FLIO Payments are taxed as annuity payments, not withdrawals.

–  FLIO Account Withdrawals are subject to a surrender charge and market value adjustment and may reduce or eliminate lifetime payments until the FLIO Income Security Date.

–  FLIOs are not available as of the date of this prospectus. Please contact us regarding availability.

Income Options	Provide several other annuity income options.	– Locks in annuity income in the payout option you choose. – Payments are taxed as annuity payments.	– No liquidity. Payments must be made as scheduled.

WHAT DEATH BENEFITS ARE AVAILABLE UNDER THE CONTRACT?

For FTDs, if any Contractowner or Annuitant dies when there is Contract Accumulation remaining, the death benefit will become available to the death benefit payees. The amount of the death benefit is the Contract Accumulation on the first death benefit payable date. For FLIOs, any FLIO Account Balance associated with a FLIO One-Life Annuity becomes payable as a death benefit upon the date we receive due proof of your death. Any FLIO Account Balance associated with a FLIO Two-Life Annuity becomes payable as a death benefit upon the date we receive due proof of your death and the death of the FLIO Second Annuitant. FLIO Payments will terminate thereafter.

TIAA-CREF LIFE INSURANCE COMPANY AND TIAA

On November 20, 1996, TIAA-CREF Life Insurance Company was incorporated as a stock life insurance Company under the laws of New York under the name TIAA Insurance Company. On May 1, 1998, the company filed a restated charter with New York changing its name to TIAA-CREF Life Insurance Company. All of the stock of TIAA-CREF Life is owned by Teachers Insurance and Annuity Association of America. TIAA-CREF Life’s headquarters are located at 730 Third Avenue, New York, NY 10017-3206, (212) 490-9000.

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TIAA is a stock life insurance company organized under the laws of the State of New York. It was founded on March 4, 1918, by the Carnegie Foundation for the Advancement of Teaching. TIAA is the companion organization of the College Retirement Equities Fund (“CREF”), the first company in the United States to issue a variable annuity. CREF is a nonprofit membership corporation established in the State of New York in 1952. Together, TIAA and CREF, serving approximately 3.6 million people and 15,000 institutions, form the principal retirement system for the nation’s education and research communities and one of the largest retirement systems in the world, based on assets under management. Neither TIAA nor CREF stands behind TIAA-CREF Life’s guarantees.

THE CONTRACT

The Contract is an individual flexible premium (you can contribute varying amounts of at least $5,000) modified guaranteed annuity. The material rights, obligations, and benefits of the Contract are described in this prospectus. We plan on offering the Contract in all 50 states and the District of Columbia, although, currently, the Contract will not be available to residents in those jurisdictions where we have not yet received regulatory approval. Contract terms and features may differ due to state laws and regulations. These differences may include, among other things, free look rights, application and calculation of the MVA availability of certain Income Options, and calculation of the surrender charge. You should review your Contract along with this prospectus to understand the product features and charges under your Contract.

You may purchase the Contract as a Non-Qualified Contract or as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions, including us, to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, residential address, date of birth, Social Security number, and other information that will allow us to identify you, such as your home telephone number. Until you provide us with the information that we need, we may not be able to issue a Contract to you or effect any transactions for you.

If we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include canceling your Contract.

THE GENERAL ACCOUNT

All Contract value, including Contract value in the Short Term Holding Account, Fixed Term Deposits (“FTDs”) and Flexible Lifetime Income Options (“FLIOs”) is part of our General Account. We own the assets in the General Account, and we use these assets to support our insurance and annuity obligations. These assets are subject to our general liabilities from business operations. Subject to applicable law, we have sole discretion over investment of the General Account’s assets. Amounts invested in the Contract do not share in the investment performance of our General Account. Our General Account bears the full investment risk for all Contract obligations. Amounts payable under the Contract are payable from our General Account and are subject to our financial strength and claims-paying ability.

The Contract provides minimum guaranteed interest rates. We anticipate also crediting and changing, from time to time and at our sole discretion, excess current interest rates to be credited under the FTDs and the Short Term Holding Account, and under Contract FLIOs. You assume the risk that interest credited under the Contract may not exceed minimum guaranteed amounts.

7	TIAA-CREF Investment Horizon Annuity Prospectus

PURCHASING A CONTRACT AND REMITTING PREMIUMS

Minimum Initial Premiums.  We will issue you a Contract as soon as we receive your completed application and your initial Premium at our Administrative Office in good order. (See “The Contract”—“Purchasing a Contract and Remitting Premiums”—“Good Order.”) Your initial Premium will be allocated to the FTD(s) and/or FLIO(s) you select within two Business Days of the Business Day on which it is received by us in good order. Initial Premiums must be for at least $5,000 per FTD and $25,000 per FLIO.

For your initial Premium, please send your check, payable to TIAA-CREF Life Insurance Company, along with your completed application to:

TIAA-CREF Life Insurance Company

P.O. Box 724508

Atlanta, GA 31139

Note that we cannot accept money orders, traveler’s checks, or cash. In addition, we will not accept a third-party check where the relationship of the payor to the Contractowner cannot be identified from the face of the check.

Premiums under the IRC.  If you purchase the Contract as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA, then the Premium amount must comply with the IRC. Please see “Federal Income Taxes.”

Right to Cancel.  You can examine the Contract and return it to us for a full refund of all Premiums paid to the FTDs and FLIOs (less FLIO Payments, FLIO Account Withdrawals and systematic interest withdrawals) until the end of the “free look” period specified in your Contract (which is a minimum of 30 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre-paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we get written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. During the “free look” period, you may not make a withdrawal under your Contract.

Good Order.  We cannot process your requests for transactions relating to the Contract until we have received them in good order at our Administrative Office. “Good order” means the actual receipt of the requested transaction in writing, along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your completed application, the Contract number, the transaction amount (in dollars), the FTD and/or FLIO selected, the signatures of all Contractowners, exactly as registered on the Contract, if necessary, and any other information or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Additional Premiums.  Subsequent Premiums must be for at least $5,000 per FTD and will be allocated to a new FTD. Subsequent Premiums of $25,000 or more may be allocated to a new FTD or a new FLIO. We reserve the right to limit Premiums to no more than $500,000 a year. For additional Premiums, please send your check, payable to TIAA-CREF Life Insurance Company, including your Contract number and FTD or FLIO allocation choice, to:

TIAA-CREF Investment Horizon Annuity

P.O. Box 933898

Atlanta, GA 31193-3898

We will allocate each subsequent Premium to a new FTD, based on your instructions, as of the Business Day we receive it in good order. Currently, we will accept Premiums at any time both the Contractowner and the

TIAA-CREF Investment Horizon Annuity Prospectus	8

Annuitant are living and there is remaining Contract Accumulation and/or a FLIO Account Balance. We reserve the right to not accept additional Premiums under this Contract after you have been given three months’ notice.

You may not allocate subsequent Premiums to an existing FLIO, but you can open another FLIO with a subsequent Premium.

Electronic Payment.  You may make initial or additional Premium payments by electronic payment. A Federal wire transfer is usually received on a “same” day basis and an Automated Clearing House (“ACH”) transfer is usually received by the second day after transmission. Be aware that your bank may charge you a fee to wire funds, although ACH transfers are usually less expensive than a Federal wire. This is what you need to do:

(1)	If you are sending in an initial Premium, send your completed application to us at our Administrative Office;

(2)	Instruct your bank to wire or transfer money to:

Wachovia Bank, N.A.

ABA Number 031201467

Avondale, PA

Account of: TIAA-CREF Life Insurance Company

Account Number: 2000035305820

(3)	Specify on the wire or transfer:

•	Your name, address and Social Security Number(s) or Taxpayer Identification Number(s)

•	Indicate if the Premium is for a new application or for an existing Contract (provide Contract number and FTD or FLIO allocation choice, if existing)

Certain Restrictions.  You may only open one Contract in any calendar year. Also, your Contract may not contain more that 120 FTDs or 120 FLIOs at any one time.

If mandated under applicable law, including Federal laws designed to counter terrorism and prevent money laundering, we may be required to reject a Premium payment. We may also be required to block a Contractowner’s account and refuse to pay any request for surrenders, withdrawals, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

We may deduct any charges for premium taxes from your initial or subsequent Premium before we allocate it under the Contract. (See “The Contract”—“Charges”—“Premium Taxes.”)

More About Remitting Premiums.  We will not be deemed to have received any Premiums sent to the addresses designated in this prospectus for remitting Premiums until the third party service that administers the receipt of mail through those addresses has processed the payment on our behalf.

SHORT TERM HOLDING ACCOUNT

The Short Term Holding Account (“STHA”) is a part of our General Account. You cannot elect to allocate Contract value to the STHA. Premiums are generally allocated to FTDs. However, premiums paid less than one year before your scheduled Annuity Starting Date may only be allocated to the STHA. When a FTD matures, proceeds from that FTD are placed in the STHA unless you have already reallocated such proceeds to another FTD or to a FLIO Account or there are no new FTDs available to you at that time. If FTDs become available to you while you have a Contract Accumulation in the Short-Term Holding Account, we will mail you a notice after which you will have at least 15 days, but not more than 45 days, to allocate your Short Term Holding Account accumulation among the available FTDs and FLIOs. If we do not receive valid instructions from you in that time frame, your entire Contract Accumulation in the Short Term Holding Account will be applied to a new FTD with the shortest term then available.

9	TIAA-CREF Investment Horizon Annuity Prospectus

Contract Accumulations in the STHA earn interest credited at a rate guaranteed to never be less than the minimum guaranteed interest rate stated in your Contract, which will never be less than 1%. We cannot predict nor do we guarantee what future interest rates we will declare.

FIXED TERM DEPOSIT (“FTD”)

Fixed Terms.  An FTD is an investment option for a period of years during which we will credit a specified interest rate. Currently, you can choose from FTDs of one year to ten years (whole years only). If the crediting rate for an FTD is lower than your Contract’s minimum guaranteed interest rate, that FTD will be temporarily unavailable. Only FTDs ending before the calendar month in which the Annuitant or any Contractowner turns age 90 will be available to you. We reserve the right to stop offering any FTD at any time. If you allocate any part of a Premium to an unavailable FTD, we will not consider your allocation instructions to be in good order and will not process your allocation instructions.

Crediting Interest.  Each FTD to which you allocate any portion of a Premium or your Contract Accumulation earns interest at the specified interest rate in effect for that FTD from the date the Premium or Contract Accumulation is credited to the FTD through the end of the term of the FTD, or until the FTD Value is surrendered, if earlier. We will credit interest to each FTD on a daily basis. We will also credit interest on a daily basis on any amounts held in the Short Term Holding Account at an interest rate determined by us, but not less than your Contract’s minimum guaranteed interest rate. Credited interest rates for each FTD will vary by term and purchase date.

We have no specific formula for setting the interest rates. Rates will be influenced by, but not necessarily coincide with, interest rates available on fixed income investments that we may acquire with the amounts we receive as Premiums. You have no direct or indirect interest in the investments we make with the Premiums. We will invest these amounts primarily in investment-grade fixed income securities. We will also consider other factors in determining the interest rates, including regulatory and tax requirements, administrative and sales expenses incurred by us, general economic trends, and competitive factors. Interest rates will not vary by purchase amount. We will make the determination as to the interest rate we will declare for each FTD. FTDs earn interest credited at a rate guaranteed to never be less than the minimum guaranteed interest rate stated in your Contract, which will never be less than 1%. We cannot predict nor do we guarantee what future interest rates we will declare.

Allocations to an FTD are subject to several crediting risks. When an FTD period ends, you may not be able to reinvest FTD proceeds at as favorable an interest rate. This risk is greater for shorter FTD periods. Similarly, allocations in an FTD are locked into that FTD’s interest rate for the term of the FTD, even when interest rates on comparable products may be increasing. This risk is greater for longer FTD periods. Generally, although not always, longer FTD periods will credit higher interest rates.

Maturity of a Fixed Term Deposit.  An FTD matures at the end of the specified term, and the proceeds then become available to the Contractowner(s). Prior to the end of an FTD’s term, you may select from the following options:

(1)	Receive all or part of your ending FTD Value without a surrender charge or MVA;

(2)	Instruct us to apply all or part of your ending FTD Value to one or more new FTDs that you select from the FTDs that we are then offering and are available to you; or

(3)	Apply all or part of your ending FTD Value to an Income Option or to a FLIO account

(4)	Do nothing and allow a new FTD to automatically begin.

If any FTD matures after a notice of death is received but before the death benefit is paid, the Contract Accumulation in that FTD will be transferred to the Short Term Holding Account.

We will mail you a notice at least 45 days, but not more than 75 days, prior to maturity of each FTD. Prior to maturity, you must instruct us to either apply the proceeds to one or more new FTDs then available or transfer

TIAA-CREF Investment Horizon Annuity Prospectus	10

the proceeds out of the Contract. Only FTDs ending before the calendar month in which the Annuitant or any Contract owner turns age 90 will be available. At least $5,000 must be allocated to any subsequent FTD. If no FTDs are then available, you may apply the proceeds to the Short Term Holding Account.

If we have not received valid instructions from you before maturity, the proceeds will be applied to a new FTD with the shortest term then available. If no FTDs are then available, the proceeds will be applied to the Short Term Holding Account.

Surrenders at the end of an FTD

To surrender your ending Contract Accumulation in an FTD, you must request the surrender in writing prior to the end of the expiring FTD. Surrenders and withdrawals made more than 30 days before the end of an FTD’s term will generally be subject to an MVA. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) Any surrendered or withdrawn amount may be subject to income taxes, and a 10% IRS tax penalty on earnings may apply if you are not yet 59 1/2 years old. (See “Federal Income Taxes.”)

Automatic subsequent FTDs

Unless you instruct otherwise, the Contract Accumulation at the end of an expiring FTD will be allocated to a subsequent FTD. The subsequent FTD will be the shortest duration FTD that we currently offer. The new FTD will earn interest at the interest rate in effect for that subsequent FTD when your Contract Accumulation is allocated to it. If the shortest duration FTD extends beyond the calendar month in which the Annuitant or any Contractowner turns age 90, then we will allocate the Contract Accumulation to the Short Term Holding Account.

Cash Withdrawals.  At any time that there is Contract Accumulation, you can withdraw some or all of your Contract Accumulation from the FTD(s) and/or from any amounts you have in the Short Term Holding Account. A full withdrawal of your Contract Accumulation is called a surrender. Cash withdrawals must be for at least $1,000, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. We may also impose the following restrictions:

•	Withdrawals from your Contract can be limited to no more than one per calendar quarter.

•	We may change the cut-off time establishing when a transaction request must be received in order to be effective at the end of that Business Day.

All withdrawal requests must be in accordance with procedures established by us. A withdrawal will be effective, and all values determined, as of the end of the Business Day in which we receive your written request in good order, unless you choose to defer the withdrawal’s effective date to a future date acceptable to us. You may not revoke a request for a withdrawal after its effective date.

If you request a withdrawal of less than the entire Contract Accumulation, you must designate the FTD(s) and/or the Short Term Holding Account from which we should take the withdrawal. If you have not provided these instructions in good order, we will reject your withdrawal request unless we receive your request within the last 30 days of an FTD’s term. If we receive your withdrawal request within the last 30 days of an FTD’s term, we will make the withdrawal from the expiring FTD. However, if the amount of your withdrawal request exceeds the Contract Accumulation in the expiring FTD, we will reject the portion of the withdrawal request that exceeds the Contract Accumulation in the expiring FTD.

If you withdraw your entire Contract Accumulation and you have not elected a FLIO, we will cancel your Contract and all of our obligations to you under the Contract will end. For Non-Qualified Contracts, we will deduct the annual maintenance fee from any surrender proceeds, if your Contract Accumulation is less than $25,000 at the time of surrender.

Surrenders and withdrawals made more than 30 days before the maturity of an FTD’s term may be subject to an MVA, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC

11	TIAA-CREF Investment Horizon Annuity Prospectus

minimum distribution requirement. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) Withdrawals and surrenders are subject to Federal income tax, and a 10% IRS tax penalty on earnings may apply if you are under age 59 1/2. (See “Federal Income Taxes.”)

Systematic Interest Withdrawals.  If your initial Premium is at least $25,000, you may request systematic withdrawals of the interest that we have credited to your FTD Values. Systematic interest withdrawals must be made from all FTDs in which you are invested. Systematic interest withdrawals can be established for monthly, quarterly, semi-annual or annual withdrawals from the first to the twenty-eighth day of the month. If the scheduled date of a systematic interest withdrawal is not a Business Day, the withdrawal will be paid on the next Business Day.

We do not assess a surrender charge or apply an MVA on systematic interest withdrawals; however, systematic interest withdrawals are subject to Federal income tax, and a 10% IRS tax penalty on earnings may apply if you are under age 59 1/2. (See “Federal Income Taxes.”)

Systematic interest withdrawals can only be initiated when the Contract is issued and cannot be cancelled. Systematic interest withdrawals will continue until the earliest of the following:

•	the date that there is no longer any remaining Contract Accumulation,

•	the date we are notified of your death, or

•	the first death benefit payable date.

We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

Market Value Adjustment.  We will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement; any withdrawal taken from an FTD more than 30 days before the end of its term; and Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

To determine the MVA for an FTD at the time of a premature withdrawal, surrender, or selection of an Income Option from that FTD, we first calculate an MVA ratio (as described below, under “FTD Market Value Adjustment Formula”). We then multiply this ratio by the amount you have withdrawn, surrendered, or applied to an Income Option to calculate the amount of the MVA.

Note:	An MVA will either increase or decrease the amount you receive and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. You directly bear any investment risk associated with an MVA.

Purpose of an MVA

An MVA generally reflects the relationship on any given day between the interest rate you would earn if your Contract Accumulation remained in the existing FTD until its maturity, and the interest rate you would earn if your Contract Accumulation were transferred to a new FTD with a comparable remaining term on that day.

The difference between these values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the existing FTD in order to pay for an early withdrawal from an FTD. A MVA imposes this gain or loss on you. The greater the difference in interest rates, the greater the effect that an MVA will have on your Contract Accumulation. The amount of time remaining until maturity for a particular FTD also will affect the determination of an MVA; the greater the length of time remaining until maturity, the greater the effect an MVA will have on your Contract Accumulation.

TIAA-CREF Investment Horizon Annuity Prospectus	12

As a general rule, if interest rates have increased since your FTD was issued, the MVA will be negative and will decrease the amount that you receive; if interest rates have decreased during that period by more than 0.25%, the MVA will be positive and will increase the amount that you receive. The MVA formula (as set forth below) contains a 0.25% factor that is designed to compensate us for certain expenses and losses that we may incur, either directly or indirectly, as a result of a premature surrender, withdrawal, or selection of an Income Option. Thus, even if interest rates remain the same during the period, or decrease by less than 0.25%, the MVA will be negative due to the 0.25% factor. The length of the remaining term on the FTD affects the impact of the 0.25% factor. (For example, if you have 5 years remaining in the FTD, the 0.25% factor will decrease the withdrawal amount by 1.25%.)

Exceptions

Any surrender, withdrawal, or selection of an Income Option from an FTD before the end of its term is considered premature and is subject to an MVA except for:

1)	a surrender to cancel the Contract during the “free look” period;

2)	systematic interest withdrawals;

3)	a surrender or withdrawal made by you within the last 30 days of an FTD’s term;

4)	Income Options that begin during the last year of an FTD’s term; and

5)	amounts withdrawn to pay the death benefit.

Application of MVA.

We calculate a separate MVA for each FTD by multiplying the amount that you surrender, withdraw, or from which you apply your Contract Accumulation to an Income Option prematurely by the ratio calculated in accordance with the MVA formula set forth below. If multiple FTDs are affected by your premature surrender, withdrawal, or selection of an Income Option, we will apply multiple MVAs, some of which may be positive and some of which may be negative.

We will apply an MVA to each amount prematurely surrendered, withdrawn, or applied to an Income Option from an FTD. We will calculate the MVA as of the date we receive your written request for surrender or withdrawal or on the Annuity Starting Date before we calculate any annuity payments. If an MVA is positive, we will credit the additional amount to the surrender, withdrawal, or annuity payment; if an MVA is negative, we will deduct the amount from the surrender, withdrawal, or annuity payment. We will also deduct any applicable premium taxes before paying any surrender, withdrawal, or annuity payment. We will calculate any MVA and/or premium taxes independently of one another, each calculated based on your Contract Accumulation that you are withdrawing or annuitizing before any of the other adjustments. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess a MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

FTD Market Value Adjustment Formula

As described above, the Market Value Adjustment applied to an early withdrawal of an FTD reflects the relationship between the interest rate you would earn if you held an existing FTD to its maturity and the interest rate you would earn if you transferred those same assets to a new current FTD with a comparable remaining term. The difference between these two values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the existing FTD in order to pay for the early withdrawal. To compensate us for certain expenses and losses we may incur when you take an early withdrawal from an FTD, either directly or indirectly, we also deduct 0.25% when comparing the interest rates in the MVA formula. Generally, when the interest rate for the ‘current FTD’ would be higher than the rate for the ‘existing FTD’ minus 0.25%, the MVA will result in a loss, and when the interest rate for the ‘current FTD’ would be lower than the rate for the ‘existing FTD’ minus 0.25%, the MVA will result in a gain. The MVA imposes this gain or loss on you.

13	TIAA-CREF Investment Horizon Annuity Prospectus

In calculating the MVA, we account for:

(1)	the amount of time remaining until the FTD’s originally scheduled maturity date;

(2)	the FTD’s original interest rate; and

(3)	the corresponding interest rate for a similar new investment with a term equal to the time remaining until the FTD’s original maturity date.

For item (3) in this calculation, we use the rate for a current FTD we may offer (in any contract) of the appropriate term length. If we do not offer such a FTD at the time of the early withdrawal date of the FTD being withdrawn, then we will use the yields for U.S. Treasury STRIPS of appropriate term lengths for the interest rate of both item (2), the FTD’s original interest rate, and item (3).

The formula to calculate the MVA applicable to an FTD withdrawal is the amount of the withdrawal multiplied by N multiplied by R. The formula is multiplying the amount of the withdrawal by the number of years remaining to maturity of the FTD, “N,” and by a factor representing the effect of the change in interest rates, “R.” These factors are calculated as follows:

N =	the number of years remaining until maturity of the FTD. This number is calculated by multiplying the number of days remaining until maturity by 12 and dividing by 365, rounding the result up to the next whole number, and then dividing this result by 12.

The formula for “N” takes the remaining time to maturity in days and converts it to an equivalent figure in years after first calculating an equivalent period in months and rounding up to the next whole number of months.

We then calculate a value “M” which is equal to “N” rounded up to the next whole number. “M” is the time remaining to maturity rounded up to the next whole number of years. This whole number of years is the term we will use to determine the appropriate current rate of interest used in the MVA formula.

R =	“I” reduced by “J” and further reduced by 0.25%, where “I” and “J” are calculated as follows:

“I” is the FTD’s original interest rate. “J” is the corresponding current rate for an investment from the time of the early withdrawal until the FTD’s original maturity date.

The transaction date equals the applicable Annuity Starting Date or the effective date of the withdrawal or surrender.

If a new FTD with a term of “M” years is available to you on the transaction date, then

I = the interest rate applicable to the original FTD

J = the interest rate applicable to a new FTD with a term of “M” years being offered on the transaction date

If a new FTD with a term of “M” years is not available to you on the transaction date, then

I = the yield, as of the effective date of the FTD, of the STRIPS for which the time then remaining until maturity is closest, within six months, to the term of the FTD. If no STRIPS within six months is available, then “I” equals the interpolation of the yields, as of the effective date of the FTD, of the closest STRIPS maturity prior to and the closest STRIPS maturity following the term of the FTD; and

J = the yield, as of the transaction date, of the STRIPS for which the time then remaining until maturity is closest, within six months, to “M” years. If no STRIPS within six months is available, then “J” equals the interpolation of the yields, as of the transaction date, of the closest STRIPS maturity prior to and the closest STRIPS maturity following “M” years.

STRIPS refers to U.S. Treasury STRIPS. The STRIPS yield is the U.S. Treasury STRIPS asked yield reported by The Wall Street Journal, or any successor thereto. If the U.S. Treasury STRIPS

TIAA-CREF Investment Horizon Annuity Prospectus	14

asked yield is no longer reported by The Wall Street Journal or its successor, we will choose a substantially similar yield, subject to any requisite approval of the insurance supervisory official of the jurisdiction in which the Contract is issued.

Demonstration of an FTD MVA

All assumptions, including interest rates, are hypothetical for illustration purposes only.

Example 1:

If a Contractowner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven-year term was 1% less than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7-year FTD at the time of the withdrawal)		2.00%
MVA		$574
Total amount of FTD withdrawal		$11,501

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 2.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-2.00%-0.25%)) = $574

So, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, plus a positive MVA of $574, for a total FTD withdrawal payout of $11,501.

Example 2:

If a Contractowner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven-year term was 1% greater than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7 year FTD at the time of the withdrawal)		4.00%
MVA		$(956)
Total amount of FTD withdrawal		$9.971

15	TIAA-CREF Investment Horizon Annuity Prospectus

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 4.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-4.00%-0.25%)) = -$956

So, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, minus a negative MVA of $956, for a total FTD withdrawal payout of $9,971.

Example 3:

If a Contractowner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven-year term was the same as the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7 year FTD at the time of the withdrawal)		3.00%
MVA		$(181)
Total amount of FTD withdrawal		$10,736

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 3.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-3.00%-0.25%)) = -$191

So, even though interest rates have remained the same, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, minus a negative MVA of $191, for a total FTD withdrawal payout of $10,736.

FLEXIBLE LIFETIME INCOME OPTIONS (“FLIO”)

General. FLIO options are not available as of the effective date of this prospectus. Please contact us regarding their availability.  A FLIO is an investment option that allows you to receive FLIO Payments and continue to have access to any remaining FLIO Account Balance associated with the FLIO account. A FLIO provides you FLIO Payments that are guaranteed to continue at their original amounts for the rest of your life as long as you do not take any FLIO Account Withdrawals. If you take any FLIO Account Withdrawals, we only guarantee to pay FLIO Payments at their original amounts beginning on the FLIO Income Security Date and until you die. The reason for this more limited guarantee is that a FLIO Account Withdrawal may cause the FLIO Account Balance to be reduced faster than is necessary to support uninterrupted FLIO Payments from the inception of the FLIO. So, FLIO Payments will end if a FLIO Account Balance is completely withdrawn before the FLIO Income Security Date and will not begin again until the FLIO Income Security Date. FLIO Payments end at death. Please note that the FLIO Income Security Date may be a date beyond an average person’s life expectancy. If, upon your death, there is a positive FLIO Account Balance, that balance is paid as a FLIO death benefit. If the FLIO Account Balance is zero at your death, there is no FLIO death benefit.

Premiums and/or Contract Accumulation may be allocated to one or more FLIO accounts. Premiums and/or Contract Accumulation may only be allocated at the FLIO inception; they cannot be added to an existing FLIO. The Contract may not contain more than 120 FLIO accounts at any one time. We reserve the right to determine the maximum age at which FLIO accounts will be available and we do not guarantee that FLIO accounts will be available at all ages and under all the FLIO Income Options described below.

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FLIO Income Options.  At any point before the effective date of a FLIO account, you must choose one of the FLIO Income Options described below.

•	FLIO One-Life Annuity. The FLIO payment will be made each month until the date of the FLIO Annuitant’s death. After the FLIO Annuitant’s death no further FLIO payments will be made.

•

FLIO Two-Life Annuity.  The FLIO payment will be made each month until the FLIO Annuitant and the FLIO Second Annuitant both die. After the death of both the FLIO Annuitant and the FLIO Second Annuitant no further FLIO payments will be made.

If you choose monthly FLIO Payments and the FLIO Payments would be less than $100 a month, we have the right to change to quarterly, semiannual or annual payments, whichever will result in payments of $100 or more and the shortest interval between payments. Once payments have begun, the frequency cannot be changed.

If you choose a FLIO One-Life Annuity, we must receive due proof of your age; and if you choose a FLIO Two-Life Annuity, we must received due proof of your age and the age of the FLIO Second Annuitant. You may not begin a FLIO One-Life Annuity after you attain age 90, nor may you begin a FLIO Two-Life Annuity after you or the FLIO Second Annuitant attain age 90.

FLIO Payments.  Once you elect a FLIO, FLIO Payments will begin immediately. The FLIO Payment amount will be determined as of the date that you elect the FLIO and will be based on:

•	Premiums applied to the FLIO account at the FLIO inception;

•	any Contract Accumulation applied to the FLIO account at the FLIO inception;

•	any applicable MVAs;

•	the FLIO annuity purchase rates specified in the rate schedule;

•	the FLIO Income Option and payment frequency you choose;

•	if you choose a FLIO One-Life Annuity, your age; and

•	If you choose a FLIO Two-Life Annuity, your age and your Second Annuitant’s age.

Once the FLIO Payment amount is established, it will not change unless you make a FLIO Account Withdrawal as described below. You may not stop FLIO Payments once they begin.

FLIO Payments are subject to Federal income tax.

Crediting Interest.  Each FLIO account to which you allocate Premiums and/or Contract Accumulation earns interest at the Total FLIO Account Balance Interest Rate from the date the Premium or Contract Accumulation is credited to the FLIO account until the FLIO Income Security Date or the date at which the FLIO Account Balance becomes zero, if earlier. We credit interest to each FLIO account on a daily basis. We set the Total FLIO Account Balance Interest Rate when each FLIO account is established and we will not change the rate for that FLIO account. If you have more than one FLIO account, the Total FLIO Account Balance Interest Rate for each account may be different. The Total FLIO Account Balance Interest Rate will never be less than 1%. The minimum guaranteed interest rates may be different for FTDs and FLIOs.

We have no specific formula for setting the Total FLIO Account Balance Interest Rate. Rates will be influenced by, but not necessarily coincide with, interest rates available on fixed income investments that we may acquire with the amounts we receive as Premiums. You have no direct or indirect interest in the investments we make with the Premiums. We will invest these amounts primarily in investment-grade fixed income securities. We will also consider other factors in determining the interest rates, including regulatory and tax requirements, administrative and sales expenses incurred by us, general economic trends, and competitive factors. The Total FLIO Account Balance Interest Rate is always less than the FLIO annuity purchase rates.

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FLIO Account Withdrawals.  You may make a FLIO Account Withdrawal at any time after the right to examine period while there is a FLIO Account Balance. We must receive the FLIO Account Withdrawal request at our Administrative Office, in good order, and in accordance with procedures established by us or as required by law. Your request must designate the FLIO account from which the FLIO Account Withdrawal is to be made. A FLIO Account Withdrawal will be effective, and all values determined as of the end of the Business Day in which we receive your request in a form acceptable to us, unless you choose to defer the effective date to a future day acceptable to us. You may not revoke a request for a FLIO Account Withdrawal after its effective date. FLIO Account Withdrawals may not be reinvested in the Contract. We may limit FLIO Account Withdrawals to no more than one per calendar quarter.

The amount of the FLIO Account Withdrawal can be your entire FLIO Account Balance or any partial amount of at least $1,000. The FLIO Account Balance will be reduced by the amount of any FLIO Account Withdrawal. It is important to understand the difference between the effect that normal ongoing FLIO Payments have on the FLIO Account Balance and the effect that FLIO Account Withdrawals have on the FLIO Account Balance. Normally scheduled FLIO Payments reduce the FLIO Account Balance in a manner consistent with the original FLIO Payment calculations, so that each FLIO Payment leaves the FLIO Account Balance with an amount designed to continue to support the ongoing originally guaranteed FLIO Payments for the duration of the originally schedule FLIO Income Option. In contrast, FLIO Account Withdrawals made in excess of the originally scheduled FLIO Payments reduce the FLIO Account more than can support the originally guaranteed FLIO Payments. As a result, any remaining FLIO Payments payable before the FLIO Income Security Date will be reduced by the same percentage as the decrease in the FLIO Account Balance. If you withdraw the entire FLIO Account Balance, then the FLIO Payments associated with that FLIO Account Balance will cease entirely until the FLIO Income Security Date. Similarly, if the FLIO Account Balance is zero and you die before the FLIO Income Security Date, there is no further benefit payable under your Contract. Accordingly, you should carefully consider your future income needs before making a FLIO Account Withdrawal. Any FLIO Payments payable on or after the FLIO Income Security Date are not affected by FLIO Account Withdrawals.

Demonstration of impact FLIO Account Withdrawals on FLIO Payments

All assumptions, including interest rates, are hypothetical for illustration purposes only.

If you withdraw $25,000 from a FLIO Account with a balance before the withdrawal of $100,000 (which is 25% of the FLIO Account Balance), monthly FLIO payments would be reduced from $5,000 to $3,750.

	Before Withdrawal	After Withdrawal
FLIO Account Balance	$100,000	$75,000
FLIO Payment Amount (monthly)	$5,000	$3,750	*

*	Monthly FLIO Payment Amount after Withdrawal = $5,000 – ($5,000 x 25%) = $3,750

We reserve the right to require that the FLIO Account Withdrawal be for the entire remaining FLIO Account Balance if the requested amount of the withdrawal would reduce each of the remaining FLIO Payments payable before the FLIO Income Security Date to less than $100.

If you make a FLIO Account Withdrawal, the amount paid to you will be different than the FLIO Account Withdrawal amount that you requested as a result of the following:

•

The amount paid to you will be decreased by a FLIO surrender charge equal to the FLIO Withdrawal Amount multiplied by the surrender charge rate applicable to the FLIO account. See “The Contract” – “Charges” – “Surrender Charge.”

•	The amount paid to you will be increased or decreased by a FLIO MVA equal to the FLIO Withdrawal Amount multiplied by the FLIO MVA rate. See “The Contract” – “Charges” – “Market Value Adjustment.”

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If FLIO Account Withdrawals reduce the FLIO Account Balance to zero, then FLIO Payments will stop. However, FLIO Payments will begin again on the FLIO Income Security Date and will continue as long as you (or you or the FLIO Second Annuitant, if you elect the FLIO Two-Life Annuity) are alive.

FLIO Account Withdrawals are subject to Federal income tax.

You are not permitted to allocate FLIO Payments to purchase an FTD.

FLIO Death Benefit.  Any FLIO Account Balance associated with a FLIO One-Life Annuity becomes payable as a death benefit upon the date we receive due proof of your death. Any FLIO Account Balance associated with a FLIO Two-Life Annuity becomes payable as a death benefit upon the date we receive due proof of your death and the death of the FLIO Second Annuitant. FLIO Payments will terminate thereafter.

Market Value Adjustment.  We will apply an MVA on FLIO Account Withdrawals. An MVA may be positive or negative, which means an MVA may increase or decrease the FLIO Account Withdrawal.

To determine the MVA at the time of the FLIO Account Withdrawal, we first calculate an MVA percentage (as described below, under “FLIO Market Value Adjustment Formula”). We then multiply this ratio by the FLIO Account Withdrawal to calculate the amount of the MVA.

Note:	An MVA will either increase or decrease the FLIO Account Withdrawal and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. You directly bear any investment risk associated with an MVA.

Purpose of an MVA

A FLIO MVA generally reflects the difference between market interest rates at the time of the FLIO Account Withdrawal and on the day the FLIO account was established. The difference between these values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the FLIO in order to pay for a withdrawal from the FLIO. A MVA imposes this gain or loss on you. The greater the difference in the rates, the greater the effect that an MVA will have on the amount that you receive. The longer the remaining duration of a FLIO, the greater the effect an MVA will have on your FLIO Account Withdrawal.

As a general rule, if rates have increased since you elected the FLIO, the MVA will be negative and will decrease your FLIO Account Withdrawal; if interest rates have decreased during that period by more than 0.50%, the MVA will be positive and will increase the FLIO Account Withdrawal. The MVA formula (as set forth below) contains a 0.50% factor that is designed to compensate us for certain expenses and losses that we may incur, either directly or indirectly, as a result of a withdrawal or surrender from the FLIO account. Thus, even if rates remain the same during the period, or decrease by less than 0.50%, the MVA will be negative due to the 0.50% factor. The length of the remaining duration on a FLIO affects the impact of the 0.50% factor. The longer the remaining duration of a FLIO, the greater the effect the 0.50% factor will have in determining the applicable MVA.

We do not apply an MVA to the FLIO death benefit.

Application of a FLIO MVA.

We calculate a separate MVA for each FLIO by multiplying the FLIO Account Withdrawal by the percentage calculated in accordance with the MVA formula set forth below. If multiple FLIOs are affected by the FLIO Account Withdrawal, we will apply multiple MVAs, some of which may be positive and some of which may be negative.

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We will apply an MVA to each FLIO Account Withdrawal. We will calculate the MVA as of the date we receive your written request for the FLIO Account Withdrawal. If an MVA is positive, we will credit the additional amount to the FLIO Account Withdrawal; if an MVA is negative, we will deduct the amount from the FLIO Account Withdrawal. We will also deduct any applicable surrender charges and premium taxes before paying the FLIO Account Withdrawal. We will calculate any MVA, surrender charge, and/or premium taxes independently of one another, each calculated based on the FLIO Account Withdrawal before any of the other adjustments. State laws and regulations may differ as to when we apply the MVA.

FLIO Market Value Adjustment Formula

A FLIO MVA generally reflects the difference between market interest rates at the time of the FLIO Account Withdrawal and on the day the FLIO account was established. The difference between these values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the FLIO in order to pay for a withdrawal from the FLIO. A MVA imposes this gain or loss on you. To arrive at this difference, the FLIO MVA formula determines an average duration of all FLIO Payments from the time the FLIO account was established (“N(1)”) and from the date the FLIO Account Withdrawal is made (“N(2)”). An annual interest rate appropriate to each duration is then determined (“K” and “m”). The FLIO MVA formula applicable to a FLIO Account Withdrawal equals the requested withdrawal amount multiplied by N(2) multiplied by (k – m – 0.50%), where:

N(1) =	(1+i)/i – t/((1+i)^t)-1, where t = time remaining from the date on which the FLIO account was established until the FLIO Income Security Date rounded up to the year and i = the Total FLIO Account Balance Interest Rate. “N(1)” is important in determining the interest rate in “K.”

N(2) =

(1+i)/i – t/((1+i)^t)-1, where t = time remaining from the date the FLIO Account Withdrawal was made until the FLIO Income Security Date rounded up to the year and

i = the Total FLIO Account Balance Interest Rate. “N(2)” is important in determining the interest rate in “m” and is also in the FLIO MVA formula.

K =	the zero coupon bond rate for N(1) rounded up to the next year implied by the Bloomberg Fair Value A Curve on the date that the FLIO account was established.

m =	the zero coupon bond rate for N(2) rounded up to the next year implied by the Bloomberg Fair Value A Curve on the date that the FLIO Account Withdrawal was made.

The Bloomberg Fair Value A Curve has bond equivalent yields, which are semiannually compounded yields to maturity of coupon bonds. These yields imply zero-coupon rates, which are annual effective yields of zero-coupon bonds. The Bloomberg Fair Value A Curve refers to the Bloomberg Fair Market Sector Composite U.S. Dollar Corporate A-Rated Curve (FMC #882) as found on Bloomberg under the FMC Function. The Composite A-Rated yield is the Corporate A-Rated Composite asked yield reported by Bloomberg under the FMC 882 Function, or any successor thereto. If the Corporate Composite A-Rated asked yield is no longer reported by Bloomberg or its successor, we will choose a substantially similar yield, subject to any requisite approval of the insurance supervisory official of the jurisdiction in which the Contract is issued. If you have questions or desire assistance regarding the calculation of your FLIO MVA or determining how much to withdraw from your FLIO account to obtain a desired net amount after applying the FLIO MVA, please call us 877-694-0305.

Demonstration of FLIO MVA

All assumptions, including interest rates, are hypothetical for illustration purposes only.

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Example 1

If a policyholder elects a FLIO with a FLIO Income Security Date 20 years after FLIO inception and then 10 years after election withdraws the entire accumulation, the following market value adjustment would apply if interest rates drop 1%.

		At Purchase		At Surrender
FLIO Credited Rate		4.00%		4.00%
Requested Withdrawal Amount				$25,000
Duration (rounded up to next year)	N(1) =	10	N(2) =	6
Original Zero-Coupon Rate for Original Duration (“K”)		5.00%
New Zero-Coupon Rate for Remaining Duration (“m”)				4.00%
Market Value Adjustment				$750
Total FLIO Account Withdrawal				$25,750

Duration(1) = (1 + 4%) / 4% – 20 / ((1 + 4%)^20 – 1) = 9.21, which is rounded up to 10.

Duration(2) = (1 + 4%) / 4% – 10 / ((1 + 4%)^10 – 1) = 5.18, which is rounded up to 6.

Market Value Adjustment = Requested Withdrawal Amount x N(2) x (K-m-0.50%) = $25,000 x 6 x (5.00%-4.00%-0.50%) = $750

So, the MVA results in a FLIO Account Withdrawal of $25,000 plus a positive MVA of $750, for a total of $25,750.

Example 2

If a policyholder elects a FLIO with a FLIO Income Security Date 20 years after FLIO inception and then 10 years after election withdraws the entire accumulation, the following market value adjustment would apply if interest rates rise 1%.

		At Purchase		At Surrender
FLIO Credited Rate		4.00%			4.00%
Requested Withdrawal Amount					$25,000
Duration (rounded up to next year)	N(1) =	10	N(2) =		6
Original Zero-Coupon Rate for Original Duration (“K”)		5.00%
New Zero-Coupon Rate for Remaining Duration (“m”)					6.00%
Market Value Adjustment				-$	2,250
Total FLIO Account Withdrawal					$22,750

Duration(1) = (1 + 4%) / 4% – 20 / ((1 + 4%)^20 – 1) = 9.21, which is rounded up to 10.

Duration(2) = (1 + 4%) / 4% – 10 / ((1 + 4%)^10 – 1) = 5.18, which is rounded up to 6.

Market Value Adjustment = Requested Withdrawal Amount x N(2) x (K-m-0.50%) = $25,000 x 6 x (5.00%-6.00%-0.50%) = -$2,250

So, the MVA results in a FLIO Account Withdrawal of $25,000 minus a negative MVA of $2,250, for a net of $22,750.

CHARGES

No Deductions from Premiums.  The Contract does not provide for any front-end charges (except for premium taxes as may be required in certain jurisdictions—and as described below).

Premium Taxes.  Currently, residents of several states may be subject to premium taxes on their Contracts. We normally will deduct any charges for premium taxes from your Contract Accumulation when it is applied

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to an Income Option or from Premiums or Contract Accumulation when allocated to an FTD or FLIO account. State premium taxes currently range from 1.0% to 3.5% of Premium payments and are determined by state insurance laws. Under current laws, premium taxes are not deducted for Contracts purchased as traditional IRAs, Roth IRAs, SIMPLE IRAs, or SEP IRAs.

Annual Maintenance Fee.  For Non-Qualified Contracts, your Contract will be subject to an annual maintenance fee of $25 while there is Contract Accumulation remaining in your Contract to compensate us for the expenses associated with administering your Contract. We will assess this fee annually, on every anniversary of the date of issue of your Contract, and if you surrender your Contract. We will waive the maintenance fee if your Contract Accumulation equals or exceeds $25,000 on an anniversary of your Contract or the day you surrender your Contract. We will deduct this charge first from any amounts you have in the Short Term Holding Account and then from the FTD with the most recent effective date. If more than one FTD became effective on the same most recent date, we will deduct the charge from the FTD with the shortest term on the date when we deduct the charge. This fee does not apply Contracts purchased as traditional IRAs, Roth IRAs, SIMPLE IRAs, or SEP IRAs. This charge does not apply if only FLIOs are elected. If both FLIOs and FTDs are elected, then the FLIO Account Balance does not count toward the $25,000 minimum Contract Accumulation requirement for the fee waiver.

Charge When Systematic Interest Withdrawals are Paid By Check.  We may impose a few of up to $5 per payment for systematic interest withdrawals paid by check.

Market Value Adjustment.  If you surrender your Contract more than 30 days before the end of the FTD’s term, make a withdrawal from an FTD more than 30 days before the end of the FTD’s term, apply Contract Accumulation to an Income Option more than one year prior to the maturity of the FTD’s term, or make a FLIO Account Withdrawal, we generally will apply an MVA to the amount being surrendered, withdrawn, or applied to an Income Option. However, we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. We will not apply an MVA upon cancellation of the Contract during the “free look” period, on systematic interest withdrawals, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Accumulation to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

Surrender Charge.  We will assess a surrender charge on any FLIO Account Withdrawal. We will not assess a surrender charge upon cancellation of your Contract during the “free look” period or on FLIO Payments. We also do not assess a surrender charge on surrenders or withdrawals from FTDs, nor from withdrawals from the Short-Term Holding Account. We calculate the surrender charge and MVA independently of one another, each calculated based on the amount that you withdraw before any of the other adjustments.

The surrender charge will be equal to six months of simple interest on the amount withdrawn at the FLIO Account Rate (even if the FLIO has not been in force for six months), or a lesser amount, if required by state insurance law.

Example

All assumptions, including interest rates, are hypothetical for illustration purposes only.

If a policyholder elects a FLIO with an income security date 20 years after FLIO inception and a FLIO credited interest rate of 4%, and then 10 years after election withdraws the entire $25,000 accumulation, the Surrender Charge = $25,000 x 4.00% / 2 = $500.

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RECEIVING ANNUITY PAYMENTS

You can elect to receive guaranteed annuity payments under your Contract. The determination of your annuity payment amounts will be based, among other things, on your choice of an Income Option and the amount applied to the Income Option. You may only apply Contract Accumulation to an Income Option. You may choose to receive monthly, quarterly, semi-annual or annual payments. If your annuity payments would be less than $100 a month, we may decide to change to less frequent payments, and, if we do, we will inform you of that decision. The total value of annuity payments that are eventually made to you may be more or less than the total Premium(s) you paid under the Contract.

We will apply an MVA to, and will deduct Surrender Charges from, the FLIO Account Balance before it is applied to determine your guaranteed annuity payments on Non-Qualified Contracts. (See “Flexible Lifetime Income Options (“FLIO”)”—“Market Value Adjustment” and “Charges.”) If you choose to receive annuity payments that begin more than one year before the end of an FTD’s term, we will apply an MVA to the Contract Accumulation withdrawn from that FTD before we calculate your annuity payments. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term. We also may deduct any charges for premium taxes from your Contract Accumulation before we apply it to an Income Option. (See “The Contract”—“Charges”—“Premium Taxes.”)

WHEN ANNUITY PAYMENTS BEGIN

Generally, you pick the date when you want annuity payments to begin when you complete your application for a Contract. The date you choose cannot be later than any Annuitant’s or any Contractowner’s 90th birthday. You can choose or change the Annuity Starting Date at any time before annuity payments actually begin. In any case, the Annuity Starting Date will be the first day of a month and cannot be earlier than fourteen months after the day your Contract is issued (twelve months for Contracts issued in Florida). Your first annuity check may be delayed while we process your choice of Income Option and calculate the amount of your initial payment.

For payments to begin on the Annuity Starting Date that you chose, we must receive all information and documentation necessary for the Income Option you have picked at our Administrative Office in good order. If you have Contract Accumulation for which we have not received all the necessary information in good order, we will defer the Annuity Starting Date for that Contract Accumulation until the first day of the month after the information has reached us in good order, but not beyond the Annuitant’s or any Contractowner’s 90th birthday. If you have not picked an Income Option, or if we have not otherwise received all the necessary information by the latest Annuity Starting Date, we will begin payments under a One-Life Annuity with a 10 year guaranteed period, or a shorter guaranteed period, if required under Federal tax law.

We will send your annuity payments by mail to your home address or (if you request) by mail or electronic fund transfer to your bank. If you want to change the address or bank where you want your annuity payments sent, it is your responsibility to notify us. We can send payments to your residence or most banks abroad.

ANNUITY PAYMENTS

If your Contract Accumulation is less than or equal to $25,000 and you want to begin receiving income, you must convert your entire Contract Accumulation to annuity income. If your Contract Accumulation is greater than $25,000 and you want to begin receiving income, you must convert at least $25,000 of your Contract Accumulation to annuity income.

Your annuity payments are based on your Contract Accumulation applied to provide the annuity payments on the Annuity Starting Date. At the Annuity Starting Date, the dollar amount of each annuity payment resulting from your Contract Accumulation will become fixed, based upon:

•	the Income Option you choose,

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•	the length of the guaranteed period you choose, if applicable,

•	the frequency of payment you choose,

•	the ages of the Annuitant and any Second Annuitant,

•	our then-current annuity rates, which will not be less than those specified in your Contract’s rate schedule and

•	any premium taxes and/or MVAs applied to your Contract Accumulation on the Annuity Starting Date, if applicable.

INCOME OPTIONS

You have a number of different Income Options.

•

One-Life Annuity with or without a Guaranteed Period.  This Income Option provides for annuity payments as long as the Annuitant lives. If you choose a guaranteed period (i.e., 10, 15 or 20 years) and your Annuitant dies before the guaranteed period is over, annuity payments will continue to you or your Beneficiary until the end of the guaranteed period you selected. If you do not choose a guaranteed period, all annuity payments end at the Annuitant’s death – so it is possible for the Annuitant to receive only one payment if the Annuitant dies less than a month after annuity payments start.

•

Fixed-Period Annuities.  This Income Option provides for annuity payments for a stipulated period of not less than two years or more than 30 years for non-qualified Contracts and not less than five years or more than 30 years for tax-qualified Contracts. At the end of the period you’ve chosen, annuity payments will stop. If you and your joint owner, if any, die before the period is up, your Beneficiary becomes the Contractowner.

•

Two-Life Annuities with or without a Guaranteed Period.  This Income Option provides for annuity payments as long as the Annuitant or Second Annuitant lives, then continues at either the same or a reduced level for the life of the survivor, or until the end of the specified guaranteed period, if you choose one, whichever period is longer. There are three types of Two-Life Income Options, all available with or without a guaranteed period – Full Benefit While Either the Annuitant or the Second Annuitant is Alive, Two-Thirds Benefit After the Death of Either the Annuitant or the Second Annuitant, and a Half-Benefit After the Death of the Annuitant.

We may offer different Income Options in the future.

The commuted value of any annuity payments remaining to be paid after the death of a Beneficiary and during a guaranteed period may be paid in a lump sum, unless the Contractowner(s) direct(s) us otherwise. The commuted value is the present value of the remaining annuity payments that will be paid in a lump sum, and such present value is equal to the sum of the scheduled annuity payments less the interest that would have been earned on those payments, from the effective date of the commuted value calculation to the dates when each of the scheduled annuity payments would have been made.

The Fixed-Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract.

Annuity payments are subject to Federal income tax.

The only ways to receive FLIO Payments are through the FLIO One-Life Annuity and the FLIO Two-Life Annuity. For more information see “Flexible Lifetime Income Option.”

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DEATH BENEFITS

AVAILABILITY AND CHOOSING BENEFICIARIES

Unless the “Special Option For Spouses” (which is described immediately below) applies, the death benefit will be paid to the death benefits payee(s) if any Contractowner or Annuitant dies while there is a Contract Accumulation remaining or when the FLIO Death Benefit becomes payable as described in “Flexible Lifetime Income Options (“FLIO”)” above. We will pay the death benefit on the date that we receive due proof of your death or when a FLIO Death Benefit becomes payable as described in “Flexible Lifetime Income Options (“FLIO”)” above. When you complete your application for a Contract, you will name one or more Beneficiaries to receive the death benefit if any Contractowner or Annuitant dies. You can change your Beneficiaries at any time that there is Contract Accumulation remaining. For more information on designating Beneficiaries, you should contact us, and you may also want to consult your qualified legal advisor.

SPECIAL OPTION FOR SPOUSES

If the surviving spouse is the sole Beneficiary when the Contractowner dies, the surviving spouse can either choose to continue as the Contractowner as pertains to the Contract Accumulation, or receive the death benefit. If the surviving spouse does not make a choice within 60 days after we receive proof of the Contractowner’s death, the spouse will automatically become the Contractowner as pertains to the Contract Accumulation, and no death benefit will be paid to the surviving spouse. The surviving spouse will also become the Annuitant if the deceased owner was the Annuitant.

The right of a spouse to continue the Contract and all Contract provisions relating to spouses and spousal continuation are available only to a person who meets the definition of “spouse” under Federal law. The Federal Defense of Marriage Act currently does not recognize same-sex marriages or civil unions, even those which are permitted under individual state laws. Therefore, the spousal continuation provisions of this Contract will not be available to such partners or same sex marriage spouses. Consult a tax advisor for more information on this subject.

This option does not apply to: (i) Contracts issued as traditional IRAs, Roth IRAs, SIMPLE IRAs, or SEP IRAs; and (ii) FLIOs. For Non-Qualified Contracts that contain both FTDs and FLIOs, the FTD may be continued by the spouse, but the FLIO may not.

AMOUNT OF DEATH BENEFIT

The amount of the death benefit is your Contract Accumulation, if any, plus any FLIO Death Benefit as described in “Flexible Lifetime Income Options (“FLIO”)” above. Each payee’s death benefit payable date is the date when we have received proof of death of either the Contractowner or the Annuitant (and in the case of a FLIO One-Life Annuity, the FLIO Annuitant and in the case of a FLIO Two-Life Annuity, the FLIO Annuitant and the FLIO Second Annuitant), and all information that we require for payment of the payee’s portion of the death benefit has been received by us at our Administrative Office in good order. We will not deduct a surrender charge or apply an MVA to the death benefit payment.

When a death benefit becomes payable, all FTDs and FLIOs will be terminated, and all FTD Values and FLIO Account Balance will be applied to the Short Term Holding Account for payment as a death benefit.

METHODS OF PAYMENT OF DEATH BENEFITS

We will pay each death benefit payee’s portion of the death benefit in one payment. Death benefit payments must be made within five years of your death. Upon payment of the death benefit, the Contract will terminate.

In all events, the death benefit and the termination provisions of the Contract will be administered in accordance with the requirements of Sections 72(s) or 401(a)(9) of the IRC, as applicable to your Contract.

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FEDERAL INCOME TAXES

The following discussion is based on our understanding of current Federal income tax law, which is subject to change. For complete information on your personal tax situation, you should check with a qualified tax advisor.

TAXATION OF ANNUITIES

The following discussion assumes the Contracts qualify as “annuity contracts” for Federal income tax purposes:

In General.  IRC Section 72 governs annuity taxation generally. We believe that an owner who is a natural person usually will not be taxed on increases in the value of a Contract until there is a distribution (i.e., the Contractowner withdraws all or part of the Contract Accumulation or takes annuity payments.) Assigning, pledging, or agreeing to assign or pledge any part of the Contract Accumulation usually will also be considered a distribution.

Withdrawals of accumulated investment earnings will be taxable as ordinary income. The IRC generally requires withdrawals under your Non-Qualified Contract to be first allocated to investment earnings.

The owner of a Non-Qualified Contract who is not a natural person (such as a corporation or trust) generally must treat any increases in the value of the Contract during the taxable year as income. There are some exceptions to this rule, and a prospective Contractowner who is not a natural person should discuss these potential exceptions with a qualified tax advisor.

The following discussion applies generally to Non-Qualified Contracts owned by a natural person:

Withdrawals.  If you make a withdrawal from your Contract, the IRC generally treats the withdrawal as first coming from earnings and then from your Premium(s). Such withdrawn earnings are includable in your income in the calendar year when the withdrawal occurs. In the absence of direct guidance under the IRC, we will treat all payments under the Contract as withdrawals for tax reporting purposes, except as described under “Annuity Payments” below. With respect to FLIO Account Withdrawals, it is possible that the IRS could take a different position and treat the entire amount of the withdrawal as taxable. Please consult your tax adviser for more information about your particular situation.

The Contract Accumulation immediately before a withdrawal occurs may have to be increased by any positive MVA. There is no definitive guidance on the proper tax treatment of MVAs, and you may want to consult a qualified tax advisor if you receive an MVA as part of a withdrawal.

Annuity Payments.  Although the tax consequences may vary depending on the annuity payment option you select, in general, only a portion of the annuity payments you receive will be includable in your gross income. In general, the excludable portion of each annuity payment you receive will be determined as follows: by dividing your “investment in the contract” on the annuity commencement date by the total expected value of the annuity payments for the term of the payments. This is the percentage of each annuity payment that is excludable from your gross income.

The remainder of each annuity payment you receive is includable in your gross income. Once your “investment in the contract” has been fully recovered through the receipt of excludable portions of annuity payments, the full amount of any additional annuity payments will be includable in your gross income and will be taxed as ordinary income.

Congress recently enacted legislation providing that payments for at least 10 years or lifetime income payments may be taxed as annuity payments even where they represent only part of the taxpayer’s interest in

TIAA-CREF Investment Horizon Annuity Prospectus	26

the annuity contract. In the absence of further guidance under the IRC, we will generally treat FLIO Payments and payments under guaranteed annuity options as annuity payments for tax reporting purposes. It is possible that FLIO Account Withdrawals could adversely affect the tax treatment of FLIO Payments. Please consult your tax adviser for more information about your particular situation.

If, after the annuity commencement date, annuity payments stop because an Annuitant died, the excess (if any) of your “investment in the contract” as of the annuity commencement date over the aggregate amount of annuity payments received that was excluded from gross income may possibly be allowable as a deduction in your tax return.

FLIO Payments.  Congress recently enacted legislation we believe indicates that FLIO payments can generally be treated as annuity payments for tax reporting purposes, and we intend to treat such payments as annuity payments.

FLIO Account Withdrawals.  In the absence of guidance from the IRS, we will treat a FLIO Account Withdrawal as taxable only to the extent the sum of (1) the FLIO Account Balance from which the FLIO Account Withdrawal is taken and (2) any positive MVA applied in connection with the FLIO Account withdrawal exceeds remaining premium allocated to the applicable FLIO Account. It is possible that the IRS could treat the entire amount of the FLIO Account Withdrawal as taxable income. In addition, you should be aware that there is uncertainty as to whether a FLIO Account Withdrawal could have an adverse impact on the tax treatment of further and possibly previous FLIO payments. You should consult a tax adviser before requesting a FLIO Account Withdrawal.

Required Distributions.  In order for your Contract to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the IRC requires that it contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of the Contractowner. Specifically, Section 72(s) requires that (a) if any Contractowner dies when Income Payments remain due, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Contractowner’s death; and (b) if any Contractowner dies prior to the Annuity Starting Date, the entire interest in the Contract will be distributed within five years after the date of such Contractowner’s death. However, if the designated Beneficiary is the surviving spouse of the deceased Contractowner (as defined under Federal law), the Contract may be continued with the surviving spouse as the new Contractowner. (See “Death Benefits” – “Special Option for Spouses”).

The Contract contains provisions that are intended to comply with these IRC requirements, although no regulations interpreting these requirements have yet been issued. We intend to review the applicable provisions in the Contract and modify them, if necessary, to assure that they comply with the IRC requirements when such requirements are clarified by the IRS, by regulation, or otherwise.

Early Distribution Tax Penalty.  The IRC also provides that any amount you receive from your Contract that is included in income may be subject to an IRS tax penalty. The amount of the IRS tax penalty is equal to 10% of the amount that is includable in income. Some withdrawals will be exempt from the tax penalty. They include any amounts:

(1)	paid on or after you reach age 59 1/2;

(2)	paid after you die;

(3)	paid if the you become totally disabled (as that term is defined in the IRC);

(4)	paid in a series of substantially equal payments made annually (or more frequently) for life or a period not exceeding life expectancy;

(5)	paid under an immediate annuity (as that term is defined in the IRC); or

(6)	that come from purchase payments made prior to August 14, 1982.

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With respect to (4) above, if the series of substantially equal periodic payments is modified (unless the modification is made under permitted exceptions) before the later of your attaining age 59 1/2 or 5 years from the date of the first periodic payment, then the tax for the year of the modification is increased by an amount equal to the tax that would have been imposed (the 10% tax penalty) but for the exception, plus interest for the tax years in which the exception was used.

Taxation of Death Benefit Proceeds.  Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as annuity payments.

Transfers, Assignments Or Exchanges Of A Contract.  Transferring Contract ownership, pledging the Contract as security for a loan, designating an Annuitant, payee or other Beneficiary who is not also the

Contractowner, designating an Annuity Starting Date, or exchanging a Contract can have other tax consequences that we do not discuss here. If you are thinking about any of those transactions, contact a qualified tax advisor.

Multiple Contracts.  In determining gross income, Section 72(e) will treat as one contract all TIAA-CREF Life non-qualified and TIAA non-qualified deferred annuity contracts issued to the same contract owner during any calendar year. This treatment could affect when income from withdrawals is taxable and how much might be subject to the 10% IRS tax penalty on earnings (see above). You should consult a qualified tax advisor before buying more than one deferred annuity contract in any calendar year from us and/or TIAA for the purpose of gaining a tax advantage.

Partial 1035 Exchanges.  Section 1035 of the IRC provides that a non-qualified annuity contract may be exchanged in a tax-free transaction for another annuity contract. The IRS has also ruled that a partial exchange of an annuity contract, whereby a portion of an annuity contract is directly transferred into another annuity contract, would also qualify as a non-taxable exchange. IRS guidance provides that a distribution from either of the contracts involved in the direct partial exchange within 12 months of the exchange would result in the exchange being treated as a taxable distribution from the first contract, followed by a payment for the second contract, except in limited circumstances, including a lifetime event such as divorce, disability, or loss of employment which occurred between the date of the partial direct exchange and the withdrawal. Contractowners should consult their own qualified tax advisors prior to entering into a partial exchange of an annuity contract.

Medicare Tax.  Beginning in 2013, distributions from non-qualified annuity contracts will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts. ) Please consult a tax advisor for more information.

INDIVIDUAL RETIREMENT ANNUITIES AND ACCOUNTS

Traditional and Roth IRAs:  You and your spouse can each open a traditional IRA with an annual contribution of up to $5,000 each or by rolling over funds from another IRA or an eligible retirement plan. If you are age 50 or older, you may contribute up to $6,000. The combined limit for your contribution to a traditional IRA and a Roth IRA for a single year is $5,000, or $6,000 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2012; different dollar limits may apply in future years.)

You or your spouse can each open a Roth IRA with an annual contribution of up to $5,000 or with a rollover from another IRA. If you are age 50 or older, you may contribute up to $6,000. The combined limit for your contributions to a traditional IRA and a Roth IRA for a single year is $5,000, or $6,000 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2012; different dollar limits may apply in future years.)

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Both traditional and Roth IRAs are issued directly to you (or, if applicable, the trustee or custodian of your IRA account). Joint accounts are not permissible.

SEP IRA and SIMPLE IRA.  Your employer may offer SEP IRAs (Simplified Employee Pension Plans) and SIMPLE IRAs (Savings Incentive Match Plan for Employees), which are subject to different rules for contributions.

Taxation of Distributions.  Distributions from traditional IRAs, SEP IRAs and SIMPLE IRAs generally are subject to Federal income tax as ordinary income (except to the extent attributed to any nondeductible contributions you made to the IRA) and you may have to pay an additional 10% early distribution tax on the taxable amount if you are under age 59 1/2. For SIMPLE IRAs, the 10% penalty is increased to 25% if the distribution occurs within the first two years after the commencement of your participation in the plan.

Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. You will not have to pay this tax in certain circumstances.

Rollovers or direct transfers among IRAs or eligible retirement plans may not be subject to tax, if certain requirements are met. A rollover from or conversion of a traditional IRA to a Roth IRA is generally subject to tax. A special rule permits taxation of Roth IRA conversions made during the 2010 tax year to be split between 2011 and 2012. You may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years.

Please consult your tax adviser for more information before requesting a distribution.

Minimum Distribution Requirements:  For traditional IRAs, SEP IRAs and SIMPLE IRAs, payments must begin by April 1 of the year after you reach age 70 1/2. If you do not begin distributions on time, you may be subject to a 50% excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules requiring minimum distributions during your lifetime. Your traditional IRA, Roth IRA SEP IRA or SIMPLE IRA is also subject to minimum distribution rules on your death, which may require distribution of the entire interest in your Contract within five years of your death. You or your beneficiary is responsible for requesting distributions that comply with the minimum distribution rules. Please consult your tax advisor for more information.

Transfers, Assignments Or Exchanges Of A Contract.  For any Qualified Contract, transferring Contract ownership, pledging the Contract as security for a loan, or designating an Annuitant, payee or other Beneficiary who is not also the Contractowner, and certain other transactions may have adverse tax consequences.

WITHHOLDING

Distributions are usually subject to withholding for the recipient’s Federal income tax liability at rates that vary according to the type of distribution and the recipient’s tax status. However, recipients can usually choose not to have tax withheld from distributions.

POSSIBLE CHARGE FOR TIAA-CREF LIFE’S TAXES

Currently, we do not charge the Contracts for any Federal, state, or local taxes on it other than premium taxes (See “The Contract”—“Charges”—“Premium Taxes”), but we reserve the right to charge the Contracts for any tax or other cost resulting from tax laws that we believe should be attributed to the Contracts.

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OTHER TAX ISSUES

Federal estate taxes.  While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, you should keep in mind that the value of a Contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the Contract, the value of the annuity included in the gross estate may be the value of the lump sum amount payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. You should consult a qualified estate planning advisor for more information.

Generation-skipping transfer tax.  Under certain circumstances, the IRC may impose a “generation skipping transfer tax” when all or part of a Contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Contractowner. Regulations issued under the IRC may require us to deduct this tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

For 2012, the federal estate tax, gift tax and generation-skipping transfer (“GST”) tax exemptions and maximum rates are $5,120,000 and 35%, respectively. After 2012, in the absence of legislative action, the federal estate tax, gift tax and GST tax exemptions and rates will return to their 2001 levels (with inflation adjustments for the GST tax exemption but not for the estate or gift tax exemptions). This would result in significantly lower exemptions and significantly higher tax rates. Between now and the end of 2012, Congress may make the current exemptions and rates permanent, it may do nothing and allow the 2001 levels to go into effect, or it may change the applicable exemptions and/or tax rates.

The uncertainty as to how the current law might be modified in coming years underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Federal Defense of Marriage Act.  The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s death benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The federal Defense of Marriage Act currently does not recognize same-sex marriages or civil unions, even those which are permitted under individual state laws. Therefore, spousal continuation provisions in this Contract will not be available to such partners or same-sex marriage spouses. Consult a tax adviser for more information on this subject.

Annuity purchases by residents of Puerto Rico.  The Internal Revenue Service has announced that income received by residents of Puerto Rico under life insurance or annuity contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States Federal Income Tax.

Annuity purchases by nonresident aliens.  The discussion above provides general information regarding U.S. Federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers who are not U.S. citizens or residents will generally be subject to U.S. Federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax advisor regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Foreign tax credits.  We may benefit from any foreign tax credits attributable to taxes paid by certain funds to foreign jurisdictions to the extent permitted under Federal tax law.

Possible tax law changes.  Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult your tax adviser with respect to legislative developments and their effect on the Contract.

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We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any Contact and do not intend the above discussion as tax advice.

TAX ADVICE

What we tell you here about Federal and other taxes is not comprehensive and is for general information only. It does not cover every situation. Taxation varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, you should check with a qualified tax advisor.

TIAA-CREF LIFE INSURANCE COMPANY

Business Overview

We are a stock life insurance company and were organized under the laws of the State of New York on November 20, 1996. We commenced operations under our former name, TIAA Life Insurance Company, and changed our name on May 1, 1998. Our headquarters are located at 730 Third Avenue, New York, NY 10017-3206. We are a wholly-owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”). We are subject to regulation by the State of New York Superintendent of Financial Services as well as by the insurance regulatory authorities of all the states and certain other jurisdictions. We are licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

Our primary products are annuities, life insurance and funding agreements; the annuities and life insurance products are marketed directly to individuals or to individuals through an insurance group trust while the funding agreements are issued directly to states and to institutions. Our individual products are available to the general public. We market primarily to the individuals who own retirement annuities or insurance policies issued by our parent, TIAA, although beginning May, 2012, TC Life plans to expand its marketing reach beyond its historic TIAA customer base to target general public prospects who may not have any affiliation with TIAA or TC Life, using independent third party insurance distributors. TIAA provides retirement annuities and insurance coverage to more than 3.7 million active and retired individuals primarily at more than 15,000 educational, research, and cultural institutions, other nonprofit organizations and certain governmental entities across the United States.

We operate three primary business segments, which are defined as our major products: Individual Annuities, Life Insurance and Funding Agreements. Additional information concerning our business segments may be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included herein.

Individual Annuities

The Individual Annuities business segment issues (and provides customer service for) a number of individual after-tax annuity products. We distribute our annuity products through non-commissioned agents appointed by us. Those agents selling variable annuities and/or modified guaranteed annuities are also registered representatives of our affiliated broker-dealers. We offer both flexible premium deferred annuities and single premium immediate annuities.

Our variable annuities offer contract owners the opportunity to invest in various investment subaccounts of the separate accounts, based on the contract owners’ investment allocation decisions, while some of the variable annuities also offer a fixed account option through our general account, which guarantees principal and a minimum interest rate. The separate accounts that support our variable annuities are registered with the United States Securities and Exchange Commission (“SEC”) as unit investment trusts, and their assets are invested in corresponding portfolios of the TIAA-CREF Life Funds, a Delaware statutory trust registered with the SEC under the Investment Company Act of 1940 (File No. 811-08961) as an open-end management investment company, or in other, non-proprietary funds.

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At December 31, 2011, the general account reserves associated with our outstanding individual annuities were approximately $1,276.1 million, and total separate account liabilities associated with outstanding variable annuities were approximately $795.7 million.

Life Insurance

The Life Insurance business segment distributes term life insurance, universal life insurance and variable universal life insurance. We sell our life insurance products through non-commissioned agents appointed by us and, beginning May 1, 2012, through commissioned agents appointed by us but who operate under distribution agreements between us and the independent distribution agencies with which they are affiliated. Those non-commissioned agents selling variable insurance products are also registered representatives of our affiliated broker-dealers. Those commissioned independent agents selling variable insurance products are also registered representatives of independent broker dealers who enter into selling agreements with our affiliated principal underwriting broker-dealer. Our primary marketing efforts for term life insurance products involve direct mail and an Internet web site to direct potential policyholders to a call center staffed by licensed agents.

The term life insurance product line includes annually renewable term and level premium term life insurance policies, both of which offer level death benefit coverage until the policies’ expiration dates. Universal life insurance policies include single life and last survivor individual non-participating flexible premium adjustable life insurance contracts. Variable universal life insurance policies include single life and last survivor individual non-participating flexible premium variable life insurance contracts. Assets associated with variable universal life insurance policies are held in various investment subaccounts of separate accounts, based on policyholders’ investment allocation decisions. Those separate accounts are registered with the SEC as unit investment trusts, and their assets are invested in the corresponding portfolios of the TIAA-CREF Life Funds or in other, non-proprietary funds.

Underwriting.  We establish underwriting policies for risk selection and classification. The information that we use to perform our underwriting includes information from the insurance application, inspection reports, attending physician statements, medical examinations or other pertinent information. This information is then used to determine whether we will issue the policy as applied for or other than applied for (i.e., with modifications that are acceptable to us), or whether we will reject the insurance application. The various requirements for the information that we use in our underwriting vary by the age of the applicant and by the amount of coverage being requested. For certain risks, we may also use reinsurers to assist us in the evaluation of the risk.

Reinsurance.  We use reinsurance to manage risk by ceding (i.e., transferring) some of our insurance reserve liabilities to other insurance and reinsurance companies. Even when we enter into a reinsurance contract with another insurance or reinsurance company, we will retain liability with respect to ceded insurance should the reinsurer fail to meet its obligations. Our maximum retention is $1.5 million for one insured life and $2.5 million for two insured lives for contracts issued prior to June 27, 2006, and $5.0 million for one insured life and $9.0 million for two insured lives for contracts issued on or after June 27, 2006. Our maximum retention is less for certain issue ages and underwriting classifications. For contracts issued after May 1, 2012, our maximum retention is $15 million on one insured live and $20 million for two insured lives. Our maximum retention is less for certain issue ages and underwriting classifications.

At December 31, 2011, we had total life insurance in force of approximately $26.3 billion, of which approximately $20.0 billion was ceded through reinsurance. At December 31, 2011, total policy reserves held in our general account associated with life insurance policies in force on that date were approximately $170.9 million, and separate account liabilities associated with outstanding variable universal life policies were approximately $46.0 million.

Funding Agreements

Our Funding Agreements business segment currently focuses on providing non-participating flexible premium funding agreements, which are issued from our general account, to support education-related investment and/or

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savings programs sponsored by various states. Several states sponsor a 529 college savings plan (named after section 529 of the Internal Revenue Code (“IRC”)), and each plan is a tax-advantaged investment and savings program designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan, and we provide funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal, with interest. We can also make available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

We currently have funding agreements with ten states including California, Connecticut, Georgia, Kentucky, Michigan, Minnesota, Mississippi, Oklahoma, Oregon and Vermont. There are 23 funding agreements in ten states that have current state 529 plans, and a funding agreement for the California scholarship program, that receives no new funds but is covered under a separate management agreement that runs until mid-2015. The California 529 funding agreement that was previously scheduled to unwind in November 2011 was renewed under this new agreement. Two funding agreements with Mississippi which were initially scheduled to expire on March 20, 2011 were renewed for an additional five-year term. A funding agreement with the Idaho 529 plan which was previously terminated was unwound during 2011.

Additional Business Considerations

In addition to the preceding description of the products that we distribute through our three primary business segments, there are other elements of our business operations that may affect our operating performance and our financial condition.

Investments

Our general account investment portfolio primarily consists of bonds, stocks, mortgage loans secured by commercial real estate, cash, short-term investments and other long-term investments. Our total assets were approximately $4,250.1 million at December 31, 2011. Of this total amount, the assets in the separate accounts equaled approximately $868.0 million, and those in the general account equaled approximately $3,382.1 million. Our overall general account portfolio quality was very high with 97.5% of our total invested assets classified as investment grade with approximately 2.5% of our portfolio below investment grade.

The selection and management of our general account investment portfolio reflect the asset/liability analyses that we perform for our various business segments and the specific products that they issue. Our investment objective is to earn the highest possible rates of return within reasonable risk parameters while ensuring a prudently diversified portfolio.

The Notes to “TIAA-CREF Life Insurance Company’s Statutory-Basis Financial Statements,” included herein, contain additional information about our investment portfolio and explain how we value each asset class under the statutory accounting principles that we follow, in accordance with the insurance regulatory framework with which we must comply.

Policy Liabilities and Accruals

The applicable state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies. These liabilities are calculated in accordance with such applicable state insurance laws and are the amounts that allow us to make adequate provision for the anticipated future cash flows required by our contractual obligations on all outstanding policies. These state insurance laws specify the calculation method(s), mortality rates and interest rates that we are required to use, in order to determine the minimum required liabilities for the various policy types that we issued and have outstanding.

Federal Income Tax Consequences

Our earnings are subject to the Federal corporation income tax, and the IRC contains specific tax treatment for the operations of life insurance companies. We are taxed by the Federal government in many areas in a manner

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similar to companies in other industries, but restrictions specifically apply to the combining, in a consolidated U.S. income tax return, of life insurance company taxable income with non-life insurance company taxable losses.

Employees

We do not currently have any employees. Our operational needs are provided by TIAA and certain of its direct and indirect wholly-owned subsidiaries, pursuant to various service, investment management, administrative, selling and distribution agreements, or by third party service providers under separate agreements. Under the agreements with TIAA and its subsidiaries, we reimburse TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. We believe that such services are most efficiently performed in this manner to meet our operational needs and that we, thereby, avoid duplicate costs among us, TIAA, and its applicable subsidiaries.

Properties

The Company has no business offices. Our business activities are transacted in facilities owned by TIAA in New York and North Carolina pursuant to an inter-company service agreement between the two companies.

Legal Proceedings

There are no material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we or any of our subsidiaries are a party or of which any of our properties are the subject.

Summary Information and Risk Factors

The operating results of insurance and annuity companies have historically been subject to significant fluctuations. The potential risk factors that could affect our future results include, but are not limited to, general economic conditions and the trends and uncertainties that are discussed more fully below.

We operate in a mature, highly competitive industry and that could limit our ability to gain or maintain our competitive position in the industry, which could negatively affect our future profitability.

The life insurance and annuity industry in which we operate is a very mature industry and is highly competitive, with many companies of varying sizes offering products that are similar to ours and distributing them through a variety of marketing channels. We compete in the sale of our products with a large number of insurance companies, investment management firms, mutual fund companies, banks and other types of competitors. Many of the entities with whom we compete are larger, have been established for a longer period of time, have broader distribution channels and/or have more resources than we do. Furthermore, larger competitors may be better able than we are to lower their operating costs or have a better ability to absorb greater risk, while maintaining their financial strength ratings, which may allow them to price their products more competitively.

We offer life insurance protection products, cash value accumulation life insurance products and annuity products designed to meet the demands of an aging population with evolving retirement savings and wealth protection needs.

Competition in each of our businesses is based on a number of factors, which include investment performance, efficiency and ease of distribution, servicing capability, range of products, product quality, features and innovation, competitive fees, financial strength and organizational reputation. Our competitive strengths include our low expenses, historically high credited interest rates, good customer service and, for certain of our products, low liquidity demands, which permit us to invest the related assets in less liquid, longer-term, higher yielding investments, which in turn improves our ability to deliver strong long-term investment performance. We believe that we are well positioned to maintain and even increase our market position in the face of this competition; however, there are risks to our ability to meet that goal. Our continued ability to compete depends upon many internal and external factors that may affect us. Some of the internal factors that may affect our future competitiveness include our ability to market to target customers, our ability to effectively market to

TIAA-CREF Investment Horizon Annuity Prospectus	34

fee-based financial advisors and to independent insurance agents, our ability to develop and maintain competitive products, our ability to maintain an appropriate cost structure and our ability to maintain strong financial strength ratings from the nationally recognized rating agencies. Some of the external factors that may affect our future competitiveness include potential changes in the tax treatment of the products that we offer, changes in the relative competitive strengths of the other entities in our marketplace, and the continuing evolution of financial products and services offered by our competitors.

Substantial regulation of the insurance and annuity industry may adversely affect our business.

We are licensed to transact our life insurance and annuity business in all 50 states and the District of Columbia, and we are subject to substantial government regulation in each of the jurisdictions in which we are licensed. Such regulation includes, among others, the authority to grant or revoke operating licenses and to regulate premium rates, benefits, marketing and sales practices, advertising, the form and content of policy forms, underwriting standards, deposits of securities, investments, accounting practices and the maintenance of specified reserves and capital adequacy. Such regulation is concerned primarily with the protection of contract owners rather than stockholders or general creditors.

Most jurisdictions also have laws requiring companies like us to participate as members of their life and health insurance guaranty associations. These associations levy assessments on all member insurers based on the proportionate share of the premiums written by each member in the lines of business in which an impaired or insolvent insurer is engaged. While the amount of future assessments cannot be accurately predicted, we may be required to allocate funds to satisfy unanticipated assessments in the future, and that could adversely affect our results of operations for the period when those assessments occur.

We are required to file detailed annual statutory-basis financial statements with supervisory agencies in each of the jurisdictions in which we are licensed. We are also subject to examination by such agencies at regular intervals.

As life insurers introduce new and often more complex products, regulators may refine capital requirements and introduce new reserving standards for the life insurance industry. Regulations recently adopted or currently under review can potentially impact the reserving/capital requirements and marketing/sales practices for certain products, particularly variable annuities and the optional guaranteed benefits offered with these products.

If an insurer’s risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action, depending upon the level. Possible regulatory actions range from requiring the insurer to take actions to correct the risk-based capital deficiency to placing the insurer under regulatory control.

While the life insurance industry is primarily regulated at the state level, some products are also subject to Federal regulation. Various Federal and state securities regulators and self-regulatory organizations, such as the SEC and the Financial Industry Regulatory Authority (“FINRA”), continue to review and, in many cases, adopt changes to their established rules and policies in areas such as corporate governance, mutual fund trading, mutual fund and variable annuity distribution practices, disclosure practices and auditor independence that can impact the insurance industry.

In recent years, various legislative proposals have also been introduced in Congress that called for the Federal government to assume some role in the regulation of the insurance industry. To date, none of the Congressional proposals has been enacted. We cannot predict what form any such future proposals might take or what effect, if any, such proposals might have on us if enacted into law. Any legislation that increases government regulation of the industry may have an adverse effect on our operations. Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase both our direct and indirect compliance-related costs and other expenses of doing business, thus potentially having a material adverse effect on our financial results.

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Future changes in laws and regulation, including the tax treatment of the products we sell, may adversely affect our business.

Federal legislation, administrative policies and court decisions can significantly and adversely affect our business in relation to product tax issues and taxation generally. For example, the following events could adversely affect our business:

•	Changes in tax laws that would reduce or eliminate the tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products;

•	Repeal of the Federal estate tax; or

•	Changes in the availability of individual retirement accounts.

Existing Federal laws and regulations affect the taxation and, as a result, the relative attractiveness of the products that we issue. Income tax on investment earnings during the accumulation period of certain life insurance and annuity products is generally deferred for contract owners. This favorable tax treatment may give certain of our products a competitive advantage over other, non-insurance products. To the extent that the IRC may be revised in the future to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, or may be revised to create or increase the tax-deferred treatment of competing products, all life insurance companies could be adversely affected with respect to their ability to sell life insurance and/or annuity products. Also, depending upon any grandfathering provisions that may be created if the IRC were revised to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, we could be adversely affected by the surrenders of existing annuity contracts and/or life insurance policies.

Additionally, if enacted, currently proposed changes in the Federal tax law that would establish new tax-advantaged retirement and life savings plans could reduce the relative tax advantage of investing in life insurance and/or annuity products. Such proposals include changes that may create new non-insurance vehicles for tax-exempt savings.

Life insurance products are often used to fund estate tax obligations. Significant U.S. estate tax legislation was enacted in 2001 and in 2010. The estate tax provisions of the 2010 act are only effective until December 31, 2012, after which the provisions will sunset, and the estate tax will return to its pre-2001 level. Congress may consider further estate tax changes. If the estate tax is significantly reduced or repealed, the demand for certain life insurance products could be adversely affected.

We cannot predict what changes, if any, to existing tax law, or the relevant interpretations of such tax law, may ultimately be enacted or adopted, and, as a result, we cannot predict whether any such changes will adversely affect the future taxation of our operations.

A downgrade in our ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

Ratings from the nationally recognized rating agencies are an important factor in the competitive positioning of life insurance and annuity companies. A downgrade in our ratings could have a material adverse effect on our business, financial condition and operating results. In addition, a downgrade in the our ratings could adversely affect (i) our ability to sell certain of our products and (ii) the returns on the insurance and annuity products we issue and, ultimately, (iii) the results of our operations. Rating agencies regularly review the operating performance and financial condition of insurers, including us. Rating agencies assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating agency about the rated company’s industry, general economic conditions and circumstances outside the rated company’s control. In addition, rating agencies use various models and formulas to assess the strength of a rated company, and may, from time to time, alter their models. Changes to the rating agencies’ models could impact the rating agencies’ judgment of the rating to be assigned to the rated company. We cannot predict what actions the rating agencies may take in the future or how those actions could affect us.

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A downgrade in TIAA’s ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

We have a financial support agreement with TIAA. Under this agreement, TIAA will provide support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the National Association of Insurance Commissioners (“NAIC”) Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength ratings from the nationally recognized rating agencies at least the same as TIAA’s ratings at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any of our contract owners with recourse to TIAA.

The risks noted above about a downgrade in our ratings from the nationally recognized rating agencies are also applicable to TIAA, and a downgrade in TIAA’s ratings could have a material adverse effect on us because of the terms of the financial support agreement that we have with TIAA. Under one of the provisions of that financial support agreement, TIAA will provide financial support to us as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. TIAA’s Statutory-Basis Financial Statements are included in our Form S-1 Registration Statement filed with the SEC.

Our operating results may be negatively affected in the future if actual experience differs from the assumptions and estimates that management used in underwriting and distributing our products.

Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency, operating costs and other expenses of our business. We establish target returns for each product based upon these factors and the average amount of capital that we must hold to support in-force contracts, to satisfy rating agencies’ expectations and to meet regulatory requirements. We monitor and manage our pricing and overall sales mix to achieve target returns on a portfolio basis. Profitability from new business emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions.

Our profitability depends on the adequacy of investment margins, the management of market and credit risks associated with our investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect our profitability.

Our ability to maintain our competitive cost structure is dependent upon us generating a sufficient level of new sales and achieving our projected persistency of existing business.

Our ability to maintain our competitive cost structure is dependent upon a number of factors, such as us generating a sufficient level of new sales, achieving our projected persistency (i.e., continuation or renewal) of existing business and achieving successful expense management. A decrease in sales or persistency without a corresponding reduction in expenses may result in higher unit costs, which could adversely affect our results of operations.

Interest rate fluctuations and market volatility may affect sales of our products and the profitability of our businesses.

Fluctuations in interest rates, volatility in the securities markets and other economic factors may adversely affect the sales of our products. For example, a decline in market interest rates may result in lower crediting rates on our products, which may adversely affect the desirability of these products to potential customers. Additionally, a protracted period of strong performance of the equity markets could adversely impact the popularity and sales of our fixed annuity products. The level of volatility in the investment markets in which we invest and our overall investment returns also impact our profitability. The profitability of many of our products, and, in particular our annuity products, depend in large part on our ability to manage the spread between the interest rates that we earn on our investments and the interest rates that we credit to holders of our annuity and life insurance products. As markets become more volatile, it can become increasingly difficult to

37	TIAA-CREF Investment Horizon Annuity Prospectus

maintain our anticipated spreads. There can be no assurance that we will be able to successfully manage our spread risk in the future. If we are unable to achieve the interest rate spreads that we projected in pricing our products, our operating performance will be adversely affected.

Additionally, our asset/liability management programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve). In general terms, our results are improved when the yield curve is positively sloped (i.e., when long-term interest rates are higher than short-term interest rates), and will be adversely affected by a flat or negatively sloped yield curve. Our asset/liability management programs and procedures also incorporate assumptions about the relationships between risk-adjusted and risk-free interest rates, market liquidity and other factors. The effectiveness of our asset/liability management programs and procedures may be negatively affected whenever actual results differ from the assumptions that we used.

Equity market volatility and downturns in the equity markets could negatively impact our business.

Significant downturns and volatility in the equity markets could have an adverse effect on our financial condition and results of operations in three principal ways. First, equity market downturns and volatility may discourage purchases of separate account products, such as variable annuities and variable life insurance, because these products have investment returns linked to the performance of the equity markets. Significant downturns and volatility in the equity markets may also cause some of our existing customers to withdraw their cash values or reduce additional investments in those products.

Second, downturns and volatility in the equity markets can have an adverse effect on the revenues that we receive from our separate account products. Because these products generate fees generally from the value of the assets under management, a decline in the equity markets could reduce the value of the investment assets that we manage, thereby reducing our revenues.

Finally, all of our variable annuity products include provisions for guaranteed minimum death benefits that are dependent on or are tied to the investment performance of the assets held within the variable annuity. A significant equity market decline could result in declines in customer account values which could increase our obligation to make payments under guaranteed minimum death benefits in connection with variable annuities. An unexpected increase in such payments could have an adverse effect on our financial condition and results of operations.

Our investments are subject to market and credit risks.

Our invested assets and derivative financial instruments are subject to the risks of credit defaults and changes in market values. Additionally the value of our commercial mortgage loan portfolio depends, in part, on the financial condition of the tenants occupying the properties that we have financed and the strength of the commercial real estate market, both generally and in the specific markets where the financed properties are located. Factors that may affect the overall default rate on and market value of our invested assets, derivative financial instruments and mortgage loans include market interest rate levels, financial market performance and general economic conditions, as well as particular circumstances affecting the businesses of individual borrowers and tenants.

We could be forced to sell investments at a loss to pay contract benefits, cover contract owner withdrawals, or fund maturities.

Many of the products that we offer allow contract owners to withdraw their funds under defined circumstances, often without penalties. We manage our liability structure and configure our investment portfolio to maintain sufficient liquidity to support anticipated withdrawal demands, to pay contract benefits and to fund contract maturities. While we own a significant amount of liquid assets, a certain portion of our assets are relatively illiquid. If we experience unanticipated withdrawal, benefit payment or surrender activity, we could exhaust the liquid assets and be forced to liquidate other assets, perhaps on unfavorable terms and incur losses. If we are forced to dispose of assets on unfavorable terms and incur losses, it could have an adverse effect on our financial condition.

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We are dependent on the performance of others.

In addition to our reliance on the financial and administrative performance of our reinsurers, which we describe in the next section, our business and operating results may be affected by the performance of others because we have entered into various arrangements involving services provided by other parties. For example, beginning May 1, 2012 we will begin distributing life insurance products through independent distributors where we do not control their activity as we do with our captive employee agents. Also, a substantial portion of our business is administered by third parties on our behalf. Because certain of these other parties may act on our behalf or represent us in various capacities, we may be held responsible for obligations that arise from the acts or omissions of these other parties. Additionally, our business operations are dependent on various technologies, some of which are provided and/or maintained by other parties.

As with all financial services companies, our ability to conduct business is dependent upon consumer confidence in the industry and in our products. The future actions of our competitors and the potential financial difficulties of other companies in the industry could undermine consumer confidence and adversely affect our retention of existing business and the future sales of our life insurance and annuity products.

Our reinsurers could fail to meet assumed obligations, significantly increase their reinsurance rates, or be subject to adverse developments that could adversely affect our business, our operating results or our organizational reputation.

We cede (i.e., transfer) material amounts of life insurance coverage sold by us to other insurance companies through reinsurance and transfer the related assets to our reinsurers. Notwithstanding the transfer of the related assets, we remain liable with respect to the ceded insurance coverage should any reinsurer fail to meet the obligations assumed by it. Therefore, the financial failure of one or more of our reinsurers could negatively impact our earnings and financial position.

Our ability to compete in the insurance industry is dependent on the availability of reinsurance or other substitute capital market solutions. Our premium rates are based, in part, on the assumption that reinsurance will be available to us at a certain cost. Under certain reinsurance agreements, the reinsurer may prospectively increase the rate it charges us for the reinsurance that we have ceded to the reinsurer. Therefore, if the cost of reinsurance were to increase, or if reinsurance were to become unavailable and if alternatives to reinsurance were not available to us, our profitability could be adversely affected.

In recent years, the number of life reinsurers has decreased as the reinsurance industry has continued to consolidate. Access to reinsurance has become more costly for us as well as for the insurance industry in general. This could have a negative effect on our ability to compete successfully in the future. The decreased number of participants in the life reinsurance market also results in an increased concentration risk for insurers, including us. If the reinsurance market further contracts, our ability to continue to offer our products on favorable terms could be adversely impacted.

Financial service companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments. Although we are not currently involved in any significant litigation, there can be no assurance that material litigation will not arise in the future.

We may become subject to class action and individual lawsuits alleging, among other things, issues relating to sales or underwriting practices, claims payments and procedures, product design, product disclosure, administration, denial or delay of benefits, charging excessive or impermissible fees on products, recommending unsuitable products to customers and breaching fiduciary or other duties to customers. Plaintiffs in class action and other lawsuits may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. While we are not a party to any current litigation that could have a material adverse effect on us, litigation may arise in the future that may result in material financial losses or require significant management resources.

We are also subject to various regulatory inquiries, such as information requests, subpoenas and examinations of our books and records, by state and Federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and

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results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action, or investigation, we could suffer significant reputational harm, which could also have an adverse effect on our business, financial condition and results of operations.

Our computer systems (or those of our service providers) may fail or their security may be compromised, which could damage our business and adversely affect our financial condition and results of operation.

Our business is highly dependent upon the effective operation of our computer systems and those of our affiliated and unaffiliated service providers. We rely on these systems throughout our business for a variety of functions, including processing applications and claims, providing information to customers, regulatory bodies and distributors, performing actuarial analyses and maintaining our financial records. Despite our implementation of what we consider to be prudent security and back-up measures, our computer systems and those of our business partners may be vulnerable to physical or electronic intrusions, computer viruses or other attacks, programming errors and similar disruptive problems. The failure of these systems for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, financial condition or results of operation.

We retain confidential information in our computer systems and those of our service providers, and we rely on sophisticated commercial technologies to maintain the security of those systems. Anyone who is able to circumvent our security measures and/or penetrate our computer systems and/or those of our service providers could access, view, misappropriate, alter, or delete any information in the systems, including personally identifiable customer information and proprietary business information. An increasing number of states require that customers be notified if a security breach results in the disclosure of personally identifiable customer information. Any compromise of the security of our computer systems and those of our service providers that results in inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

We are exposed to unanticipated risks, such as natural disasters, pandemics and malicious or terrorist acts, which could adversely affect our operations.

While we have implemented what we believe are prudent risk management and contingency plans and have taken other preventive measures and precautions, we could still be affected by scenarios that could have an adverse effect on us. In addition, our policies and procedures to identify, monitor and manage risks may not be fully effective. Many of our methods of managing risk and exposures are based upon historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than historical measures would indicate. Other risk management methods depend on the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us; however, this information may not always be accurate, complete, up-to-date or properly evaluated.

A natural disaster (such as hurricanes, floods, earthquakes and tornadoes), a pandemic, or an outbreak of an easily communicable disease could adversely affect our mortality or morbidity experience or that of our reinsurers. Such events could also have an adverse effect on lapses and surrenders of existing policies, as well as a reduction in the sales of new policies. In addition, we are exposed to various risks arising from man-made disasters, including acts of terrorism, malicious acts and military action. All of these types of risks may adversely affect our results of operations and financial condition. For example, the possible macroeconomic effects of such events could also adversely affect our investment portfolio. Additionally, the disruption of our normal business operations due to catastrophic property damage, loss of life, or disruption of public and private infrastructure, including communications and financial services, could have a negative effect on us. While we have a business continuation and crisis management plan, there is no assurance that our plan and insurance coverages would be completely effective in mitigating any negative effects on our operations or profitability in the event of such a disaster.

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We may be exposed to risks in the future that we have not yet identified or that we do not currently consider to be material risks.

The preceding risks may not be the only risks facing us in the future. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may adversely affect our business, financial condition and/or operating results in the future.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

There is no established public trading market for our common stock. All of our outstanding shares are owned by TIAA. As of April 14, 2011, we had issued and outstanding 2,500 shares of common stock, $1,000 par value per share.

Insurers are subject to various state statutory and regulatory restrictions on the insurers’ ability to pay dividends. Under the New York Insurance Law, we are permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains).

In 2011, 2010 and 2009, we paid no dividends on our common stock to TIAA. We have no plans to pay dividends in 2012.

GENERAL MATTERS

TELEPHONE AND INTERNET

To speak with a customer service representative to make requests related to your Contract or to obtain more information, you can call the Administrative Office at 877-694-0305.

You can also use the TIAA-CREF Web Center’s account access feature to check your Contract Accumulation. You will be asked to enter your Contract number and Social Security number. To use the Web Center’s account access feature, access the TIAA-CREF Internet home page at www.tiaa-cref.org.

CONTACTING TIAA-CREF LIFE

We will not consider any notice, form, request, or payment to have been received by us until it reaches our Administrative Office. You can ask questions by calling toll-free 877-694-0305.

ELECTRONIC PROSPECTUSES

If you received this prospectus electronically and would like a paper copy, please call 877-694-0305, and we will send it to you.

DELAYS IN PAYMENTS

We have the right to defer withdrawals from the Short Term Holding Account for up to six months. If we defer such withdrawals for 10 or more Business Days, we will credit interest to such amounts at the rate we are currently crediting to the Short Term Holding Account, but not less than your Contract’s minimum guaranteed interest rate. If, at any time, applicable state law requires the crediting of a higher rate of interest, we will credit such higher rate.

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HOUSEHOLDING

To cut costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the prospectus, prospectus supplements, or any other required documents, to your household, even if more than one Contractowner lives there. If you would prefer to continue receiving your own copy of any of these documents, you may write us or call us toll-free at 877-694-0305.

SIGNATURE REQUIREMENTS

For some transactions, we may require your signature to be notarized or guaranteed by a commercial bank or a member of a national securities exchange.

ERRORS OR OMISSIONS

We reserve the right to correct any errors or omissions on any form, report or statement that we send to you.

LOANS

Loans are not available under your Contract.

OTHER ADMINISTRATIVE MATTERS

The Contract and the completed application are the entire contractual agreement between you and TIAA-CREF Life. We will issue the Contract in return for your completed application and the first Premium. Any endorsement to or amendment of the Contract or waiver of any of its provisions will be valid only if in writing and signed by an executive officer or a registrar of TIAA-CREF Life. All benefits are payable at our home office at 730 Third Avenue, New York, NY 10017-3206 or at our Administrative Office.

ASSIGNMENT OF CONTRACTS

For Non-Qualified Contracts, you may not assign the entire Contract. Subject to our prior approval of your written notice and request to us, you may assign available Contract Accumulation (which is Contract Accumulation not already subject to an assignment). (Once Contract Accumulation is applied to a FLIO account, it is no longer Contract Accumulation.) We assume no responsibility for the validity of any assignment of Contract Accumulation, nor will notice to us of any assignment be effective unless it is in writing and has been received in good order and approved by us. The rights of the Contractowners, Annuitant, any Second Annuitant, any Beneficiaries and any other person to receive benefits under your Contract will be subject to the terms of any assignment. You should consult a qualified tax advisor before making any assignment of your Contract. We reserve the right to restrict any such assignment of Contracts in our sole discretion on a non-discriminatory basis, except where any such restriction would be prohibited by state law. You may not assign annuity payments. FLIO Account Balance and FLIO Payments also may not be assigned.

For Qualified Contracts, neither you nor any other person may assign, pledge, or transfer ownership of the Contract or any benefits under its terms. Any such action will be void and of no effect.

PAYMENT TO AN ESTATE, GUARDIAN, TRUSTEE, ETC.

We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee or other entity that is not a natural person. TIAA-CREF Life will not be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

BENEFITS BASED ON INCORRECT INFORMATION

If the amounts of benefits provided under a Contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If any overpayments or underpayments have been made by us, appropriate adjustments will be made. Any amounts so paid or charged will include compound interest at the effective rate of 6% per year.

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PROOF OF SURVIVAL

We reserve the right to require satisfactory proof that the Annuitant, FLIO Annuitant, Second Annuitant, FLIO Second Annuitant, or anyone named to receive benefits under a Contract is living on the date payment is due. If this proof is not received in good order after a request in writing, we will have the right to make reduced payments or to withhold payments entirely until such proof is received. If under a Two-Life Annuity we have overpaid benefits because we were not notified of a death, we will reduce or withhold subsequent payments until the amount of the overpayment, plus compound interest at the rate of 6% per year, has been recovered.

PROTECTION AGAINST CLAIMS OF CREDITORS

The benefits and rights accruing to you or any other persons under the Contract are exempt from the claims of creditors or legal process to the fullest extent permitted by law.

PROCEDURES FOR ELECTIONS AND CHANGE

You have to make any changes or elections under the Contract in a form acceptable to us at our home office at 730 Third Avenue, New York, NY 10017-3206 or at our Administrative Office. If you send us a notice changing your Beneficiaries or other persons named to receive payments, it will take effect as of the date it was signed by you, even if you then die before the notice actually reaches us. Any other notice will take effect as of the date we receive it. If we take any action in good faith before we receive a valid notice, we will not be subject to liability even if our acts were contrary to what you told us in the notice. If a joint owner has been named and both owners are living, authorization from both owners is required for changes and transactions other than the allocation of Premiums.

REPORTS

At least once each year, we will send you a report showing your current Contract Accumulation, FTD Values, interest credited, surrender charges deducted and MVAs applied, if any, during the period covered by the report, and any other information required by law.

RELIANCE ON EXEMPTION FROM 1934 ACT REPORTING

We are relying on Rule 12h-7 under the Securities Exchange Act of 1934 (the “1934 Act”), which provides an exemption from the reporting requirements of Sections 13 and 15(d) of the 1934 Act.

DISTRIBUTION OF THE CONTRACTS

We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.

The Contracts are offered by TIAA-CREF Individual & Institutional Services, LLC, (“TC Services”) a wholly-owned subsidiary of TIAA. TC Services is registered with the SEC as a broker dealer, and is a member of the Financial Industry Regulatory Authority, or FINRA. TC Services may also enter into selling agreements with affiliated entities or with third parties to distribute the Contracts. TC Services may be considered the “principal underwriter” for interests in the Contract. Anyone distributing the Contracts must be a registered representative of TC Services or have entered into a selling agreement with TC Services. The main offices of Services are at 730 Third Avenue, New York, NY 10017-3206. No commissions are paid in connection with the distribution of the Contracts, although we will reimburse TC Services from our General Account assets for all reasonable costs and expenses incurred by Services in connection with distributing the Contracts. (We will make the cost and expense reimbursements to TIAA, and TIAA will remit the cost and expense reimbursements to TC Services.) We intend to recoup the cost and expense reimbursements that we make to TC Services through a portion of the investment spread that we expect to earn between the investment of Premiums and the interest that we will credit to the Contracts.

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LEGAL PROCEEDINGS

There are no material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we or any of our subsidiaries are a party or of which any of our properties are the subject.

EXPERTS

The TIAA-CREF Life Insurance Company’s Statutory-Basis Financial Statements as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2010, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The Teachers Insurance and Annuity Association of America’s Statutory-Basis Financial Statements as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011, included in this prospectus, have been so included in reliance on the report of PwC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The principal business address of PwC is 300 Madison Avenue, New York, NY 10017-6204.

LEGAL MATTERS

Meredith Kornreich, Esq., has provided advice on certain matters relating to the laws of New York regarding the Contracts and our issuance of the Contracts, and has provided advice on certain legal matters relating to the Contracts under the Federal securities laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights significant factors influencing the financial position and results of operations of TIAA-CREF Life Insurance Company (referred to in this document as “TC Life,” “we,” “our,” “us,” “Registrant,” or the “Company”). It should be read in conjunction with the audited statutory-basis financial statements and related notes included herein and Summary Information and Risk Factors included elsewhere in this report.

FORWARD-LOOKING STATEMENTS

This discussion reviews our financial condition and results of operations, including our liquidity and capital resources, for the periods covered by the audited statutory-basis financial statements included in this report. Historical information is presented and discussed and, where appropriate, factors that may affect future financial performance are also identified and discussed. Certain statements included in this section may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements about management’s expectations, beliefs, intentions or strategies for the future, include the assumptions underlying these forward-looking statements, and are based on the current expectations, estimates and projections made by management. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts and may contain words like “believe,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “will,” “shall,” “may,” and other words, phrases or expressions with similar meaning. While management believes the assumptions underlying any of its forward-looking statements to be reasonable, such information may be subject to risks and uncertainties which may be difficult to predict or may

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be beyond management’s control, and we cannot give assurance that such statements will prove to be correct. Refer to “Summary Information and Risk Factors” included in TIAA-CREF Life Insurance Company Business Overview of this report for more information about the risks that could affect our future results. A copy of this report and our registration statement, including exhibits, is available on the Internet site of the SEC at http://www.sec.gov.

Given these risks and uncertainties, you should not place undue reliance on management’s forward-looking statements as a prediction of actual results. Additionally, management’s forward-looking statements represent management’s views only as of the date of this report, and management does not undertake any obligation to update, publicly or otherwise, any forward-looking statement, whether as a result of new information, changed assumptions, future events or otherwise.

OUR BUSINESS

Overview

We are a stock life insurance company that commenced operations as a legal reserve life insurance company under the laws of the State of New York on December 18, 1996, under our former name, TIAA Life Insurance Company. We changed our name to TIAA-CREF Life Insurance Company on May 1, 1998. We are a wholly-owned subsidiary of TIAA. We are subject to regulation by the State of New York Superintendent of Financial Services as well as by the insurance regulatory authorities of all the states and certain other jurisdictions. We are licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

Our primary products are individual annuities, life insurance and funding agreements. The individual annuities and life insurance products are marketed directly to individuals while the funding agreements are issued directly to states in support of state sponsored 529 College Savings and Scholarship Plans. Our individual products are available to the general public; however, we market primarily to the individuals who own retirement annuities or insurance policies issued by our parent, TIAA. TIAA provides retirement annuities and insurance coverage to more than 3.7 million active and retired individuals participating at more than 15,000 educational, research and cultural institutions, as well as other nonprofit organizations and certain governmental entities across the United States.

The majority of the services required for our business operations are provided by TIAA and certain of its direct and indirect wholly-owned subsidiaries pursuant to various service, investment management, administrative, selling and distribution agreements. Under these agreements, we reimburse TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. We believe that such services meet our operational needs and minimize the duplication of costs among TIAA and its subsidiaries. We do not currently have any employees.

Financial Highlights

For 2011, we recognized net income of $29.5 million compared to $24.9 million for 2010. In 2011, our operations were negatively impacted by a net increase of $14.6 million in total benefits and expenses exceeding the net increase in total premiums and other considerations of $6.5 million and the increase of $3.4 million in net investment income. Net income for 2011 was unfavorably impacted by an increase in federal income tax expense of $2.0 million compared to 2010. In addition, net realized losses declined by $10.1 million in 2011 compared to 2010, primarily driven by a tax benefit of $15.0 million from the utilization of $43.0 million in capital loss carry-forwards, partially offset by increases in capital losses. At December 31, 2011, total assets were $4,250.1 million, and statutory capital and surplus was $398.4 million.

45	TIAA-CREF Investment Horizon Annuity Prospectus

Our Segments

We provide financial services through the production, sale, distribution and administration of individual annuities, life insurance and funding agreements. We operate three business segments, each distinguished by broad product categories and each having a strategic focus. Our segments are Individual Annuities, Life Insurance and Funding Agreements. Premiums and deposits by segment for 2011, 2010 and 2009 are set forth in the following table (in millions):

	For the years ended December 31,
	2011	2010	2009
Segment
Individual Annuities	$166.4	$178.5	$201.2
Life Insurance	59.0	40.4	31.0
Total premiums	$225.4	$218.9	$232.2

Funding Agreements*	$725.1	$211.2	$226.4
Total deposits received	$725.1	$211.2	$226.4

*	The deposits that we receive on funding agreements are recorded as liabilities and are not treated as premiums or as revenue under statutory accounting principles. These liabilities are included in Reserves for Life and Health, Annuities and Deposit-type Contracts.

Individual Annuities.  We market a variety of individual after-tax annuity products. Our annuity products are distributed through captive agents appointed by us. Those agents selling variable annuities and/or modified guaranteed annuities are also registered representatives of our affiliated broker-dealers. Our future strategy is anticipated to include distribution through fee-based advisor channels, third party, and other strategic relationships. We offer both flexible premium deferred annuities and single premium immediate annuities.

Our variable annuities offer contract owners the opportunity to invest in various investment subaccounts of the Company’s separate accounts, based on the contract owners’ investment allocation decisions, while some of the variable annuities also offer a fixed account option through our general account, which guarantees principal and a minimum interest rate. The separate accounts that support our variable annuities are registered with the Securities and Exchange Commission (“SEC”) as unit investment trusts, and their assets are invested in corresponding portfolios of the TIAA-CREF Life Funds or in other, non-proprietary funds. The variable annuities do not offer any living benefit riders. We are, therefore, not exposed to the liabilities associated with such living benefit riders.

In 2011, due to the low yield on money market funds, investors continued to look for alternative fixed options. Investors who owned one of our Personal Annuity Select (“PAS”) products, continued to contribute premiums to the fixed account. Contributions to this fixed account in 2011 were $57.6 compared to $67.6 million in 2010, a decrease of 14.8%.

In addition, 2011 was the third full year for two specific annuity products, Intelligent Variable Annuity (“IVA”) and Investment Horizon Annuity (“IHA”), introduced in 2008. These two deferred annuity products complement each other to meet contract owners’ risk profiles and to provide contract owners with a variety of variable annuity investment subaccount options and fixed term deposits.

The IVA facilitates an individual’s overall portfolio asset diversification offering over 40 investment choices that include ten proprietary TIAA-CREF Life funds and more than thirty non-proprietary funds. The IVA experienced continued growth resulting in a premium increase of $2.3 million during 2011 compared to 2010. The low cost feature of the IVA has continued to attract additional assets.

The IHA is designed to offer guaranteed periods from 1 to 10 years and guarantees principal and a stated interest rate if not withdrawn before the maturity date. The interest rate for each guaranteed period is based upon current interest rates. It allows investors to use a “laddered” approach for fixed investing. In the fourth quarter of 2010, we suspended the 1 and 2-year durations of the IHA due to the continued low interest rate environment. In contrast to the IVA, the IHA experienced a decline of $8.7 million in 2011 compared to 2010. The decline in the IHA product is reflective of the continued low interest rate environment.

TIAA-CREF Investment Horizon Annuity Prospectus	46

Additionally, we market a single premium immediate annuity which complements the deferred annuities and provides immediate income benefits. In 2011, we issued 162 such contracts with premiums of approximately $23.9 million. The investment choices include a fixed account as well as eight TIAA-CREF Life funds.

During the fourth quarter of 2011, the Company began soliciting business for a stable value guaranteed separate account product that is still in the development phase. The Company expects to issue its first such contract in 2012. The contracts will generally be issued to the trustees of stable value funds (commingled and custom single client funds) and will represent one of the funding vehicles. The contracts may also be issued directly to defined contribution plan sponsors (or the trustee for the plan) in order to be used as a funding vehicle for the stable value option offered to the plan’s participants. These contracts may or may not include an annuity purchase feature.

Life Insurance.  We distribute and sell term life insurance, universal life insurance and variable universal life insurance products through captive agents appointed by us. Those agents selling variable insurance products are also registered representatives of our affiliated broker-dealers. The primary marketing efforts for term life insurance products involve direct mail and an Internet web site which is designed to direct potential policyholders to a call center staffed by licensed agents. Assets associated with variable universal life insurance policies are held in various investment subaccounts of a separate account, based on policyholders’ investment allocation decisions. That separate account is registered with the SEC as a unit investment trust, and its assets are invested in the corresponding portfolios of the TIAA-CREF Life Funds or in other non-proprietary funds.

Life insurance premiums increased $18.6 million to $59.0 million in 2011 from $40.4 million in 2010. This positive variance was primarily due to an increase in the universal life premiums of $16.0 million.

In 2010, we made a decision to reprice our term portfolio which provided more competitive pricing to purchasers of term insurance. We anticipate this change, with an increased investment in marketing, will allow us to grow our term life insurance volume in the future.

During the fourth quarter of 2011, the Company and M Financial Group (“M Financial”) announced an exclusive agreement to offer the Company’s life insurance products to M Financial’s member firms and their clients. M Financial Group is owned by approximately 130 member firms in 36 states and Canada, and is comprised of several entities, including the parent company, which serves as a general insurance marketing entity, two broker-dealers, an investment advisor, a reinsurance company, and four proprietary mutual funds. The 130 M Financial member firms include approximately 600 individual insurance producers who will be appointed as the Company Life independent agents.

Through this relationship, the Company will gain access to M Financial’s ultra high-net worth client base, significantly expanding its distribution network. The Company will also develop a series of proprietary life insurance products that will be sold exclusively through M Financial and its affiliated licensed producers. In addition, the Company will provide a variety of dedicated resources to support M Financial’s member firms, including sales and marketing support, underwriting and policyholder service.

Funding Agreements.  Our Funding Agreements segment focuses primarily on providing non-participating flexible premium funding agreements issued from the general account to support education-related investment and/or savings programs sponsored by various states. Several states sponsor a 529 college savings plan (named after Section 529 of the Internal Revenue Code), and each plan is a tax-advantaged investment and savings program designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan. We provide funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal, with interest. We also make available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

We currently have funding agreements with ten states including California, Connecticut, Georgia, Kentucky, Michigan, Minnesota, Mississippi, Oklahoma, Oregon and Vermont. As of December 31, 2011, there were 23

47	TIAA-CREF Investment Horizon Annuity Prospectus

funding agreements in ten states that have current state 529 college savings plans, and a funding agreement for the California scholarship program. During 2011, the Company was successful in extending the California 529 program by entering into a new five year management agreement, with five one-year renewal options. Two funding agreements with Mississippi which were initially scheduled to expire on March 20, 2011 were renewed for an additional five-year term. A funding agreement with the Idaho 529 plan which was previously terminated was unwound during 2011.

KNOWN TRENDS AND UNCERTAINTIES

The various trends that could impact our future results of operations and financial condition include, but are not limited to, general economic conditions, including the interest rate environment and equity market returns, changes in those general economic conditions and changes in life expectancy trends, which could impact our Individual Annuity and Life Insurance businesses. Our future business results could also be affected by the following uncertainties:

•

We operate in a mature, highly competitive industry and that could limit our ability to gain or maintain our competitive position in the industry, which could negatively affect our future profitability.

•	Substantial regulation of the insurance and annuity industry may adversely affect our business.

•	Future changes in laws and regulation, including the tax treatment of the products we sell, may adversely affect our business.

•	A downgrade in our ratings or TIAA’s ratings from the nationally recognized ratings agencies could materially and adversely affect many aspects of our business.

•	Our operating results may be negatively affected in the future if actual experience differs from the assumptions and estimates that management used in underwriting and distributing our products.

•	Our ability to maintain our competitive cost structure is dependent upon us generating a sufficient level of sales and achieving our projected persistency of existing business.

•	Interest rate fluctuations and market volatility may affect sales of our products and the profitability of our businesses.

•	Equity market volatility and downturns in the equity markets could negatively impact our business.

•	Our investments are subject to market and credit risks.

•	We could be forced to sell investments at a loss to pay contract benefits or cover contract owner withdrawals.

•	We are dependent on the performance of others.

•

Our reinsurers could fail to meet assumed obligations, significantly increase their reinsurance rates, or be subject to adverse developments that could adversely affect our business, our operating results or our organizational reputation.

•

Financial service companies are sometimes the targets of litigation, including class action litigation, which could result in substantial judgments. Although we are not currently involved in any significant litigation, there can be no assurance that material litigation will not arise in the future.

•

Our computer systems (or those of our service providers) may fail or their security may be compromised, which could damage our business and adversely affect our financial condition and results of operations.

•	We are exposed to unanticipated risks, such as natural disasters, pandemics and malicious or terrorist acts, which could adversely affect our operations.

•	We may be exposed to risks in the future that we have not yet identified or that we do not currently consider to be material risks.

TIAA-CREF Investment Horizon Annuity Prospectus	48

CRITICAL ACCOUNTING POLICIES

Our accounting policies require management to make interpretative and valuation judgments and to make estimates based on assumptions that affect the amounts of assets, liabilities, revenues and expenses reported in our statutory-basis financial statements. Because the use of assumptions and estimates inherently entails uncertainty, the effects of accounting policies under different conditions could produce results that are significantly different. Additionally, actual amounts may differ from our estimates. A discussion of the statutory-basis of presentation and the business factors that affect our critical accounting policies is presented below.

Basis of Presentation

Our statutory-basis financial statements have been prepared on the basis of statutory accounting principles (“SAP”) prescribed or permitted by the New York State Department of Financial Services (the “Department”), a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, we cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP. The effects of the differences between GAAP and NAIC SAP, while not determined, are presumed to have a material effect on our statutory-basis financial statements, and the primary differences are summarized in the Notes to our “Statutory-Basis Financial Statements”.

Accounting for Investments

Because of the types of products that are issued from the general account, we primarily invest in fixed income investments; the general account investment portfolio consists of bonds, preferred stocks, mortgage loans secured by commercial real estate, cash, cash equivalents, short-term investments and other long-term investments. In accordance with NAIC SAP, the majority of our invested assets are carried at amortized cost and, therefore, the investment balances do not reflect the investments’ current fair values. At December 31, 2011, $3,182.1 million of the general account’s invested assets was invested in bonds; approximately $7.3 million was invested in preferred stock; approximately $13.7 million was invested in mortgage loans; and the remaining investments were held in common stocks, cash, cash equivalents, short-term investments and other long-term investments. The overall general account portfolio quality was very high at December 31, 2011, with approximately 98.6% of our bond portfolio classified as investment grade and approximately 1.4% of our portfolio classified as below investment grade.

The selection and management of the general account investment portfolio reflect the asset/liability analyses that we perform for the various business segments and the specific products that are issued. Our investment objective is to earn attractive rates of return within reasonable risk parameters while maintaining a prudently diversified portfolio. As a result of the kinds of investments that we make, the investment portfolio is primarily exposed to credit risk and interest rate risk. To manage risks, our Board of Directors establishes investment limits that are followed in constructing the investment portfolio; some of these limits identify maximum investment amounts by individual investment and by issuer, based on the credit quality of the issuers. We also utilize a risk management department that is independent of the investment management function to monitor the risk exposures that are represented in the investment portfolio. We utilize a formal investment impairment review process that is performed for the entire portfolio at least once each quarter. The investment impairment review process is co-led by the finance and valuation departments, which are also both independent of the investment management function.

Because our invested assets comprise such a large percentage of our total assets and because the performance of the investment portfolio has such a dramatic effect on overall performance, the accounting policies which

49	TIAA-CREF Investment Horizon Annuity Prospectus

guide the valuation of TC Life’s investments represent some of its most critical accounting policies. Because we prepare statutory-basis financial statements, we follow the investment valuation requirements promulgated by the NAIC, but the application of statutory accounting principles still requires management to make interpretive and valuation judgments.

Our bond portfolio consists primarily of high quality publicly-traded corporate debt securities and government securities. We invest a significant portion of our portfolio in high quality, publicly-traded bonds to maintain and manage liquidity and to reduce the risk of credit default in the portfolio. We do, however, also make investments in private placement bonds to increase portfolio diversification and to obtain higher yields than can be earned by investing in comparable quality, publicly-traded securities. To control risk when utilizing privately-placed securities, we rely upon broader access to management information, stronger (negotiated) protective covenants, call protection features and a higher level of collateralization than can customarily be achieved in the public market.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Changes in future cash flows and expected prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value as the new cost basis and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities, when an other-than-temporary impairment (“OTTI”) has occurred because we do not expect to recover the entire amortized cost basis of the security even with the intent and ability to hold, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because we intend to sell the security or we do not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI for a loan-backed or structured security, we account for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

The fair values for publicly traded long term bond investments were generally determined using prices provided by third party pricing services or valuations from the NAIC. For privately placed long term bond investments without readily ascertainable market value, such values were determined using information from independent pricing services including discounted cash flow methodologies based on coupon rates, maturity provisions and credit assumptions.

Our preferred stock portfolio consists primarily of high quality publicly-traded securities.

The NAIC Securities Valuation Office (“SVO”) rates investment credit risk of bonds and preferred stocks based upon the issuer’s credit quality. NAIC ratings designations range from 1 through 6. An NAIC designation of 1 denotes obligations of the highest quality in which credit risk is at its lowest and the issuer’s

TIAA-CREF Investment Horizon Annuity Prospectus	50

credit profile is stable; an NAIC designation of 6 is assigned to obligations that are in, or near, default. Classes 1 and 2 are considered to be investment grade and Classes 3 through 6 are non-investment grade. The vast majority of TC Life’s bond and preferred stock portfolios, including privately-placed securities, are investment grade.

Common stocks of unaffiliated companies are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other than temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Our mortgage loan portfolio is comprised of loans collateralized by commercial real estate. Our underwriting standards generally limit such investments to first mortgage liens on completed, income-producing properties.

All investments are subjected to our investment impairment process, which is performed at least quarterly. We may perform investment impairment monitoring and analysis procedures more frequently, including during periods of market turmoil. Management considers evidence to evaluate the potential impairment of its investments. The investment quarterly impairment review process utilizes, but is not limited to, a screening process based on the fair values of the investments. Management considers a wide range of factors in the impairment review process, including, but not limited to, the following:

(a)	The extent to which and the length of time that the fair value has been below our amortized cost basis.

(b)	The financial condition and near-term prospects of the issuer.

(c)	Whether the issuer is current on contractually-obligated interest and principal payments.

(d)	Our ability and intent to retain the investment for a sufficient period of time to allow for a recovery in its fair value or for the investment to be repaid.

(e)	Information obtained from regulators and ratings agencies.

(f)	The potential for impairments in an industry sector or sub-sector.

(g)	The potential for impairments in economically-depressed geographic regions.

(h)	The potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities.

All securities are subjected to TC Life’s process for identifying OTTIs. TC Life writes down securities that it deems to have an other-than-temporary impairment in value in the period that the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Where impairment is considered to be other-than-temporary, TC Life recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. We do not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, we continue to review the impaired security for appropriate valuation on an ongoing basis.

Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5 or 6, which are stated at the lower of amortized cost or fair value. The fair value of preferred stocks uses prices provided by third party pricing services or valuations from the NAIC.

Our mortgage loan portfolio consists of traditional mortgage loans which are stated at amortized cost, net of valuation allowances. Mortgages held for sale are stated at the lower of amortized cost or fair value. A mortgage is evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation reserve is established for the excess of the carrying value of the mortgage over its estimated fair value.

51	TIAA-CREF Investment Horizon Annuity Prospectus

Changes in valuation reserves for mortgages are included in net unrealized capital gains/losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans are generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

We do not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, we will continue to review the impaired investment for appropriate valuation on an ongoing basis.

Other Critical Accounting Policies

Non-Admitted Assets.  Our largest non-admitted asset is deferred federal income tax (“DFIT”) asset. The DFIT asset admittance is calculated under a structured formula in accordance with New York SAP. All changes in non-admitted assets are charged or credited directly to surplus and are not recorded in the statement of operations.

Policy and Contract Reserves.  Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest rates (ranging from 4.00% to 6.75% and averaging approximately 4.38%), mortality and other insured risks. Such reserves are designed to be sufficient for all contractual benefits guaranteed under policy and contract provisions. These reserves reflect both management’s assumptions, which must be in line with the Department’s requirements, and the activity that has occurred in relation to our policies and contracts in-force (e.g., new issues, lapses, surrenders, etc.). The period-to-period changes in these reserves directly increase or decrease our results of operations.

Reserves for deposit-type funds, which do not contain life contingencies, are equal to the sum of the deposits received and the interest credited to the benefit of contract holders, less withdrawals that represent a return to the contract holder. These reserves do not entail significant management judgment and other than the interest credited to these contracts the changes in these reserves do not affect our results of operations.

Reinsurance.  We use reinsurance to manage risk by ceding (i.e., transferring) some of our life insurance reserve liabilities to other insurance and reinsurance companies. When we enter into a reinsurance contract with another insurance or reinsurance company, we will retain liability with respect to ceded insurance should the reinsurer fail to meet its obligations. As a result, we evaluate the financial stability of an insurance or reinsurance company before we enter into a reinsurance contract, which is often long-term in nature. Once we have assessed that the reinsurance contract meets the reinsurance criteria under SAP, we reduce policy and contract reserves by the portion ceded under the reinsurance contract. The financial stability of an insurance or reinsurance company is re-evaluated annually and monitored quarterly by our Risk Management Department. Our maximum retention is $1.5 million for one insured life and $2.5 million for two insured lives for contracts issued prior to June 27, 2006, and $5.0 million for one insured life and $9.0 million for two insured lives for contracts issued on or after June 27, 2006. Our maximum retention is less for certain issue ages and underwriting classifications.

Asset Valuation Reserve.  The Asset Valuation Reserve (“AVR”), which covers all invested asset classes, is a reserve required by NAIC SAP to provide for potential future credit and equity losses related to our investment portfolio. Reserve components of the AVR are maintained for each of our asset classes. Realized and unrealized credit and equity capital gains and losses, net of capital gains taxes, are credited to or charged against the related components of the AVR. Statutory formulae determine the required reserve components, and the formulae are primarily based on NAIC determined factors applied to asset classes. Insurance companies may also establish additional reserves for any AVR component, at management’s discretion; however, the ultimate balance cannot exceed the statutory maximum reserve for that component. We did not make any voluntary contributions to the AVR in 2011 or 2010. The net change in the AVR is reported as a change in surplus in our Statutory-Basis Statements of Changes in Capital and Surplus. The net realized capital gains and losses that are credited to or charged against the AVR are also a component of the Statutory-Basis Statements of Operations.

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Interest Maintenance Reserve.  The Interest Maintenance Reserve (“IMR”) is a formulaic reserve required by NAIC SAP, which accumulates realized interest rate-related capital gains and losses, as defined by NAIC SAP, on sales of fixed income investments. Such capital gains and losses are recognized as a reserve liability and are amortized under the grouped method of amortization, as an adjustment to net investment income over the remaining lives of the assets sold.

Separate Account Assets and Liabilities.  Separate accounts are established in conformity with insurance laws, and the separate account assets are generally carried at fair value and are segregated from our general account. Separate accounts are generally maintained for the benefit of separate account holders. Seed money investments that remain in the separate accounts are included in separate account assets.

Income Taxes.  We file a consolidated federal income tax return with our parent, TIAA, and its affiliates. The consolidated group has entered into a tax-sharing agreement that follows the current reimbursement method, whereby members of the group will generally be reimbursed for their net operating losses or other tax attributes they have generated when utilized in the consolidated return, subject to the limitations imposed under the Internal Revenue Code.

The consolidated group is subject to the domestic federal statutory rate of 35%. Our effective federal tax rates for the periods presented differ from the statutory rate based on adjustments from statutory to tax basis reporting. The DFIT asset is calculated pursuant to NAIC SAP No. 10R – Revised, Income Taxes. The recognition of the DFIT asset as an admitted asset is subject to limitations including a limitation to 15% of adjusted statutory capital and surplus and a limitation to the amount that will be realized within the next three years. The deferred federal income tax assets that are greater than the statutory limits are deemed non-admitted and are therefore not recognized under statutory reporting. On January 1, 2012, NAIC SAP No. 101 replaces SSAP No. 10R as the statutory accounting principle used to determine and record the Company’s current and deferred income taxes. The Company has examined the potential effects that NAIC SAP No. 101 would have on its current and deferred taxes were it enacted for December 31, 2011. The Company has determined that NAIC SAP No. 101 would not have a material effect on the current and deferred taxes presented under NAIC SAP No. 10R.

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RESULTS OF OPERATIONS

Year Ended December 31, 2011, Compared to Year Ended December 31, 2010

The following table sets forth our statutory-basis statements of operations for the periods indicated (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2011	2010	$	%
REVENUES
Individual annuity premiums and other considerations	$166.4	$178.5	$(12.1)	(6.8%)
Life insurance premiums	59.0	40.4	18.6	46.0%
Total premiums and other considerations	225.4	218.9	6.5	3.0%
Net investment income	132.7	129.3	3.4	2.6%
Other revenue	13.7	12.5	1.2	9.6%
TOTAL REVENUES	371.8	360.7	11.1	3.1%

EXPENSES
Policy and contract benefits	128.3	125.3	3.0	2.4%
Increase in policy and contract reserves	83.7	74.3	9.4	12.7%
Operating expenses	56.2	46.5	9.7	20.9%
Transfers to separate accounts, net	37.9	48.3	(10.4)	(21.5%)
Other benefits and expenses, net	34.9	32.0	2.9	9.1%
TOTAL BENEFITS AND EXPENSES	341.0	326.4	14.6	4.5%
Income before federal income taxes and net realized capital losses	30.8	34.3	(3.5)	(10.2%)
Federal income tax expense	10.5	8.5	2.0	23.5%
Net realized capital losses, net of taxes and after transfers to the interest maintenance reserve	9.2	(0.9)	10.1	1122.2%
NET INCOME (LOSS)	$29.5	$24.9	$4.6	18.5%

Total Premiums and Other Considerations.  Total premiums and other considerations totaled $225.4 million for 2011 compared to $218.9 million for 2010, an increase of $6.5 million, or 3.0%.

On a year-over-year basis, individual annuity premiums and other considerations decreased $12.1 million, or 6.8%, in 2011. This decrease was primarily due to a decline of $8.7 million in the IHA product which is reflective of the low interest rate environment and a decrease of $10.0 million in PAS products. This decrease was partially offset by increases of $2.3 million in IVA products and $5.2 million in Single Premium Immediate Annuities.

Life insurance premiums increased $18.6 million in 2011 compared to 2010. This increase in life insurance premiums was primarily attributable to an increase of $16.0 million in the universal life premiums.

Net Investment Income.  Net investment income includes gross earnings on investments, investment expenses and amortization of capital gains and losses from the interest maintenance reserve. Net investment income totaled $132.7 million for 2011 compared to $129.3 million for 2010, an increase of $3.4 million, or 2.6%. This increase in net investment income was primarily driven by an increase in the average invested asset balance of approximately $212.6 million for the year ended December 31, 2011 versus December 31, 2010 and an increase in amortization of IMR of approximately $0.4 million for 2011 compared to 2010 These increases were partially offset by a decrease of approximately 25 basis points in the earned rates during 2011 combined with an increase in investment expenses of $0.5 million.

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The individual components of net investment income are presented in the table below (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2011	2010	$	%
Bonds	$131.4	$127.5	$3.9	3.1%
Preferred stocks	0.5	0.5	—	0.0%
Mortgages	1.0	1.5	(0.5)	(33.3%)
Cash, cash equivalents and short-term investments	0.5	0.7	(0.2)	(28.6%)
Other long term investments	0.5	0.2	0.3	150.0%
TOTAL GROSS INVESTMENT INCOME	133.9	130.4	3.5	2.7%
Less investment expenses	(2.2)	(1.7)	(0.5)	29.4%
Net investment income before amortization of net interest maintenance reserve gains	131.7	128.7	3.0	2.3%
Amortization of net interest maintenance reserve gains	1.0	0.6	0.4	66.7%
TOTAL NET INVESTMENT INCOME	$132.7	$129.3	$3.4	2.6%

*	Derivative instruments are included in other liabilities.

Policy and Contract Benefits.  Policy and contract benefits totaled $128.2 million for 2011 compared to $125.3 million for 2010, an increase of $3.0 million, or 2.4%. This increase was primarily due to an increase of $10.2 million in claims, offset by a $7.2 million decline in surrenders.

Change in Policy and Contract Reserve.  Policy and contract reserves increased to $83.7 million during 2011 compared to $74.3 million during 2010. The increased reserves were primarily driven by interest credited on reserves and net premiums, exceeding policyholder benefit payments.

Net Transfers to Separate Accounts.  Net transfers to the separate accounts were $37.9 million for 2011 compared to $48.4 million for 2010. The year-over-year decrease was primarily the result of discretionary contract-holder activity.

Federal Income Tax Expense.  For 2011, federal income tax expense was $10.5 million resulting in an effective tax rate of 34.2% compared to the statutory tax rate of 35%. Driving the decline in the effective tax rate were $1.2 million of statutory to tax basis deductions which reduced the statutory basis of income before federal income taxes and net realized capital losses of $30.8 million to a tax basis of $29.6 million.

Net Realized Capital Losses.  Net realized capital losses (after the transfer to the IMR of interest-related capital gains of $1.3 million and $1.8 million for 2011 and 2010, respectively) increased by $10.1 million, to $9.2 million for 2011 from net realized capital losses of $0.9 million for 2010. This increase was primarily driven by a tax benefit of $15.0 million from the utilization of $43.0 million in capital loss carry-forwards and $0.4 million in current tax benefits on net realized losses, partially offset by a decrease of $3.8 million in net realized gain on dispositions and $1.5 million increase in OTTI write-downs.

55	TIAA-CREF Investment Horizon Annuity Prospectus

Year Ended December 31, 2010, Compared to Year Ended December 31, 2009

The following table sets forth our statutory-basis statements of operations for the periods indicated (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2010	2009	$	%
REVENUES
Individual annuity premiums and other considerations	$178.5	$201.2	$(22.7)	(11.3%)
Life insurance premiums	40.4	31.0	9.4	30.3%
Total premiums and other considerations	218.9	232.2	(13.3)	(5.7%)
Net investment income	129.3	131.1	(1.8)	(1.4%)
Other revenue	12.5	11.2	1.3	11.6%
TOTAL REVENUES	360.7	374.5	(13.8)	(3.7%)

EXPENSES
Policy and contract benefits	125.3	142.3	(17.0)	(11.9%)
Increase in policy and contract reserves	74.3	55.9	18.4	32.9%
Operating expenses	46.5	42.8	3.7	8.6%
Transfers to separate accounts, net	48.4	75.2	(26.8)	(35.6%)
Other benefits and expenses	32.0	33.9	(1.9)	(5.6%)
TOTAL EXPENSES	326.4	350.1	(23.7)	(6.8%)
Income before federal income taxes and net realized capital losses	34.3	24.4	9.9	40.6%
Federal income tax expense	8.5	11.9	(3.4)	(28.6%)
Net realized capital losses, net of taxes and after transfers to the interest maintenance reserve	(0.9)	(19.5)	18.6	(95.4%)
NET LOSS	$24.9	$(7.0)	$31.9	455.7%

The individual components of net investment income are presented in the table below (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2010	2009	$	%
Bonds	$127.5	$127.8	$(0.3)	(0.2%)
Preferred stocks	0.5	0.2	0.3	150.0%
Mortgages	1.5	1.8	(0.3)	(16.7%)
Cash, cash equivalents and short-term investments	0.7	2.7	(2.0)	(74.1%)
Other long term investments	0.2	0.1	0.1	100.0%
Other liabilities*	—	(0.1)	0.1	(100.0%)
TOTAL GROSS INVESTMENT INCOME	130.4	132.5	(2.1)	(1.6%)
Less investment expenses	(1.7)	(2.2)	0.5	(22.7%)
Net investment income before amortization of net interest maintenance reserve gains	128.7	130.3	(1.6)	(1.2%)
Amortization of net interest maintenance reserve gains	0.6	0.8	(0.2)	(25.0%)
TOTAL NET INVESTMENT INCOME	$129.3	$131.1	$(1.8)	(1.4%)

*	Derivative instruments are included in other liabilities.

Total Premiums and Other Considerations.  Total premiums and other considerations totaled $218.9 million for 2010 compared to $232.2 million for 2009, a decrease of $13.3 million, or 5.7%.

TIAA-CREF Investment Horizon Annuity Prospectus	56

On a year-over-year basis, individual annuity premiums and other considerations decreased $22.7 million, or 11.3%, in 2010. This decrease was primarily due to a decline of $42.7 million in the IHA product which is reflective of the low interest rate environment. This decrease was partially offset by increases of $11.9 million increases in PAS products, $4.8 million in IVA products and $3.3 million in our Single Premium Immediate Annuities

Life insurance premiums increased $9.4 million in 20010 compared to 2009. The $9.4 million increase in life insurance premiums was primarily attributable to increases of $9.7 million in the universal life premiums, offset by a decline in term life insurance premiums of $0.3 million.

Net Investment Income.  Net investment income includes gross earnings on investments, investment expenses and amortization of capital gains and losses from the interest maintenance reserve. Net investment income totaled $129.3 million for 2010 compared to $131.1 million for 2009, a decrease of $1.8 million, or 1.4%. This decrease in investment income primarily resulted from a decline in the aggregate earned rate on the investment portfolio which contributed approximately $10.5 million less gross investment income. Partially offsetting this decrease was an increase in the average invested asset balance which contributed approximately $8.3 million in gross investment income. Also, offsetting the decrease was a decline of $0.5 million in investment expenses.

Policy and Contract Benefits.  Policy and contract benefits totaled $125.3 million for 2010 compared to $142.3 million for 2009, a decrease of $17.0 million, or 11.9%. This decrease was primarily attributable to a $18.2 million decline in surrenders on individual annuity products, partially offset by a $1.2 million increase in benefit payments.

The $18.2 million year-over-year decline in surrenders of individual annuity products was primarily driven by an overall reduction in surrender activity for TC Life’s annuity products, excluding the IHA product which experienced an increase of $3.4 million. The increase in benefit payments of $1.2 million was primarily due to increases in universal life benefit payments of $2.3 million and annuity benefit payments of $0.5 million offset by decreases in term life benefit payments of $1.6 million.

Change in Policy and Contract Reserve.  Policy and contract reserves increased $74.3 million during 2010 compared to $55.9 million during 2009, which resulted in a year-over-year increase of $18.4 million. This year-over-year increase was primarily driven by declines in surrenders and net transfers to Separate Accounts offset by declines in premiums and interest credited.

Net Transfers to Separate Accounts.  Net transfers to the separate accounts were $48.4 million for 2010 compared to $75.2 million for 2009. The year-over-year decrease was the result of discretionary contract-holder activity.

Federal Income Tax Expense.  For 2010, federal income tax expense was $8.5 million resulting in an effective tax rate of 24.8% compared to the statutory tax rate of 35%. Driving the decline in the effective tax rate were $8.9 million of statutory to tax basis deductions which reduced the statutory basis of income before federal income taxes and net realized capital losses of $34.3 million to a tax basis of $25.4 million.

Net Realized Capital Losses.  Net realized capital losses (after the transfer to the IMR of interest-related capital gains of $1.8 million and $3.6 million for 2010 and 2009, respectively) decreased by $18.6 million, to $0.9 million for 2010 from $19.5 million for 2009. This decrease was primarily due to a $14.6 million decrease in OTTI write-downs associated with the invested asset portfolios resulting in part from the recovery of the financial and credit markets during 2010. Also contributing to the decline in net realized losses was a $2.2 million net increase in gains from the sales and redemptions of investments and a $1.8 million decline in transfers of net interest-related capital gains to the IMR.

57	TIAA-CREF Investment Horizon Annuity Prospectus

FINANCIAL CONDITION

The following table sets forth our statutory-basis statements of admitted assets, liabilities and capital and surplus (in millions, except percentages):

	December 31,		Increase/(decrease)
	2011	2010	$	%
ADMITTED ASSETS
Bonds	$3,182.1	$2,518.8	$663.3	26.3%
Preferred stocks	7.3	7.3	—	0.0%
Common Stocks	0.2	—	0.2	N/A
Mortgages	13.7	52.7	(39.0)	(74.0%)
Other long term investments	17.1	5.1	12.0	235.3%
Cash, cash equivalents and short-term investments	106.5	88.0	18.5	21.0%
Investment income due and accrued	36.4	30.5	5.9	19.3%
Invested Assets	3,363.3	2,702.4	660.9	24.5%
Income tax recoverable from TIAA	0.8	3.2	(2.4)	(75.0%)
Net deferred income tax asset	5.4	6.1	(0.7)	(11.5%)
Other assets	12.6	10.9	1.7	15.6%
Total general account assets	3,382.1	2,722.6	659.5	24.2%
Separate account assets	868.0	848.4	19.6	2.3%
TOTAL ADMITTED ASSETS	$4,250.1	$3,571.0	$679.1	19.0%

LIABILITIES
Reserves for life and health, annuities and deposit-type contracts	$2,969.8	$2,341.1	$628.7	26.9%
Asset valuation reserve	10.6	7.8	2.8	35.9%
Interest maintenance reserve	6.4	6.2	0.2	3.2%
Other liabilities	23.2	22.0	1.2	5.5%
Total general account liabilities	3,010.0	2,377.1	632.9	26.6%
Separate account liabilities	841.7	823.3	18.4	2.2%
TOTAL LIABILITIES	3,851.7	3,200.4	651.3	20.4%
CAPITAL AND SURPLUS
Capital (2,500 shares of $1,000 par value common stock issued and outstanding)	2.5	2.5	—	0.0%
Additional paid-in capital	357.5	357.5	—	0.0%
Surplus	38.4	10.6	27.8	(262.3%)
TOTAL CAPITAL AND SURPLUS	398.4	370.6	27.8	7.5%
TOTAL LIABILITIES, CAPITAL AND SURPLUS	$4,250.1	$3,571.0	$679.1	19.0%

Admitted Assets

Total Admitted Assets.  Total admitted assets of $4,250.1 million as of December 31, 2011, increased $679.1 million, or 19.0%, from $3,571.0 million as of December 31, 2010. Contributing to the increase of $679.1 million were increases in separate account assets and general account assets of $19.6 million and $659.5 million, respectively. The $659.5 million increase in the general account assets was primarily driven by deposits from the guaranteed funding agreement with the California 529 program. The $19.6 million increase in the separate account assets during 2011 was primarily driven by discretionary contract-holder deposits in excess of withdrawals, partially offset by depreciation of equity investments.

Bonds.  As of December 31, 2011 bonds totaled $3,182.1 million compared to $2,518.8 million as of December 31, 2010 an increase of $663.3 million, or 26.3%. Bonds represented 94.6% of TC Life’s invested asset portfolio, excluding investment income due and accrued, at December 31, 2011. The portfolio consisted

TIAA-CREF Investment Horizon Annuity Prospectus	58

of publicly traded bonds of $2,766.2 million and privately placed bonds of $415.9 million as of December 31, 2011. During 2011, write-downs on bonds resulting from impairments that are considered to be other-than-temporary were $8.2 million.

The following table sets forth our bond portfolio by industry (in millions, except percentages):

	December 31, 2011		December 31, 2010
Industry Category	Carrying Value	% of Total	Carrying Value	% of Total
Manufacturing	$762.8	24.0%	$540.9	21.5%
Public utilities	503.4	15.8%	445.7	17.7%
Finance and financial services	373.3	11.7%	311.0	12.3%
Residential mortgage-backed securities	315.5	9.9%	223.0	8.9%
Oil and gas	288.2	9.1%	225.7	9.0%
Communication	157.9	5.0%	140.2	5.6%
Asset-backed securities	126.3	4.0%	123.7	4.9%
Services	123.7	3.9%	81.5	3.2%
Transportation	115.8	3.6%	85.3	3.4%
Commercial mortgage-backed securities	105.1	3.3%	108.8	4.3%
Mining	76.7	2.4%	40.5	1.6%
US and other government	75.8	2.4%	51.3	2.0%
Retail and wholesale trade	67.8	2.1%	74.8	3.0%
REIT	57.3	1.8%	25.6	1.0%
Revenue and special obligations	32.5	1.0%	40.8	1.6%
Total	$3,182.1	100.0%	$2,518.8	100.0%

The table below sets forth the NAIC Securities Valuation Office (“SVO”) credit quality ratings for our bond portfolio (in millions, except percentages):

	December 31, 2011		December 31, 2010
NAIC Classes	Carrying Value	% of Total	Carrying Value	% of Total
1	$2,081.6	65.4%	$1,699.8	67.5%
2	1,056.5	33.2%	730.9	29.0%
Investment grade	3,138.1	98.6%	2,430.7	96.5%
3	25.6	0.8%	34.4	1.4%
4	8.4	0.3%	21.1	0.8%
5	10.0	0.3%	32.3	1.3%
6	—	0.0%	0.3	0.0%
Below investment grade	44.0	1.4%	88.1	3.5%
Total	$3,182.1	100.0%	$2,518.8	100.0%

59	TIAA-CREF Investment Horizon Annuity Prospectus

The table below sets forth TC Life’s bond portfolio statutory carrying values and estimated fair values by contractual maturity (in millions, except percentages):

	December 31, 2011			December 31, 2010
	Carrying Value	% of Total	Estimated Fair Value	Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$159.0	5.0%	$161.8	$175.3	7.0%	$178.0
Due after one year through five years	1,436.1	45.1%	1,496.3	1,160.9	46.0%	1,236.7
Due after five years through ten years	575.9	18.1%	618.9	256.0	10.2%	267.7
Due after ten years	464.3	14.6%	551.2	471.1	18.7%	496.6
Subtotal	2,635.3	82.8%	2,828.2	2,063.3	81.9%	2,179.0
Residential mortgage-backed securities	315.5	9.9%	340.0	223.0	8.9%	236.1
Commercial mortgage-backed securities	105.0	3.3%	83.1	108.8	4.3%	86.6
Asset-backed securities	126.3	4.0%	129.9	123.7	4.9%	119.0
Subtotal	546.8	17.2%	553.0	455.5	18.1%	441.7
Total	$3,182.1	100.0%	$3,381.2	$2,518.8	100.0%	$2,620.7

Bonds, not due at a single maturity date have been included in the preceding table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations, although prepayment premiums may be applicable. Mortgage-backed and asset backed securities are shown separately in the table above, as they are not due at a single maturity date.

TC Life uses third party pricing vendors and, to a lesser extent, broker quotes in determining the fair value of its loan-backed and structured securities. Bonds in the portfolio are priced individually.

Prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from the experience for a particular transaction and vary by security type and vintage.

Preferred Stock.  As of December 31, 2011, the preferred stock portfolio balance of $7.3 million remained unchanged from December 31, 2010. As of December 31, 2011, preferred stocks represented approximately 0.2% of the invested asset portfolio. As of December 31, 2011, approximately 97.5% of the preferred stock portfolio was classified as investment grade and 100.0% of the portfolio was comprised of publicly traded securities. TC Life had no emerging market or foreign securities in the preferred stock portfolio as of December 31, 2011.

Mortgages.  Mortgages decreased $39.0 million, or 74.0%, to $13.7 million at December 31, 2011, from $52.7 million at December 31, 2010. The decrease during 2011 was primarily driven by one maturity and one unscheduled redemption along with scheduled principal payments.

The following table sets forth our mortgage loan portfolio by property type (in millions):

	December 31,
	2011		2010
	Carrying Value	% of Total	Carrying Value	% of Total
Shopping centers	$8.6	62.4%	$29.4	55.8%
Apartments	5.1	37.6%	5.3	10.0%
Office building	—	0.0%	18.0	34.2%
Total	$13.7	100.0%	$52.7	100.0%

TIAA-CREF Investment Horizon Annuity Prospectus	60

The following table sets forth our mortgage loan portfolio by geographic location (in millions):

	December 31,
	2011		2010
	Carrying Value	% of Total	Carrying Value	% of Total
Mountain	$8.6	62.4%	$8.8	16.6%
South Central	5.1	37.6%	5.3	10.0%
North Central	—	0.0%	20.6	39.2%
South Atlantic	—	0.0%	18.0	34.2%
Total	$13.7	100.0%	$52.7	100.0%

The following table set forth the contractual maturity schedule of mortgage loans (in millions):

	December 31,
	2011		2010
	Carrying Value	% of Total	Carrying Value	% of Total
Due in one year or less	$8.6	62.4%	$21.4	40.6%
Due after one year through five years	5.1	37.6%	31.3	59.4%
Total	$13.7	100.0%	$52.7	100.0%

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

Cash, Cash Equivalents and Short-Term Investments.  These investments totaled $106.5 million as of December 31, 2011, compared to $88.0 million as of December 31, 2010, an increase of $18.5 million, or 21.0%.

Other Long-Term Investments.  Other long-term investments totaled $17.1 million as of December 31, 2011, compared to $5.1 million as of December 31, 2010, an increase of $12.0 million, primarily due to reclassification of $11.7 million during 2011 from bonds representing investments in surplus notes issued by other unaffiliated insurance companies.

Net Deferred Federal Income Tax Asset.  Net deferred federal income tax asset decreased $0.7 million, or 11.5%, to $5.4 million at December 31, 2011, compared to $6.1 million at December 31, 2010. This decrease was primarily due to the recognition of tax benefits that will be utilized within three years from December 31, 2011 as compared to the corresponding amount as of December 31, 2010.

Separate Account Assets.  Total separate account assets were $868.0 million as of December 31, 2011, compared to $848.4 million as of December 31, 2010. This increase of $19.6 million, or 2.3%, was related to discretionary contract-holder deposits less withdrawals of $37.9 million partially offset by performance of the underlying investments of $12.7 million and fees paid of $4.1 million during the period.

Liabilities, Capital and Surplus

Total Liabilities.  Total liabilities were $3,851.7 million as of December 31, 2011 compared to $3,200.4 million as of December 31, 2010. This increase of $651.3 million, or 20.4%, was due to increases in general account liabilities and the separate account liabilities of $632.9 million and $18.4 million, respectively. The increase in general account liabilities was primarily caused by increases in reserves on individual annuity and individual life contracts, and the asset valuation reserve. The increase in separate account liabilities resulted primarily from discretionary contract-holder activity, partially offset by performance of the underlying investments.

61	TIAA-CREF Investment Horizon Annuity Prospectus

Policy and Contract Reserves.  Policy and contract reserves were $2,969.8 million as of December 31, 2011, compared to $2,341.1 million as of December 31, 20010, an increase of $628.7 million, primarily due to increases in policyholder reserves of $83.7 million and deposit-type contract liabilities of $542.6 million. The $83.7 million increase was primarily driven by interest credited on policies and net premiums exceeding policyholder benefit payments. The increase in deposit-type liabilities was driven by net deposits and investment earnings, and was primarily driven by deposits from a guaranteed funding agreement with California’s 529 savings plan.

Asset Valuation Reserve.  The AVR of $10.6 million as of December 31, 2011, compared to $7.8 million as of December 31, 2010, increased $2.8 million. The increase in the current period was driven by $4.7 million in reserve contributions and formulaic adjustments offset by realized and unrealized net capital losses of $1.9 million.

Interest Maintenance Reserve.  The IMR of $6.4 million as of December 31, 2011, increased approximately $0.2 million from $6.2 million as of December 31, 2010, primarily due to net realized gains transferred to the IMR exceeding amortization during the year.

Separate Account Liabilities.  These liabilities totaling $841.7 million as of December 31, 2011, compared to $823.3 million as of December 31, 2010, increased $18.4 million, or 2.2%, primarily due to discretionary contract-holder activity partially offset by investment performance.

Other Liabilities.  Other liabilities consist mainly of payables to our parent, payables for securities and funds withheld. The increase of $1.2 million was primarily due to an increase in payables to parent and funds withheld, partially offset by a decrease in the amount payable for securities at December 31, 2011 compared to December 31, 2010.

Capital and Surplus.  Capital and surplus totaled $398.4 million as of December 31, 2011, compared to $370.6 million as of December 31, 2010. This increase of $27.8 million in capital and surplus was primarily due to net income of $29.5 million, partially offset by an increase of $2.8 million in AVR.

LIQUIDITY AND CAPITAL RESOURCES

We have a financial support agreement with TIAA, and, under this agreement, TIAA will provide financial support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any contract owner with recourse to TIAA.

We also maintain a $100.0 million unsecured 364-day revolving line of credit arrangement with TIAA. As of December 31, 2011, $30.0 million of this facility was maintained on a committed basis for which we paid a commitment fee of 10.0 basis points on the unused committed amount. During 2011, we made four draw downs which totaled approximately $17.0 million, of which no amount was outstanding at December 31, 2011.

We have no material off-balance sheet arrangements for financing or other purposes.

The following table presents our total adjusted capital, which, as defined by the NAIC, includes the AVR, by period (in millions).

	December 31,
	2011	2010
Total Adjusted Capital
Total Capital and Surplus	$398.4	$370.6
Asset Valuation Reserve	10.6	7.8
Total Adjusted Capital	$409.0	$378.4

TIAA-CREF Investment Horizon Annuity Prospectus	62

Our total adjusted capital increased by $30.6 million from $378.4 million at December 31, 2010 to $409.0 million at December 31, 2011. The increase was primarily due to net income of $29.5 million in 2011.

Our financial strength (i.e., claims-paying ability) ratings are AA+ (Very Strong) from Standard and Poor’s, A++ (Superior) from A.M. Best Company, AAA (Exceptionally Strong) from Fitch Ratings and Aaa (Excellent) from Moody’s Investors Service. Each ratings agency independently assigns a rating based on its own independent review and takes into account a variety of factors, which are subject to change, in making its decision. Accordingly, there can be no assurance of the ratings that will be afforded to us in the future. These ratings do not apply to the separate accounts because the underlying assets have been allocated to specific separate account liabilities and generally are not available to fund the needs of our general account.

A significant portion of our general account investments consist of investment grade publicly-traded bonds, which can be readily converted to cash. We carefully review our liquidity position on an ongoing basis.

The following table illustrates our cash flows provided by or used in operating, investing and financing activities for the following periods (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)			Increase/(decrease)
	2011	2010	$	%	2009	$	%

Net cash provided by operations	$144.3	$131.1	$13.2	10.1%	$116.7	$14.4	12.3%
Net cash used in investments	(650.3)	(134.9)	(515.4)	382.1%	(232.8)	97.9	42.1%
Net cash (used in ) provided by financing and other	524.5	(19.0)	543.5	2860.5%	122.0	(141.0)	115.6%

Net change in cash, cash equivalents and short-term investments	$18.5	$(22.8)	$41.3	181.1%	$5.9	$(28.7)	486.4%

As an insurance entity, the positive cash flows generated from premiums received and net investment income earned, are offset by benefits and surrenders paid and customers’ net transfers to separate accounts. Total net cash flow provided by operations includes premiums and investment income received less benefit payments, operating expenses, federal income tax, and net transfers to separate accounts. Cash flow from operations is affected by the level of premiums from the sale of individual annuity and life insurance products, investment income received, expenses paid and customer decisions to move funds in or out of separate accounts.

The net cash provided by operations was $144.3 million for 2011 compared to $131.1 million for 2010. The $13.2 million increase in net cash provided by operations was primarily due to increases in premiums, decreases in net transfers to separate accounts and federal income tax, partially offset by a decrease in net investment income. The net cash provided by operations was $131.1 million for 2010 compared to $116.7 million for 2009. The $14.4 million increase in net cash provided by operations was primarily due to a decreases in net transfers to separate accounts, benefits and federal income tax offset by an increase in operating expenses combined with decreases in premiums and net investment income.

Net cash used in investments increased $515.4 million to $650.3 million for 2011 from $134.9 million for 2010. The increase in cash used in investments primarily resulted from an increase in purchases of investments of $498.5 million, proceeds from long-term investments sold, matured or repaid, along with a decrease in purchases of $16.9 million during the period. Net cash used in investments decreased $97.9 million to $134.9 million for 2010 from $232.8 million for 2009. The decline in cash used in investments primarily resulted from a net decrease in purchases of investments of $127.3 million offset by a net decrease in proceeds from long-term investments sold, matured or repaid of $29.6 million.

The $543.5 million increase in net cash provided by financing and other between 2011 and 2010 was primarily the result of an increase of $542.4 million in net deposit activity on deposit-type contracts. The $141.0 million decrease in net cash provided by financing and other between 2010 and 2009 was primarily the result of no capital contributions in 2010 compared to a $70.0 million capital contribution in 2009, and a decrease of $74.2 million in net deposit activity on deposit-type contracts.

63	TIAA-CREF Investment Horizon Annuity Prospectus

Impact of Inflation

The level of inflation during the periods covered by the statutory-basis financial statements included in this prospectus has not had a significant impact on our revenues, expenses, or net income.

Increased levels of inflation tend to increase the need for life insurance. Many policyholders may increase their life insurance coverage to provide the same relative financial benefit and protection in anticipation of higher inflation. Higher interest rates can also result in higher sales of our individual fixed annuities.

The higher interest rates that have traditionally accompanied inflation could also affect certain other aspects of our operations. Policy loans generally increase as policy loan interest rates become relatively more attractive. As interest rates increase, disintermediation of existing annuity account balances and individual life policy cash values may increase customer withdrawals. The fair value of our fixed-rate, long-term investments may decrease. Our margins, representing the difference between the interest rate earned on investments and the interest rate credited to life insurance and annuity products, may also be adversely affected by rising interest rates.

Inflation could also increase the costs that we might incur in the future to operate our business. Should inflation increase our future operating costs, we would attempt to adjust the crediting rates that we provide on the individual fixed annuity, life insurance (to the extent applicable), and funding agreement contracts that we issue in order to maintain our margins.

Contractual Obligations

As of December 31, 2011, we do not have any current or future contractual obligations related to long-term debt, capital leases, operating leases or purchase obligations. The table below sets forth our estimated future contractual obligations as of December 31, 2011 related to contract owner, policyholder and funding agreement obligations (in millions):

Amounts Due By Period
One year or less	$419.1
After one through three years	774.2
After three through five years	759.0
After five years	2,532.3
Total	$4,484.6

The estimated due dates for our estimated contractual obligations are based on various assumptions, including mortality and lapse assumptions of the individual annuity and life insurance lines of business, using historical experience, which we use for asset/liability modeling. These estimated obligations are based on our actual general account balance sheet values and include interest expected to be credited during the remaining estimated periods; due to the significance of the assumptions used, the amounts presented could materially differ from actual future results. (Separate account liabilities are legally separated from the general account, and are expected to be fully funded by the separate account assets.) Cash flows from the general account’s investments are anticipated to fully fund the general account’s obligations.

Recently Issued Accounting Standards

The NAIC promulgates Statutory Accounting Principles primarily through the issuance of Statements of Statutory Accounting Principles. See “Application of Accounting Pronouncements” in Note 2 of the audited statutory-basis financial statements included elsewhere in this report.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

We are primarily exposed to market risk through our investment and insurance activities; however, the majority of our investments are carried at amortized cost and not at fair value. Because our investment

TIAA-CREF Investment Horizon Annuity Prospectus	64

balances do not generally reflect current fair values, the market risk factors discussed below do not generally have a significant direct impact on our financial position or results of operations unless investment positions are determined to have OTTI.

Our financial position and earnings are indirectly subject to various market risks, including changes in interest rates, changes in the yield curve, changes in spreads between risk-adjusted and risk-free interest rates, changes in foreign currency rates and equity price risks. These market risks may impact our prospective earnings on future investments, which may, in turn, affect the interest that we will prospectively credit on our general account products. We analyze and manage the risks arising from market exposures of financial instruments, as well as other risks, through an integrated asset/liability management (“ALM”) process. Our ALM process involves the monitoring of asset and liability durations for various product lines; cash flow testing under various interest rate scenarios; and the rebalancing of assets and liabilities with respect to yield, risk and cash flow characteristics.

The primary focus of our ALM program is the management of interest rate risk within our insurance operations. This includes the aforementioned monitoring of asset and liability durations to provide an appropriate balance between risk and profitability for each product line as well as the Company as a whole. As of December 31, 2011, the difference between our assets and liabilities once guaranteed minimum interest rates and assets supporting capital and surplus were excluded was approximately 0.26 years. This level of asset/liability matching indicates that the fair value sensitivity of our assets and liabilities to interest rate movements is nominal. It is generally our policy to maintain relatively small differences in asset and liability durations.

We believe our ALM programs and procedures and certain product features provide protection against the effects of changes in interest rates under various scenarios. Additionally, we believe our ALM programs and procedures provide sufficient liquidity to enable us to fulfill our obligation to pay benefits under our various insurance and deposit contracts. However, our ALM programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve), relationships between risk-adjusted and risk-free interest rates, market liquidity and other factors and the effectiveness of our asset/liability management programs and procedures may be negatively affected whenever actual results differ from those assumptions.

Our investment portfolio (“Portfolio”) is subject to broad market risk as well as specific interest rate risk. Market risk relates to the potential loss in fair value resulting from adverse changes in market sentiment of risk and prices. Interest rate risk is the potential loss in fair value resulting from adverse changes in interest rates relative to the interest rate characteristics of interest bearing assets and liabilities. We manage these risks through an integrated ALM process that includes asset allocation and individual exposure limits based on internal risk measurements. Our ALM process involves the aforementioned continuous monitoring of asset and liability durations for various product lines; cash flow testing under various interest rate scenarios; and the pro-active rebalancing of assets and liabilities with respect to yield, risk and cash flow characteristics.

At December 31, 2011, our Portfolio had a duration of approximately 4.1 years. Based on this calculation, we estimate that a 100 basis point immediate, parallel increase in interest rates across the entire yield curve (“rate shock”) would decrease the fair value of both the Company’s assets and liabilities by approximately 4.1%, or approximately $120.0 million. The selection of a 100 basis point immediate increase in interest rates should not be interpreted as our prediction of future market events, but only as an illustration of the effect of such an event.

In addition to market rate and interest rate risk, mortgage-backed securities, which are included in bonds in our Portfolio, are subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). Included in these mortgage-backed securities are some interest-only securities. If the underlying mortgage assets experience faster than anticipated repayments of principal, we could fail to recoup some or all of our initial investment in these securities, since the original price paid by us was based in part on assumptions regarding the receipt of interest payments. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased

65	TIAA-CREF Investment Horizon Annuity Prospectus

prepayments. If the underlying mortgage assets are repaid later than anticipated, we could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayment depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors. The fair value of these securities is also highly sensitive to changes in interest rates. These securities may also be harder to sell than other securities.

EXECUTIVE OFFICERS AND DIRECTORS

Directors

All directors are employees of TIAA, the parent company of TIAA-CREF Life Insurance Company (“TIAA-CREF Life”), and do not receive additional compensation for their board service. Directors are selected by the Nominating and Personnel Committee of the Board. The election of Directors generally occurs at the annual meeting of the stockholder. The annual meeting is held each year on the second Wednesday of November. At such annual meeting, all Directors are elected for the ensuing year. The names, ages and a description of the business experience, principal occupation and employment during at least the last five years of each of the directors of TIAA-CREF Life are set forth below:

David M. Anderson, 50, Senior Managing Director, Head of Enterprise Integration, TIAA (since 2010). Senior Vice President, Thrivent Financial for Lutherans (1983 – 2010). Mr. Anderson was elected to the Board in 2011.

Kathie Andrade, 49, Senior Managing Director, Head of Wealth Management and Distribution, TIAA (since 2011). Managing Director, Head of Wealth Management Sales & Service, TIAA (2008-2011). COO, Alternative Investments and other positions, Bank of America (1986 – 2008). Ms. Andrade was elected to the Board in 2012.

Elizabeth D. Black, 52, Managing Director and Head of Public Trading, TIAA (since 2010). Managing Director and Head of Fixed Income Trading, TIAA (January 2010 – March 2010) and Managing Director and Head of Fixed Income Portfolio Management, TIAA (2006 – 2009). Ms. Black was elected to the Board in 2006.

Eugene Flood, 56, Executive Vice President, President of Diversified Financial Services, TIAA (since 2011). Chief Executive Officer, Smith Breedan Associates (2000 – 2011). Mr. Flood was elected Chairman of the Board and Director in 2011.

Anthony M. Garcia, 48, Vice President, Insurance & ATA Products, TIAA (since 2009). Senior Vice President, HealthMarkets, Inc. (2004 – 2009). Senior Vice President and Division General Manager, HSBC (1999 – t2004). Mr. Garcia was elected to the Board in 2010 and serves as President and Chief Executive Officer (since 2010).

Matthew Halperin, 49, Senior Managing Director, Head of RM-Risk Policy/Analystics, TIAA. Mr. Halperin was elected to the Board in 2012.

Nancy Heller, 55, Senior Managing Director and Head of New Business, TIAA (since 2009). Senior Managing Director and Head of Institutional Relationships, TIAA (2007 – 2009). Senior Managing Director, Head of TIAA-CREF Asset Management (2005 – 2007). Ms. Heller was elected to the Board in 2007.

Eric T. Jones, 50, Senior Vice President, TIAA (since 2006). Self employed as a research consultant (2006). Senior Vice President, UBS Financial Services (1992 – 2005). Chairman, President and Chief Executive Officer of TIAA-CREF Life from (2008 – 2010). Mr. Jones was elected to the Board in 2008.

Harry I. Klaristenfeld, 61, Senior Vice President and Chief Actuary, TIAA (since 2005). Vice President and Chief Actuary, TIAA (2000 – 2005). At TIAA since 1971. Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Mr. Klaristenfeld was elected to the Board in 2006 and serves also as Chief Actuary (since 2006).

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Matthew Kurzweil, 44, Senior Vice President and Corporate Controller, TIAA (since 2009). Vice President and Controller, TIAA (2006 – 2009). Partner, Financial Services Advisory Practice, Ernst & Young (1989 – 2006). Member, American Institute of Certified Public Accountants. Mr. Kurzweil was elected to the Board in 2008 and Vice Chairman (since 2011) and served as Chairman of the Board (2010 – 2011).

Russell Noles, 53, Senior Vice President, Corporate Strategy & Development for TIAA (since 2011). Senior Vice President, Trust Products (2008 – 2011), Senior Vice President, Internal Audit (2006 – 2008),Vice President & Acting Chief Financial Officer (2005 – 2006),Vice President, Internal Audit (2004 – a 2005), TIAA. Vice President, St. Paul Travelers Companies (2001 – 2004). Vice President, Qwest/US WEST Communications (1984 – 2001). Member, American Institute of Certified Public Accountants. Mr. Noles was elected to the Board in 2005.

The Board has an Audit Committee that reviews the scope and results of the audit and other services provided by TIAA-CREF Life’s independent registered public accounting firm, and reviews and approves matters pertaining to accounting, internal control procedures, and related policies. The Board has an Executive Committee that has the full powers of the Board during intervals between the meetings of the Board, SUBJECT TO APPLICABLE LAW. The Board has an Investment Committee that determines the investment policies and supervises the investment of the funds of TIAA-CREF Life. The Board has a Nominating and Personnel Committee that nominates directors and executive officers and designates principal officers. The Board does not have a Compensation Committee because TIAA-CREF Life does not have any employees. The Board may, from time to time, establish certain other committees and subcommittees to facilitate the management of TIAA-CREF Life.

Executive Officers

All officers are employees of TIAA and do not receive any compensation from TIAA-CREF Life for their services. The names, ages, position and a description of the business experience, principal occupation and employment during at least the last five years of each of the officers of TIAA-CREF Life are set forth below:

Linda Dougherty, 63, is Vice President and Assistant Controller, TIAA (since 2006). Director, Accounting, TIAA (1999 – 2006). Vice President, Prudential Financial (1988 – 1998). Ms. Dougherty serves as Vice President and Chief Financial Officer of TIAA-CREF Life (since 2006).

Margarita Echevarria, 61, Vice President, Senior Compliance Officer, TIAA (since 2011). Senior Vice President-Compliance, Insurance Services and other positions, HSBC (2001 – 2010). Ms. Echevarria serves as Chief Compliance Officer of TIAA-CREF Life (since 2011).

Eugene Flood—For Mr. Flood’s business experience, principal occupation and employment history, see information under “Directors.”

Anthony Garcia—For Mr. Garcia’s business experience, principal occupation and employment history, see information under “Directors.”

Jorge Gutierrez, 50, Vice President (since 2009) and Treasurer (since 2008), TIAA. Manager, Treasury Services and Assistant Treasurer, TIAA (2004 – 2008). Manager, Treasury Services, TIAA (2000 – 2004). At TIAA since 1989. Mr. Gutierrez serves as Treasurer of TIAA-CREF Life (since 2008).

Harry I. Klaristenfeld—For Mr. Klaristenfeld’s business experience, principal occupation and employment history, see information under “Directors.”

Meredith Kornreich, 55, Vice President and General Counsel, Institutional Business, TIAA (since 2008). General Counsel for TIAA-CREF Asset Management and Chief Counsel Investment Products and Corporate Finance Law, TIAA (2000 – 2008). Ms. Kornreich serves as General Counsel of TIAA-CREF Life (since 2008).

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Matthew Kurzweil—For Mr. Kurzweil’s business experience, principal occupation and employment history, see information under “Directors.”

Lisa Mancini, 51, Chief Underwriter, TIAA. Vice President, Underwriting, AXA (2003 – 2005). Assistant Vice President, Swiss Reinsurance (1999 – 2003). Member, Association of Home Office Underwriters. Fellow, Academy of Life Underwriting Member, American Council of Life Insurers Risk Classification Committee. Ms. Mancini serves as Chief Underwriter of TIAA-CREF Life (since 2006) and served on the Board (2008 – 2009).

Marjorie Pierre-Merritt, 45, Vice President (since 2007) and Assistant Corporate Secretary (since 2006) of TIAA. Assistant Corporate Secretary, The Dun & Bradstreet Corporation (2003 – 2006). Counsel, The New York Times Company (2001 – 2003). Assistant General Counsel, Pfizer (1998 – 2000). Member, Society of Corporate Secretaries. Ms. Pierre-Merritt serves as Secretary of TIAA-CREF Life (since 2007).

Jeremy Ragsdale, 35, Vice President, Product Management, TIAA (since 2010). Corporate Vice President, New York Life Insurance Company (2008 – 2010). Executive Director, USAA Life Insurance Company (2006 – 2008). Senior IT Manager, Principal Financial Group (1998 – 2006). Mr. Ragsdale serves as Vice President (since 2012) and served as Managing Director, Product Management of TIAA-CREF Life (2011 – 2012).

Audit Committee Financial Expert

On November 15, 2011, the Board of Directors of TIAA-CREF Life determined that Russell Noles was qualified and would serve as the audit committee financial expert on TIAA-CREF Life’s audit committee. Mr. Noles is not independent of TIAA-CREF Life’s management.

Code of Ethics

The Board of Trustees of TIAA has a code of ethics for senior financial officers, including its principal executive officer, principal financial officer, principal accounting officer, or controller, and persons performing similar functions, in conformity with rules promulgated under the Sarbanes-Oxley Act of 2002. As employees of TIAA, the Board of Directors and Executive Officers of TIAA-CREF Life must adhere the code of ethics for Senior Financial Officers adopted by TIAA’s Board of Trustees. In addition, TIAA-CREF Life has a code of ethics for senior financial officers, including its principal executive officers, principal financial officers, principal accounting officers or controllers, in conformity with rules promulgated under the Sarbanes-Oxley Act of 2002. The code of ethics for TIAA-CREF Life is filed as an exhibit to this report.

During the period, there were no implicit or explicit waivers granted by the Registrant from any provision of the code of ethics.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We do not currently have any employees. Our operational needs are met by TIAA and certain of its direct and indirect wholly-owned subsidiaries. All employees who provide services to us are TIAA employees and are paid by TIAA. Their compensation-related costs are allocated to us based on various factors, the primary being the estimated time allocated to providing service to TIAA-CREF Life, or as general corporate overhead, based primarily on assets under management. Our directors and officers are not specifically compensated for their work for TIAA-CREF Life. The description of the compensation plans, the Corporate Scorecard, the TIAA Long Term Performance Plan (“LTPP”) Scorecard and the compensation-related information presented below is primarily related to TIAA. The compensation tables contain the compensation-related costs allocated from TIAA to TIAA-CREF Life for the Named Executive Officers.

Compensation and Benefits Philosophy

The compensation and benefits programs for TIAA executives are designed with the goal of providing compensation that is fair, reasonable and competitive. The programs are intended to help TIAA recruit and

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retain qualified executives, and motivate executives by providing rewards that are linked to performance while also aligning the interests of executives with those of TIAA’s institutional clients and individual customers (referred to in this Executive Compensation section as “participants”).

The design of specific programs is based on the following guiding principles:

Performance

TIAA believes that the best way to accomplish alignment of compensation plans with the interest of its participants is to link pay directly to individual, business area and company-wide performance. When performance exceeds expectations, pay levels are targeted to be above the competitive median. When performance falls below expectations, pay levels are targeted below the competitive median.

Competitiveness

Compensation and benefits programs are designed to be competitive with those provided by companies with whom TIAA competes for talent. In general, programs are considered competitive when they are targeted at the competitive median of these competitor companies and vary based on level of performance. Benefits programs are designed to provide competitive levels of protection and financial security and are not based on performance.

Cost

Compensation and benefit programs are designed to be cost-effective and affordable, ensuring that the interests of TIAA’s participants are considered.

Comparator Groups

The relevant comparator group for compensation and benefit programs consists of financial services firms, including insurance companies, mutual funds and other investment companies. Information regarding compensation and benefit programs of the firms included in the comparator group is provided to TIAA by independent compensation survey providers. The survey data further enables the Human Resources Committee of TIAA’s Board of Trustees (the “Committee”) to compare the competitiveness of the compensation of its executive officers with those firms with which TIAA competes for talent.

Internal Equity

The guiding principles described above are the same principles that govern the design of the compensation and benefit plans provided to TIAA’s non-executive workforce. TIAA believes that this alignment of philosophy is an important element in creating an environment of trust and teamwork that furthers the long-term interests of the organization.

Components of Total Compensation

TIAA’s executive compensation and benefits package consists of direct compensation and company-sponsored benefit plans. Each component is designed to achieve a specific purpose and contribute to a total package that is competitive, appropriately performance-based, and valued by TIAA’s executives.

Direct Compensation

Direct compensation consists of base salary and variable compensation (which includes an Annual Cash Award and a Long Term Performance Plan Award). All elements of compensation are targeted at the competitive median. Both elements of variable compensation are linked to performance—individual, business area and company-wide. When performance exceeds expectations, pay levels are targeted to be above the competitive median. When performance falls below expectations, pay levels are targeted below the competitive median. By creating these links, TIAA seeks to achieve its objectives of performance-based, cost-effective compensation programs.

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Base Salary

Base salary is determined with reference to competitive pay practices and is aligned with the individual’s relative role and responsibilities.

Variable Compensation

Variable compensation, comprised of Annual Cash Awards and Long Term Performance Plan Awards, is designed to place a significant portion of total compensation at risk—that is, linked directly to performance.

Annual Cash Award

Annual Cash Awards, together with base salary, comprise the annual total cash compensation payable to executives. Annual Cash Awards are discretionarily determined with reference to the competitive market and vary based on performance.

Long Term Performance Plan Award

Awards under the LTPP are determined as dollar amounts and granted as plan units that vest over a specified performance period. The number of units awarded is determined by dividing the dollar value of the individual’s award by the plan’s unit value as of December 31st of the preceding year. Depending on the level of the executive who received the award, units awarded prior to 2008 vest in either three equal annual installments on the third, fourth, and fifth anniversaries of the grant date or vest in full on the third anniversary of the grant date. Beginning with the February 2008 awards, units vest on the third anniversary of the grant date. The cash value of the units is payable upon vesting and, generally, individuals must be employed on the vesting date in order to receive a payment.

The LTPP was designed to mirror equity-related plans offered by most organizations with which TIAA competes for talent. The plan enables executives to align their interests with those of participants and to participate in the success of the enterprise. Following an extensive review last year, several changes were made to the LTPP plan effective 2008 to ensure market competitiveness and to better tie the LTPP performance to long-term performance metrics.

Company-Sponsored Benefit Plans

TIAA provides company-sponsored insurance, retirement and severance benefit plans to executives. The benefits package is designed to assist executives in providing for their own financial security in a manner that recognizes individual needs and preferences.

Insurance Plans

The core insurance package includes health, dental, disability and basic group life insurance coverage. In general, executives participate in these benefits on the same basis as other TIAA employees.

Retirement and Deferred Compensation Plans

TIAA provides qualified (under the IRC) and non-qualified retirement and deferred compensation benefits to executives.

Retirement Plan

The TIAA Retirement Plan is a tax-qualified defined contribution plan intended to help provide for an employee’s financial security in retirement. TIAA employees who have completed six months of service and are age 21 or older are eligible to participate in the plan. TIAA makes contributions that may currently be invested in TIAA and/or CREF retirement annuities and TIAA-CREF mutual funds available under the plan, as directed by the employee. Contributions are expressed as a percentage of base salary and the percentage increases upon attainment of certain ages. TIAA does not offer a defined benefit retirement plan.

Equalization Plan

The TIAA Retirement Benefit Equalization Plan (“Equalization Plan”) is a non-qualified plan that covers all employees for whom TIAA’s annual contributions to the TIAA Retirement Plan are restricted by IRC

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limitations. Under the Equalization Plan, TIAA contributes an amount equal to what would otherwise have been provided under the TIAA Retirement Plan except for the restrictions imposed by tax law. Amounts are credited to notional accounts in the same annuity and mutual fund options as under the TIAA Retirement Plan. In 2008, benefits were payable from the Equalization Plan following the executive’s separation from service and at the same time as benefits were payable under the TIAA Retirement Plan. Due to a change in the tax law effective in 2009, amounts under the Equalization Plan are now payable independently from the TIAA Retirement Plan. All amounts deferred under the Plan are fully vested after three years of service.

TIAA 401(k) Plan and Excess Plan

TIAA’s 401(k) plan provides employees the opportunity to save for retirement on a tax-favored basis. Executives may elect to participate in the 401(k) plan on the same basis as all other TIAA employees. Contributions made may currently be invested in TIAA and/or CREF retirement annuities and TIAA-CREF mutual funds available under the plan, as directed by the employee. Employees whose deferrals are subject to IRC limits may defer excess amounts under the TIAA 401(k) Excess Plan (“Excess Plan”), a non-qualified plan. Amounts are credited to notional accounts in the same annuity and mutual fund options as under the 401(k) plan. In 2008, benefits under the Excess Plan were payable at the same time as benefits were payable under the 401(k) plan. Due to a change in the tax law effective in 2009, amounts under the Excess Plan are now payable independently from the 401(k) plan. All amounts in the Excess Plan are fully vested at all times. Neither the 401(k) plan nor the Excess Plan provide for matching contributions.

Severance Plan

Executives whose employment terminates involuntarily because their positions are eliminated, relocated, or their job duties change due to company reorganization qualify for competitive severance benefits under TIAA’s severance plan. Executives participate in the severance plan on the same basis as other TIAA employees. In general, the level of severance benefit is based on the number of years of completed service and is tiered based on the employee’s base salary. The minimum severance benefit is six weeks of salary and the maximum is 52 weeks of salary.

Employees who are eligible for benefits under the Severance Plan are also eligible to receive a payment based on their prior year Annual Cash Award. Also, any outstanding performance units awarded in 2005 or later under the LTPP will continue to vest per the vesting schedule under which the awards were granted. Awards granted prior to 2005 will vest on a prorated basis. All severance benefits are conditional on the executive signing a Separation and Release Agreement.

Perquisites

There were no perquisites for the Named Executive Officers.

Determining Benefit Levels

These benefit levels, in aggregate, are reviewed periodically to ensure that the plans and programs provided are generally competitive and cost-effective for TIAA and support TIAA’s human capital needs. Benefit levels are not directly tied to company-wide, business area, or individual performance.

Establishing Compensation Levels

Direct compensation levels (base salary, Annual Cash Award and LTPP Award) are established based on several factors: competitive benchmarking and company-wide, business area and individual performance.

Competitive Benchmarking

Each year, competitive compensation levels are established through the use of market data provided by third party surveys and public disclosures by relevant comparator companies. These comparator companies include: both public and private asset managers; insurance companies; other financial services organizations; and other general industry companies, as appropriate. The data sources for the analysis are obtained from two independent compensation survey providers. These market analyses include base salary, annual cash awards

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and long-term awards. Based on the competitive market data, compensation guidelines are established for each position. These guidelines provide information on the 25th, 50th (median) and 75th percentile pay levels in the competitive market.

Company Performance

The actual amount of total funding recommended for the Annual Cash Award and LTPP Award for all employees is dependent on overall company performance of TIAA, as determined by the Committee. The Corporate Scorecard is the key measure of certain company performance indicators. Subject to affordability, when Corporate Scorecard performance is at target, the overall recommended funding for variable compensation awards is intended to approximate the competitive median. When Scorecard performance is below target, overall recommended funding will generally be below the competitive median; similarly, when Scorecard performance exceeds target, overall recommended funding may be above the competitive median.

Determining Incentive Compensation Allocation—Annual and Long-Term Incentives

Overall variable compensation funding is established with reference to company performance at TIAA against the Corporate Scorecard and is ultimately subject to a discretionary adjustment based on the judgment of the Committee regarding affordability, and to ensure appropriate alignment with the interests of participants.

TIAA executive management allocates the combined variable compensation pool to business and support areas, based on their relative contributions to TIAA’s overall performance.

Determining Individual Compensation Levels

Executives

Individual compensation levels for executives are determined based on overall company-wide, business area and individual performance and is subject to funding availability as described above in “Company Performance.” Within the approved funding levels, executives whose performance exceeds expectations will generally receive total compensation above the competitive median of their compensation guideline; executives whose performance meets expectations will receive total compensation comparable to the competitive median of their guideline; and executives with below-expectation performance will receive total compensation below the competitive median of their guideline.

Base Salary

TIAA does not typically grant regular, annual base salary increases to executives. Instead, increases to base salary are awarded when necessary to address significant changes in the external competitive market for a given position, to recognize an executive for assuming significant additional responsibilities, or to achieve an appropriate competitive level due to a promotion to a more senior position.

Annual Cash Award and Long Term Performance Plan Award

In determining the amount of an executive’s variable compensation—the Annual Cash Award and the LTPP Award—TIAA uses the market-based compensation guidelines described above. Within those guidelines, TIAA considers the overall funding available for variable compensation awards and the executive’s performance. TIAA does not employ the use of incentive target percentages for the annual or long-term award, and does not use any formula-based approach in determining individual awards. Rather, discretion is exercised in determining the overall total compensation to be awarded to the executive. Once Total Compensation level is established, the mix of cash bonus and LTPP award for each employee is determined based on a scale applicable to all employees. As a result, the amounts delivered in the form of an Annual Cash Award and in the form of a LTPP Award are designed to work together in conjunction with base salary to deliver an appropriate total compensation level to the executive.

TIAA believes that the discretionary design of its variable compensation programs support its overall compensation objectives by allowing for significant differentiation of pay based on performance; by providing the flexibility necessary to ensure that pay packages for the executive group are competitive relative to the

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external market; and by providing TIAA with the ability to deliver compensation in a manner that is linked to results that benefit TIAA’s participants as well as being internally equitable and appropriately reflecting the contributions of each executive to the short- and long-term success of the organization.

The Annual Compensation Process

The Committee reviews the benchmarking and performance results presented by management in determining the appropriate aggregate compensation levels for the performance year. In conducting its review, the Committee considers quantitative performance results (including the Corporate Scorecard results), the overall need of the organization to attract, retain and incent the executive team, and the total cost of compensation programs. Following the Committee’s decisions on overall funding levels, TIAA management determines the appropriate individual compensation levels for executives.

Compensation in the Last Fiscal Year

Summary Compensation Table*

For the Years Ended December 31, 2011, 2010 and 2009

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Garcia, Anthony M. [4] President and CEO	2011 2010 2009	226,240 178,976 —	298,960 — —	— — —	— — —	— — —	— — —	3,111 2,013 —	528,311 180,989 —
Dougherty, Linda Vice President and CFO	2011 2010 2009	34,560 34,119 32,108	27,245 26,003 20,153	— — —	— — —	12,488 8,670 5,065	— — —	— — 5,753	74,293 68,792 63,079
Maynard, Steven J. VP, Insurance & Advisory Prod	2011 2010 2009	178,400 166,200 146,240	57,980 54,015 34,220	— — —	— — —	24,592 19,167 24,854	— — —	— — 21,570	260,972 239,382 226,884
Ragsdale, Jeremy W. VP, Product Management	2011 2010 2009	192,000 — —	62,400 — —	— — —	— — —	— — —	— — —	— — —	254,400 — —
Mancini, Lisa Chief Underwriter	2011 2010 2009	134,820 127,260 127,260	18,725 17,675 17,675	— — —	— — —	21,913 16,307 —	— — —	— — —	175,458 161,242 144,935

*	Amounts represent the executives’ compensation allocated to TIAA-CREF Life.

[1]	The amounts shown represent the base salary earnings for the 2011, 2010 and 2009 calendar years and are not reduced to reflect elections for tax-qualified benefits or to defer compensation.

[2]	The amounts shown represent annual cash awards earned for the 2011, 2010 and 2009 performance cycles, payable in the following year under the TIAA’s Annual Cash Award program.

[3]	The amounts shown represent the payout made for the years presented based on the performance unit values for previous grants that vested during the periods.

[4]	Mr. Garcia was appointed as President and CEO of the TIAA-CREF Life during July 2010. The amount show represents TIAA-CREF Life’s allocation of the annualized rate of salary.

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Non-Qualified Contribution and Other Deferred Compensation Plans

As of Year Ended December 31, 2011

Name and Principal Position	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals Distribution ($)	Aggregate Balance at Last FYE ($)
Garcia, Anthony M. President and CEO	19,554		(1,811)	—	19,791
Dougherty, Linda Vice President and CFO	12,488		(521)	—	34,958
Maynard, Steven J. VP, Insurance & Advisory Product	—	—	—	—	—
Ragsdale, Jeremy W. VP, Product Management	—	—	—	—	—
Mancini, Lisa Chief Underwriter	—	—	—	—	—

Contributions consist of executive contributions to the Excess Plan and TIAA-CREF Life’s allocation of TIAA’s contributions to the Equalization Plan, of which each plan is described above under Company-Sponsored Benefit Plans.

Payments and Benefits Triggered by Termination

Named Executive Officers.  The amount of compensation (if any) that is payable to the Named Executive Officers upon termination of employment depends on the nature and circumstances under which employment is ended. All such Named Executive Officers are entitled to severance benefits under the Severance Plan under the same terms as are applicable to all TIAA employees.

Resignation by the Executive.  If a Named Executive Officer voluntarily resigns from TIAA, no Annual Cash Award is payable and no amounts under the LTPP will be payable unless the Named Executive Officer meets the retirement requirements under that plan at the time of termination. The Named Executive Officer may be entitled to receive benefits from the TIAA Retirement Plan and the Retirement Equalization Plan to the extent those benefits have been earned under the provisions of the plan and he or she has met the vesting requirements of the plan. In addition, the Named Executive Officer would be entitled to receive any amounts voluntarily deferred (and the earnings thereon) under the TIAA 401(k) Plan and the TIAA 401(k) Excess Plan.

Termination by TIAA Meeting Severance Plan Eligibility.  If a Named Executive Officer’s employment is involuntarily terminated by TIAA under circumstances that meet the eligibility provisions of the TIAA’s Severance Plan (generally an involuntary termination due to their position being eliminated or relocated or a change in their job duties due to company reorganization), described in the “Compensation Discussion and Analysis” section, he or she will be entitled to receive the following:

•	Earned and vested amounts under the TIAA Retirement Plan and the Retirement Equalization Plan.

•	Deferred amounts (and earnings) under the TIAA 401(k) Plan and the TIAA 401(k) Excess Plan.

•	Severance benefits based on salary and years of service.

•	A payment based on the Named Executive Officer’s last Annual Cash Award payment and his or her Termination Date. If the Termination Date occurs before Annual Cash Awards have been paid for

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the prior year, the amount of payment will be equal to 100% of the last Annual Cash Award that the Named Executive Officer was actually paid, plus 75% of the amount of the last paid Annual Cash Award, prorated based on completed months of service from January 1 of the year of termination through his or her Termination Date. If the Termination Date occurs after the Annual Cash Awards have been paid for the prior year, the executive will receive 75% of the last Annual Cash Award that he or she was actually paid, prorated based on completed months of service from January 1 of the year of termination through his or her Termination Date.

•	For LTPP Awards granted, the award will continue to vest and be paid based on the terms under which the award was granted.

Termination by TIAA Not Meeting Severance Plan Eligibility.  If a Named Executive Officer’s employment is involuntarily terminated by TIAA under circumstances that do not meet the eligibility provisions of the Severance Plan, no amounts are generally payable under the plan. In addition, if the Named Executive Officer is terminated for misconduct or other serious infraction of TIAA policy, all LTPP performance units will be forfeited regardless of whether the Named Executive Officer qualifies for retirement under the LTPP. The Named Executive Officer may be entitled to receive benefits from the Retirement Plan and the Retirement Equalization Plan to the extent those benefits have been earned under the provisions of such plans and he or she has met the vesting requirements of such plans. In addition, the Named Executive Officer would be entitled to receive any amounts voluntarily deferred (and the earnings thereon) under the TIAA 401(k) Plan and the TIAA 401(k) Excess Plan.

Change in Control

TIAA has no post-employment compensation programs designed to provide benefits upon the change in control of TIAA. In addition, none of TIAA’s compensation and benefit plans contain provisions for payments in connection with a change in control.

Discussion of Potential Payments Triggered by Termination

The values set forth on the “Payments and Benefits Triggered by Termination” table below list the estimated additional compensation that would have been payable to each of the Named Executive Officers if employment had been terminated as of December 31, 2011 under various scenarios (generally corresponding to those described above).

The Named Executive Officers are generally eligible for benefits under the Severance Plan in the event of an applicable termination. With respect to payments shown for “Severance Plan Eligible” terminations:

•	amounts listed under “Salary” reflect the portion of the Severance Plan benefit that is based on salary level and years of service,

•	amounts listed under “Annual Cash Award” are based on a pro-rata portion of any unpaid bonus attributable to Named Executive Officer’s employment in the year in which such termination occurs, and

•

amounts listed under “Vesting of Previously Granted LTPP Awards” represent the value of previously-granted LTPP awards held by the Named Executive Officers as of December 31, 2010 that become vested due to the termination and which would otherwise have been forfeited upon termination of employment (other than due to death or disability).

75	TIAA-CREF Investment Horizon Annuity Prospectus

In the event of termination due to death or disability, all previously granted LTPP awards held as of December 31, 2011 would vest in accordance with LTPP, as listed in the “Vesting of Previously Granted LTPP Awards” column in the following table.

Payments and Benefits Triggered by Termination*

As of December 31, 2011

	Vesting of Previously Granted LTPP Awards[4]	Severance		Total
Name and Reason for Termination		Salary (2)	Annual Cash Award (3)

Garcia, Anthony M.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	—	52,209	224,220	276,429
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	—	—	—	—
Dougherty, Linda S.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	35,343	27,914	20,434	83,691
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	35,343	—	—	35,343
Maynard, Steven J.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	90,107	109,785	43,485	243,377
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	90,107	—	—	90,107
Mancini, Lisa
By Executive for Voluntary Resignation
By TIAA—Severance Plan Eligible	50,369	54,447	14,044	118,860
By TIAA—Not Severance Plan Eligible
Death or Disability (1)	50,369			50,369
Ragsdale, Jeremy W.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	90,456	44,308	46,800	181,564
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	90,456	—	—	90,456
*	Amounts represent the executives’ payments and benefits which would be allocable to TIAA-CREF Life.

[1]	In the event of termination due to death or disability, all previously granted LTPP awards held as of December 31, 2011 would vest in accordance with the LTPP.

[2]	Amounts represent the executives’ portion of the Severance Plan that is based on salary level and years of service.

[3]	“Severance—Annual Cash Award” payments reflect the pro-rated Annual Cash Award payable under the Severance Plan, based on 75% of the prior Annual Cash Award for the period.

[4]

“Vesting of Previously Granted LTPP Awards” reflects the value of previously-granted LTPP awards held by the named officers that are payable following a termination that is (a) Severance Plan eligible or (b) not Severance Plan eligible (not including misconduct), in each case,

TIAA-CREF Investment Horizon Annuity Prospectus	76

pursuant to the terms of either the Severance Plan or the LTPP, and which otherwise would have been forfeited upon termination of employment. These values corresponding to Severance Plan eligible terminations represent the unvested portion of LTPP Awards previously granted during the period of 2009 – 2011 and are not increased due to termination (other than any inherent increase in value attributable to the acceleration of a payment).

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Related Transactions, and Director Independence.

Except for the agreements described below, there have been no transactions between TIAA-CREF Life and any related person since January 1, 2009, nor are any such related person transactions currently being contemplated for which disclosure would be required.

TIAA is the sole stockholder of TIAA-CREF Life, and TIAA-CREF Life and TIAA are parties to the following agreements:

Investment Management Agreement

The Investment Management Agreement provides that TIAA serves as investment adviser with respect to our investment portfolio that we maintain in connection with our business as an insurer. Under the Agreement, TIAA provides investment management services as we may request or as we may determine is reasonably necessary for the proper administration of our investment portfolio, and TIAA agrees to maintain sufficient facilities and trained personnel to perform those services. In consideration for the services provided under the Agreement, we agree to pay TIAA each calendar quarter a fee, which will be the cost to TIAA of performing the investment management services under the Agreement and to reimburse TIAA for any expenses relating to the performance of those services.

Amended and Restated Service Agreement

The Amended and Restated Service Agreement provides that TIAA will perform certain administrative and special services for our business operations, including accounting and bookkeeping services, treasury tasks, tax related services, provide operations systems, telecommunications and mail services, data processing services, maintenance of records, files and other information, legal advisory services, corporate secretarial services, actuarial advisory services, personnel services, public relations services, and such other services as we may request from time to time. In addition, the Agreement allows us to use, in our day-to-day operations, certain property, equipment, and facilities of TIAA, including, without limitation, data processing equipment, business property (whether owned or leased), and communication equipment. In consideration for the services provided under the Agreement, we agree to reimburse TIAA each quarter for the cost to TIAA of performing the services under the Agreement, as reasonably and equitably determined to be attributable to us by TIAA, including all direct and directly-allocable expenses, plus a reasonable charge for direct overhead as agreed to by us and TIAA from time to time.

Financial Support Agreement

We have a financial support agreement with TIAA, and, under this agreement, TIAA will provide financial support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any contract owner with recourse to TIAA.

Tax Allocation Agreement

As a subsidiary of TIAA, we are included in TIAA’s consolidated group for U.S. Federal income tax purposes. With respect to tax returns for any taxable period in which we are included in TIAA’s consolidated group, the amount of taxes to be paid by us is determined, subject to some adjustments, as if we filed our own separate tax return. Under the Tax Allocation Agreement, TIAA agrees to prepare, and TIAA Board of Overseers, the sole, collective owner of TIAA, will execute and file, all consolidated returns with respect to the consolidated group. We agree to pay to TIAA an amount equal to the Federal income tax payments that we would be

77	TIAA-CREF Investment Horizon Annuity Prospectus

obligated to pay the Federal government if we filed a separate return. TIAA agrees to pay each of its subsidiaries, including us, any reductions in the consolidated group’s Federal income tax liability that are attributable to the tax losses of the subsidiary, and any refund owed to the subsidiary.

Distribution Arrangements

Our affiliate, TIAA-CREF Individual & Institutional Services, LLC (“TC Services”), a subsidiary of TIAA, is authorized to distribute contracts products issued through separate accounts for VA-1, VLI-1, and VLI-2 and distribute the IHA contracts.

Since May 1, 2012, these services are provided via a direct agreement between us and TC Services. Prior to May 1, 2012, these services were provided via agreements between TIAA and/or us and Teachers Personal Investor Services, Inc. (“TPIS”), also a subsidiary of TIAA, which subcontracted distribution services to TC Services for the IHA product pursuant to an Amended and Restated Distribution Agreement. Services is compensated by us for all reasonable direct and directly allocable expenses it incurs in providing distribution services under the IHA Distribution Agreement, as reasonably and equitably determined to be attributable to TC Services. During fiscal years 2011, 2010, and 2009, we paid TC Services $221,488, $477,205, and $783,781, respectively, for distribution of all the Contracts.

Note Purchase Agreement

The Company maintains a $100 million unsecured 364-day revolving line of credit with TIAA. As of December 31, 2011, $30 million of this facility was maintained on a committed basis for which the Company paid a commitment fee of 10 basis points on the undrawn committed amount. During 2011 we made four draw downs which totaled approximately $17.0 million, of which no amount was outstanding at December 31, 2011.

Service Agreement

Services for funding agreements used to fund certain qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of Enterprises, is the program manager, are provided to TIAA-CREF Life by TFI pursuant to a Service Agreement between the Company and TFI.

Related Person Fees

For the services provided in accordance with the agreements identified above, we incurred $55.0 million in total fees to TIAA during the year ended December 31, 2011.

Transactions with Related Persons Prohibited

The Board of Directors and Executive Officers of TIAA-CREF Life, as employees of TIAA, must adhere to a Corporate Code of Conduct and a Code of Ethics for Senior Financial Officers adopted by TIAA’s Board of Trustees. The policies proscribe activities and transactions where the director’s or executive officer’s private interests interfere with the interests of TIAA, its affiliates and subsidiaries. Under these rules, no director or officer would be permitted to engage in transactions with TIAA for which disclosure is required under SEC rules. Annually, directors and executive officers must submit a form to TIAA’s General Counsel confirming that he or she has received, read and understands the Code of Ethics and has complied with the requirements of the Code; and notify the General Counsel promptly if he or she becomes aware of any existing or potential violation of this Code.

TIAA-CREF Investment Horizon Annuity Prospectus	78

INDEX TO STATUTORY–BASIS FINANCIAL STATEMENTS

TIAA-CREF LIFE INSURANCE COMPANY

December 31, 2011

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

79	TIAA-CREF Investment Horizon Annuity Prospectus

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of

TIAA-CREF Life Insurance Company:

We have audited the accompanying statutory statements of admitted assets, liabilities and surplus of TIAA-CREF Life Insurance Company (the “Company”) as of December 31, 2011 and 2010, and the related statutory-basis statements of operations and changes in capital and surplus, and cash flows for each of the three years ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the New York State Department of Financial Services, which practices differ from accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between the statutory basis of accounting and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2011 and 2010, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2011.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and surplus of the Company as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2011, on the basis of accounting described in Note 2.

Charlotte, North Carolina

April 11, 2012

TIAA-CREF Investment Horizon Annuity Prospectus	80

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF ADMITTED ASSETS,

LIABILITIES AND CAPITAL AND SURPLUS

	December 31,
(in thousands)	2011	2010

ADMITTED ASSETS
Bonds	$3,182,147	$2,518,764
Preferred stocks	7,343	7,343
Common stocks	163	—
Mortgage loans	13,726	52,651
Cash, cash equivalents and short-term investments	106,502	88,008
Contract loans	4,227	4,025
Other long-term investments	12,821	1,097
Investment income due and accrued	36,382	30,512
Federal income tax recoverable from TIAA	774	3,206
Net deferred federal income tax asset	5,441	6,149
Other assets	12,579	10,797
Separate account assets	867,988	848,443

Total admitted assets	$4,250,093	$3,570,995

LIABILITIES, CAPITAL AND SURPLUS
Liabilities
Reserves for life and health, annuities and deposit-type contracts	$2,969,775	$2,341,156
Asset valuation reserve	10,594	7,805
Interest maintenance reserve	6,427	6,174
Other liabilities	23,171	21,972
Separate account liabilities	841,741	823,307

Total liabilities	3,851,708	3,200,414

Capital and Surplus
Capital (2,500 shares of $1,000 par value common stock issued and outstanding)	2,500	2,500
Additional paid-in capital	357,500	357,500
Surplus	35,048	6,803
Deferred income taxes	3,337	3,778

Total capital and surplus	398,385	370,581

Total liabilities, capital and surplus	$4,250,093	$3,570,995

SEE NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

81	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
(in thousands)	2011	2010	2009

REVENUES
Insurance and annuity premiums and other considerations	$225,388	$218,934	$232,200
Net investment income	132,685	129,279	131,115
Other revenue	13,775	12,524	11,195

Total revenues	$371,848	$360,737	$374,510

EXPENSES
Policy and contract benefits	$128,247	$125,285	$142,267
Increase in policy and contract reserves	83,741	74,327	55,901
Net operating expenses	56,214	46,493	42,778
Net transfers to separate accounts	37,938	48,360	75,252
Other benefits and expenses	34,848	31,970	33,954

Total expenses	$340,988	$326,435	$350,152

Income before federal income tax and net realized capital gains (losses)	30,860	34,302	24,358
Federal income tax expense	10,545	8,509	11,922
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	9,190	(849)	(19,452)

Net income (loss)	$29,505	$24,944	$(7,016)

SEE NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

TIAA-CREF Investment Horizon Annuity Prospectus	82

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS

(in thousands)	Capital Stock	Additional Paid-In Capital	Surplus (Deficit)	Total

Balance, December 31, 2008	$2,500	$287,500	$(9,669)	$280,331

Net loss			(7,016)	(7,016)
Net unrealized capital loss on investments			(1,706)	(1,706)
Change in asset valuation reserve			616	616
Change in accounting principle (SSAP 43R)			4,290	4,290
Change in accounting principle (SSAP 10R)			3,967	3,967
Change in surplus in separate accounts			3,436	3,436
Change in liability for reinsurance in unauthorized companies			(1,692)	(1,692)
Change in net deferred income tax			9,286	9,286
Change in non-admitted assets:
Deferred federal income tax asset			(6,650)	(6,650)
Deferred premium asset limitation			(609)	(609)
Other invested assets			(1,089)	(1,089)
Other assets			149	149
Capital contribution		70,000	—	70,000

Balance, December 31, 2009	$2,500	$357,500	$(6,687)	$353,313

Net income			24,944	24,944
Net unrealized capital loss on investments			(672)	(672)
Change in asset valuation reserve			(7,513)	(7,513)
Change in surplus in separate accounts			455	455
Change in liability for reinsurance in unauthorized companies			1,692	1,692
Change in net deferred income tax			(2,676)	(2,676)
Change in non-admitted assets:
Deferred federal income tax asset			213	213
Amount recoverable from reinsurers			(225)	(225)
Deferred premium asset limitation			146	146
Incremental deferred federal income tax asset			(189)	(189)
Other invested assets			1,089	1,089
Other assets			4	4

Balance, December 31, 2010	$2,500	$357,500	$10,581	$370,581

Net income			29,505	29,505
Net unrealized capital gain on investments			2,723	2,723
Change in asset valuation reserve			(2,789)	(2,789)
Change in surplus in separate accounts			(82)	(82)
Change in net deferred income tax			(14,040)	(14,040)
Change in non-admitted assets:
Deferred federal income tax asset			13,773	13,773
Amount recoverable from reinsurers			225	225
Deferred premium asset limitation			(1,070)	(1,070)
Incremental deferred federal income tax asset			(441)	(441)

Balance, December 31, 2011	$2,500	$357,500	$38,385	$398,385

SEE NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

83	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
(in thousands)	2011	2010	2009

CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$223,405	$218,701	$233,062
Miscellaneous income	12,494	11,419	11,038
Net investment income	132,287	140,012	149,949

Total Receipts	368,186	370,132	394,049
Policy and contract benefits	126,558	125,883	142,795
Operating expenses	68,319	52,128	46,194
Federal income tax expense/(benefit)	(7,346)	10,960	12,470
Net transfers to separate accounts	36,345	50,081	75,912

Total Disbursements	223,876	239,052	277,371

Net cash from operations	144,310	131,080	116,678

CASH FROM INVESTMENTS
Proceeds from long-term investments sold, matured, or repaid:
Bonds	383,016	425,289	427,883
Stocks	—	—	4,846
Mortgage loans	38,926	8,452	19,407
Miscellaneous proceeds	51	5,163	259
Cost of investments acquired:
Bonds	1,067,103	569,674	681,551
Stocks	—	1,968	2,925
Miscellaneous applications	4,990	—	—
Net increase in contract loans	202	2,197	735

Net cash from investments	(650,302)	(134,935)	(232,816)

CASH FROM FINANCING AND OTHER
Additional paid in capital	—	—	70,000
Net deposits on deposit-type contracts funds	520,049	(22,396)	51,796
Other cash provided (applied)	4,437	3,374	234

Net cash from financing and other	524,486	(19,022)	122,030

NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	18,494	(22,877)	5,892
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	88,008	110,885	104,993

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$106,502	$88,008	$110,885

SEE NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

TIAA-CREF Investment Horizon Annuity Prospectus	84

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

Note 1— Organization and Operations

TIAA-CREF Life Insurance Company commenced operations as a legal reserve life insurance company under the insurance laws of the State of New York on December 18, 1996, under its former name, TIAA Life Insurance Company and changed its name to TIAA-CREF Life Insurance Company (“TIAA-CREF Life” or the “Company”) on May 1, 1998. TIAA-CREF Life is a direct wholly-owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA” or the “Parent”), a legal reserve life insurance company established under the insurance laws of the State of New York in 1918.

The Company issues non-qualified annuity contracts with fixed and variable components, fixed and variable universal life contracts, funding agreements, term-life insurance and single premium immediate annuities.

Note 2—Significant Accounting Policies

BASIS OF PRESENTATION:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The table below provides a reconciliation of the Company’s net income (loss) and capital and surplus between NAIC SAP and the New York SAP annual statement filed with the Department. The primary differences arise because the Company maintains more conservative reserves, as prescribed or permitted by New York SAP, under which annuity reserves are generally discounted on the basis of contractually guaranteed interest rates and mortality tables.

The deferred premium asset limitation results from the Department requiring that any deferred premium asset established along with the corresponding mean reserve should be reduced by the proportionate amount reinsured on a coinsurance basis. Under this approach the deferred premium asset for reinsurance is adjusted based upon the premium mode of the direct policy rather than the premium mode of the reinsurance agreement.

	For the Years Ended December 31,
(in thousands)	2011	2010	2009

Net Income (Loss), New York SAP	$29,505	$24,944	$(7,016)
New York SAP Prescribed Practices:
Additional Reserves for:
Term Conversions	107	87	101
Deferred and Payout Annuities issued after 2000	—	(1)	(1)

Net Income (Loss), NAIC SAP	$29,612	$25,030	$(6,916)

Capital and Surplus, New York SAP	$398,385	$370,581	$353,313
New York SAP Prescribed Practices:
Deferred Premium Asset Limitation	25,972	24,903	25,049
Additional Reserves for:
Term Conversions	1,240	1,133	1,045
Deferred and Payout Annuities issued after 2000	2	2	3

Capital and Surplus, NAIC SAP	$425,599	$396,619	$379,410

85	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows.

Under GAAP:

•	The Asset Valuation Reserve (“AVR”) is eliminated as it is not recognized under GAAP. The AVR is established under NAIC SAP as a direct charge to surplus;

•

The Interest Maintenance Reserve (“IMR”) is eliminated as it is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold;

•	Certain assets designated as “non-admitted assets” are included in the GAAP balance sheet rather than excluded from assets in the statutory balance sheet;

•

Policy acquisition costs, such as commissions, and other costs incurred in connection with acquiring new business, are deferred and amortized over the expected lives of the policies issued under GAAP rather than being expensed when incurred;

•

Policy and contract reserves are based on estimates of expected mortality, morbidity, persistency and interest under GAAP rather than being based on statutory mortality, morbidity and interest requirements;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary;

•	Investments in bonds considered to be “available for sale” are carried at fair value under GAAP rather than at amortized cost;

•

Impairments on securities other than loan-backed and structured securities due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

•

For loan-backed and structured securities (“LB&SS”) that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, such declines in fair value are not recorded until a credit loss occurs;

•	Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings rather than as unrealized losses, which is a component of surplus under NAIC SAP;

•

Changes in the value of certain other long-term investments accounted for under the equity method of accounting are recorded through earnings rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•	Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in earnings. Under NAIC SAP, deferred taxes exclude state

TIAA-CREF Investment Horizon Annuity Prospectus	86

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

•

Contracts that do not subject the Company to significant risks arising from policyholder mortality or morbidity are reported as a deposit liability. Under NAIC SAP, contracts that have any mortality and morbidity risk, regardless of significance, and contracts with life contingent annuity purchase rate guarantees are classified as insurance contracts and amounts received under these contracts are reported as revenue;

•

Declines in fair value of derivatives are recorded through earnings under GAAP rather than surplus. Derivatives embedded in host contracts are accounted for separately like a freestanding derivative if certain criteria are met. Replication Synthetic Asset Transactions (“RSAT”) are not recognized under GAAP;

•

Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance for statutory purposes. Assets and liabilities are reported gross of reinsurance for GAAP and net of reinsurance for statutory purposes. Transactions recorded as financing under GAAP have no impact on premiums or losses incurred, while for statutory purposes, premiums paid to the reinsurer are recorded as ceded premiums (a reduction in revenue) and expected reimbursement for losses from the reinsurer are recorded as a reduction in losses.

The effects of these differences, while not determined, are presumed to be material.

Reclassifications: Certain prior year amounts in the financial statements have been reclassified to conform to the 2011 presentation. These reclassifications did not affect the total assets, liabilities, net income or surplus previously reported.

Use of Estimates: The preparation of the Company’s statutory-basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses at the date of the financial statements. Actual results may differ from those estimates.

ACCOUNTING POLICIES:

The following is a summary of the significant accounting policies followed by the Company:

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary.

Bonds: Bonds are stated at amortized cost using the current effective interest method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly for changes. Loan-backed and structured securities are reported at the lower of amortized cost or fair value when rated NAIC 6 or when determined to be held for sale.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value as the new cost basis and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Loan-backed and structured securities that the Company has the intent and ability to hold are considered other-than-temporarily impaired when the Company does not expect to recover the entire amortized cost basis of the security, and the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the security’s effective interest rate.

Loan-backed and structured securities that the Company intends to sell or does not have the intent and ability to retain for a period of time sufficient to recover the amortized cost basis are written down to fair value and the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

The fair values for publicly traded long term bond investments are generally determined using prices provided by third party pricing services. For privately placed long term bond investments without readily ascertainable market value, such values are determined with the assistance of independent pricing services utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Common Stocks: Common stocks of unaffiliated companies are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6 which are stated at the lower of amortized cost or fair value. The fair values of preferred stocks are determined using prices provided by third party pricing services. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances, except that purchase money mortgages are stated at the lower of amortized cost or ninety percent of appraised value. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation reserve is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation reserves for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Wholly-Owned Subsidiaries: Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus; (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Other Long-term Investments: Other long-term investments primarily include investments in limited partnerships and limited liability companies which are carried at the Company’s percentage of the underlying GAAP equity as reflected on the respective entity’s financial statements. The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses impairment information by performing analysis between the carrying value and the cost basis of the investments. The Company evaluates recoverability of the asset to determine if OTTI is warranted. When deemed to be other-than-temporarily impaired, the investment is written down to estimated fair value.

Other long-term investments include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have an NAIC 1 rating designation. The Company changed its classification of its investments in surplus notes to other long-term investments during 2011 pursuant to NAIC guidelines. During 2010, the Company’s investments in surplus notes were classified as bonds. The carrying amount of the Company’s investments in surplus notes was $11,713 thousand and $11,749 thousand at December 31, 2011 and 2010, respectively.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments, with original maturities of three months or less at the date of purchase, and are stated at amortized cost.

Short-Term Investments: Short-term investments (investments with remaining maturities of one year or less at the time of acquisition, excluding those investments classified as cash equivalents) that are not in default are stated at amortized cost using the straight line interest method. Short-term investments in default are stated at the lower of amortized cost or fair value.

Contract Loans: Contract loans are stated at outstanding principal balances.

Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details the Company’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that the Company has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company may use derivative instruments for hedging, income generation, and asset replication purposes. Derivatives used by the Company include interest rate swaps, credit default swaps and foreign currency swaps.

The carrying value of a derivative position may be at cost or fair value, depending on the type of instrument and accounting status. Hedge accounting is applied for some foreign currency swaps that hedge fixed income investments carried at amortized cost. The foreign exchange premium or discount for these foreign currency swaps is amortized into income and a currency translation adjustment computed at the spot rate is recorded as an unrealized gain or loss. The derivative component of a RSAT is carried at unamortized premiums received or paid, adjusted for any impairments. The cash component of a RSAT is classified as a bond on the Company’s balance sheet. Derivatives used in hedging transactions where hedge accounting is not being utilized are carried at fair value. The Company does not offset the carrying value amounts recognized for derivatives executed with the same counterparty under the same netting agreement.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Separate Accounts: Separate Accounts are established in conformity with insurance laws and are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets (principally investments in other long-term investments, furniture and equipment, leasehold improvements, prepaid expenses, and a portion of deferred federal income tax (“DFIT”) assets). The non-admitted portion of the DFIT asset was $24,234 thousand and $37,566 thousand at December 31, 2011 and 2010, respectively. Other non-admitted assets were $25,972 thousand and $25,128 thousand at December 31, 2011 and 2010, respectively. Changes in non-admitted assets are charged or credited directly to surplus.

Insurance and Annuity Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Expenses incurred when acquiring new business are charged to operations as incurred.

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals that represent a return to the contract holders.

The Company performs Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves were sufficient to meet its obligations.

Interest Maintenance Reserve: The IMR defers recognition of realized capital gains and losses resulting from changes in the general level of interest rates. These gains and losses are amortized into investment income over the expected remaining life of the investments sold. The IMR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

A realized gain or loss on each bond sold, excluding loan-backed and structured securities, is interest-related if the security’s NAIC rating did not change by more than one classification from the date of purchase to the date of sale, and its NAIC rating was never a 6 during the holding period.

A realized gain or loss on each preferred stock sold is interest-related if the security did not have an NAIC rating of 4, 5 or 6 at any time during the holding period and the NAIC rating did not change by more than one classification from the date of purchase to the date of sale.

A realized gain or loss on each mortgage loan sold is interest-related if interest is not more than 90 days past due, not in the process of foreclosure or voluntary conveyance, or the mortgage loan was not restructured over the prior two years.

A realized gain or loss on each derivative investment sold is interest-related based on the characteristics of the underlying invested asset.

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TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction.

Asset Valuation Reserve: The AVR is established to offset potential credit-related investment losses from bonds, stocks, mortgage loans, real estate, derivatives and other long-term investments. Changes in AVR are recorded directly to surplus. The AVR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

Realized gains or losses resulting from the sale of U.S. Government securities and securities of agencies which are backed by the full faith and credit of the U.S. Government are exempt from the AVR.

A realized gain or loss on each bond sold, excluding loan-backed and structured securities, is non-interest-related if the security’s NAIC rating changed by more than one classification from the date of purchase to the date of sale, or its NAIC rating was a 6 at any time during the holding period.

A realized gain or loss on each preferred stock sold is non-interest-related if the security had an NAIC rating of 4, 5 or 6 at any time during the holding period or the NAIC rating changed by more than one classification from the date of purchase to the date of sale.

A realized gain or loss on each mortgage loan sold is non-interest-related if interest is more than 90 days past due, in the process of foreclosure or voluntary conveyance, or the mortgage loan was restructured over the prior two years.

A realized gain or loss on each derivative investment sold is non-interest-related based on the characteristics of the underlying invested asset.

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction. OTTI for non-loan backed and structured securities, stocks, mortgage loans, real estate and other long-term investments are considered non-interest related realized losses and included in the AVR calculation.

Application of New Accounting Pronouncements: SSAP No. 101 – Income Taxes, a Replacement of SSAP No. 10—Income Taxes and SSAP No. 10R—Income Taxes, A Temporary Replacement of SSAP No. 10 and is effective January 1, 2012. For purposes of accounting for federal and foreign income taxes, reporting entities shall adopt FASB Statement No. 109, Accounting for Income Taxes (“FAS 109”) with modifications for state income taxes, the realization criteria for deferred tax assets, and the recording of the impact of changes in deferred tax balances. The Company has determined that SSAP No. 101 will not have a material impact on the current and deferred taxes presented under SSAP No. 10R.

SSAP 5R—Liabilities, Contingencies and Impairments of Assets adopts, with modification, guidance from FASB Accounting Standard Codification 460, Guarantees effective December 31, 2011. The substantive revisions require entities to recognize, at the inception of a guarantee, a liability for the obligations it has undertaken in issuing the guarantee, even if the likelihood of having to make payments under the guarantee is remote. Under the new guidance, a liability is required to be recognized at the inception of a related party guarantee. The guidance does exempt from measurement guarantees made to or on behalf of wholly-owned subsidiaries.

SSAP 100, Fair Value Measurements, effective December 31, 2010, defines fair value, establishes a framework for measuring fair value and establishes disclosure requirements about fair value. This standard

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

applies under other accounting pronouncements that require or permit fair value measurements. The Company adopted this guidance effective December 31, 2010. It did not have a material impact on the Company’s financial statements.

SSAP 56—Separate Accounts—Revised disclosures, adopted September 2009 and required within the 2010 annual financial statements. The revised disclosures require disclosure on the general nature of the entity’s separate account business, an identification of the separate account assets that are legally insulated from the general account claims, identification of the separate account products that have guarantees backed by the general account and a discussion of securities lending transactions within the separate account.

SSAP No. 43R—Loan-backed and Structured Securities—Revised, effective September 30, 2009, which superseded SSAP No. 98—Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments, an Amendment of SSAP No. 43—Loan-backed and Structured Securities, provides statutory accounting guidance for loan-backed and structured securities and incorporates certain principles underlying recent changes in GAAP OTTI guidance for statutory reporting. The financial impact in 2009 of the adoption of SSAP No. 43R at September 30, 2009, by the Company, was a $4,290 thousand increase in surplus as an adjustment as of July 1, 2009 and was recognized as a cumulative effect due to a change in accounting principle.

SSAP No. 43R guidance results in an OTTI recorded through earnings for the difference between amortized cost and the present value of discounted cash flows of structured securities. Declines in fair value related to non-credit declines are not recognized in earnings and only require disclosure if the entity has the intent and ability to hold to recovery. The guidance requires a recognized realized loss recorded in earnings for the difference between fair value and amortized cost if the entity intends or is required to sell the investment at the measurement date. The entity is required to evaluate discounted cash flows quarterly to assess credit deterioration.

For reporting periods beginning on or after January 1, 2009, SSAP No. 98—Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments, an Amendment of SSAP No. 43—Loan-backed and Structured Securities established statutory accounting principles for impairment analysis and subsequent valuation of loan-backed and structured securities. The change resulting from the adoption of this statement was accounted for prospectively. No cumulative effect adjustments or application of the new guidance to prior events or periods were required.

SSAP No. 10R—Revised, Income Taxes, was effective as of December 31, 2009 for the 2009 annual financial statements and the 2010 and 2011 interim and annual financial statements only. For entities that meet specified capital requirements, the revised statement increases the admitted DFIT asset ceiling by increasing the limit from 10 to 15 percent of capital and surplus and by extending the recoverable period from 1 to 3 years. The change resulting from the modification of this statement was accounted for as a change in accounting principle in 2009. The Company’s adoption of SSAP 10R resulted in an additional of $3,337 thousand, $3,778 thousand and $3,967 thousand of admitted deferred tax assets recognized as of December 31, 2011, 2010 and 2009, respectively. The statement is applicable through 2011 and incorporates additional disclosures for tax-planning strategies.

For reporting periods beginning on or after January 1, 2009, SSAP No. 99—Accounting for Certain Securities Subsequent to an Other-Than-Temporary Impairment, establishes standards for the treatment of premiums or discounts applicable to certain securities subsequent to the recognition of an OTTI. The other-than-temporarily impaired security is recorded as if the security had been purchased on the measurement date of the OTTI. The discount or reduced premium associated with the other-than-temporarily impaired security, based on the new cost basis, is amortized over the remaining life of the security, to the extent recoverable in a prospective manner based on the amount and timing of future estimated cash flows. The change resulting from the

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TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

adoption of this statement is accounted for prospectively. No cumulative effect adjustment or application of the new guidance to prior events or periods is required. The Company adopted this guidance January 1, 2009.

Note 3—Long Term Bonds, Preferred Stocks and Common Stocks

For 2011 reporting purposes, the NAIC clarified the definition for LB&SS to more clearly include financial instruments such as credit tenant loans, equipment trust certificates, other structured trusts, hybrid securities and municipal securities issued through special purpose vehicles. These investments were previously classified as non-LB&SS issuer obligations. The Company has reclassified prior year amounts to conform to this clarification.

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds and preferred stocks at December 31 are shown below (in thousands):

		2011 Excess of
	Book/ Adjusted Carrying Value	Fair Value over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. Governments	$140,136	$9,234	$—	$149,370
States, Territories & Possessions	8,970	851	—	9,821
Political Subdivisions of States, Territories, & Possessions	7,459	371	—	7,830
Special Revenue & Special Assessment, Non-guaranteed Agencies & Government	318,694	26,051	(228)	344,517
Industrial & Miscellaneous	2,686,380	196,283	(35,041)	2,847,622
Credit Tenant Loans	9,235	1,577	—	10,812
Hybrids	11,273	56	(75)	11,254
Total Bonds	3,182,147	234,423	(35,344)	3,381,226
Preferred Stocks	7,343	1,170	—	8,513
Total bonds and Preferred Stocks	$3,189,490	$235,593	$(35,344)	$3,389,739

		2010 Excess of
	Book/ Adjusted Carrying Value	Fair Value over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. Governments	$93,343	$3,582	$(1,835)	$95,090
States, Territories & Possessions	13,968	369	(151)	14,186
Political Subdivisions of States, Territories, & Possessions	2,562	60	—	2,622
Special Revenue & Special Assessment, Non-guaranteed Agencies & Government	223,041	16,483	(9,109)	230,415
Industrial & Miscellaneous	2,148,222	130,072	(38,078)	2,240,216
Credit Tenant Loans	$7,405	$1,312	$—	$8,717
Hybrids	30,223	139	(955)	29,407
Total Bonds	2,518,764	152,017	(50,128)	2,620,653
Preferred Stocks	7,343	640	—	7,983
Total bonds and Preferred Stocks	$2,526,107	$152,657	$(50,128)	$2,628,636

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities that it deems to have an OTTI in value in the period that the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators, rating agencies and various public sources; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations; and (h) the potential for impairment based on an estimated discounted cash flow analysis for loan-backed and structured securities. Where impairment is considered to be other-than-temporary, the Company recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, the Company continues to review the impaired security for appropriate valuation on an ongoing basis.

Based upon the factors above in the Company’s impairment evaluation process, the securities discussed in the following section which were in an unrealized loss position at December 31, 2011 and 2010, were not deemed to be other than temporarily impaired.

Unrealized Losses on Bonds and Preferred Stocks: The gross unrealized losses and estimated fair values for bonds and preferred stocks by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in thousands):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2011
All other bonds	$219,793	$(4,050)	$215,743	$44,410	$(2,852)	$41,558
Loaned-backed and structured bonds	13,090	(3,041)	10,049	109,943	(25,401)	84,542
Total bonds	$232,883	$(7,091)	$225,792	$154,353	$(28,253)	$126,100
Preferred stocks	—	—	—	—	—	—
Total bonds and preferred stocks	$232,883	$(7,091)	$225,792	$154,353	$(28,253)	$126,100

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2010
All other bonds	$349,039	$(8,911)	$340,128	$53,525	$(4,185)	$49,340
Loaned-backed and structured bonds	30,750	(1,304)	29,446	153,532	(38,218)	115,314
Total bonds	$379,789	$(10,215)	$369,574	$207,057	$(42,403)	$164,654
Preferred stocks	—	—	—	—	—	—
Total bonds and preferred stocks	$379,789	$(10,215)	$369,574	$207,057	$(42,403)	$164,654

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TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

As of December 31, 2011, the categories of securities where the estimated fair value declined and remained below cost for less than twelve months were concentrated in commercial mortgage-backed securities (38%), manufacturing (24%) and finance (21%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2011, the categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were concentrated in commercial mortgage-backed securities (72%) and residential mortgage backed securities (11%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2010, the categories of securities where the estimated fair value declined and remained below cost for less than twelve months were concentrated in public utilities (20%), manufacturing (19%), and revenue & special obligations (11%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2010, the categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were concentrated in commercial mortgage-backed securities (58%) and asset backed securities (19%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the cause of the decline is primarily attributable to increased market yields for these particular securities since acquisition caused principally by widening of credit spreads primarily from diminished market liquidity as opposed to a long-term deterioration in credit quality. The Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover and the Company has concluded that these securities are not other–than-temporarily impaired.

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities are shown separately in the table below, as they are not due at a single maturity date ($ in thousands):

	December 31, 2011			December 31, 2010
	Carrying Value	% of Total	Estimated Fair Value	Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$158,966	5.0%	$161,783	$175,285	7.0%	$178,009
Due after one year through five years	1,436,179	45.1	1,496,322	1,160,886	46.0	1,236,646
Due after five years through ten years	575,910	18.1	618,883	255,950	10.2	267,736
Due after ten years	464,264	14.6	551,272	471,149	18.7	496,585
Subtotal	2,635,319	82.8	2,828,260	2,063,270	81.9	2,178,976
Residential mortgage-backed securities	315,503	9.9	339,993	222,992	8.9	236,079
Commercial mortgage-backed securities	105,052	3.3	83,104	108,793	4.3	86,609
Asset-backed securities	126,273	4.0	129,869	123,709	4.9	118,989
Subtotal	546,828	17.2	552,966	455,494	18.1	441,677
Total	$3,182,147	100.0%	$3,381,226	$2,518,764	100.0%	$2,620,653

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TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

For the year ended December 31, 2011, the preceding table includes NAIC 6 long-term bond investments totaling approximately $11 thousand which are categorized as residential mortgage-backed securities.

For the year ended December 31, 2011, the preceding table includes sub-prime mortgage investments totaling $16,462 thousand under residential mortgage-backed securities. 70% of the sub-prime securities were rated investment grade (NAIC 1 and 2).

For the year ended December 31, 2010, the preceding table includes NAIC 6 long-term bond investments totaling approximately $245 thousand which are categorized as residential mortgage-backed securities.

For the year ended December 31, 2010, the preceding table includes sub-prime mortgage investments totaling $24,418 thousand under residential mortgage-backed securities. One hundred percent (100%) of the sub-prime securities were rated investment grade (NAIC 1 and 2).

Bond Diversification: The carrying values of long-term bond investments were diversified by the following classification at December 31 as follows:

	2011	2010
Manufacturing	24.0%	21.5%
Public utilities	15.8	17.7
Finance and financial services	11.7	12.3
Residential mortgage-backed securities	9.9	8.9
Oil and gas	9.1	9.0
Communication	5.0	5.6
Asset-backed securities	4.0	4.9
Services	3.9	3.2
Transportation	3.6	3.4
Commercial mortgage-backed securities	3.3	4.3
U.S. and other governments	2.4	2.0
Mining	2.4	1.6
Retail and wholesale trade	2.1	3.0
Real estate investment trusts	1.8	1.0
Revenue and Special Obligation	1.0	1.6
Total	100.0%	100.0%

Troubled Debt Restructuring: During 2011 and 2010, the Company did not record any bonds or stocks through troubled debt restructurings.

Exchanges: The Company acquired bonds and stocks through exchanges aggregating $37,907 thousand and $29,943 thousand during the year ended December 31, 2011 and 2010, respectively. When exchanging securities, the Company generally accounts for assets at their fair value with any gain or loss realized at the date of exchange, unless the exchange was as a result of restricted securities under SEC rule 144A exchanged for unrestricted securities, which are accounted for at book value.

Loan-backed and Structured Securities: Prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type and vintage.

The Company had no OTTI on securities which it lacked the ability to hold or had the intent to sell for the years ended December 31, 2011 and 2010.

TIAA-CREF Investment Horizon Annuity Prospectus	96

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following table represents loan-backed and structured securities with a recognized OTTI and currently held at December 31, 2011 where the present value of cash flows expected to be collected is less than the amortized cost (in whole dollars):

CUSIP	Book/Adj. Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
05948KZW2	$21,975	$8,044		$(13,931)	$8,044	$8,997	12/31/2011
78443CAR5	4,723,286	1,661,987		(3,061,299)	1,661,987	1,643,859	12/31/2011
05948KZW2	39,579	23,515		(16,064)	23,515	40,249	09/30/2011
52521RAS0	1,619,808	1,564,385		(55,423)	1,564,385	1,726,363	09/30/2011
525221EB9	3,980,520	3,884,257		(96,263)	3,884,257	3,470,812	06/30/2011
05948KZW2	59,714	39,579		(20,135)	39,579	53,646	06/30/2011
05948KZW2	85,158	59,714		(25,444)	59,714	85,090	03/31/2011
361849N57	9,826,091	5,057,748		(4,768,343)	5,057,748	6,399,080	03/31/2011
525221EB9	4,247,625	4,113,923		(133,702)	4,113,923	3,491,099	03/31/2011
76113GAC2	220,904	168,594		(52,310)	168,594	387,051	03/31/2011
361849N57	10,019,085	9,845,076		(174,009)	9,845,076	6,149,360	12/31/2010
525221EB9	4,506,525	4,491,161		(15,364)	4,491,161	3,593,739	12/31/2010
52521RAS0	1,893,411	1,794,754		(98,657)	1,794,754	1,195,473	12/31/2010
52521RAS0	2,357,222	1,999,845		(357,377)	1,999,845	1,262,735	09/30/2010
525221EB9	4,788,617	4,629,945		(158,672)	4,629,945	3,612,550	09/30/2010
525221JV0	1,386,866	1,343,150		(43,716)	1,343,150	1,389,414	06/30/2010
05948KZV4	821,818	799,825		(21,993)	799,825	738,142	06/30/2010
05948KZW2	174,319	172,059		(2,260)	172,059	277,185	06/30/2010
126171AQ0	4,279,102	3,221,462		(1,057,640)	3,221,462	1,920,795	06/30/2010
161551GA8	3,525	3,112		(413)	3,112	1,742	06/30/2010
52521RAS0	2,469,848	2,467,918		(1,930)	2,467,918	1,318,571	06/30/2010
525221JV0	1,204,722	1,143,027		(61,695)	1,143,027	1,219,172	06/30/2010
161551GA8	3,552	3,547		(5)	3,547	1,616	03/31/2010
05948KZV4	1,663,136	873,300		(789,836)	873,300	712,928	03/31/2010
05948KZW2	401,049	196,541		(204,508)	196,541	284,834	03/31/2010
525221EB9	4,971,258	4,803,741		(167,517)	4,803,741	3,475,458	03/31/2010
52521RAS0	2,782,285	2,514,992		(267,293)	2,514,992	1,353,507	03/31/2010
76113GAC2	981,879	350,473		(631,406)	350,473	382,698	03/31/2010
126171AQ0	4,979,133	4,294,375		(684,758)	4,294,375	1,184,275	12/31/2009
161551GA8	8,692	3,568		(5,124)	3,568	727	12/31/2009
525221EB9	4,999,219	4,976,531		(22,688)	4,976,531	2,699,322	12/31/2009
33848JAC9	4,999,895	3,183,306		(1,816,589)	3,183,306	2,894,035	09/30/2009
161551GA8	3,129	—	[2]	(2,168)	961	961	06/30/2009
52521RAS0	3,173,729	—	[2]	(1,672,517)	1,501,212	1,501,212	06/30/2009
015386AD7	1,875,000	—	[2]	(453,600)	1,421,400	1,421,400	03/31/2009
161551GA8	6,290	—	[2]	(5,623)	667	667	03/31/2009
05948KZV4	5,974,533	—	[2]	(4,889,875)	1,084,658	1,084,658	12/31/2008
05948KZW2	1,289,001	—	[2]	(942,174)	346,827	346,827	12/31/2008
161551GA8	12,971	—	[2]	(6,764)	6,207	6,207	12/31/2008
76113GAC2	4,756,743	—	[2]	(4,437,090)	319,653	319,653	12/31/2008
20847TBL4	2,370,132	—	[2]	(1,780,189)	589,943	589,943	12/31/2008
05948KZW2	1,577,833	1,337,678	[1]	(240,155)	1,337,678	594,025	09/30/2008
05948KZW2	2,447,525	1,626,116	[1]	(821,409)	1,626,116	1,103,004	06/30/2008
Total				$(30,077,928)

[1]	Impairment based on undiscounted cash flows

[2]	Impairment based on Fair Value

97	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

OTHER DISCLOSURES:

At December 31, 2011 and 2010, the carrying value of common stock denominated in foreign currency was $163 thousand and $0, respectively. The Company had no bonds denominated in foreign currency as of December 31, 2011 or 2010.

Debt securities amounting to approximately $8,476 thousand and $8,546 thousand at December 31, 2011 and 2010, respectively, were on deposit with governmental authorities or trustees, as required by law.

The Company had no restricted stock as of December 31, 2011 or 2010.

Note 4—Mortgage Loans

The Company originates mortgage loans that are principally collateralized by commercial real estate. The Company did not originate conventional loans or acquire mezzanine loans during 2011 or 2010; therefore, there was no coupon rate or maximum percentage of any one loan to the value of the security at the time of the originated loans for 2011 or 2010.

Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectability of mortgage loans to identify and quantify any impairment in value. Impairments are classified as either temporary, for which a recovery is anticipated, or other-than-temporary. Mortgage loans held to maturity with other-than-temporarily impaired values are written down to net realizable values based upon independent appraisals of the collateral while mortgage loans held for sale are written down to the current fair value of the loan.

There were no investments in impaired mortgage loans at December 31, 2011 and 2010, respectively.

There were no allowances for mortgage loan credit losses where any impairment was determined to be temporary at December 31, 2011 and 2010, respectively.

Mortgage Loan Diversification: The following tables set forth the mortgage loan portfolio by property type and geographic region (in thousands):

	December 31, 2011		December 31, 2010
	Carrying Value	% of Total	Carrying Value	% of Total
Property Type
Shopping centers	$8,562	62.4%	$29,375	55.8%
Apartments	5,164	37.6	5,281	10.0
Office building	—	—	17,995	34.2
Total	$13,726	100.0%	$52,651	100.0%

	December 31, 2011		December 31, 2010
	Carrying Value	% of Total	Carrying Value	% of Total
Geographic Region
Mountain	$8,562	62.4%	$8,761	16.6%
South Central	5,164	37.6	5,281	10.0
North Central	—	—	20,614	39.2
South Atlantic	—	—	17,995	34.2
Total	$13,726	100.0%	$52,651	100.0%

TIAA-CREF Investment Horizon Annuity Prospectus	98

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.

South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV

South Central states are AL, AR, KY, LA, MS, OK, TN and TX

North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI

Mountain states are AZ, CO, ID, MT, NV, NM, UT and WY

The entire mortgage portfolio in the Mountain region consists of an investment in Arizona at December 31, 2011 and 2010. The entire mortgage portfolio in the South Central region consists of an investment in Texas at December 31, 2011 and 2010.

Scheduled Mortgage Loan Maturities: The following table sets forth the contractual maturity schedule of mortgage loans (in thousands):

	December 31, 2011		December 31, 2010
	Carrying Value	% of Total	Carrying Value	% of Total
Due in one year or less	$8,562	62.4%	$21,382	40.6%
Due after one year through five years	5,164	37.6	31,269	59.4
Total	$13,726	100.0%	$52,651	100.0%

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

There were no mortgage troubled debt restructurings during the periods ended December 31, 2011 and 2010. When restructuring mortgage loans, the Company generally requires participation features, yield maintenance stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers. With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Cash received on impaired mortgage loans that are performing according to their contractual terms is applied in accordance with those terms. For mortgage loans in the process of foreclosure, cash received is initially held in suspense and applied as a return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed. There were no mortgage loans with interest more that 180 days past due at December 31, 2011 or 2010.

During 2011 and 2010, the Company did not reduce the interest rate of any outstanding loans.

The Company did not have any taxes, assessments or amounts advanced that were not included in the mortgage loan totals for the years ended December 31, 2011 and 2010.

The Company has no reverse mortgages as of December 31, 2011 and 2010.

The Company has no mortgage loans denominated in foreign currency as of December 31, 2011 and 2010.

The Company does not underwrite nor does it hold sub-prime mortgages in the commercial mortgage loan portfolio and does not have any material indirect exposure from sub-prime lenders who are tenants in buildings that are secured by commercial mortgages.

99	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 5—Subsidiaries and Affiliates

The Company is a direct wholly-owned insurance subsidiary of TIAA, an insurance company domiciled in the State of New York. TIAA-CREF Life Insurance Agency (“Agency”) is the sole operating subsidiary of TIAA-CREF Life. The Company has no investments in subsidiary, controlled and affiliated entities that exceed 10% of its admitted assets. Agency’s carrying value of $1,108 thousand and $1,097 thousand at December 31, 2011 and 2010, respectively, and is included in other long-term investments on the statutory-basis statements of admitted assets, liabilities and capital and surplus. The carrying value of Agency was not audited or other-than-temporarily impaired for the years ended December 31, 2011 or 2010.

At December 31, 2011 and 2010, respectively, the Company reported $19,935 thousand and $16,670 thousand as amounts due to parent, subsidiaries and affiliates.

Note 6—Commitments

At December 31, 2011, the Company had no outstanding commitments to fund future investments.

Note 7—Investment Income and Capital Gains and Losses

Net Investment Income: The components of net investment income for the years ended December 31, were as follows (in thousands):

	2011	2010	2009
Bonds	$131,395	$127,521	$127,789
Stocks	491	458	252
Mortgage loans	1,006	1,533	1,806
Cash, cash equivalents and short-term investments	514	705	2,672
Other long-term investments	457	142	17
Total gross investment income	$133,863	$130,359	$132,536
Less investment expenses	(2,224)	(1,666)	(2,215)
Net investment income before amortization of IMR	131,639	128,693	130,321
Amortization of IMR	1,046	586	794
Net investment income	$132,685	$129,279	$131,115

The Company had no due and accrued income excluded from net income for the years ended December 31, 2011, 2010 and 2009.

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions of investments and write-downs due to OTTI for the years ended December 31 were as follows (in thousands):

	2011	2010	2009
Bonds	$(5,022)	$1,225	$(17,575)
Stocks	—	(127)	1,480)
Mortgage loans	—	(342)	—
Derivative instruments	—	171	—
Cash, cash equivalent and short-term investments	51	1	259
Total before capital gains taxes and transfers to IMR	(4,971)	928	(15,836)
Transfers to IMR	(1,299)	(1,777)	(3,616)
Capital gains tax benefit	15,460	—	—
Net realized capital gains (losses) less capital gains taxes, after transfers to IMR	$9,190	$(849)	$(19,452)

TIAA-CREF Investment Horizon Annuity Prospectus	100

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Write-downs of investments resulting from OTTI, included in the preceding table, were as follows for the years ended December 31 (in thousands):

	2011	2010	2009
Other-than-temporary impairments:
Bonds	$8,243	$4,189	$21,280
Preferred stocks	—	127	—
Mortgage loans	—	2,379	—
Total	$8,243	$6,695	$21,280

The Company generally holds its investments until maturity. The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.

Proceeds from sales of long-term bond investments during 2011, 2010 and 2009 were $104,382 thousand, $62,289 thousand and $64,398 thousand, respectively. Gross gains of $5,143 thousand, $7,041 thousand and $7,497 thousand, and gross losses, excluding impairments considered to be other-than-temporary, of $1,922 thousand, $1,627 thousand and $3,792 thousand were realized during 2011, 2010 and 2009, respectively.

Wash Sales: The Company does not engage in the practice of wash sales. There were no NAIC 3-6 securities sold and reacquired within 30 days of the sale date during the years ended December 31, 2011, 2010 and 2009.

Unrealized Capital Gains and Losses: For the years ended December 31, 2011, 2010 and 2009, the net change in unrealized capital gains (losses) in investments, resulting in a net increase (decrease) in carrying value of investments was $2,723 thousand, $(672) thousand and $(1,706) thousand, respectively.

Note 8—Disclosures About Fair Value of Financial Instruments

Fair Value of Financial Instruments

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or, for certain bonds and preferred stock when carried at the lower of cost or fair value.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party-pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price. These valuation techniques involve management estimation and judgment for many factors including market

101	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect the risk inherent in a particular methodology, model or input used.

The following table represents the carrying value and estimated fair value of the Company’s financial instruments at December 31 (in thousands):

	2011		2010
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Assets
Bonds	$3,182,147	$3,381,226	$2,518,764	$2,620,653
Preferred stocks	$7,343	$8,513	$7,343	$7,984
Common stocks	$163	$163	$—	$—
Mortgage loans	$13,726	$14,181	$52,651	$52,566
Cash, cash equivalents and short-term investments	$106,502	$106,502	$88,008	$88,008
Contract loans	$4,227	$4,227	$4,025	$4,025
Separate account assets	$867,988	$867,988	$848,443	$848,443
Liabilities
Liability for deposit-type contracts	$1,515,775	$1,515,775	$973,202	$973,202
Separate account liabilities	$841,741	$841,741	$823,307	$823,307

The estimated fair values of the financial instruments presented above were determined by the Company using market information available as of December 31, 2011 and 2010. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

ASSETS AND LIABILITIES MEASURED AND REPORTED AT FAIR VALUE

The Company’s financial assets and liabilities measured and reported at fair value have been classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

Level 2: Other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

TIAA-CREF Investment Horizon Annuity Prospectus	102

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Level 3: Inputs are unobservable for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

The following table provides information about the Company’s financial assets and liabilities measured and reported at fair value at December 31 (in thousands):

	2011
Description	Level 1	Level 2	Level 3	Total
Assets at fair value:
Common Stock
Industrial and miscellaneous	$163	$—	$—	$163
Separate accounts	777,056	90,932	—	867,988
Total assets at fair value	$777,219	$90,932	$—	$868,151

Total liabilities at fair value	$—	$—	$—	$—

	2010
Description	Level 1	Level 2	Level 3	Total
Assets at fair value:
Bonds
Industrial and miscellaneous	$—	$—	$4,458	$4,458
Separate accounts	751,091	97,352	—	848,443
Total assets at fair value	$751,091	$97,352	$4,458	$852,901

Total liabilities at fair value	$—	$—	$—	$—

For assets and liabilities held at December 31, 2011 and 2010, the Company had no transfers between Level 1 and Level 2 of the fair value hierarchy. The Company’s policy is to recognize transfers between levels at the actual date of the event or change in circumstances that caused the transfer.

Level 1 financial instruments

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Common stock and separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies and exchange traded equities. Valuation of these securities is based on unadjusted quoted prices in active markets that are readily available.

Level 2 financial instruments

Separate account assets in Level 2 consist principally of corporate bonds, short term government agency notes and commercial paper.

Level 3 financial instruments

There are no securities measured and reported at fair value in Level 3 at December 31, 2011.

In 2010, this level included fixed maturity securities priced principally by independent pricing services or valuation methodologies using inputs that are not market observable or cannot be derived principally from or corroborated by observable market data.

103	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Because most bonds and preferred stocks do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates.

If an independent pricing service is unable to provide the fair value for a security due to insufficient market information, such as for a private placement transaction, the Company will determine the fair value internally using a matrix pricing model. This model estimates fair value using discounted cash flows at a market yield considering the appropriate treasury rate plus a spread. The spread is derived by reference to similar securities, and may be adjusted based on specific characteristics of the security, including inputs that are not readily observable in the market. The Company assesses the significance of unobservable inputs for each security priced internally and classifies that security in Level 3 as a result of the significance of unobservable inputs.

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured at fair value using Level 3 inputs at December 31, 2011 (in thousands):

	Balance at 01/01/2011	Transfers into Level 3	Transfers out of Level 3		Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases, issuances, sales and settlements	Balance at 12/31/2011

Bonds	$4,458	$—	$(4,308	)(a)	$(3)	$(147)	$—	$—

Total	$4,458	$—	$(4,308)		$(3)	$(147)	$—	$—

(a)	The Company transferred bonds out of Level 3 that are not measured and reported at fair value as of December 31, 2011.

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured at fair value using Level 3 inputs at December 31, 2010 (in thousands):

	Balance at 01/01/2010	Transfers into Level 3		Transfers out of Level 3		Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases, issuances, sales and settlements	Balance at 12/31/2010

Bonds	$1,318	$4,457	(b)	$(1,317	)(a)	$—	$—	$—	$4,458

Total	$1,318	$4,457		$(1,317)		$—	$—	$—	$4,458

(a)	Transferred out of Level 3, because the bonds are no longer reported at fair value as of December 31, 2010.
(b)

Transferred into Level 3 as these bonds qualified to be reported at fair value as a result of the SVO valuation process related to Loan-Backed and Structured Securities. A lack of observable market information is used in the valuation of these securities.

As of December 31, 2010, the reported fair value of bonds in Level 3 was $4,458 thousand representing 3 individual bonds. The bonds are carried at fair value due to being rated NAIC 6 or qualifying to be reported at fair value as a result of the SVO valuation process related to loan-backed and structured securities. Of the loan-backed and structured securities reported at fair value, 2 bonds with a fair value of $4,457 thousand are collateralized by commercial mortgage loans and 1 bond with a fair value of $1 thousand is collateralized by subprime home equity loans. The loan-backed and structured securities reported at fair value have a weighted average coupon of 5.15%.

TIAA-CREF Investment Horizon Annuity Prospectus	104

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 9—eurozone exposure

TC Life’s investment portfolio includes direct investment exposure to the Eurozone region. The Eurozone region consists of 17 member countries from within the European Union that have adopted the euro as their common currency and sole legal tender. The Eurozone countries are Austria, Belgium, Cyprus, Estonia, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Malta, the Netherlands, Portugal, Slovakia, Slovenia and Spain. The Company has direct investment exposure to a group of peripheral countries within the Eurozone facing significant economic and fiscal strains, which includes Greece, Italy, Ireland, Portugal and Spain (collectively “GIIPS”). Specific country exposure is determined based on the issuer’s country of incorporation.

The Company does not have any direct sovereign debt exposure to the GIIPS countries, attributable to the general account, as of December 31, 2011.

The following table sets forth the composition of the Company’s direct non-sovereign exposure to the GIIPS countries, by country of incorporation, attributable to TC Life’s general account, as of December 31, 2011 (in thousands):

	Non-Sovereign Exposure
	Statement Value	Fair Value
Ireland
Bonds	$4,246	$4,243
Total	$4,246	4,243
Spain
Bonds	$24,250	$23,605
Total	$24,250	$23,605
Grand Total	$28,496	$27,848

The Company has no direct non-sovereign exposure to Greece, Portugal, and Italy as of December 31, 2011. The Company has no direct non-sovereign exposure to financial institutions within the GIIPS countries as of December 31, 2011.

The Company has no gross unfunded commitments for investments in the GIIPS countries as of December 31, 2011.

100% of the GIIPS countries’ investments shown in the table above are rated investment grade (NAIC 1 and 2). The Company’s investments in the GIIPS countries are subjected to the Company’s OTTI evaluation process.

The Company is not liable for any credit default protection underwritten for sovereign debt issued by the GIIPS countries as of December 31, 2011.

Note 10—Derivative Financial Instruments

The Company uses derivative instruments for hedging and income generation. The Company does not engage in derivative financial instrument transactions for speculative purposes. As of December 31, 2011, the Company did not hold any derivative instruments, and no collateral was held or posted.

105	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Foreign Currency Swap Contracts: The Company enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cashflow hedge to manage currency risks on investments denominated in foreign currencies. As of December 31, 2011, there were no unrealized gains or losses on foreign currency swap contracts. There were no realized gains or (losses) from foreign currency swap contracts for the years ended December 31, 2011 and 2010.

Interest Rate Swap Contracts: The Company enters into interest rate swap contracts to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts are designated as economic cash flow hedges and allow the Company to lock in a fixed interest rate and to transfer the risk of rate changes. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counterparty risk. The Company also enters into interest rate swap contracts to exchange the cash flows on certain fixed interest rate bonds into variable interest rate cash flows. These contracts are designated as economic fair value hedges in connection with certain interest sensitive products, and are carried at fair value as hedge accounting is not applied. For the year ended December 31, 2011 and 2010, there were no realized gains or losses from interest rate swap contracts.

Credit Default Swaps: The Company purchases credit default swaps (“CDS”) as protection against unexpected adverse credit events in selective investments in the Company’s portfolio. This type of derivative is traded over-the-counter, and the Company is exposed to market, credit, and counterparty risk. When these swap contracts are designated as hedges, the premium payment to the counterparty is expensed as incurred. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The realized gain from credit default swaps were $ 0 and $171 thousand for the years ended December 31, 2011 and 2010, respectively.

Note 11—Separate Accounts

A. Separate Account Activity

The Company utilizes separate accounts to record and account for assets and liabilities for particular lines of business and/or transactions. As of December 31, 2011, the Company reported separate account assets and liabilities for the following products: Variable Life; Variable Annuities and Modified Guaranteed Annuity.

In accordance with the domiciliary state procedures for approving items within the separate account, the separate accounts classifications of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference
TC Life Separate Account VLI —1	Variable Life	Section 4240 of the New York Insurance Law
TC Life Separate Account VA —1	Variable Annuity	Section 4240 of the New York Insurance Law
TC Life MVA —1	Modified Guaranteed Annuity	Section 4240 of the New York Insurance Law

In accordance with the products recorded within the separate account, some assets are considered legally insulated where others are not legally insulated from the general account. The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

TIAA-CREF Investment Horizon Annuity Prospectus	106

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

As of December 31, 2011 and 2010, the Company’s separate account statement included legally insulated assets of $777,056 thousand and $751,090 thousand, respectively. The assets legally insulated from the general account as of December 31, 2011 are attributed to the following products (in thousands):

Product	Legally Insulated Assets	Separate Account Assets (Not Legally Insulated)

TC Life Separate Account VLI—1	$45,996	$—
TC Life Separate Account VA—1	731,060	—
TC Life MVA—1	—	90,932
Total	$777,056	$90,932

In accordance with the products recorded within the separate account, some separate account liabilities are guaranteed by the general account.

As of December 31, 2011, the general account of the Company had a maximum guarantee for separate account liabilities of $10,745 thousand. The amount paid for risk charges is not explicit, but rather embedded within the mortality and expense charges. The separate accounts had no reserves for asset default risk that were recorded in lieu of contributions to AVR.

As of December 31, 2011, the general account of the Company had paid $197 thousand towards separate account guarantees. The total separate account guarantees paid by the general account for the preceding four years ending at December 31, are as following (in thousands):

2010	$111
2009	$341
2008	$460
2007	$197

The Company does not engage in securities lending transactions within the separate account.

B. General Nature and Characteristics of Separate Accounts Business

The Company’s Separate Account VA-1 (“VA-1”) was established on July 27, 1998 to fund individual non-qualified variable annuities. VA-1 is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. All of its assets are invested in an underlying portfolio of mutual funds. Most of the contracts offered through VA-1 include a nominal guaranteed minimum death benefit.

The Company’s Separate Account VLI-1 (“VLI-1”) is a unit investment trust and was organized on May 23, 2001. It was established under New York Law for the purpose of issuing and funding flexible premium variable universal life insurance policies.

The Company’s Separate Account MVA-1 (“MVA-1” or “IHA”) was established on July 23, 2008, as a non-unitized Separate Account that will support flexible premium deferred fixed annuity contracts subject to withdrawal charges and a market value adjustment feature. The assets of this account are carried at market value.

The Company provides mortality and expense guarantees to VA-1 and VLI-1, for which it is compensated. The Company also guarantees that expense charges to VLI-1 participants will never rise above the maximum amount stipulated in the contract.

107	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Although the Company owns the assets of these separate accounts, the separate account’s income, investment gains and investment losses are credited to or charged against the assets of the separate accounts’ without regard to the Company’s other income, gains or losses.

Information regarding separate accounts of the Company is as follows (in thousands):

	December 31, 2011
	Non-indexed Guarantee less than or equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$3,979	$—	$118,256	$122,235
Reserves at 12/31/2011 for accounts with assets at:
Fair value	$41,352	$23,235	$777,106	$841,693
Amortized cost	—	—	—	—
Total reserves	$41,352	$23,235	$777,106	$841,693

By withdrawal characteristics:
Subject to discretionary withdrawal:
With fair value adjustment	$32,839	$23,216	$—	$56,055
At fair value	—	—	777,106	777,106
At book value without fair value adjustment and with current surrender charge less than 5%	8,513	19	—	8,532
Total reserves	$41,352	$23,235	$777,106	$841,693

	December 31, 2010
	Non-indexed Guarantee less than or equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$12,740	$—	$108,301	$121,041
Reserves at 12/31/2010 for accounts with assets at:
Fair value	$48,364	$22,170	$751,131	$821,665
Amortized cost	—	—	—	—
Total reserves	$48,364	$22,170	$751,131	$821,665

By withdrawal characteristics:
Subject to discretionary withdrawal:
With fair value adjustment	$31,354	$22,170	$—	$53,524
At fair value	—	—	751,131	751,131
At book value without fair value adjustment and with current surrender charge less than 5%	17,010	—	—	17,010
Total reserves	$48,364	$22,170	$751,131	$821,665

TIAA-CREF Investment Horizon Annuity Prospectus	108

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	December 31, 2009
	Non-indexed Guarantee less than or equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$36,458	$18,892	$100,858	$156,208
Reserves at 12/31/09 for accounts with assets at:
Fair value	$42,166	$21,734	$615,875	$679,775
Amortized cost	—	—	—	—
Total reserves	$42,166	$21,734	$615,875	$679,775

By withdrawal characteristics:
Subject to discretionary withdrawal:
With fair value adjustment	$28,651	$21,734	$—	$50,385
At fair value	—	—	615,875	615,875
At book value without fair value adjustment and with current surrender charge less than 5%	13,515	—	—	13,515
Total reserves	$42,166	$21,734	$615,875	$679,775

The following is a reconciliation of transfers to or (from) the Company to the Separate Accounts (in thousands):

	2011	2010	2009
Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$133,624	$134,991	$382,423
Transfers from Separate Accounts	(96,582)	(86,507)	(306,745)
Net transfers to Separate Accounts	37,042	48,484	75,678

Reconciling Adjustments:
Fund transfer exchange gain (loss)	896	(124)	(426)
Transfers as reported in the Statements of Operations of the Life, Accident & Health Annual Statement	$37,938	$48,360	$75,252

Note 12—Related Party Transactions

The majority of services for the operation of the Company are provided at cost by TIAA pursuant to a Service Agreement. Expense reimbursement payments under the Service Agreement are made quarterly by TIAA-CREF Life to TIAA based on TIAA’s costs for providing such services. The Company also reimburses TIAA, at cost, on a quarterly basis for certain investment management services, according to the terms of an Investment Management Agreement. Reimbursements of $47,383 thousand, $35,365 thousand and $30,139 thousand were made to TIAA for the years ended December 31, 2011, 2010 and 2009, respectively.

The Company has a financial support agreement with TIAA. Under this agreement, TIAA will provide support so that TIAA-CREF Life will have the greater of (a) capital and surplus of $250 million, (b) the amount of capital and surplus necessary to maintain the Company’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain TIAA-CREF Life’s financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any creditor of TIAA-CREF Life with recourse to TIAA.

109	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The Company maintains a $100 million unsecured 364-day revolving line of credit with TIAA. As of December 31, 2011, $30 million of this facility was maintained on a committed basis for which the Company paid a commitment fee of 10 basis points (“bps”) on the undrawn committed amount. The commitment fee started at 15 bps at the beginning of 2011 and was reduced to 10 bps in July when the line was renewed. During 2011, there were 4 draw downs totaling $17 million that were repaid by December 31, 2011. During 2011, there were 18 draw downs totaling $34 million that were repaid by December 31, 2011.

The Company subcontracts administrative services for VA-1 and VLI-1 to TIAA pursuant to a Service Agreement. Teachers Personal Investor Services, a subsidiary of TIAA-CREF Asset Management, Inc. and TIAA-CREF Individual & Institutional Services, LLC (“Services”), a subsidiary of TIAA, are authorized to distribute contracts for VA-1, VLI-1 and IHA. Expenses associated with the administrative services agreement were $6,069 thousand, $6,827 thousand and $9,155 thousand for the years ended December 31, 2011, 2010 and 2009, respectively. Expenses associated with the distribution services agreement were $483 thousand, $920 thousand and $1,189 thousand for the years ended December 31, 2011, 2010 and 2009, respectively.

Services for certain funding agreements for qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of TIAA-CREF Asset Management, Inc., is the program manager, are provided to TIAA-CREF Life by TFI pursuant to a Service Agreement between the Company and TFI. Payments associated with this service agreement were $4,621 thousand, $4,985 thousand and $4,104 thousand for the years ended December 31, 2011, 2010 and 2009, respectively.

Note 13—Federal Income Taxes

The application of SSAP No. 10R requires a company to evaluate the recoverability of deferred tax assets and to establish a valuation allowance if necessary to reduce the deferred tax asset to an amount which is more likely than not to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. The Company has not recorded a valuation allowance as of December 31, 2011 or 2010.

Components of Net Deferred Tax Assets (“DTA”) and Deferred Tax Liabilities (“DTL”) consisted of the following (in thousands):

	12/31/2011			12/31/2010			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
a) Gross Deferred Tax Assets	$14,502	$19,185	$33,687	$13,658	$33,767	$47,425	$844	$(14,582)	$(13,738)
b) Statutory Valuation Allowance Adjustment	—	—	—	—	—	—	—	—	—
c) Adjusted Gross Deferred Tax Assets (a–b)	14,502	19,185	33,687	13,658	33,767	47,425	844	(14,582)	(13,738)
d) Deferred Tax Liabilities	3,955	57	4,012	3,710	—	3,710	245	57	302
e) Subtotal (Net Deferred Tax Assets) (c–d)	10,547	19,128	29,675	9,948	33,767	43,715	599	(14,639)	(14,040)
f) Deferred Tax Assets Nonadmitted	5,455	18,779	24,234	4,403	33,163	37,566	1,052	(14,384)	(13,332)
g) Net Admitted Deferred Tax Assets (e–f)	$5,092	$349	$5,441	$5,545	$604	$6,149	$(453)	$(255)	$(708)

For 2011, the Company has admitted DTA pursuant to paragraph 10e of SSAP 10R. The Company recorded an increase in admitted DTA as the result of its election to employ the provisions of paragraph 10e.

TIAA-CREF Investment Horizon Annuity Prospectus	110

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The change in deferred tax assets and liabilities are as follows (in thousands):

		Changes during 2011
	Description	Ordinary	Capital	Total
	Gross deferred tax assets	$844	$(14,582)	$(13,738)
	Statutory valuation allowance	—	—	—
	Adjusted gross deferred tax assets	844	(14,582)	(13,738)
	Gross deferred tax liabilities	245	57	302
	Net deferred tax asset before admissibility test	$599	$(14,639)	$(14,040)

10.a	Federal Income Taxes recoverable through loss carryback	$(171)	$—	$(171)
10.b.i	Adj. Gross DTA expected to be realized in one year	—	(96)	(96)
10.b.ii	10% adj. statutory capital and surplus limit	N/A	N/A	N/A
	Admitted pursuant to par. 10.b. (lesser of i. or ii.)	—	(96)	(96)
10.c	Admitted pursuant to par. 10.c.	245	57	302
10.e.i	Additional admitted pursuant to par. 10.e.i.	(282)	—	(282)
10.e.ii.a	Adj. Gross DTA expected to be realized in three years	—	(159)	(159)
10.e.ii.b	15% adj. statutory capital and surplus limit	N/A	N/A	N/A
	Additional admitted pursuant to par. 10.e.ii. (lesser of a. or b.)	—	(159)	(159)
10.e.iii	Additional admitted pursuant to par. 10.e.iii.	—	—	—
	Admitted deferred tax asset	(208)	(198)	(406)
	Deferred tax liability	245	57	302
	Change in net admitted DTA or DTL	$(453)	$(255)	$(708)

	Change in nonadmitted DTA	$1,052	$(14,384)	$(13,332)

	12/31/2011			12/31/2010			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
Admission Calculation Components SSAP No. 10R, Paragraphs 10.a., 10.b., and 10.c.:
a) SSAP No. 10R, Paragraph 10.a.	$2,104	$—	$2,104	$2,275	$—	$2,275	$(171)	$—	$(171)
b) SSAP No. 10R, Paragraph 10.b. (the lesser of paragraph 10.b.i. and 10.b.ii. below	—	—	—	—	96	96	—	(96)	(96)
c) SSAP No. 10R Paragraph 10.b.i.	—	—	—	—	96	96	—	(96)	(96)
d) SSAP No. 10R Paragraph 10.b.ii.	xxx	xxx	—	xxx	xxx	35,336	xxx	xxx	(35,336)
e) SSAP No. 10R Paragraph 10.c.	3,955	57	4,012	3,710	—	3,710	245	57	302
f) Total (a+b+e)	$6,059	$57	$6,116	$5,985	$96	$6,081	$74	$(39)	$35

Admission Calculation Components SSAP No. 10R, Paragraph 10.e.:
g) SSAP No. 10R Paragraph 10.e.i.	$2,988	$—	$2,988	$3,270	$—	$3,270	$(282)	$—	$(282)
h) SSAP No. 10R, Paragraph 10.e.ii. (the lesser of paragraph 10.e.ii.a. and 10.e.ii.b. below	—	349	349	—	508	508	—	(159)	(159)
i) SSAP No. 10R Paragraph 10.e.i.	—	349	349	—	508	508	—	(159)	(159)
j) SSAP No. 10R Paragraph 10.e.ii.b.	xxx	xxx	—	xxx	xxx	53,005	xxx	xxx	(53,005)
k) SSAP No. 10R Paragraph 10.e.iii.	—	—	—	—	—	—	—	—	—
l) Total (g+h+k)	$2,988	$349	$3,337	$3,270	$508	$3,778	$(282)	$(159)	$(441)

Used in SSAP No. 10R, Paragraph 10.d.
m) Total Adjusted Capital	xxx	xxx	$408,979	xxx	xxx	$374,608	xxx	xxx	$34,371
n) Authorized Control Level	xxx	xxx	$22,331	xxx	xxx	$20,099	xxx	xxx	$2,232

111	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	12/31/2011			12/31/2010			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
SSAP No. 10R, Paragraphs 10.a., 10.b., and 10.c.:
a) Admitted Deferred Tax Assets	$2,104	$—	$2,104	$2,275	$96	$2,371	$(171)	$(96)	$(267)
b) Admitted Assets	xxx	xxx	$4,246,756	xxx	xxx	$3,567,217	xxx	xxx	$679,539
c) Adjusted Statutory Surplus *	xxx	xxx	$388,040	xxx	xxx	$366,804	xxx	xxx	$21,236
d) Total Adjusted Capital from DTA’s	xxx	xxx	$2,104	xxx	xxx	$2,371	xxx	xxx	$(267)
Increases due to SSAP No. 10R, Paragraphs 10.e.:
e) Admitted Deferred Tax Assets	$2,988	$349	$3,337	$3,270	$508	$3,778	$(282)	$(159)	$(441)
f) Admitted Assets	$2,988	$349	$3,337	$3,270	$508	$3,778	$(282)	$(159)	$(441)
g) Adjusted Statutory Surplus	$2,988	$349	$3,337	$3,270	$508	$3,778	$(282)	$(159)	$(441)

*	As reported on the statutory balance sheet for the most recently filed statement with the domiciliary state commissioner adjusted in accordance with SSAP No.10R, Paragraph 10bii.

Impact of Tax Planning Strategies – Not Applicable

Temporary differences for which a DTL was not established: Not Applicable

TIAA-CREF Investment Horizon Annuity Prospectus	112

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The changes in current income taxes consist of the following major components as of December 31 (in thousands):

		12/31/2011	12/31/2010	Change
1.	Current Income Tax:
	Federal income taxes expense	$10,377	$8,904	$1,473
	Foreign taxes	—	—	—
	Subtotal	$10,377	$8,904	$1,473
	Federal income taxes on net capital gains	—	—	—
	Utilization of capital loss carry-forwards	—	—	—
	Other	168	(394)	562
	Federal and foreign income taxes incurred	$10,545	$8,510	$2,035

2.	Deferred Tax Assets:
	Ordinary
	Policyholder reserves	$4,610	$4,257	$353
	Investments	—	—	—
	Deferred acquisition costs	9,632	9,262	370
	Other (including items < 5% of total ordinary tax assets	260	138	122
	Gross Ordinary DTAs	$14,502	$13,657	$845
	Statutory valuation allowance adjustment	—	—	—
	Nonadmitted	$5,455	$4,403	$1,052
	Admitted ordinary deferred tax assets	$9,047	$9,255	$(208)
	Capital
	Investments	$19,185	$17,712	$1,473
	Net capital loss carry-forward	—	16,056	(16,056)
	Subtotal	$19,185	$33,767	$(14,582)
	Statutory valuation allowance adjustment	$—	$—	$—
	Nonadmitted	$18,779	$33,163	$(14,384)
	Admitted capital deferred tax assets	$406	$604	$(198)
	Admitted deferred tax assets	$9,453	$9,859	$(406)

3.	Deferred Tax Liabilities:
	Ordinary
	Investments	$3,955	$3,710	$245
	Capital	57	—	57
	Deferred tax liabilities	$4,012	$3,710	$302
4.	Net Deferred Tax:
	Assets/Liabilities	$5,441	$6,149	$(708)

113	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Reconciliation of Federal Income Tax Rate to Actual Effective Rate

The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference are as follows (in thousands):

Description	Amount	Tax Effect	Effective Tax Rate
Income before federal income taxes	$25,889	$9,061	35.00%
Dividends received deduction	(1,081)	(378)	(1.46)%
Amortization of interest maintenance reserve	(1,047)	(366)	(1.41)%
Prior year true-up	(413)	(145)	(0.56)%
Total	$23,348	$8,172	31.57%

Federal income tax incurred expense (benefit)		$10,545	40.74%
Tax on capital gains incurred (benefit)		(15,460)	(59.72)%
Change in net deferred income tax charge (benefit)		14,040	54.23%
Tax effect of unrealized capital gain (loss)		(953)	(3.68)%
Total statutory income taxes		$8,172	31.57%

The Company had no operating loss carry forwards or alternative minimum tax credit carry forwards at December 31, 2011.

The Company recorded a $15,460 thousand tax benefit for capital loss carry-forwards in the amount of $44,171 thousand that will be utilized in the 2011 consolidated tax return with its parent, TIAA. Of the $15,460 thousand tax benefit, $15,045 thousand was settled by TIAA during the third quarter of 2011, with the remainder to be settled in 2012.

The following is income tax expense that is available for recoupment in the event of future net losses (in thousands):

Year Incurred	Ordinary	Capital	Total
2009	$11,603	$—	$11,603
2010	9,072	—	9,072
2011	10,377	—	10,377
Total	$31,052	$—	$31,052

The Company does not have any protective tax deposits on deposit with the Internal Revenue Service under IRC Sec. 6603.

Beginning January 1, 1998, the Company began filing a consolidated federal income tax return with its parent and its affiliates. The consolidating companies have a tax-sharing agreement. Under the agreement, current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent that their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return. Amounts due from TIAA for federal income taxes were $774 thousand and $3,206 thousand at December 31, 2011 and 2010, respectively.

TIAA-CREF Investment Horizon Annuity Prospectus	114

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The affiliates that file a consolidated federal income tax return with TIAA-CREF Life and its parent are as follows:

1) TIAA-CREF Life Insurance Company

2) TIAA-CREF Asset Management, Inc.

3) Dan Properties, Inc.

4) JV Georgia One, Inc.

5) JWL Properties, Inc.

6) ND Properties, Inc.

7) Savannah Teachers Properties, Inc.

8) TCT Holdings, Inc.

9) Teachers Advisors, Inc.

10) Teachers Personal Investors Service, Inc.

11) T-Investment Properties Corp.

12) T-Land Corp.

13) WRC Properties, Inc.

14) TIAA-CREF Tuition Financing, Inc.

15) TIAA-CREF Trust Company, FSB

16) 730 Texas Forest Holdings, Inc.

17) TIAA Global Markets, Inc.

18) T-C Sports Co., Inc.

19) TIAA Board of Overseers

20) TIAA Realty, Inc.

21) TIAA Park Evanston, Inc.

22) Port Northwest IV Corporation

23) Oleum Holding Company, Inc.

24) Covariance Capital Management, Inc.

25) Westchester Group Investment Management, Inc.

26) Westchester Group Investment Management Holding Company Inc.

FASB ASC 740 and Accounting Standards Update No. 2009-06 established a minimum threshold for financial statement recognition of the benefits of positions taken in tax returns, and requires certain expanded disclosures. FASB ASC 740 is effective for fiscal years beginning after December 15, 2006 and is to be applied to all open years as of the effective date. Management has evaluated the Company’s tax position under the principles of FASB ASC 740, and has not recorded any uncertain tax benefits as of December 31, 2011 or 2010.

On January 1, 2012, SSAP No. 101 replaces SSAP No. 10R as the statutory accounting principle used to determine and record the Company’s current and deferred income taxes. The Company has examined the potential effects that SSAP No. 101 would have on its current and deferred taxes were it enacted for December 31, 2011. The Company has determined that SSAP No. 101 would not have a material effect on the current and deferred taxes presented under SSAP No. 10R.

Note 14—Pension Plan and Postretirement Benefits

The Company has no employees. The Company’s parent, TIAA allocates employee benefit expenses based on salaries attributable to the Company. The Company’s share of net expense for the qualified defined contribution plan was approximately $1,334 thousand, $1,357 thousand and $1,780 thousand for the years ended December 31, 2011, 2010 and 2009, respectively and for other postretirement benefit plans was $270 thousand, $217 thousand and $264 thousand for the years ended December 31, 2011, 2010 and 2009, respectively.

115	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 15—Policy and Contract Reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves are based on assumptions for interest, mortality and other risks insured and establish a sufficient provision for all benefits guaranteed under policy and contract provisions.

For annuities and supplementary contracts, policy and contract reserves are calculated using Commissioner’s Annuity Reserve Valuation Method (“CARVM”) in accordance with New York State Regulation 151, Actuarial Guideline 43 (“AG43”) for variable annuity products and Actuarial Guideline 33 for all other products. For most annuities which do not contain variable guarantees (payout annuities), the reserves are calculated as the present value of guaranteed benefits using the valuation interest and mortality table. Variable annuity reserves are calculated using AG43 which incorporates a deterministic floor plus a stochastic component for products which contain guaranteed benefits.

Withdrawal characteristics of annuity actuarial reserves and deposit-type contracts at December 31 are as follows ($ in thousands):

	2011
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$—	$56,055	$—	$56,055	1.6%
At book value less current surrender charge of 5% or more	1,152	—	—	1,152	0.0%
At fair value	—	—	731,099	731,099	20.4%

Total with adjustment or at fair value	$1,152	$56,055	$731,099	$788,306	22.0%
At book value without adjustment (minimal or no charge or adjustment)	2,710,346	8,532	—	2,718,878	75.8%
Not subject to discretionary withdrawal	81,840	—	—	81,840	2.2%

Total (gross)	$2,793,338	$64,587	$731,099	$3,589,024	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$2,793,338	$64,587	$731,099	$3,589,024

TIAA-CREF Investment Horizon Annuity Prospectus	116

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	2010
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$—	$53,524	$—	$53,524	1.8%
At book value less current surrender charge of 5% or more	2,881	—	—	2,881	0.1%
At fair value	—	—	709,806	709,806	23.7%

Total with adjustment or at fair value	$2,881	$53,524	$709,806	$766,211	25.6%
At book value without adjustment (minimal or no charge or adjustment)	2,155,087	17,010	—	2,172,097	72.6%
Not subject to discretionary withdrawal	55,119	—	—	55,119	1.8%

Total (gross)	$2,213,087	$70,534	$709,806	$2,993,427	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$2,213,087	$70,534	$709,806	$2,993,427

Annuity reserves and deposit-type contract funds for the year ended December 31 are as follows (in thousands):

	2011	2010
General Account:
Total annuities (excluding supplementary contracts with life contingencies and AG43 Excess Reserves)	$1,276,145	$1,239,048
Supplementary contracts with life contingencies	1,418	837
Deposit-type contracts	1,515,775	973,202
Subtotal	$2,793,338	$2,213,087

Separate Accounts:
Annuities	791,726	777,463
Supplementary contracts with life contingencies	140	68
Deposit-type contracts	3,820	2,809
Subtotal	$795,686	$780,340
Total	$3,589,024	$2,993,427

For Ordinary Life Insurance (including term plans, universal life and variable universal life), reserves for all policies are calculated in accordance with New York State Insurance Regulation 147 using the 1980 CSO Table or 2001 CSO Table and interest rates of 4.5% and 4.0%. Term conversion reserves are based on the Company’s term conversion mortality experience and interest at 4.0%. As a result of asset adequacy analysis the Company increased life insurance reserves by $10 million. On this basis, it was determined that the Company’s reserves were sufficient to meet its obligations.

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and are set equal to a percentage of reserves. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. The Company had no policies where the surrender values were in excess of the legally computed reserves at December 31, 2011 or December 31, 2010. The

117	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Company had $24.3 billion and $23.1 billion of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the State of New York as of December 31, 2011 and 2010, respectively. Premium deficiency reserves related to the above insurance totaled $6,367 thousand and $4,447 thousand at December 31, 2011 and 2010, respectively.

For retained assets, an accumulation account issued from the proceeds of annuity and life insurance policies, reserves are held equal to the current account balances.

The Tabular Interest has been determined by formula as prescribed by the NAIC. The Tabular Less Actual Reserve Released has been determined by formula as prescribed by the NAIC. The Tabular Cost has been determined by formula as described in the instructions prescribed by the NAIC. For Immediate Annuities not involving life contingencies and Supplementary Contracts not involving life contingencies, for each valuation rate of interest, the tabular interest has been calculated as the product of the valuation rate times the mean liability for the year. For all other funds not involving life contingencies, tabular interest has been calculated as the total interest credited to such funds.

Note 16—Reinsurance

In 2004, TIAA and TIAA-CREF Life entered into a series of agreements with Metropolitan Life Insurance Company (“MetLife”) including an administrative agreement for MetLife to service the long-term care business of TIAA and TIAA-CREF Life, an indemnity reinsurance agreement where TIAA and TIAA-CREF Life ceded to MetLife 100% of the long-term care liability and an assumption reinsurance agreement where, after appropriate filings in each jurisdiction, MetLife has been offering the TIAA and TIAA-CREF Life policyholders the option of transferring the liability for policies from TIAA and TIAA-CREF Life to MetLife. At December 31, 2011, there were still premiums in force of $6,172 thousand.

In addition to the MetLife agreements, the Company enters into reinsurance agreements in the normal course of its insurance business to reduce overall risk. The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. The required liability for reserves ceded to unauthorized reinsurers is secured by letters of credit or trust agreements. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of the impact of reinsurance. The major lines in the accompanying financial statements that were reduced by the effect of these reinsurance agreements include (in thousands):

	2011	2010	2009
Insurance premiums	$41,247	$39,273	$37,271
Increase in policy and contract reserves	$40,654	$28,497	$32,561
Reserves for life and health	$357,638	$316,984	$288,488

Note 17— Capital and Surplus and Shareholders’ Dividends Restrictions

The portion of unassigned surplus increased or (reduced) by each item below as of December 31 are as follows (in thousands):

	2011	2010
Net unrealized capital losses	$2,723	$(672)
Asset valuation reserve	$(2,789)	$(7,513)
Net deferred federal income tax	$(14,040)	$(2,676)
Change in non-admitted assets	$12,487	$1,039
Change in liability for reinsurance of unauthorized companies	$—	$1,692
Change in surplus of separate accounts	$(82)	$455

TIAA-CREF Investment Horizon Annuity Prospectus	118

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Capital: The Company has 2,500 shares of common stock authorized, issued and outstanding. All shares are Class A. The Company has no preferred stock outstanding.

Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). The Company generally has not paid dividends to its shareholder and has no plans to do so in the current year.

Note 18—Contingencies

It is the opinion of management that any liabilities which might arise from litigation, state guaranty fund assessments, and other matters, over and above amounts already provided for in the financial statements, are not considered material in relation to the Company’s financial position or the results of its operations.

Note 19—Subsequent Event

On October 25, 2011, the Company entered into a long-term strategic distribution relationship with M Financial Group, a financial services design and distribution company. The Company is developing a series of proprietary life insurance products to be sold exclusively by licensed agents affiliated with M Financial Group and its Member Firms.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 11, 2012, the date the financial statements were issued. No such items were identified by the Company.

119	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

TIAA-CREF Investment Horizon Annuity Prospectus	120

REPORT OF MANAGEMENT RESPONSIBILITY

April 9, 2012

To the Policyholders of Teachers Insurance and Annuity Association of America:

The accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of management. They have been prepared on the basis of statutory accounting principles, a comprehensive basis of accounting comprised of accounting principles prescribed or permitted by the New York State Department of Financial Services. The financial statements of TIAA have been presented fairly and objectively in accordance with such statutory accounting principles.

TIAA’s internal control over financial reporting is a process effected by those charged with governance, management and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with statutory accounting principles. TIAA’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with statutory accounting principles, and the receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Management is responsible for establishing and maintaining effective internal control over financial reporting. Management assessed the effectiveness of the entity’s internal control over financial reporting as of December 31, 2011, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. Based on that assessment, management concluded that, as of December 31, 2011, TIAA’s internal control over financial reporting is effective based on the criteria established in Internal Control-Integrated Framework.

In addition, TIAA’s internal audit personnel provide regular reviews and assessments of the internal controls and operations of TIAA, and the Vice President of Internal Audit regularly reports to the Audit Committee of the TIAA Board of Trustees.

The independent auditors of PricewaterhouseCoopers LLP have audited the accompanying statutory-basis financial statements of TIAA for the years ended December 31, 2011, 2010 and 2009. To maintain auditor independence and avoid even the appearance of a conflict of interest, it continues to be TIAA’s policy that any management advisory or consulting service, which is not in accordance with TIAA’s specific auditor independence policies designed to avoid such conflicts, be obtained from a firm other than the independent auditor. The independent auditors’ report expresses an opinion on the fairness of presentation of these statutory-basis financial statements.

The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, non-management trustees, meets regularly with management, representatives of the independent auditor and internal audit personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual independent audit of the TIAA statutory-basis financial statements, the New York Department of Financial Services and other state insurance departments regularly examine the operations and financial statements of TIAA as part of their periodic corporate examinations.

Roger W. Ferguson, Jr.	Virginia M. Wilson
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

121	TIAA-CREF Investment Horizon Annuity Prospectus

REPORT OF INDEPENDENT AUDITORS

To the Board of Trustees of Teachers Insurance and Annuity Association of America:

We have audited the accompanying statutory-basis statements of admitted assets, liabilities and capital and contingency reserves of Teachers Insurance and Annuity Association of America (the “Company”) as of December 31, 2011 and 2010, and the related statutory-basis statements of operations, changes in capital and contingency reserves, and cash flows for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our financial statement audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the New York State Department of Financial Services, which practices differ from accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between the statutory-basis of accounting and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2011 and 2010, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2011.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital and contingency reserves of the Company as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2011, on the basis of accounting described in Note 2.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and those charged with governance; and (iii) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

TIAA-CREF Investment Horizon Annuity Prospectus	122

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Report of Management Responsibility. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with attestation standards established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and, testing and evaluating the design and operating effectiveness of internal control, based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

New York, New York

April 9, 2012

123	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL AND CONTINGENCY RESERVES

	December 31,
(in millions)	2011	2010

ADMITTED ASSETS
Bonds	$167,931	$161,873
Preferred stocks	82	78
Common stocks	3,582	3,610
Mortgage loans	13,133	13,666
Real estate	1,595	1,341
Cash, cash equivalents and short-term investments	597	1,365
Contract loans	1,316	1,247
Derivatives	185	126
Other long-term investments	16,197	12,920
Investment income due and accrued	1,790	1,772
Federal income taxes	5	19
Net deferred federal income tax asset	3,070	3,246
Other assets	430	372
Separate account assets	16,019	12,909
Total admitted assets	$225,932	$214,544

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Liabilities
Reserves for life and health insurance, annuities and deposit-type contracts	$175,395	$169,885
Dividends due to policyholders	1,731	1,683
Interest maintenance reserve	1,229	873
Borrowed money	809	960
Asset valuation reserve	2,825	2,023
Derivatives	326	494
Other liabilities	1,662	1,620
Separate account liabilities	14,824	11,850
Total liabilities	198,801	189,388

Capital and Contingency Reserves
Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	2,000	2,000
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	23,650	22,071
Deferred income taxes	1,478	1,082
Total capital and contingency reserves	27,131	25,156
Total liabilities, capital and contingency reserves	$225,932	$214,544

See notes to statutory-basis financial statements.

TIAA-CREF Investment Horizon Annuity Prospectus	124

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
(in millions)	2011	2010	2009

REVENUES
Insurance and annuity premiums and other considerations	$12,703	$12,938	$11,527
Annuity dividend additions	1,325	1,048	1,325
Net investment income	10,910	10,534	10,340
Other revenue	182	143	124
Total revenues	$25,120	$24,663	$23,316

BENEFITS AND EXPENSES
Policy and contract benefits	$11,341	$10,922	$11,175
Dividends to policyholders	3,082	2,733	2,646
Increase in policy and contract reserves	5,460	5,062	6,994
Net operating expenses	859	798	808
Net transfers to (from) separate accounts	1,661	2,130	(1,289)
Other benefits and expenses	53	235	166
Total benefits and expenses	$22,456	$21,880	$20,500

Income before federal income taxes and net realized capital gains (losses)	$2,664	$2,783	$2,816
Federal income tax (benefit)	(139)	(28)	(58)
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(444)	(1,430)	(3,326)
Net income (loss)	$2,359	$1,381	$(452)

See notes to statutory-basis financial statements.

125	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF CHANGES IN CAPITAL

AND CONTINGENCY RESERVES

(in millions)	Capital Stock and Additional Paid-in Capital	Contingency Reserves	Total
Balance, December 31, 2008	$3	$17,751	$17,754
Net loss		(452)	(452)
Net unrealized capital gains on investments		910	910
Change in asset valuation reserve		(273)	(273)
Change in accounting principle (Adoption of SSAP 43R)		219	219
Change in accounting principle (Adoption of SSAP 10R)		811	811
Change in surplus of separate accounts		(301)	(301)
Change in valuation basis of annuity reserves		2,260	2,260
Change in net deferred income tax		(218)	(218)
Change in dividend accrual methodology		155	155
Change in non-admitted assets:
Deferred federal income tax asset		458	458
Other assets		(479)	(479)
Issuance of surplus notes		2,000	2,000
Balance, December 31, 2009	$3	$22,841	$22,844

Net Income		1,381	1,381
Net unrealized capital gains on investments		1,361	1,361
Change in asset valuation reserve		(1,417)	(1,417)
Change in surplus of separate accounts		121	121
Change in net deferred income tax		(1,507)	(1,507)
Prior year surplus adjustment		(45)	(45)
Change in non-admitted assets:
Deferred federal income tax asset		2,320	2,320
Other assets		98	98
Balance, December 31, 2010	$3	$25,153	$25,156

Net Income		2,359	2,359
Net unrealized capital gains on investments		390	390
Change in asset valuation reserve		(802)	(802)
Change in accounting principle		(23)	(23)
Change in surplus of separate accounts		134	134
Change in net deferred income tax		(1,129)	(1,129)
Change in non-admitted assets:
Deferred federal income tax asset		953	953
Other assets		93	93
Balance, December 31, 2011	$3	$27,128	$27,131

See notes to statutory-basis financial statements.

TIAA-CREF Investment Horizon Annuity Prospectus	126

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
(in millions)	2011	2010	2009

CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$12,705	$12,941	$11,527
Net investment income	10,963	10,373	10,073
Miscellaneous income	180	142	122
Total Receipts	23,848	23,456	21,722
Policy and contract benefits	11,321	10,574	11,401
Operating expenses	853	972	957
Dividends paid to policyholders	1,709	1,720	1,789
Federal income tax expense (benefit)	(141)	106	(119)
Net transfers to (from) separate accounts	1,666	2,149	(243)
Total Disbursements	15,408	15,521	13,785
Net cash from operations	8,440	7,935	7,937

CASH FROM INVESTMENTS
Proceeds from investments sold, matured, or repaid:
Bonds	19,042	29,718	15,429
Stocks	669	772	781
Mortgage loans and real estate	2,162	4,432	2,328
Other invested assets	2,197	2,252	765
Miscellaneous proceeds	66	130	79
Cost of investments acquired:
Bonds	24,768	40,026	30,618
Stocks	486	863	1,140
Mortgage loans and real estate	1,922	373	1,193
Other invested assets	5,320	3,204	2,050
Miscellaneous applications	463	179	214
Net cash from investments	(8,823)	(7,341)	(15,833)

CASH FROM FINANCING AND OTHER
Issuance of surplus notes	—	—	2,000
Borrowed money	(151)	21	939
Net deposits on deposit-type contracts funds	32	51	54
Other cash provided (applied)	(266)	171	(122)
Net cash from financing and other	(385)	243	2,871
NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	(768)	837	(5,025)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	1,365	528	5,553

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$597	$1,365	$528

See notes to statutory-basis financial statements

127	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

  •  DECEMBER 31, 2011

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

Note 1—Organization

Teachers Insurance and Annuity Association of America (“TIAA” or the “Company”) was established in 1918 as a legal reserve life insurance company under the insurance laws of the State of New York. All of the outstanding common stock of TIAA is held by the TIAA Board of Overseers (“Board of Overseers”), a not-for-profit corporation incorporated in the State of New York originally created for the purpose of holding the stock of TIAA.

The Company’s primary purpose is to aid and strengthen non-profit educational and research organizations, governmental entities and other non-profit institutions by providing retirement and insurance benefits for their employees and their families and by counseling such organizations and their employees on benefit plans and other measures of economic security.

Note 2—Significant Accounting Policies

BASIS OF PRESENTATION:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The table below provides a reconciliation of the Company’s net income (loss) and capital and contingency reserves between NAIC SAP and the New York SAP annual statement filed with the Department. The primary differences arise because the Company maintains more conservative reserves, as prescribed or permitted by New York SAP, under which annuity reserves are generally discounted on the basis of mortality tables and contractually guaranteed interest rates (in millions).

	For the Years Ended December 31,
	2011	2010	2009

Net Income (Loss), New York SAP	$2,359	$1,381	$(452)
New York SAP Prescribed Practices:
Additional Reserves for:
Term Conversions	1	2	2
Deferred and Payout Annuities issued after 2000	171	186	(312)

Net Income (Loss), NAIC SAP	$2,531	$1,569	$(762)

Capital and Contingency Reserves, New York SAP	$27,131	$25,156	$22,844
New York SAP Prescribed Practices:
Intangible Asset Limitation	—	12	16
Additional Reserves for:
Term Conversions	16	15	13
Deferred and Payout Annuities issued after 2000	3,854	3,683	3,497

Capital and Contingency Reserves, NAIC SAP	$31,001	$28,866	$26,370

TIAA-CREF Investment Horizon Annuity Prospectus	128

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows:

Under GAAP:

•	The Asset Valuation Reserve (“AVR”) is eliminated as it is not recognized under GAAP. The AVR is established under NAIC SAP with changes recorded as a direct charge to surplus;

•

The Interest Maintenance Reserve (“IMR”) is eliminated as it is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold;

•	Dividends on insurance policies and annuity contracts are accrued as the related earnings emerge from operations under GAAP rather than being accrued in the year when they are declared;

•	Certain assets designated as “non-admitted assets” are included in the GAAP balance sheet rather than excluded from assets in the statutory balance sheet;

•

Policy acquisition costs, such as commissions, and other costs incurred in connection with acquiring new business, are deferred and amortized over the expected lives of the policies issued under GAAP rather than being expensed when incurred;

•

Policy and contract reserves are based on estimates of expected mortality, morbidity, persistency and interest under GAAP rather than being based on statutory mortality, morbidity and interest requirements;

•	Surplus notes are reported as a liability rather than a component of capital and contingency reserves;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary;

•	Investments in bonds considered to be “available for sale” are carried at fair value under GAAP rather than at amortized cost;

•

Impairments on securities other than loan-backed and structured securities due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

•

For loan-backed and structured securities (“LB&SS”) that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, such declines in fair value are not recorded until a credit loss occurs;

•

Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings under GAAP rather than as unrealized losses, which is a component of surplus under NAIC SAP;

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•

Changes in the value of certain other long-term investments accounted for under the equity method of accounting are recorded through earnings under GAAP rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•

Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in earnings. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

•	The calculation for the defined benefit and post-retirement benefit obligations include both vested and non-vested employees. Non-vested employees are not considered under NAIC SAP;

•

Contracts that do not subject the Company to significant risks arising from policyholder mortality or morbidity are reported as a deposit liability. Under NAIC SAP, contracts that have any mortality and morbidity risk, regardless of significance, and contracts with life contingent annuity purchase rate guarantees are classified as insurance contracts and amounts received under these contracts are reported as revenue;

•

Declines in fair value of derivatives are recorded through earnings rather than surplus. Derivatives embedded in host contracts are accounted for separately like a freestanding derivative if certain criteria are met under GAAP. Replication Synthetic Asset Transactions (“RSAT”) are not recognized under GAAP;

•

Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance for statutory purposes. Assets and liabilities are reported gross of reinsurance for GAAP and net of reinsurance for statutory purposes. Transactions recorded as financing under GAAP have no impact on premiums or losses incurred, while for statutory purposes, premiums paid to the reinsurer are recorded as ceded premiums (a reduction in revenue) and expected reimbursement for losses from the reinsurer are recorded as a reduction in losses.

The effects of these differences, while not determined, are presumed to be material.

Reclassifications: Certain prior year amounts in the financial statements have been reclassified to conform to the 2011 presentation. These reclassifications did not affect the total assets, liabilities, net income or surplus previously reported.

Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

ACCOUNTING POLICIES:

The following is a summary of the significant accounting policies followed by the Company:

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary.

Bonds: Bonds are stated at amortized cost using the current effective interest method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

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Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the securities or the Company does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI recognized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a bond, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

The fair values for publicly traded long term bond investments are generally determined using prices provided by third party pricing services. For privately placed long term bond investments without readily ascertainable market value, such values are determined with the assistance of independent pricing services utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5 or 6, which are stated at the lower of amortized cost or fair value. The fair values of preferred stocks are determined using prices provided by third party pricing services.

Common Stocks: Common stocks of unaffiliated companies are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other than temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation reserve is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation reserves for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other than temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

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Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate. Depreciation is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded.

The Company makes investments in commercial real estate directly, through wholly owned subsidiaries and through real estate limited partnerships. The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an adjustment is required. Internal estimates of value can be used to determine fair value when a third party appraisal is pending completion. Third party appraisals are also utilized to determine write downs on land investments held for development.

Wholly-Owned Subsidiaries: Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus and (2) non-insurance subsidiaries are stated at the value of their underlying GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Other Long-term Investments: Other long-term investments primarily include investments in limited partnerships and limited liability companies which are carried at TIAA’s percentage of the underlying GAAP equity as reflected on the respective entity’s financial statements. The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses impairment information by performing analysis between the carrying value and the cost basis of the investments. The Company evaluates recoverability of the asset to determine if OTTI is warranted. When deemed to be other-than-temporarily impaired, the investment is written down to estimated fair value.

Other long-term investments include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have an NAIC 1 rating designation. The Company changed its classification of its investments in surplus notes to other long-term investments during 2011 pursuant to NAIC guidelines. During 2010, the Company’s investments in surplus notes were classified as bonds.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments, with original maturities of three months or less at the date of purchase and are stated at amortized cost.

Short-Term Investments: Short-term investments (debt securities with maturities of one year or less at the time of acquisition, excluding investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

Contract Loans: Contract loans are stated at outstanding principal balances.

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Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details the Company’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that the Company has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company may use derivative instruments for hedging, income generation, and asset replication purposes.

Derivatives used by the Company include foreign currency, interest rate and credit default swaps, foreign currency forwards, options and interest rate cap contracts.

The carrying value of a derivative position may be at cost or fair value, depending on the type of instrument and accounting status. Hedge accounting is applied for some foreign currency swaps that hedge fixed income investments carried at amortized cost. The foreign exchange premium or discount for these foreign currency swaps is amortized into income and a currency translation adjustment computed at the spot rate is recorded as an unrealized gain or loss. The derivative component of a RSAT is carried at unamortized premiums received or paid, adjusted for any impairments. The cash component of a RSAT is classified as a bond on the Company’s balance sheet. Derivatives used in hedging transactions where hedge accounting is not being utilized are carried at fair value. The Company does not offset the carrying value amounts recognized for derivatives executed with the same counterparty under the same netting agreement.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are nonadmitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are nonadmitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Separate Accounts: Separate Accounts are established in conformity with insurance laws and are segregated from the Company’s general account and are maintained for the benefit of the separate account contract holders.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the relevant period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts that are denominated in foreign currencies are adjusted to reflect exchange rates at the end of the relevant period. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets (principally certain investments in other long-term investments, furniture and equipment, leasehold improvements, prepaid expenses, and a portion of deferred federal income tax (“DFIT”) assets). Investment related non-admitted assets totaled $441 million and $646 million at December 31, 2011 and 2010, respectively. The non-admitted portion of the DFIT asset was $10,249 million and $11,202 million at December 31, 2011 and 2010, respectively. Other non-admitted assets were $470 million and $358 million at December 31, 2011 and 2010, respectively. Changes in non-admitted assets are charged or credited directly to surplus.

Furniture and Fixtures, Equipment, Leasehold Improvements and Computer Software: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization

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are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years and the remaining life of the lease, respectively.

The accumulated depreciation on EDP equipment and computer software was $782 million and $626 million at December 31, 2011 and 2010, respectively. Related depreciation expenses allocated to TIAA were $34 million, $45 million and $56 million for the years ended December 31, 2011, 2010 and 2009, respectively.

The accumulated depreciation on furniture and equipment and leasehold improvements was $443 million and $485 million at December 31, 2011, and 2010, respectively. Related depreciation expenses allocated to TIAA were $25 million, $25 million and $37 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Insurance and Annuity Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Expenses incurred when acquiring new business are charged to operations as incurred.

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: The Company offers a range of group and individual annuities and individual life policies. Policy and contract reserves for such products are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

During 2009, TIAA received approval from the Department to change the valuation basis on a portion of its payout annuity reserves. These reserves, which had previously been calculated on the basis of interest at either 1.5% or 2.5%, with mortality on the basis of either the 1983 Table A with ages set back 9 years or the Annuity 2000 Table with ages set back either 9 or 12 years, are valued on the basis of interest at 2.5% with mortality in accordance with the Annuity 2000 Table with ages set back 4 years. This reserve modification had the net effect of reducing beginning of year 2009 reserves by approximately $2.26 billion.

Liability for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals that represent a return to the contract holder.

The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves were sufficient to meet its obligations.

Interest Maintenance Reserve: The IMR defers recognition of realized capital gains and losses resulting from changes in the general level of interest rates. These gains and losses are amortized into investment income over the expected remaining life of the investments sold. The IMR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

A realized gain or loss on each bond sold, excluding loan-backed and structured securities, is interest-related if the security’s NAIC rating did not change by more than one classification from the date of purchase to the date of sale, and its NAIC rating was not a 6 at anytime during the holding period.

A realized gain or loss on each preferred stock sold is interest-related if the security did not have an NAIC rating of 4, 5 or 6 at any time during the holding period and the NAIC rating did not change by more than one classification from the date of purchase to the date of sale.

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A realized gain or loss on each mortgage loan sold is interest-related if interest is not more than 90 days past due, not in the process of foreclosure or voluntary conveyance, or the mortgage loan was not restructured over the prior two years.

A realized gain or loss on each derivative investment sold is interest-related based on the characteristics of the underlying invested asset.

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction.

Asset Valuation Reserve: The AVR is established to offset potential credit-related investment losses from bonds, stocks, mortgage loans, real estate, derivatives and other long-term investments. Changes in AVR are recorded directly to surplus. The AVR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

Realized gains or losses resulting from the sale of U.S. Government securities and securities of agencies which are backed by the full faith and credit of the U.S. Government are exempt from the AVR.

A realized gain or loss on each bond sold, excluding loan-backed and structured securities, is non-interest-related if the security’s NAIC rating changed by more than one classification from the date of purchase to the date of sale, or its NAIC rating was a 6 at any time during the holding period.

A realized gain or loss on each preferred stock sold is non-interest-related if the security had an NAIC rating of 4, 5 or 6 at any time during the holding period or the NAIC rating changed by more than one classification from the date of purchase to the date of sale.

A realized gain or loss on each mortgage loan sold is non-interest-related if interest is more than 90 days past due, in the process of foreclosure or voluntary conveyance, or the mortgage loan was restructured over the prior two years.

A realized gain or loss on each derivative investment sold is non-interest-related based on the characteristics of the underlying invested asset.

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction.

OTTI for non-loan-backed and structured securities, stocks, mortgage loans, real estate and other long-term investments are considered non-interest related realized losses and included in the AVR calculation.

Dividends Due to Policyholders: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) in the fourth quarter of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

APPLICATION OF NEW ACCOUNTING PRONOUNCEMENTS:

SSAP No. 101—Income Taxes, a Replacement of SSAP No. 10—Income Taxes and SSAP No. 10R—Income Taxes, A Temporary Replacement of SSAP No. 10 and is effective January 1, 2012. For purposes of accounting

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for federal and foreign income taxes, reporting entities shall adopt FASB Statement No. 109, Accounting for Income Taxes (“FAS 109”) with modifications for state income taxes, the realization criteria for deferred tax assets, and the recording of the impact of changes in deferred tax balances. The Company has determined that SSAP No. 101 will not have a material impact on the current and deferred taxes presented under SSAP No. 10R.

SSAP 5R—Liabilities, Contingencies and Impairments of Assets adopts, with modification, guidance from FASB Accounting Standard Codification 460, Guarantees effective December 31, 2011. The substantive revisions require entities to recognize, at the inception of a guarantee, a liability for the obligations it has undertaken in issuing the guarantee, even if the likelihood of having to make payments under the guarantee is remote. Under the new guidance, a liability is required to be recognized at the inception of a related party guarantee. The guidance does exempt from measurement guarantees made to or on behalf of wholly-owned subsidiaries.

SSAP 100, Fair Value Measurements, effective December 31, 2010, defines fair value, establishes a framework for measuring fair value and establishes disclosure requirements about fair value. This standard applies under other accounting pronouncements that require or permit fair value measurements, but this standard does not require any new fair value amendments. The Company adopted this guidance effective December 31, 2010; however, it did not have a material impact on the Company’s financial statements.

SSAP 56—Separate Accounts—Revised disclosures, adopted September 2009 and required within the 2010 annual financial statements. The revised disclosures require disclosure on the general nature of the entity’s separate account business, an identification of the separate account assets that are legally insulated from general account claims, identification of the separate account products that have guarantees backed by the general account and a discussion of securities lending transactions within the separate account.

SSAP No. 43R—Loan-backed and Structured Securities—Revised, effective September 30, 2009, which superceded SSAP No. 98—Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments, an Amendment of SSAP No. 43—Loan-backed and Structured Securities, provides statutory accounting guidance for loan-backed and structured securities and incorporates certain principles underlying recent changes in GAAP OTTI guidance for statutory reporting. The financial impact in 2009 of the adoption of SSAP No. 43R at September 30, 2009, by TIAA, was a $219 million increase in surplus as an adjustment as of July 1, 2009 and was recognized as a cumulative effect due to a change in accounting principle.

SSAP No. 43R guidance results in an OTTI recorded through earnings for the difference between amortized cost and the present value of discounted cash flows of structured securities. Declines in fair value related to non-credit declines are not recognized in earnings and only require disclosure if the entity has the intent and ability to hold to recovery. The guidance requires a recognized realized loss recorded in earnings for the difference between fair value and amortized cost if the entity intends or is required to sell the investment at the measurement date. The entity is required to evaluate discounted cash flows quarterly to assess credit deterioration.

For reporting periods beginning on or after January 1, 2009, SSAP No. 98—Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments, an Amendment of SSAP No. 43—Loan-backed and Structured Securities established statutory accounting principles for impairment analysis and subsequent valuation of loan-backed and structured securities. The change resulting from the adoption of this statement was accounted for prospectively. No cumulative effect adjustments or application of the new guidance to prior events or periods were required. The Company elected to early adopt SSAP No. 98 which resulted in an additional $469 million of realized losses being recognized at December 31, 2008.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

SSAP No. 10R—Revised, Income Taxes, was effective as of December 31, 2009 for the 2009 annual financial statements and 2010 and 2011 interim and annual financial statements only. For entities that meet specified capital requirements, the revised statement increases the admitted deferred federal income tax asset ceiling by increasing the limit from 10 to 15 percent of capital and surplus and by extending the recoverable period from 1 to 3 years. The change resulting from the modification of this statement was accounted for as a change in accounting principle in 2009. The Company’s adoption of SSAP No. 10R resulted in an additional $1,478 millions, $1,082 million and $811 million of admitted deferred tax assets recognized as of December 31, 2011, 2010 and 2009, respectively. The statement is applicable through 2011 and incorporates additional disclosures for tax-planning strategies.

For reporting periods beginning on or after January 1, 2009, SSAP No. 99—Accounting for Certain Securities Subsequent to an Other-Than-Temporary Impairment, establishes standards for the treatment of premiums or discounts applicable to certain securities subsequent to the recognition of an OTTI. The other-than-temporarily impaired security is recorded as if the security had been purchased on the measurement date of the OTTI. The discount or reduced premium associated with the other-than-temporarily impaired security, based on the new cost basis, is amortized over the remaining life of the security, to the extent recoverable, in a prospective manner based on the amount and timing of future estimated cash flows. The change resulting from the adoption of this statement is accounted for prospectively. No cumulative effect adjustment or application of the new guidance to prior events or periods is required. The Company adopted this guidance January 1, 2009.

Note 3—Long-Term Bonds, Preferred Stocks, and Common Stocks

The Company reclassified certain prior year amounts to conform with current year presentation for the following:

•

NAIC definition changes for loan-backed and structured securities to include credit tenant loans, equipment trust certificates, other structured trusts, hybrid securities and municipal securities issued through special purpose vehicles. These investments were previously classified as non-LB&SS issuer obligations;

•

NAIC classification change to include collateralized mortgage obligations guaranteed by the Government National Mortgage Association as U.S. Government obligations instead of Special Revenue and Special Assessment obligations that are not guaranteed by the U.S. Government.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds and preferred stocks at December 31, are shown below (in millions):

		2011 Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. Govern ments	$41,576	$5,998	$(1)	$47,573
All Other Governments	3,119	612	(6)	3,725
States, Territories and Possessions	472	48	(7)	513
Political Subdivisions of States, Territories, and Possessions	300	23	—	323
Special Revenue and Special Assessment, Non-guaranteed Agencies and Government	20,171	2,575	(23)	22,723
Credit Tenant Loans	4,351	773	(3)	5,121
Industrial and Miscellane ous	94,212	8,879	(2,678)	100,413
Hybrids	2,039	77	(196)	1,920
Parent, Subsidiaries and Affiliates	1,691	95	(13)	1,773
Total Bonds	167,931	19,080	(2,927)	184,084
Preferred Stocks	82	17	(19)	80
Total Bonds and Preferred Stocks	$168,013	$19,097	$(2,946)	$184,164

		2010 Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. Govern ments	$36,822	$1,000	$(510)	$37,312
All Other Governments	2,926	509	(5)	3,430
States, Territories and Possessions	504	2	(30)	476
Political Subdivisions of States, Territories, and Possessions	236	7	(7)	236
Special Revenue and Special Assessment, Non-guaranteed Agencies and Government	22,138	2,163	(327)	23,974
Credit Tenant Loans	3,300	357	(29)	3,628
Industrial and Miscellane ous	92,270	6,346	(3,047)	95,569
Hybrids	2,299	144	(82)	2,361
Parent, Subsidiaries and Affiliates	1,378	70	(3)	1,445
Total Bonds	161,873	10,598	(4,040)	168,431
Preferred Stocks	78	6	—	84
Total Bonds and Preferred Stocks	$161,951	$10,604	$(4,040)	$168,515

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities that it deems to have an OTTI in value in the period that the securities

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are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and ratings agencies; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations and (h) the potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities. Where impairment is considered to be other-than-temporary, the Company recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, the Company continues to review the impaired security for appropriate valuation on an ongoing basis.

Based upon the factors above in the Company’s impairment evaluation process, the securities discussed in the following section which were in an unrealized loss position at December 31, 2011 and 2010, were not deemed to be other-than-temporarily impaired.

Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2011
Loan-backed and structured bonds	$4,829	$(239)	$4,590	$13,126	$(2,641)	$10,485
All other bonds	4,178	(158)	4,020	1,916	(204)	1,712
Total bonds	$9,007	$(397)	$8,610	$15,042	$(2,845)	$12,197
Unaffiliated common stocks	55	(7)	48	42	(12)	30
Preferred stocks	7	—	7	25	(19)	6
Total bonds and stocks	$9,069	$(404)	$8,665	$15,109	$(2,876)	$12,233

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2010
Loan-backed and structured bonds	$7,779	$(269)	$7,510	$16,844	$(3,297)	$13,547
All other bonds	18,644	(722)	17,922	2,359	(207)	2,152
Total bonds	$26,423	$(991)	$25,432	$19,203	$(3,504)	$15,699
Unaffiliated common stocks	31	(21)	10	35	(8)	27
Preferred stocks	10	(8)	2	29	(26)	3
Total bonds and stocks	$26,464	$(1,021)	$25,443	$19,267	$(3,538)	$15,729

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

As of December 31, 2011, the major categories of securities where the estimated fair value declined and remained below cost for less than twelve months were diversified in residential mortgage-backed securities (32%), commercial mortgage-backed securities (19%) and finance (13%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2011, the major categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were diversified in commercial mortgage-backed securities (62%) and residential mortgage-backed securities (26%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2010, the major categories of securities where the estimated fair value declined and remained below cost for less than twelve months were diversified in U.S. and other governments (52%) and residential mortgage-backed securities (21%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2010, the major categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were diversified in commercial mortgage-backed securities (60%) and residential mortgage-backed securities (30%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the cause of the decline is primarily attributable to increased market yields for these particular securities since acquisition caused principally by widening of credit spreads primarily from diminished market liquidity as opposed to a long-term deterioration in credit quality. The Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover and the Company has concluded that these securities are not other-than-temporarily impaired.

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities are shown separately in the table below, as they are not due at a single maturity date ($ in millions).

	December 31, 2011			December 31, 2010
	Book/ Adjusted Carrying Value	% of Total	Estimated Fair Value	Book/ Adjusted Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$2,992	1.8%	$3,051	$2,503	1.5%	$2,572
Due after one year through five years	21,249	12.7	22,855	20,725	12.8	22,279
Due after five years through ten years	31,277	18.6	34,383	27,407	16.9	29,542
Due after ten years	34,564	20.5	41,324	33,106	20.5	34,674
Subtotal	90,082	53.6	101,613	83,741	51.7	89,067
Residential mortgage-backed securities	52,101	31.0	56,412	51,926	32.2	53,582
Commercial mortgage-backed securities	11,522	6.9	10,513	13,352	8.2	12,240
Asset-backed securities	14,226	8.5	15,546	12,854	7.9	13,542
Subtotal	77,849	46.4	82,471	78,132	48.3	79,364
Total	$167,931	100.0%	$184,084	$161,873	100.0%	$168,431

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

For the year ended December 31, 2011, the preceding table includes sub-prime mortgage investments totaling $3.2 billion under residential mortgage-backed securities. $2.6 billion or 82% of the sub-prime securities were rated investment grade (NAIC 1 and 2).

For the year ended December 31, 2010, the preceding table includes sub-prime mortgage investments totaling $3.1 billion under residential mortgage-backed securities. $2.5 billion or 82% of the sub-prime securities were rated investment grade (NAIC 1 and 2).

Sub-prime securities are backed by loans that are in the riskiest category of loans and are typically sold in a separate market from prime loans.

Bond Diversification: The carrying values of long-term bond investments were diversified by the following classification at December 31 as follows:

	2011	2010
Residential mortgage-backed securities	31.0%	32.1%
U.S. and other governments	12.9	11.9
Manufacturing	8.7	8.2
Asset-backed securities	8.5	7.9
Public utilities	7.3	7.3
Commercial mortgage-backed securities	6.9	8.2
Finance and financial services	5.5	5.8
Oil and gas	4.9	4.7
Services	3.1	2.5
Communications	3.0	3.4
Revenue and special obligations	2.2	2.3
Retail and wholesale trade	1.8	1.9
Mining	1.3	1.2
Transportation	1.1	1.0
Real estate investment trusts	0.8	0.8
Other	1.0	0.8
Total	100.0%	100.0%

At December 31, 2011 and 2010, 91.8% and 92.1%, respectively, of the long-term bond portfolio was comprised of investment grade securities.

The following table presents the Company’s carrying value and estimated fair value for the residential mortgage-backed securities portfolio (“RMBS”) at December 31, (in millions):

	2011		2010
NAIC Designation	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
1	$48,773	$53,472	$49,281	$51,314
2	1,376	1,245	1,377	1,236
3	1,288	1,144	867	736
4	473	378	266	185
5	105	83	116	86
6	86	90	19	25
Total	$52,101	$56,412	$51,926	$53,582

141	TIAA-CREF Investment Horizon Annuity Prospectus

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

With respect to the RMBS in the above table, approximately 96% and 98% were rated investment grade (NAIC 1 and 2) at December 31, 2011 and 2010, respectively. The Company has continued to maintain its historical procedures surrounding the evaluation of fundamental underwriting and investment standards within its investment portfolios, including investments in RMBS. Additionally, the Company continues to manage the RMBS portfolio to appropriately support its contractual obligations and will recognize impairments when diminishments in fair value are determined to be other than temporary based on evaluations of projected discounted cash flows as prescribed under SSAP 43R. Management continues to actively monitor the market, credit and liquidity risk of the RMBS portfolio as an integral component of its overall asset liability management program.

The following table presents the Company’s carrying value and estimated fair value for the commercial mortgage-backed securities (“CMBS”) portfolio at December 31, (in millions):

	2011		2010
NAIC Designation	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
1	$8,455	$8,387	$9,616	$9,608
2	501	388	577	400
3	839	594	832	620
4	936	585	1,167	820
5	566	325	918	548
6	225	234	242	244
Total	$11,522	$10,513	$13,352	$12,240

With respect to the CMBS in the above table, approximately 78% and 76% were rated investment grade (NAIC 1 and 2) and approximately 69% and 72% were issued prior to 2006 (based on carrying value) at December 31, 2011 and 2010, respectively. The Company has continued to maintain its historical procedures surrounding the evaluation of fundamental underwriting and investment standards within its investment portfolios, including investments in CMBS. Additionally, the Company continues to manage the CMBS portfolio to appropriately support its contractual obligations and will recognize impairments when diminishments in fair value are determined to be other than temporary based on evaluations of projected discounted cash flows as prescribed under SSAP 43R. Management continues to actively monitor the market, credit and liquidity risk of the CMBS portfolio as an integral component of its overall asset liability management program.

Included in the Company’s long-term investments are bonds with a NAIC designation of 6. The statutory carrying value of these investments and related contractual maturity is listed in the following table at December 31, (in millions):

	2011	2010
Due in one year or less	$4	$1
Due after one year through five years	13	9
Due after five years through ten years	5	26
Due after ten years	—	—
Subtotal	22	36
Residential mortgage-backed securities	86	19
Commercial mortgage-backed securities	225	242
Asset-backed securities	49	49
Total	$382	$346

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Troubled Debt Restructuring: There were no troubled debt restructurings during 2011. During 2010, the Company recorded $10 million of bonds and stocks through troubled debt restructurings. When restructuring troubled debt, TIAA generally accounts for assets at their fair value at the time of restructuring or at the book value of the assets given up if lower.

If the fair value is less than the book value of the assets given up, the required write-down is recognized as a realized capital loss.

Exchanges: During 2011 and 2010, the Company also acquired bonds and stocks through exchanges aggregating $1,619 million and $1,665 million, of which approximately $15 million and $19 million were acquired through non-monetary transactions, respectively. When exchanging securities, TIAA generally accounts for assets at fair value unless the exchange was as a result of restricted 144As exchanged for unrestricted securities, which are accounted for at book value.

Loan-backed and Structured Securities: Prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type and vintage.

The following table represents OTTI on securities with the intent to sell or the inability to retain for each quarter of 2011 (in millions):

	1	OTTI		3
	Amortized Cost Basis Before OTTI	2a Interest	2b Non-interest	Fair Value 1-(2a+2b)
OTTI recognized 1st Quarter
a. Intent to sell	$33	$3	$—	$30
b. Inability to retain	—	—	—	—
Total 1st Quarter	$33	$3	$—	$30

OTTI recognized 2nd Quarter
a. Intent to sell	$39	$1	$1	$37
b. Inability to retain	—	—	—	—
Total 2nd Quarter	$39	$1	$1	$37

OTTI recognized 3rd Quarter
a. Intent to sell	$212	$17	$28	$167
b. Inability to retain	—	—	—	—
Total 3rd Quarter	$212	$17	$28	$167

OTTI recognized 4th Quarter
a. Intent to sell	$145	$—	$28	$117
b. Inability to retain	—	—	—	—
Total 4th Quarter	$145	$—	$28	$117

Annual Aggregate Total		$21	$57

143	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following table represents OTTI on securities with the intent to sell or the inability to retain for each quarter of 2010 (in millions):

	1	OTTI		3
	Amortized Cost Basis Before OTTI	2a Interest	2b Non-interest	Fair Value 1-(2a+2b)
OTTI recognized 1st Quarter
a. Intent to sell	$59	$1	$10	$48
b. Inability to retain	—	—	—	—
Total 1st Quarter	$59	$1	$10	$48

OTTI recognized 2nd Quarter
a. Intent to sell	$2,736	$—	$427	$2,309
b. Inability to retain	—	—	—	—
Total 2nd Quarter	$2,736	$—	$427	$2,309

OTTI recognized 3rd Quarter
a. Intent to sell	$28	$1	$5	$22
b. Inability to retain	—	—	—	—
Total 3rd Quarter	$28	$1	$5	$22

OTTI recognized 4th Quarter
a. Intent to sell	$361	$131	$65	$165
b. Inability to retain	—	—	—	—
Total 4th Quarter	$361	$131	$65	$165

Annual Aggregate Total		$133	$507

At December 31, 2011, the Company held loan-backed and structured securities with a recognized OTTI where the present value of cash flows expected to be collected is less than the amortized cost. See Note 25 for listing of securities.

Other Disclosures: During 2011 and 2010, TIAA acquired common stocks from other long term private equity fund investment distributions totaling $24 million and $17 million, respectively.

Debt securities amounting to approximately $7 million and $8 million at December 31, 2011 and 2010 were on deposit with governmental authorities or trustees, as required by law.

At December 31, 2011 and 2010, the carrying amount of restricted unaffiliated common stock was $441 million and $252 million, respectively. At December 31, 2011 and 2010, the carrying amount of restricted preferred stock was $18 million and $19 million, respectively. The restrictions limit share sales, private sales, general partner approval for sale, contractual restrictions and public or free trade restrictions.

At December 31, 2011 and 2010, the carrying amount of bonds and stocks denominated in a foreign currency was $3,158 million and $2,961 million, respectively. Bonds that totaled $1,547 million and $1,168 million at December 31, 2011 and 2010, respectively, represent amounts due from related parties that are collateralized by real estate owned by TIAA’s investment subsidiaries and affiliates.

Note 4—Mortgage Loans

The Company originates mortgage loans that are principally collateralized by commercial real estate. The coupon rates for non-mezzanine commercial mortgage loans originated during 2011 ranged from 4.00% to

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

6.00% and from 5.25% to 5.90% for 2010. There were no mezzanine real estate loans originated or acquired during 2011 or 2010.

The maximum percentage of any one loan to the value of the property at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, was 94% and 100% for commercial loans for the years ended December 31, 2011 and 2010, respectively. In 2011, there was one loan issued with a loan to value of 94% with a value of $33 million at December 31, 2011. The loan is a full recourse construction loan with a committed tenant.

At December 31, 2011 and 2010, the carrying value of mezzanine real estate loans was $186 million and $192 million, respectively.

Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectability of mortgage loans to identify and quantify any impairment in value. Impairments are classified as either temporary, for which a recovery is anticipated, or other-than-temporary. Mortgage loans held to maturity with other-than-temporarily impaired values at December 31, 2011 and 2010 have been written down to net realizable values based upon independent appraisals of the collateral while mortgage loans held for sale have been written down to the current fair value of the loan, as shown in the table below. For impaired mortgage loans where the impairments were deemed to be temporary, an allowance for credit losses has been established, as indicated below (in millions):

	2011	2010	2009

Investment in impaired mortgage loans, with temporary allowances for credit losses (at net carried value plus accrued interest)	$—	$29	$—
Related temporary allowances for credit losses	$—	$(2)	$—
Investment in impaired mortgage loans, net of OTTI losses recognized	$248	$251	$572
Related write-downs for OTTI	$—	$(21)	$(91)
Average investments in impaired mortgage loans	$35	$35	$36
Interest income recognized on impaired mortgage loans during the period	$16	$16	$15
Interest income recognized on a cash basis during the period	$16	$16	$14

	2011	2010	2009

Allowance for credit losses:
Balance at the beginning of the period	$2	$—	$—
Additions charged to surplus	—	94	333
Direct write-downs/charges against the allowance	—	(85)	(64)
Recoveries of amounts previously added to surplus	(2)	(7)	(269)

Balance at the end of the period	$—	$2	$—

145	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Mortgage Loan Diversification: The following tables set forth the commercial mortgage loan portfolio by property type and geographic distribution ($ in millions):

	Commercial Mortgage Loans by Property Type
	December 31, 2011		December 31, 2010
	Carrying Value	% of Total	Carrying Value	% of Total

Office buildings	$4,399	33.5%	$4,370	32.0%
Shopping centers	4,211	32.1	4,579	33.5
Industrial buildings	2,313	17.6	2,403	17.6
Apartments	1,351	10.3	1,304	9.5
Mixed use	268	2.0	272	2.0
Land	265	2.0	265	1.9
Hotel	168	1.3	313	2.3
Other	158	1.2	160	1.2

Total	$13,133	100.0%	$13,666	100.0%

	Commercial Mortgage Loans by Geographic Distribution
	December 31, 2011		December 31, 2010
	Carrying Value	% of Total	Carrying Value	% of Total

Pacific	$3,561	27.1%	$3,791	27.7%
South Atlantic	3,144	23.9	3,338	24.4
South Central	1,992	15.2	1,849	13.5
Middle Atlantic	1,988	15.1	1,826	13.4
North Central	1,319	10.1	1,420	10.4
Mountain	410	3.1	515	3.8
New England	280	2.1	399	2.9
Other	439	3.4	528	3.9

Total	$13,133	100.0%	$13,666	100.0%

Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.

Pacific states are AK, CA, HI, OR and WA

South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV

Middle-Atlantic states are PA, NJ and NY

South Central states are AL, AR, KY, LA, MS, OK, TN and TX

North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI

New England states are CT, MA, ME, NH, RI and VT

Mountain states are AZ, CO, ID, MT, NV, NM, UT and WY

Other comprises investments primarily in Canada.

At December 31, 2011 and 2010, approximately 19.7% and 20.7% of the mortgage loan portfolio, respectively, was invested in California and is included in the Pacific region shown above.

At December 31, 2011 and 2010, approximately 13.5% and 12.3% of the mortgage loan portfolio, respectively, was invested in Texas and is included in the South Central region shown above.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Scheduled Mortgage Loan Maturities: Contractual maturities for mortgage loans at December 31 were as follows ($ in millions):

	2011		2010
	Carrying Value	% of Total	Carrying Value	% of Total

Due in one year or less	$1,359	10.3%	$1,335	9.8%
Due after one year through five years	7,269	55.4	7,207	52.7
Due after five years through ten years	3,593	27.4	4,408	32.3
Due after ten years	912	6.9	716	5.2

Total	$13,133	100.0%	$13,666	100.0%

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

There were no mortgage troubled debt restructurings during the periods ended December 31, 2011 or 2010. When restructuring mortgage loans, TIAA generally requires participation features, yield maintenance stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers. With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Cash received on impaired mortgage loans that are performing according to their contractual terms is applied in accordance with those terms. For mortgage loans in the process of foreclosure, cash received is initially held in suspense and applied as a return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed. There were no mortgage loans with interest more than 180 days past due at December 31, 2011 or 2010.

During 2011, the Company reduced interest rates on two outstanding commercial loans. The first loan changed from 6.22% to 5.00% from December 1, 2010 through December 31, 2017 and then to 5.25% until maturity on December 1, 2020. The second loan changed from 6.30% to 5.75% from December 1, 2011 through April 30, 2013. The recorded investment excluding accrued interest of these loans was $216 million at December 31, 2011. During 2010, the Company did not reduce the interest rate of any outstanding loans.

The Company did not have any taxes, assessments or amounts advanced that were not included in the mortgage loan totals for the years ended December 31, 2011 and 2010.

The Company has no reverse mortgages as of December 31, 2011 or 2010.

Mortgage loans of $13 million at December 31, 2011 and 2010, respectively, represent the carrying value of amounts due from related parties that are collateralized by real estate owned by TIAA investment subsidiaries and affiliates.

For the years ended December 31, 2011 and 2010, the carrying values of mortgage loans denominated in foreign currency were $356 million and $445 million, respectively.

The Company does not underwrite nor does it hold sub-prime mortgages in the commercial mortgage portfolio and does not have any material indirect exposure from sub-prime lenders who are tenants in buildings that are secured by commercial mortgages.

At December 31, 2011 and 2010, TIAA’s directly owned real estate investments of $1,595 million and $1,341 million, respectively, were carried net of third party mortgage encumbrances, which totaled approximately $109 million and $112 million, respectively.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 5—Real Estate

The carrying values of the directly owned real estate portfolio were diversified by property type and geographic region at December 31 as follows ($ in millions):

	Directly Owned Real Estate by Property Type
	2011		2010
	Carrying Value	% of Total	Carrying Value	% of Total

Office buildings	$1,056	66.2%	$801	59.7%
Industrial buildings	355	22.3	307	22.9
Mixed-use projects	98	6.1	101	7.5
Apartments	60	3.8	103	7.7
Land under development	24	1.5	27	2.0
Land	2	0.1	2	0.2

Total	$1,595	100.0%	$1,341	100.0%

	Directly Owned Real Estate by Geographic Region
	2011		2010
	Carrying Value	% of Total	Carrying Value	% of Total

South Atlantic	$685	42.9%	$512	38.2%
Pacific	321	20.1	175	13.0
North Central	248	15.6	283	21.1
Middle Atlantic	183	11.5	183	13.7
South Central	158	9.9	158	11.8
Other	—	—	30	2.2

Total	$1,595	100.0%	$1,341	100.0%

At December 31, 2011 and 2010, approximately 12.2% and 16.4% of the real estate portfolio, respectively, was invested in Florida and is included in the South Atlantic region shown above.

The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an adjustment is warranted. Third party appraisals are also utilized to determine write downs on land investments held for development.

OTTI for directly owned real estate investments for the years ended December 31, 2011, 2010 and 2009 were $2 million, $35 million and $52 million, respectively and these amounts are included in the impairment table in Note 9. The OTTI during 2011 is for directly owned land in the state of California. The OTTI during 2010 and 2009 is for directly owned industrial, office buildings and retail property at various locations throughout the country. The impairments are included in net realized capital losses in the statutory-basis statements of operations.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

As of December 31, 2011 and 2010, the Company had no real estate investments classified as held for sale. For the year ended December 31, 2011 and 2010, the Company recognized a net realized gain on real estate sold of $17 million and $31 million, respectively. The gains are included in net realized capital losses in the statutory-basis statements of operations.

Depreciation expense on directly owned real estate investments for the years ended December 31, 2011, 2010 and 2009, was $54 million, $56 million and $61 million, respectively. The amount of accumulated depreciation at December 31, 2011, 2010 and 2009 was $478 million, $431 million and $422 million, respectively.

There were no real estate properties acquired via the assumption of debt or in satisfaction of debt during 2011, 2010 or 2009.

The Company’s real estate portfolio does not have any material exposure from sub-prime lenders who are tenants in the buildings that are directly owned.

The Company does not engage in retail land sales operations.

Note 6—Subsidiaries and Affiliates

TIAA holds interests in certain subsidiaries and affiliates that are primarily involved in the ownership and management of investments for the Company. The carrying value, OTTI, net investment income, and amounts due from (to) these investment subsidiaries and affiliates at December 31 are shown below (in millions):

	2011	2010	2009
Net carrying value of investment subsidiaries and affiliates
Reported as common stock	$1,901	$2,073	$1,860
Reported as other long-term investments	6,177	4,544	3,505

Total net carrying value	$8,078	$6,617	$5,365

OTTI	$5	$7	$138
Net investment income (distributed from investment subsidiaries and affiliates)	$184	$145	$36
Amounts due from (to) subsidiaries and affiliates	$—	$5	$1

The larger investment subsidiaries and affiliates, included in the above table, are TIAA Global Public Investments, LLC, ND Properties, Inc., Ceres Agricultural Properties, LLC, 485 Properties, LLC, T-C GA RE Holdings, LLC, TIAA Realty, Inc., TIAA CPPIB Commercial Mortgage Company REIT, LLC and Mansilla Participacoes LTDA.

The carrying value, OTTI, net investment income, and amounts due (to) from TIAA’s operating subsidiaries and affiliates at December 31 are shown below (in millions):

	2011	2010	2009
Net carrying value of operating subsidiaries and affiliates
Reported as common stock	$537	$456	$373
Reported as other long-term investments	1,578	471	499

Total net carrying value	$2,115	$927	$872

OTTI	$94	$32	$27
Net investment income (distributed from operating subsidiaries and affiliates)	$1	$—	$—
Amounts due (to) from subsidiaries and affiliates	$(3)	$(7)	$45

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA’s operating subsidiaries and affiliates primarily consist of TIAA-CREF Life Insurance Company (“TIAA-CREF Life”). Oleum Holding Company, LLC, TIAA Global Ag Holdco, LLC, TIAA Emerging markets, Covariance Capital Management Series, LLC (“CCMS 1”) and Covariance Capital Management Series 2, LLC (“CCMS 2”).

During 2011, the Company invested $1.0 billion with Covariance Capital Management, Inc (“Covariance”) which is managed as a diversified investment portfolio. Covariance is an indirect wholly-owned subsidiary of the Company that provides customized endowment management services to educational institutions, foundations and other not-for-profits with endowments. As of December 31, 2011, the carrying value of the Company’s investments managed by Covariance in CCMS 1 and CCMS 2 is $861.6 million and $152.1 million, respectively.

The 2011 OTTI relates to a decline in the fair value of subsidiaries and affiliates for which the carrying value is not expected to recover. Fair value of subsidiaries and affiliates is generally determined using the net asset value of the underlying financial statements at the measurement date.

TIAA held bonds of affiliates at December 31, 2011 and 2010 for $1,691 million and $1,378 million, respectively. Eighty-four percent (84%) of these affiliated bonds were issued by ND Properties, Inc.

As of December 31, 2011 and 2010, no investment in a subsidiary or affiliate exceeded 10% of the Company’s admitted assets and the Company does not have any investment in foreign insurance subsidiaries. For the years ended December 31, 2011, 2010 and 2009, the Company did not have any related party transactions which exceeded one-half of 1% of TIAA’s admitted assets.

TIAA discloses contingencies and guarantees related to subsidiaries and affiliates in Note 22.

The Company holds investments in downstream non-insurance holding companies, which are valued by the Company utilizing the look-through approach. The financial statements for the downstream non-insurance holding companies listed in the table below are not audited and TIAA has limited the value of its investment in these non-insurance holding companies to the value contained in the financial statements of the underlying investments, which will be audited. All liabilities, commitments, contingencies, guarantees or obligations of these subsidiaries, which are required to be recorded as liabilities, commitments, contingencies, guarantees or obligations under applicable accounting guidance, are reflected in TIAA’s determination of the carrying value of the investment in these subsidiaries, if not already recorded in the subsidiaries’ financial statements. The following table summarizes the Company’s carrying value in each such downstream non-insurance holding company as of December 31 (in millions):

Subsidiary	2011	2010
Mansilla Participacoes LTDA	$399.2	$433.1
TIAA Super Regional Mall Member Sub, LLC	235.4	—
Dionysus Properties, LLC	226.7	—
Infra Alpha, LLC	210.3	—
Occator Agricultural Properties, LLC	177.7	37.5
TIAA Oil & Gas Investments, LLC	170.5	—
TIAA Global Ag Holdco LLC	106.1	—
T-C 685 Third Avenue Member, LLC	99.2	192.0
TIAA-CREF Asset Management, Inc	58.7	37.4
I-595 Toll Road, LLC	39.4	—
TIAA-CREF Redwood, LLC	39.1	—
T-C SMA II, LLC	26.3	17.9
TIAA SynGas, LLC	24.6	—

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Subsidiary	2011	2010
TIAA Union Place Phase I, LLC	19.7	19.9
TIAA The Reserve II Member, LLC	4.0	4.0
730 Texas Forest Holdings, Inc.	0.9	0.9
TIAA Diamond Investor, LLC	0.5	—
Demeter Agricultural Properties, LLC	0.4	0.4
T-C SMA I, LLC	0.2	0.3
Almond Processors, LLC	0.2	—
TIAA Stonepeak Fund I, LLC	0.2	—
TIAA Eurpoean Funding Trust	—	40.6
Total	$1,839.3	$784.0

Note 7—Other Long-Term Investments

The components of TIAA’s carrying value in other long-term investments at December 31 were (in millions):

	2011	2010
Unaffiliated other invested assets	$8,424	$7,852
Affiliated other invested assets	7,755	5,015
Other long-term assets	18	53
Total other long-term investments	$16,197	$12,920

As of December 31, 2011, unaffiliated other invested assets of $8,424 million includes $7,298 million of investments in joint ventures, partnerships and LLCs with interests in venture capital, leveraged buy-out funds and other equity investments. The remaining $1,126 million represents real estate related joint ventures, partnerships and LLCs. As of December 31, 2011, affiliated other invested assets of $7,755 million includes investments in agriculture and timber related holdings of $2,303 million, investments in real estate related holdings of $1,793 million, investments in energy and infrastructure of $471 million and investments in securities related holdings of $2,780 million. The remaining $408 million of affiliated other invested assets represents other operating subsidiaries and affiliates.

As of December 31, 2010, unaffiliated other invested assets of $7,852 million includes $6,799 million of investments in joint ventures, partnerships and LLCs with interests in venture capital, leveraged buy-out funds and other equity investments. The remaining $1,053 million represents real estate related joint ventures, partnerships and LLCs. As of December 31, 2010, affiliated other invested assets of $5,015 million includes investments in agriculture and timber related holdings of $1,836 million, investments in real estate related holdings of $1,024 million and investments in securities related holdings of $1,684 million. The remaining $471 million of affiliated other invested assets represents other operating subsidiaries and affiliates.

For the years ended December 31, 2011, 2010 and 2009, OTTI in other long-term investments for which the carrying value is not expected to be recovered were $233 million, $252 million and $1,005 million, respectively.

For the years ended December 31, 2011 and 2010, other long-term investments denominated in foreign currency were $1,741 million and $1,505 million, respectively.

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Note 8—Investments Commitments

The outstanding obligation for future investments at December 31, 2011, is shown below by asset category (in millions):

	2012	2013	In later years	Total Commitments
Bonds	$591	$185	$—	$776
Stocks	82	28	33	143
Mortgage loans	465	103	—	568
Real estate	2	—	—	2
Other long-term investments	1,373	1,091	1,958	4,422
Total	$2,513	$1,407	$1,991	$5,911

The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers, funding of stock commitments is contingent upon their continued favorable financial performance and the funding of mortgage and real estate commitments are generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. Due to TIAA’s due diligence in closing mortgage commitments, there is a lag between commitment and closing. For other long–term investments, primarily fund investments, there are scheduled capital calls that extend into future years.

Note 9—Investment Income and Capital Gains and Losses

Net Investment Income: The components of net investment income for the years ended December 31 were as follows (in millions):

	2011	2010	2009
Bonds	$9,462	$9,343	$8,956
Stocks	27	96	55
Mortgage loans	810	1,011	1,204
Real estate	234	244	272
Other long-term investments	785	322	177
Cash, cash equivalents and short-term investments	3	8	28
Total gross investment income	11,321	11,024	10,692
Less investment expenses	(551)	(566)	(420)
Net investment income before amortization of IMR	10,770	10,458	10,272
Plus amortization of IMR	140	76	68
Net investment income	$10,910	$10,534	$10,340

The total due and accrued income excluded from net income was $1 million each for the years ended December 31, 2011, 2010 and 2009.

Future minimum rental income expected to be received under existing real estate leases in effect as of December 31, 2011 (in millions):

	2012	2013	2014	2015	2016	Thereafter	Total
Future rental income	$152	$135	$113	$96	$76	$185	$757

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Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs due to OTTI for the years ended December 31 were as follows (in millions):

	2011	2010	2009
Bonds	$422	$(418)	$(1,913)
Stocks	40	57	(90)
Mortgage loans	28	(240)	(318)
Real estate	15	(4)	(43)
Other long-term investments	(436)	(198)	(1,086)
Cash, cash equivalents and short-term investments	(16)	(3)	15
Total before capital gains taxes and transfers to IMR	53	(806)	(3,435)
Transfers to IMR	(497)	(624)	109
Capital gains taxes	—	—	—
Net realized capital losses less capital gains taxes, after transfers to IMR	$(444)	$(1,430)	$(3,326)

Write-downs of investments resulting from OTTI, included in the preceding table, were as follows for the years ended December 31 (in millions):

	2011	2010	2009
Other-than-temporary impairments:
Bonds	$509	$1,764	$2,249
Stocks	8	5	146
Mortgage loans	3	326	336
Real estate	2	35	52
Other long-term investments	233	252	1,005
Total	$755	$2,382	$3,788

The Company generally holds its investments until maturity. The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process, the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.

Proceeds from sales of long-term bond investments during 2011, 2010 and 2009 were $8,011 million, $19,587 million and $5,639 million, respectively. Gross gains of $973 million, $1,416 million and $658 million and gross losses, excluding impairments considered to be other-than-temporary of $42 million, $71 million and $322 million were realized during 2011, 2010 and 2009, respectively.

The Company has no contractual commitments to extend credit to debtors owning receivables whose terms have been modified in troubled debt restructurings.

Wash Sales: The Company does not engage in the practice of wash sales, however, in isolated cases in the course of asset management activities, a security may be sold and repurchased in whole or in part within thirty days of the sale.

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The details by NAIC designation 3 or below securities sold during the year ended December 31, 2011 and reacquired within 30 days of the sale date are (in million):

	Number of Transactions	Book Value of Securities Sold	Cost of Securities Repurchased	Gain (Loss)
NAIC 3	5	$5	$5	$—
NAIC 4	3	$4	$4	$—

There were no NAIC 3 – 6 securities sold and reacquired within 30 days of the sale date during the year ended December 31, 2010.

Unrealized Capital Gains and Losses: The net changes in unrealized capital gains (losses) in investments, resulting in a net increase (decrease) in the carrying value of investments for the years ended December 31 were as follows (in millions):

	2011	2010	2009
Bonds	$(21)	$(428)	$86
Stocks	99	344	(16)
Mortgage loans	(36)	11	66
Derivatives	210	134	(463)
Other long-term investments	138	1,300	1,241
Cash, cash equivalents and short-term investments	—	—	(4)
Total	$390	$1,361	$910

Note 10—Securitizations

When TIAA sells bonds and mortgages in a securitization transaction, it may retain interest-only strips, one or more subordinated tranches, residual interest, or servicing rights, all of which are retained interests in the securitized receivables. The Company’s ownership of the related retained interests may be held directly by the Company or indirectly through an investment subsidiary. The retained interests are associated with Special Purpose Entities (“SPEs”) that issue equity and debt which is non-recourse to the Company. Fair value used to determine gain or loss on a securitization transaction is based on quoted market prices, if available; however, quotes are generally not available for retained interests, so the Company either obtains an estimated fair value from an independent pricing service or estimates fair value internally based on the present value of future expected cash flows using management’s best estimates of future credit losses, forward yield curves, and discount rates that are commensurate with the risks involved.

The Company has not initiated any securitization transactions in which it sold assets held on its balance sheet into SPEs during 2011 or 2010. Teachers Advisors, Inc. (“Advisors”), an indirect subsidiary of TIAA, provides investment advisory services for most assets previously securitized by the Company.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following sensitivity analysis represents changes in the fair value of the securitized assets. The following table as of December 31, 2011 summarizes the Company’s retained interests in securitized financial assets from transactions originated since 2001 (in millions):

					Sensitivity Analysis of Adverse Changes in Key Assumptions
Issue Year	Type of Collateral	Carrying Value	Estimated Fair Value		10% Adverse	20% Adverse
2001	Bonds	$57	$64	(a)	$(1)	$(1)
2002	Bonds	25	6	(b)	(1)	(1)
2007	Mortgages	31	18	(c)	(2)	(3)
	Total	$113	$88		$(4)	$(5)

The key assumptions applied to both the fair values and sensitivity analysis of the retained interests on December 31, 2011 was as follows:

a)	The retained interests securitized in 2001 were valued using an independent third-party pricing service. The third-party pricing levels imply yield rates ranging from 4.71% to 28.23%. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rate.

b)	The retained interests securitized in 2002 were valued based upon a broker valuation mark. The valuation level implied yield rates ranging from 14.86% to 82.05% based upon an internal cash flow projection. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rate.

c)	The retained interests securitized in 2007 were valued using an independent third-party pricing service. The third-party pricing levels implied yields for the securities ranged from 16.45% to 22.37%. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rates.

Note that the sensitivity analysis above does not give effect to any offsetting benefits of financial instruments which may hedge the risks inherent to these financial interests. Additionally, changes in particular assumptions, such as discount rates, may in practice change other valuation assumptions which may magnify or counteract the effect of these disclosed sensitivities.

Note 11—Disclosures About Fair Value of Financial Instruments

FAIR VALUE OF FINANCIAL INSTRUMENTS

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or, for certain bonds and preferred stock when carried at the lower of cost or fair value.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party-pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and

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assumptions that management believes market participants would use to determine a current transaction price. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect the risk inherent in a particular methodology, model or input used.

The following table represents the carrying value and estimated fair value of the Company’s financial instruments as of December 31 (in millions):

	2011		2010
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Assets:
Bonds	$167,931	$184,084	$161,873	$168,431
Mortgage loans	13,133	14,239	13,666	14,456
Preferred stocks	82	80	78	84
Common stocks	3,582	3,798	3,610	4,045
Cash, cash equivalents and short-term investments	597	597	1,365	1,365
Contract loans	1,316	1,316	1,247	1,247
Separate accounts assets	16,019	16,019	12,909	12,909
Derivative financial instruments	185	228	126	199
Liabilities:
Liability for deposit-type contracts	694	694	646	646
Derivative financial instruments	326	361	494	506
Separate accounts liabilities	14,824	14,824	11,850	11,850
Borrowed money	809	809	960	958

The estimated fair values of the financial instruments presented above were determined by the Company using market information available as of December 31, 2011 and 2010. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

ASSETS AND LIABILITIES MEASURED AND REPORTED AT FAIR VALUE

The Company’s financial assets and liabilities measured and reported at fair value have been classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and Level 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

•	Level 1—Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

•	Level 2—Other than quoted prices within Level 1 inputs are observable for the asset or liability, either directly or indirectly. Level 2 inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

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•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data using correlation or other means.

•

Level 3—Inputs are unobservable for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

The following table provides information about the Company’s financial assets and liabilities measured and reported at fair value as of December 31 (in millions):

	2011
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Bonds
Industrial and Miscellaneous	$—	$—	$457	$457
Total Bonds	$—	$—	$457	$457
Common Stock
Industrial and Miscellaneous	$690	$83	$371	$1,144
Total Common Stocks	$690	$83	$371	$1,144
Total Preferred Stocks	$—	$—	$1	$1
Derivatives:
Foreign Exchange Contracts	$—	$113	$—	$113
Interest Rate Contracts	—	33	—	33
Credit Default Swaps	—	28	—	28
Total Derivatives	$—	$174	$—	$174
Separate Accounts assets, net	$3,197	$2,897	$9,925	$16,019
Total assets at fair value	$3,887	$3,154	$10,754	$17,795

Liabilities at fair value:
Derivatives
Foreign Exchange Contracts	$—	$(154)	$—	$(154)
Credit Default Swaps	—	(33)	—	(33)
Total liabilities at fair value	$—	$(187)	$—	$(187)

	2010
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Bonds
Industrial and Miscellaneous	$—	$—	$514	$514
Total Bonds	$—	$—	$514	$514
Common Stock
Industrial and Miscellaneous	$818	$8	$256	$1,082
Total Common Stocks	$818	$8	$256	$1,082
Total Preferred Stocks	$—	$3	$9	$12
Derivatives:
Foreign Exchange Contracts	$—	$87	$—	$87

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	2010
	Level 1	Level 2	Level 3	Total
Interest Rate Contracts	—	19	—	19
Credit Default Swaps	—	7	—	7
Total Derivatives	$—	$113	$—	$113
Separate Accounts assets, net	$2,431	$2,447	$8,031	$12,909
Total assets at fair value	$3,249	$2,571	$8,810	$14,630

Liabilities at fair value:
Derivatives
Foreign Exchange Contracts	$—	$(227)	$—	$(227)
Credit Default Swaps	—	(58)	—	(58)
Total liabilities at fair value	$—	$(285)	$—	$(285)

Level 1 financial instruments

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Common stock and separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies and exchange listed equities.

Level 2 financial instruments

Equity securities included in Level 2 include those which are traded in an inactive market or for which prices for identical securities are not available. Valuations are based principally on observable inputs including quoted prices in markets that are not considered active.

Derivative assets and liabilities classified in Level 2 represent over-the-counter instruments that include, but are not limited to, fair value hedges using foreign currency swaps, foreign currency forwards, interest rate swaps and credit default swaps. Fair values for these instruments are determined internally using market observable inputs that include, but are not limited to, forward currency rates, interest rates, credit default rates and published observable market indices.

Separate account assets in Level 2 consist principally of short term government agency notes and commercial paper.

Level 3 financial instruments

The fair value of bonds is obtained from third party pricing services and internal pricing models. Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Because most bonds and preferred stocks do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates.

If an independent pricing service is unable to provide the fair value for a security due to insufficient market information, such as for a private placement transaction, the Company will determine the fair value internally using a matrix pricing model. This model estimates fair value using discounted cash flows at a market yield considering the appropriate treasury rate plus a spread. The spread is derived by reference to similar securities, and may be adjusted based on specific characteristics of the security, including inputs that are not readily observable in the market. The Company assesses the significance of unobservable inputs for each security priced internally and classifies that security in Level 3 as a result of the significance of unobservable inputs.

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Estimated fair value for privately traded equity securities are principally determined using valuation and discounted cash flow models that require a substantial level of judgment.

Separate account assets classified as Level 3 primarily include directly owned real estate properties, real estate joint ventures and real estate limited partnerships. Directly owned real estate properties are valued on a quarterly basis based on independent third party appraisals. Real estate joint venture interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable and other factors such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Real estate limited partnership interests are valued based on the most recent net asset value of the partnership.

Transfers between Level 1 and Level 2

Periodically, the Company has transfers between Level 1 and Level 2 due to the availability of quoted prices for identical assets in active markets at the measurement date. The Company’s policy is to recognize transfers between levels as of the actual date of the event or change in circumstances that caused the transfer.

During 2011, the Company transferred $79 million of common stock from Level 2 to Level 1 and $28 million from Level 1 to Level 2 due to changes in the availability of quoted prices in active markets for identical assets at the quarterly measurement dates throughout the year.

During 2010, the Company transferred $51 million of common stock from Level 2 to Level 1 due to changes in the availability of quoted prices in active markets for identical assets at the quarterly measurement dates throughout the year.

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured at fair value using Level 3 inputs at December 31, 2011 (in millions):

Description	Balance at 01/01/2011	Transfers into Level 3		Transfers out of Level 3	Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases, Issuances, Sales and Settlements	Balance at 12/31/2011
Bonds	$514	$327	[a]	$(367)[b]	$(15)	$18	$(20)	$457
Common Stocks	256	126	[c]	(68)[d]	—	28	29	371
Preferred Stocks	9	1	[e]	(9)[d]	—	—	—	1
Separate Accounts	8,031	—		—	—	1,047	847	9,925
Total	$8,810	$454		$(444)	$(15)	$1,093	$856	$10,754

a	The Company transferred bonds which were not previously measured and reported at fair value into Level 3 primarily due to the Securities Valuation Office (“SVO”) valuation process related to Loan-Backed and Structured Securities. There is a lack of observable market information for the valuation of these securities.
b	The Company transferred bonds out of Level 3 that were not measured and reported at fair value as of December 31, 2011.
c	The Company transferred common stocks into Level 3 due to the significance of unobserverable market data used in the valuation of these securities.
d	The Company transferred common and preferred stocks out of Level 3 due the availability of observable or corroborated by market data and not measured and reported at fair value as of December 31, 2011.
e	The Company transferred preferred stocks into Level 3 which were not previously measured and reported at fair value primarily due to the decrease in NAIC rating to 4, 5 or 6.

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The following is a reconciliation of the beginning and ending balances for assets and liabilities measured at fair value using Level 3 inputs at December 31, 2010 (in millions):

Description	Balance at 01/01/2010	Transfers into Level 3		Transfers out of Level 3	Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases, Issuances, Sales and Settlements	Balance at 12/31/2010
Bonds	$49	$489	[d]	$—	$9	$3	$(36)	$514
Common Stocks	25	220	[c]	(14)[b]	6	9	10	256
Preferred Stocks	1	5	[e]	(1)[a]	—	—	4	9
Separate Accounts	7,166	—		—	741	—	124	8,031
Total	$7,241	$714		$(15)	$756	$12	$102	$8,810

a	The Company transferred preferred stocks out of Level 3 to Level 2 due to the availability of market-corroborated inputs and insignificance of unobservable inputs for these securities.
b	The Company transferred common stocks out of Level 3 to Level 1 due to the availability of quoted prices for identical assets in active markets for these securities.
c	The Company transferred $173 million in common stocks from Level 2 into Level 3 because a lack of observable market data is used in the valuation of these securities. The remaining were not previously measured and reported at fair value primarily due to the SVO valuation process.
d	The Company transferred bonds, which were not previously measured and reported at fair value into Level 3 primarily due to the SVO valuation process related to Loan Backed and Structured Securities. A lack of observable market information was used in the valuation of these securities.
e	The Company transferred $2.8 million in preferred stocks from Level 2 into Level 3 because a lack of observable market data is used in the valuation of these securities. The remaining were not previously measured and reported at fair value primarily due to the SVO valuation process.

The Company’s policy is to recognize transfers into and out of Level 3 as of the actual date of the event or change in circumstances that causes the transfer.

Of the 114 bonds reported at fair value, 107 bonds are loan-backed and structured securities with a fair value of $457 million. Of the loan-backed and structured securities reported at fair value, 59 bonds with a fair value of $284 million are collateralized by commercial mortgage loans, 47 bonds with a fair value of $154 million are collateralized by residential mortgage loans, and 1 bond with a fair value of $19 million is collateralized by other collateral. The loan-backed and structured securities reported at fair value have a weighted average coupon of 5.38%. The remaining 7 bonds are issuer obligations with a fair value less than $1 million and have a weighted average coupon of 5.90%.

As of December 31, 2010 the measured and reported fair value of bonds in Level 3 was $514 million representing 146 individual bonds. The bonds are carried at fair value due to being rated NAIC 6 or qualifying to be reported at fair value as a result of the SVO valuation process related to loan-backed and structured securities.

Of the 146 bonds, 142 are loan-backed and structured securities reported at fair value. 92 bonds with a fair value of $445 million are collateralized by commercial mortgage loans, 5 bonds with a fair value of $6 million are collateralized by residential mortgage loans, and 45 bonds with a fair value of $63 million are collateralized by various other collateral. The loan-backed and structured securities reported at fair value have a weighted average coupon of 5.32%.

Common Stocks Levels 2 and Levels 3:

As of December 31, 2011, the reported fair value of common stocks in Level 2 and Level 3 was $454 million representing 18 individual common stocks. Common stocks are carried at fair value in accordance with SSAP No. 30.

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Of the 18 common stocks, 4 common stocks with a fair value of $83 million were in Level 2 and 14 common stocks with a fair value of $371 million were reported in Level 3. 4 common stocks with a fair value of $104 million have a pricing method where the price per share is determined by the reporting entity and 12 common stocks with a fair value of $350 million have a pricing method where the unit price is published by the NAIC Valuation of Securities. The remaining 2 common stocks with a fair value less than $1 million have a pricing method where the unit price is published by the NAIC Valuation of Securities.

As of December 31, 2010 the reported fair value of common stocks in Level 2 and Level 3 was $264 million representing 16 individual common stocks. Common stocks are carried at fair value in accordance with SSAP 30.

Of the 16 common stocks, 5 common stocks with a fair value of $8 million were in Level 2 and 11 common stocks with a fair value of $256 million were reported in Level 3. 8 common stocks with a fair value of $73 million have a pricing method where the price per share is determined by the Company and 7 common stocks with a fair value of $191 million have a pricing method where the unit price has been published by the NAIC Valuation of Securities.

Preferred Stocks Level 3:

As of December 31, 2011, the reported fair value of preferred stocks in Level 3 was $1 million, representing 3 individual perpetual preferred stocks priced internally. In accordance with SSAP No. 32, redeemable preferred stocks and perpetual preferred stocks that are NAIC designated 4 through 6 are reported at the lower of book value or fair value.

As of December 31, 2010, the reported fair value of preferred stocks in Level 2 and Level 3 was $12 million representing 13 individual preferred stocks. In accordance with SSAP No. 32, redeemable preferred stocks and perpetual preferred stocks that are NAIC designated 4 through 6 are reported at the lower of book value or fair value.

Of the 13 preferred stocks, 3 preferred stocks with a fair value of $3 million were in Level 2 and 10 preferred stocks with a fair value of $9 million were reported in Level 3. Preferred stocks in Level 2 and Level 3 are comprised of 5 redeemable preferred stocks with a fair value of $2 million and 8 perpetual preferred stocks with a fair value of $10 million.

Note 12—Eurozone Exposure

TIAA’s investment portfolio includes direct investment exposure to the Eurozone region. The Eurozone region consists of 17 member countries from within the European Union that have adopted the euro as their common currency and sole legal tender. The Eurozone countries are Austria, Belgium, Cyprus, Estonia, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Malta, the Netherlands, Portugal, Slovakia, Slovenia and Spain. TIAA has direct investment exposure to a group of peripheral countries within the Eurozone facing significant economic and fiscal strains, which includes Greece, Italy, Ireland, Portugal and Spain (collectively “GIIPS”). Specific country exposure is determined based on the security issuer’s country of incorporation.

The Company does not have any direct sovereign debt exposure to the GIIPS countries, attributable to the general account, as of December 31, 2011.

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The following table sets forth the composition of the Company’s direct non-sovereign exposure to the GIIPS countries, by country of incorporation, attributable to TIAA’s general account, as of December 31, 2011 (in millions):

	Non-Sovereign Exposure
	Statement Value	Fair Value
Portugal
Bonds	$114	$115
Total	$114	$115
Ireland
Bonds	$205	$196
Stocks	6	6
Total	$211	$202
Italy
Bonds	$26	$21
Total	$26	$21
Spain
Bonds	$269	$266
Total	$269	$266
Grand Total	$620	$604

The Company has no direct non-sovereign exposure to Greece as of December 31, 2011. The Company has no material direct non-sovereign exposure to financial institutions within the GIIPS countries as of December 31, 2011.

The Company has no gross unfunded commitments for investments in the GIIPS countries as of December 31, 2011.

97% of the GIIPS countries’ investments shown in the table above are rated investment grade (NAIC 1 and 2). The Company’s investments in the GIIPS countries are subjected to the Company’s OTTI evaluation process.

The Company is not liable for any credit default protection underwritten for sovereign debt issued by the GIIPS countries as of December 31, 2011.

Note 13—Derivative Financial Instruments

The Company uses derivative instruments for economic hedging, income generation, and asset replication purposes. TIAA does not engage in derivative financial instrument transactions for speculative purposes. The Company enters into derivatives directly with counterparties of high credit quality (i.e., rated A-/A3 or better at the date of a transaction) and monitors counterparty credit quality on an ongoing basis. TIAA’s counterparty credit risk is limited to the net positive fair value of its derivative positions for each individual counterparty, unless otherwise described below. Effective January 1, 2003 TIAA adopted SSAP 86, “Accounting for Derivative Instruments and Hedging Activities,” and has applied this statement to all derivative transactions entered into or modified on or after that date. The NAIC has also adopted disclosure requirements included within Accounting Standards Codification 815, “Derivatives and Hedging” (“ASC 815”) and Accounting Standards Codification 460, “Guarantees” (“ASC 460”), for annual audited statements in accordance with guidelines provided by the Statutory Accounting Principles Working Group. Additional information related to derivatives may also be found in Note 11, Disclosures about Fair Value of Financial Instruments.

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Collateral: The Company currently has International Swaps and Derivatives Association (“ISDA”) master swap agreements in place with each counterparty to a derivative transaction. In addition to the ISDA agreement, Credit Support Annexes (“CSA”), which are bilateral collateral agreements, have been put in place with twelve derivative counterparties. The CSA’s allow TIAA’s exposure to a counterparty to be collateralized by the posting of cash or highly liquid U.S. government securities. As of December 31, 2011, TIAA held cash collateral of $102.7 million from its counterparties. TIAA must also post collateral to the extent its net position with a given counterparty is at a loss relative to the counterparty. As of December 31, 2011, the Company pledged cash collateral of $13.5 million and securities collateral of $15.2 million to its counterparties.

Contingent Features: Certain of the Company’s master swap agreements governing its derivative instruments contain provisions that require the Company to maintain a minimum credit rating from two of the major credit rating agencies. If the Company’s credit rating were to fall below the specified minimum, each of the counterparties to agreements with such requirements could terminate all outstanding derivative transactions between such counterparty and the Company. The termination would require immediate payment of amounts expected to approximate the net liability positions of such transactions with such counterparty. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a liability position on December 31, 2011 is $221.8 million for which the Company has posted collateral of $27.5 million in the normal course of business.

Foreign Currency Swap Contracts: TIAA enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counterparty risk. The changes in the carrying value of foreign currency exchange rates are recognized as unrealized gains or losses. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized gain as of December 31, 2011, from foreign currency swap contracts which did not qualify for hedge accounting treatment was $82.0 million. The net realized loss for the year ended December 31, 2011, from all foreign currency swap contracts was $104.9 million.

Foreign Currency Forward Contracts: TIAA enters into foreign currency forward contracts to exchange foreign currency at specified future dates and at specified rates (in U.S. dollars) to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counterparty risk. The changes in the value of the contracts related to foreign currency exchange rates are recognized as unrealized gains or losses. A foreign exchange premium or (discount) is recorded at the time a contract is opened, based on the difference between the forward exchange rate and the spot rate. The Company amortizes the foreign exchange premium/(discount) into investment income over the life of the forward contract or at the settlement date, if the forward contract is less than a year. The net unrealized gain for the year ended December 31, 2011, from foreign currency forward contracts that do not qualify for hedge accounting treatment was $7.2 million. The net realized loss for the year ended December 31, 2011, from foreign currency forward contracts was $5.6 million.

Interest Rate Swap Contracts: TIAA enters into interest rate swap contracts as a cash flow hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts are designated as cash flow hedges and allow TIAA to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counterparty risk. TIAA also enters into interest rate swap contracts to exchange the cash flows on certain fixed interest rate bonds into variable interest rate cash flows. These contracts are designated as fair value hedges in connection with certain interest sensitive products. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counterparty at each due date. Net payments received and net payments made or accrued under interest rate swap contracts are

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included in net investment income. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized gain for the year ended December 31, 2011, from interest rate swap contracts that do not qualify for hedge accounting treatment was $14.3 million. The net realized gain for the year ended December 31, 2011, from all interest rate swap contracts was $0.

Purchased Credit Default Swap Contracts: The Company purchases credit default swaps as protection against unexpected adverse credit events on selective investments in the TIAA portfolio. When these swap contracts are designated as hedges, the premium payment to the counterparty is expensed as incurred. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized gain for the year ended December 31, 2011, from purchased credit default swap contracts that do not qualify for hedge accounting treatment was $48.2 million. The net realized gain for the year ended December 31, 2011 from all purchased credit default swap contracts was $0.1 million.

Exchange Traded Interest Rate Futures: The Company enters into interest rate futures contracts as a hedge against the effect of interest rate fluctuations in certain fixed interest rate bonds. These contracts are designed as economic hedges and allow the Company to manage changes, due to interest rates, in the value of the securities that it owns. This type of derivative instrument is exposed to market risk and is traded with regulated futures commission merchants who are members of a trading exchange. The interest rate futures contracts are initially carried at the amount of cash margin deposits outstanding, with subsequent changes in variation margin recognized in unrealized gains or unrealized losses. The net realized loss for the year ended December 31, 2011, from all interest rate futures contracts was $167.2 million.

Equity Index Options: The Company enters into options on equity indexes to hedge a portion of the General Account equity position against downside equity risk or volatility in equity markets. This derivative instrument is traded over-the-counter and the Company is exposed to both market and counterparty risk. The carrying value of equity index options for which hedge accounting is applied represents the premium paid adjusted to reflect the option market value. Equity index options for which hedge accounting is not applied are carried at fair value. The changes in the carrying value of equity index options contracts are recognized at the end of the period as unrealized gains or losses. The net realized gain for the year ended December 31, 2011, from all equity index options was $12.9 million.

Written Credit Default Swaps used in Replication Transactions: RSAT is a derivative transaction (the derivative component) established concurrently with another fixed income instrument (the cash component) in order to “replicate” the investment characteristics of another instrument (the reference entity).

As part of a strategy to replicate desired credit exposure in conjunction with high-rated host securities, TIAA writes or sells credit default swaps on either single name corporate credits or credit indices and provides credit default protection to the buyer. This type of derivative instrument is traded over-the-counter, and the Company is exposed to market, credit and counterparty risk. The carrying value of credit default swaps represents the unamortized premium received for selling the default protection. This premium is amortized into investment income over the life of the swap. The Company has negligible counterparty credit risk with the buyer. The net realized gain for the year ended December 31, 2011 from all written credit default swap contracts was $17.3 million.

Events or circumstances that would require the Company to perform under a written credit derivative position may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, restructuring of debt and acceleration, or default. The maximum potential amount of future payments (undiscounted) the Company could be required to make under the credit derivative is represented by the notional amount of the

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contract. Should a credit event occur, the amounts owed to a counterparty by TIAA may be subject to recovery provisions that include, but are not limited to:

1.	Notional amount payment by TIAA to Counterparty and/or delivery of physical security by Counterparty to TIAA.

2.	Notional amount payment by TIAA to Counterparty net of contractual recovery fee.

3.	Notional amount payment by TIAA to Counterparty net of auction determined recovery fee.

The following table contains information related to replication positions where credit default swaps have been sold by the Company on the Dow Jones North American Investment Grade Series of indexes (DJ.NA.IG). Each index is comprised of 125 of the most liquid investment grade credits domiciled in North America and represent a broad exposure to the investment grade corporate market. TIAA has written contracts on the overall index, whereby TIAA is obligated to perform should a credit event occur with any reference entity that comprises the index. TIAA has also written contracts on the “Super Senior” (30% to 100%) Tranche of the Dow Jones North American Investment Grade Index, Series 9 (DJ.NA.IG.9), whereby TIAA is obligated to perform should the default rate of the entire index exceed 30%. TIAA has also written contracts on the “Super Senior” (60% to 100%) Tranche of the Dow Jones North American Investment Grade Index for both Series 7 (DJ.NA.IG.7) and Series 9 (DJ.NA.IG.9) whereby TIAA is obligated to perform should the default rate of each index exceed 60%. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the notional amount. TIAA will record an impairment (realized loss) on a derivative position if an existing condition or set of circumstances indicates there is limited ability to recover an unrealized loss (in millions).

Asset Class	Term	Notional	Average Annual Premium Received	Fair Value	2011 Impairment
DJ Investment Grade Index	less than 1 year	$169	0.35%	$(1)	$—
Super Senior Tranche 30%-100%	less than 1 year	4,919	0.79%	37	—
Super Senior Tranche 60%-100%	4-6 years	2,251	0.24%	6	—
Totals		$7,339		$42	$—

The following table contains information related to Replication positions where Credit Default Swaps have been sold by the Company on individual debt obligations of corporations and sovereign nations. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the notional amount. TIAA will record an impairment (realized loss) on a derivative position if an existing condition or set of circumstances indicates there is limited ability to recover an unrealized loss (in millions).

Asset Class	Term	Notional	Average Annual Premium Received	Fair Value	2011 Impairment
Corporate	0-2 years	$125	1.08%	$—	$—
Corporate	2-5 years	641	0.85%	7	—
Corporate	5-10 years	70	2.71%	(7)	—
Sovereign	0-2 years	90	1.81%	(1)	—
Sovereign	2-5 years	107	1.00%	(2)	—
Total		$1,033		$(3)	$—

Information related to the credit quality of replication positions where credit default swaps have been sold by the Company on indexes, individual debt obligations of corporations and sovereign nations appears below. The

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values are listed in order of their NAIC Credit Designation, with a designation of 1 having the highest credit quality and designations of 4 or below having the lowest credit quality based on the underlying asset referenced by the credit default swap (in millions):

	Reference Entity Asset Class	RSAT Notional Amount	Derivative Component Fair Value	Cash Component Fair Value	RSAT Fair Value
RSAT NAIC Designation
1 Highest Quality	Index	$—	$—	$—	$—
	Tranche	7,170	43	9,329	9,372
	Corporate	661	8	783	791
	Sovereign	60	—	72	72
	Subtotal	7,891	51	10,184	10,235
2 High Quality	Index	169	(1)	191	190
	Tranche	—	—	—	—
	Corporate	130	(6)	169	163
	Sovereign	72	(2)	86	84
	Subtotal	371	(9)	446	437
3 Medium Quality	Index	—	—	—	—
	Tranche	—	—	—	—
	Corporate	5	(1)	7	6
	Sovereign	55	(1)	65	64
	Subtotal	60	(2)	72	70
4 Low Quality	Index	—	—	—	—
	Tranche	—	—	—	—
	Corporate	40	(1)	50	49
	Sovereign	10	—	12	12
	Subtotal	50	(1)	62	61
Total		$8,372	$39	$10,764	$10,803

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A summary of derivative asset and liability positions by carrying value, held by the Company, including notional amounts, carrying values and estimated fair values, appears below (in millions):

		December 31, 2011			December 31, 2010
		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV
Foreign Currency Swap Contracts	Assets	$1,536	$106	$108	$1,136	$87	$88
	Liabilities	1,305	(275)	(317)	1,578	(406)	(444)
	Subtotal	2,841	(169)	(209)	2,714	(319)	(356)
Foreign Currency Forward Contracts	Assets	167	9	9	96	2	2
	Liabilities	—	—	—	26	—	—
	Subtotal	167	9	9	122	2	2
Interest Rate Swap Contracts	Assets	384	33	33	411	19	19
	Liabilities	—	—	—	—	—	—
	Subtotal	384	33	33	411	19	19
Credit Default Swap Contracts—RSAT	Assets	8,081	9	50	5,824	12	83
	Liabilities	291	(18)	(11)	680	(30)	(3)
	Subtotal	8,372	(9)	39	6,504	(18)	80
Credit Default Swap Contracts (Purchased Default Protection)	Assets	646	28	28	234	7	7
	Liabilities	1,316	(33)	(33)	1,712	(58)	(58)
	Subtotal	1,962	(5)	(5)	1,946	(51)	(51)
Total	Assets	10,814	185	228	7,701	127	199
	Liabilities	2,912	(326)	(361)	3,996	(494)	(505)
	Total	$13,726	$(141)	$(133)	$11,697	$(367)	$(306)

For the twelve months ended December 31, 2011, there were no impairments of derivative positions. During 2011, the average fair value of derivatives used for other than hedging purposes, which is the derivative component of RSATs was $61.0 million in assets.

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The table below illustrates the Fair Values of Derivative Instruments in the Statements of Admitted Assets, Liabilities and Capital and Contingency Reserves. Instruments utilizing hedge accounting treatment are shown as Qualifying Hedge Relationships. Hedging instruments that utilize fair value accounting are shown as Non-qualifying Hedge Relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than Hedging Purposes (in millions):

	Fair Value of Derivative Instruments
	Asset Derivatives				Liability Derivatives
	December 31, 2011		December 31, 2010		December 31, 2011		December 31, 2010
Qualifying Hedge Relationships	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV
Foreign Currency Swaps	Derivatives	$3	Derivatives	$3	Derivatives	$(162)	Derivatives	$(218)
Total Qualifying Hedge Relationships		3		3		(162)		(218)

Non-qualifying Hedge Relationships
Interest Rate Contracts	Derivatives	33	Derivatives	19	Derivatives	—	Derivatives	—
Foreign Currency Swaps	Derivatives	105	Derivatives	85	Derivatives	(155)	Derivatives	(226)
Foreign Currency Forwards	Derivatives	9	Derivatives	2	Derivatives	—	Derivatives	—
Purchased Credit Default Swaps	Derivatives	28	Derivatives	7	Derivatives	(33)	Derivatives	(58)
Total Non-qualifying Hedge Relationships		175		113		(188)		(284)

Derivatives used for other than Hedging Purposes
Written Credit Default Swaps	Derivatives	50	Derivatives	83	Derivatives	(11)	Derivatives	(3)
Equity Contracts	Derivatives	—	Derivatives	—	Derivatives	—	Derivatives	—
Total Derivatives used for other than Hedging Purposes		50		83		(11)		(3)
Total Derivatives		$228		$199		$(361)		$(505)

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The table below illustrates the Effect of Derivative Instruments in the Statements of Operations. Instruments utilizing hedge accounting treatment are shown as Qualifying Hedge Relationships. Instruments that utilize fair value accounting are shown as Non-qualifying Hedge Relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than Hedging Purposes (in millions).

	Effect of Derivative Instruments
	December 31, 2011		December 31, 2010
Qualifying Hedge Relationships	Income Statement Location	Realized Gain (Loss)	Income Statement Location	Realized Gain (Loss)
Foreign Currency Swaps	Net Realized Capital Gain (Loss)	$(56)	Net Realized Capital Gain (Loss)	$(11)
Amount of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Net Realized Capital Gain (Loss)	—	Net Realized Capital Gain (Loss)	—
Total Qualifying Hedge Relationships		(56)		(11)

Non-qualifying Hedge Relationships
Interest Rate Contracts	Net Realized Capital Gain (Loss)	—	Net Realized Capital Gain (Loss)	4
Foreign Currency Swaps	Net Realized Capital Gain/(Loss)	(49)	Net Realized Capital Gain (Loss)	7
Foreign Currency Forwards	Net Realized Capital Gain (Loss)	6	Net Realized Capital Gain (Loss)	(1)
Purchased Credit Default Swaps	Net Realized Capital Gain (Loss)	—	Net Realized Capital Gain (Loss)	2
Interest Rate Futures Contracts	Net Realized Capital Gain (Loss)	(167)	Net Realized Capital Gain (Loss)	—
Total Non-qualifying Hedge Relationships		(210)		12

Derivatives used for other than Hedging Purposes
Written Credit Default Swaps	Net Realized Capital Gain (Loss)	17	Net Realized Capital Gain (Loss)	28
Equity Contracts	Net Realized Capital Gain (Loss)	13	Net Realized Capital Gain (Loss)	—
Total Derivatives used for other than Hedging Purposes	Net Realized Capital Gain (Loss)	30	Net Realized Capital Gain (Loss)	28
Total Derivatives		$(236)		$29

Note 14—Separate Accounts

The TIAA Separate Account VA-1 (“VA-1”) is a segregated investment account and was established on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding non-pension (after-tax) variable annuity contracts for employees of non-profit institutions organized in the United States, including governmental institutions. VA-1 was registered with the Securities and Exchange Commission, (the “Commission”) effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. VA-1 consists of a single investment portfolio, the Stock Index Account (“SIA”). The SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall market for common stocks publicly traded in the United States.

The TIAA Real Estate Account (“REA”) is a segregated investment account and was organized on February 22, 1995 under the insurance laws of the State of New York for the purpose of providing an

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investment option to TIAA’s pension customers to direct investments to an investment vehicle that invests primarily in real estate. REA was registered with the Commission under the Securities Act of 1933 effective October 2, 1995. REA’s target is to invest between 75% and 85% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly-traded securities and other instruments that are easily converted to cash to maintain adequate liquidity.

The TIAA Separate Account VA-3 (“VA-3”) is a segregated investment account and was organized on May 17, 2006 under the laws of the State of New York for the purposes of funding individual and group variable annuities for retirement plans of employees of colleges, universities, other educational and research organizations, and other governmental and non-profit institutions. VA-3 was registered with the Commission as an investment company under the Investment Company Act of 1940, effective September 29, 2006, and operates as a unit investment trust.

The TIAA Separate Account Stable Value is an insulated, non-unitized separate account and was established on December 10, 2009 qualifying under the laws of the State of New York to support a flexible premium group deferred fixed annuity contract that is offered to employer sponsored retirement plans under the Internal Revenue Code (“IRC”) Section 403(b). The Contract may also be sold to qualified plans under IRC Sections 401(a), 401(k), 415(m), 457(b) (governmental and private), and 457(f).

In accordance with the domiciliary state procedures for approving items within the separate accounts, the separate accounts classification of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference
TIAA Separate Account VA-1	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Separate Account VA-1	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Separate Account VA-3	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Real Estate Account	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Stable Value	Group Deferred Fixed Annuity	Section 4240(a)(5)(ii) of the New York Insurance Law

The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

As of December 31, 2011 and 2010, the Company’s separate account statement included legally insulated assets of $16,019 million and $12,909 million, respectively. The assets that are legally insulated from the general account as of December 31, 2011 are attributed to the following products (in millions):

Product	Legally Insulated Assets	Separate Account Assets (Not Legally Insulated)
TIAA Separate Account VA-1	$713	$—
TIAA Separate Account VA-3	1,556	—
TIAA Real Estate Account	13,656	—
TIAA Stable Value	94	—
Total	$16,019	$—

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As of December 31, 2011, the general account of TIAA had a maximum guaranteed minimum death benefit (“GMDB”) for separate account liabilities of $1.2 million. The amount paid for risk charges is not explicit, but rather embedded within the mortality and expense charge. The separate accounts had no reserves for asset default risk that were recorded in lieu of contributions to AVR.

For the year ended December 31, 2011, the general account of TIAA had received $0.1 million from separate account guarantees. The total separate account guarantees paid by the general account for the preceding four years ending at December 31, are as follows (in millions):

2010	$0.5
2009	$2.1
2008	$3.4
2007	$3.0

The General Account provides the Real Estate Separate Account with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If the Real Estate Separate Account can not fund participant requests, the General Account will fund them by purchasing accumulation units in the Real Estate Separate Account. Under this agreement, TIAA guarantees that participants will be able to redeem their accumulation units at their accumulation unit value next determined after the transfer or withdrawal request is received in good order. To compensate the general account for the risk taken, the separate account paid liquidity charges as follows for the past five (5) years (in millions):

2011	$23.7
2010	$13.1
2009	$12.4
2008	$19.7
2007	$19.4

The table below shows amounts that the TIAA general account has paid towards the separate account liquidity guarantees and thus has purchased units in the Real Estate Separate Account for the years ended at December 31 (in millions):

2011	$—
2010	$—
2009	$1,058.7
2008	$155.6
2007	$—

The Company engages in securities lending transactions through its VA-1 Separate Account.

At year-end December 31, 2011, the Separate Account had loaned securities of $13.2 million and collateral of $13.6 million.

The Company’s Separate Account may lend securities to qualified institutional borrowers to earn additional income. The Separate Account receives collateral (in the form of cash, Treasury securities, or other collateral permitted by applicable law) against the loaned securities and maintains collateral in an amount not less than 100% of the market value of loaned securities during the period of the loan. Cash collateral received by the Separate Account will generally be invested in high quality short-term instruments, or in one or more funds maintained by the securities lending agent for the purpose of investing cash collateral. The Separate Account bears the market risk with respect to the collateral investment, securities loaned, and the risk that the counterparty may default on its obligations.

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The Company’s General Account does not currently engage in securities lending transactions.

Additional information regarding separate accounts of the Company is as follows for the years ended December 31, (in millions):

	2011
	Non-indexed Guarantee less than/equal to 4%	Non-guaranteed Separate Accounts	Total
Premiums and considerations	$38	$2,655	$2,693
Reserves:
For accounts with assets at:
Fair value	$—	$14,615	$14,615
Amortized cost	67	—	67
Total Reserves	$67	$14,615	$14,682

	2011
	Non-indexed Guarantee less than/equal to 4%	Non-guaranteed Separate Accounts	Total
By withdrawal characteristics:
Subject to discretionary withdrawal	$4	$—	$4
At fair value	—	14,615	14,615
Not subject to discretionary withdrawal	63	—	63
Total reserves	$67	$14,615	$14,682

	2010
	Non-indexed Guarantee less than/equal to 4%	Non-guaranteed Separate Accounts	Total
Premiums and considerations	$25	$2,626	$2,651
Reserves:
For accounts with assets at:
Fair value	$—	$11,704	$11,704
Amortized cost	23	—	23
Total reserves	$23	$11,704	$11,727

By withdrawal characteristics:
At fair value	$—	$11,704	$11,704
Not subject to discretionary withdrawal	23	—	23
Total reserves	$23	$11,704	$11,727

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	2009
	Non-indexed Guarantee less than/equal to 4%	Non-guaranteed Separate Accounts	Total
Premiums and considerations	$—	$1,330	$1,330
Reserves:
For accounts with assets at:
Fair value	$—	$8,287	$8,287
Amortized cost	—	—	—
Total reserves	$—	$8,287	$8,287

By withdrawal characteristics:
At fair value	$—	$8,287	$8,287
Not subject to discretionary withdrawal	—	—	—
Total reserves	$—	$8,287	$8,287

The following is a reconciliation of transfers to (from) the Company to the Separate Accounts for the years ended December 31, (in millions):

	2011	2010	2009
Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$3,121	$3,209	$1,523
Transfers from Separate Accounts	(1,463)	(1,079)	(2,810)
Net transfers (from) or to Separate Accounts	1,658	2,130	(1,287)
Reconciling Adjustments:
Fund transfer exchange gain (loss)	3	—	(2)
Transfers as reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$1,661	$2,130	$(1,289)

Note 15—Management Agreements

Under Cash Disbursement and Reimbursement Agreements, TIAA serves as the common pay-agent for its operating and investment subsidiaries and affiliates. The Company has allocated expenses of $1,252 million and $1,076 million to its various subsidiaries and affiliates for the years ended December 31, 2011 and 2010, respectively. In addition, under management agreements, TIAA provides investment advisory and administrative services for TIAA-CREF Life and administrative services to the TIAA-CREF Trust Company, FSB, and VA-1.

The expense allocation process determines the portion of the total investment and operating expenses that is attributable to each legal entity and to each line of business within an entity. Every month the Company allocates incurred expenses to each line of business supported by TIAA and its affiliated companies. As part of this allocation process, every department with personnel and every vendor related expense is allocated to lines of business based on defined allocation methodologies. These methodologies represent either shared or direct costs depending on the nature of the service provided. At the completion of the allocation process all expenses are assigned to a line of business and legal entity.

Activities necessary for the operation of the College Retirement Equities Fund (“CREF”), a companion organization, are provided at-cost by two subsidiaries of TIAA. Such services are provided in accordance with an Investment Management Services Agreement, dated as of January 2, 2008, between CREF and

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF Investment Management, LLC (“Investment Management”), and in accordance with a Principal Underwriting and Distribution Services Agreement for CREF, dated as of January 1, 2009, between CREF and TIAA-CREF Individual and Institutional Services, LLC (“Services”). TIAA also performs administrative services for CREF, on an at-cost basis. The management fees collected under these agreements and the equivalent allocated expenses, which amounted to approximately $870 million, $787 million and $710 million for the years ended December 31, 2011, 2010 and 2009, respectively, are not included in the statements of operations and had no effect on TIAA’s operations.

Advisors provides investment advisory services for VA-1, certain proprietary funds and other separately managed portfolios in accordance with investment management agreements. Teachers Personal Investors Services, Inc. (“TPIS”) and Services distribute variable annuity contracts for VA-1 and VA-3 as well as registered securities for certain proprietary funds and non-proprietary mutual funds.

All services necessary for the operation of REA are provided at-cost by TIAA and Services. TIAA provides investment management and administrative services for REA. Distribution services are provided in accordance with a Distribution Services Agreement between REA and Services. The Distribution and Administrative Services Agreement between REA and Services limits the work performed by Services to distribution activities with TIAA assuming responsibility for all administrative activities. TIAA and Services receive management fee payments from REA on a daily basis according to formulae established each year and adjusted periodically, with the objective of keeping the management fees as close as possible to actual expenses attributable to operating REA. Any differences between actual expenses and daily charges are adjusted quarterly.

The following amounts receivable from or payable to subsidiaries and affiliates are included in the lines Other assets and Other liabilities on the Balance Sheet, as of December 31 (in millions):

	Receivable		Payable
Subsidiary/Affiliate	2011	2010	2011	2010
CREF	$—	$—	$25.2	$21.8
Investment Management	2.1	—	—	2.5
TIAA-CREF Life	19.4	15.6	—	—
Advisors	—	—	—	4.8
TIAA-CREF Trust Company	—	—	3.2	—
REA	—	—	—	0.7
Total	$21.5	$15.6	$28.4	$29.8

Note 16—Federal Income Taxes

By charter, TIAA is a stock life insurance Company that operates on a non-profit basis and through December 31, 1997 was exempt from federal income taxation under the Internal Revenue Code. Any non-pension income, however, was subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, TIAA is no longer exempt from federal income taxation and is taxed as a stock life insurance company.

The application of SSAP No. 10R requires a company to evaluate the recoverability of deferred tax assets and to establish a valuation allowance if necessary to reduce the deferred tax asset to an amount which is more likely than not to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. As of December 31, 2011, the Company recorded a valuation allowance of $3.3 million related to expiring foreign tax credits not being utilized.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Components of Net Deferred Tax Assets (“DTA”) and Deferred Tax Liabilities (“DTL”), as of December 31, consisted of the following (in millions):

	12/31/2011			12/31/2010			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
a) Gross Deferred Tax Assets	$11,756	$2,617	$14,373	$12,332	$2,410	$14,742	$(576)	$207	$(369)
b) Statutory Valuation Allowance Adjustment	3	—	3	—	—	—	3	—	3
c) Adjusted Gross Deferred Tax Assets (a–b)	11,753	2,617	14,370	12,332	2,410	14,742	(579)	207	(372)
d) Deferred Tax Liabilities	338	714	1,052	294	—	294	44	714	758
e) Subtotal (Net Deferred Tax Assets) (c–d)	11,415	1,903	13,318	12,038	2,410	14,448	(623)	(507)	(1,130)
f) Deferred Tax Assets Nonadmitted	8,430	1,818	10,248	9,294	1,908	11,202	(864)	(90)	(954)
g) Net Admitted Deferred Tax Assets (e–f)	$2,985	$85	$3,070	$2,744	$502	$3,246	$241	$(417)	$(176)

For 2011, the Company has admitted DTAs pursuant to paragraph 10.e of SSAP No. 10R. The Company recorded an increase in admitted DTA as the result of its election to employ the provisions of paragraph 10e.

The change in deferred tax assets and liabilities are as follows (in millions):

		Changes during 2011
	Description	Ordinary	Capital	Total
	Gross deferred tax assets	$(576)	$207	$(369)
	Statutory valuation allowance	3	—	3
	Adjusted gross deferred tax assets	(579)	207	(372)
	Gross deferred tax liabilities	44	714	758
	Net deferred tax asset before admissibility test	$(623)	$(507)	$(1,130)

10.a	Federal Income Taxes recoverable through loss carryback	$—	$—	$—
10.b.i	Adj. Gross DTA expected to be realized in one year	$(193)	$(473)	$(666)
10.b.ii	10% adj. statutory capital and surplus limit	N/A	N/A	$154
	Admitted pursuant to par. 10.b. (lesser of i. or ii.)	$(99)	$(473)	$(572)
10.c	Admitted pursuant to par. 10.c.	$44	$714	$758
10.e.i	Additional admitted pursuant to par. 10.e.i.	$—	$—	$—
10.e.ii.a	Adj. Gross DTA expected to be realized in three years	$(485)	$11	$(474)
10.e.ii.b	15% adj. statutory capital and surplus limit	N/A	N/A	$2,395
	Additional admitted pursuant to par. 10.e.ii. (lesser of a. or b.)	$340	$56	$396
10.e.iii	Additional admitted pursuant to par. 10.e.iii.	$—	$—	$—
	Admitted deferred tax asset	285	297	582
	Deferred tax liability	44	714	758
	Change in net admitted DTA or DTL	$241	$(417)	$(176)

	Change in non-admitted DTA	$(864)	$(90)	$(954)

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	12/31/2011			12/31/2010			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
Admission Calculation Components SSAP No. 10R, Paragraphs 10.a., 10.b., and 10.c.:
a) SSAP No. 10R, Paragraph 10.a.	$—	$—	$—	$—	$—	$—	$—	$—	$—
b) SSAP No. 10R, Paragraph 10.b. (the lesser of paragraph 10.b.i. and 10.b.ii. below	1,567	25	1,592	1,666	498	2,164	(99)	(473)	(572)
c) SSAP No. 10R Paragraph 10.b.i.	1,567	25	1,592	1,760	498	2,258	(193)	(473)	(666)
d) SSAP No. 10R Paragraph 10.b.ii.	xxx	xxx	2,318	xxx	xxx	2,164	xxx	xxx	154
e) SSAP No. 10R Paragraph 10.c.	338	714	1,052	294	—	294	44	714	758
f) Total (a+b+e)	$1,905	$739	$2,644	$1,960	$498	$2,458	$(55)	$241	$186
Deferred Tax Liabilities	(338)	(714)	(1,052)	(294)	—	(294)	(44)	(714)	(758)
Net Admitted Deferred Tax Asset/(Liability) under Paragraphs 10.a-c	$1,567	$25	$1,592	$1,666	$498	$2,164	$(99)	$(473)	$(572)

Admission Calculation Components SSAP No. 10R, Paragraph 10.e.:
g) SSAP No. 10R Paragraph 10.e.i.	$—	$—	$—	$—	$—	$—	$—	$—	$—
h) SSAP No. 10R, Paragraph 10.e.ii. (the lesser of paragraph 10.e.ii.a. and 10.e.ii.b. below	1,418	60	1,478	1,078	4	1,082	340	56	396
i) SSAP No. 10R Paragraph 10.e.ii.a.	1,418	60	1,478	1,903	49	1,952	(485)	11	(474)
j) SSAP No. 10R Paragraph 10.e.ii.b.	xxx	xxx	3,477	xxx	xxx	1,082	xxx	xxx	2,395
k) SSAP No. 10R Paragraph 10.e.iii.	—	—	—	—	—	—	—	—	—
I) Total (g+h+k)	$1,418	$60	$1,478	$1,078	$4	$1,082	$340	$56	$396
Deferred Tax Liabilities	—	—	—	—	—	—	—	—	—
Net Admitted Deferred Tax Asset/(Liability) under Paragraph 10.e	$1,418	$60	$1,478	$1,078	$4	$1,082	$340	$56	$396

Used in SSAP No. 10R, Paragraph 10.d.:
m) Total Adjusted Capital	xxx	xxx	$30,826	xxx	xxx	$26,944	xxx	xxx	$3,882
n) Authorized Control Level	xxx	xxx	$2,763	xxx	xxx	$2,478	xxx	xxx	$285

	12/31/2011			12/31/2010			Change
	(1) Ordinary %	(2) Capital %	(3) (Col 1+2) Total %	(4) Ordinary %	(5) Capital %	(6) (Col 4+5) Total %	(7) (Col 1–4) Ordinary %	(8) (Col 2–5) Capital %	(9) (Col 7+8) Total %
Impact of Tax Planning Strategies
(a) Adjusted Gross DTAs (% of Total Adjusted Gross DTAs)	0.5%	—	0.5%	2.7%	3.7%	6.4%	(2.2)%	(3.7)%	(5.9)%
(b) Net Admitted Adjusted Gross DTAs (% of Total Net Admitted Adjusted Gross DTAs)	2.3%	—	2.3%	—	15.5%	15.5%	2.3%	(15.5)%	(13.2)%

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	12/31/2011			12/31/2010			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
SSAP No. 10R, Paragraphs 10.a., 10.b., and 10.c.:
a) Admitted Deferred Tax Assets	$1,567	$25	$1,592	$1,666	$498	$2,164	$(99)	$(473)	$(572)
b) Admitted Assets	xxx	xxx	$224,454	xxx	xxx	$213,462	xxx	xxx	$10,992
c) Adjusted Statutory Surplus	xxx	xxx	$21,702	xxx	xxx	$24,074	xxx	xxx	$(2,372)
d) Total Adjusted Capital from DTA’s	xxx	xxx	$1,592	xxx	xxx	$2,164	xxx	xxx	$(572)
Increases due to SSAP No. 10R, Paragraphs 10.e.:
e) Admitted Deferred Tax Assets	$1,418	$60	$1,478	$1,078	$4	$1,082	$340	$56	$396
f) Admitted Assets	$1,418	$60	$1,478	$1,078	$4	$1,082	$340	$56	$396
g) Adjusted Statutory Surplus	$1,418	$60	$1,478	$1,078	$4	$1,082	$340	$56	$396

As reported on the statutory balance sheet for the most recently filed statement with the domiciliary state commissioner adjusted in accordance with SSAP No.10R, Paragraph 10bii.

Temporary differences for which a DTL has not been established: Not Applicable

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Current income taxes incurred consist of the following major components (in millions):

		12/31/2011	12/31/2010	Change
1.	Current Income Tax:
	Federal income taxes expense (benefit)	$97	$199	$(102)
	Foreign taxes	—	—	—
	Subtotal	$97	$199	$(102)

	Federal income taxes on net capital gains	$853	$31	$822
	Utilization of capital loss carry-forwards	$(1,089)	$(258)	$(831)
	Other	—	—	—
	Federal and foreign income taxes incurred	$(139)	$(28)	$(111)
2.	Deferred Tax Assets:
	Ordinary
	Policyholder reserves	$366	$380	$(14)
	Investments	794	70	724
	Deferred acquisition costs	28	28	—
	Policyholder dividends accrual	604	586	18
	Fixed assets	85	75	10
	Compensation and benefits accrual	272	217	55
	Intangible Assets—Business in Force and Software	7,598	8,005	(407)
	Net operating loss carry-forward	1,368	2,296	(928)
	Tax credit carry-forward	32	24	8
	Other (including items < 5% of total ordinary tax assets	609	651	(42)
	Subtotal	$11,756	$12,332	$(576)
	Statutory valuation allowance adjustment	3	—	3
	Nonadmitted	8,430	9,294	(864)
	Admitted ordinary deferred tax assets	$3,323	$3,038	$285

	Capital
	Investments	$2,481	$1,793	$688
	Net capital loss carry-forward	—	481	(481)
	Real estate	136	136	—
	Other (including items < 5% of total capital tax assets	—	—	—
	Subtotal	$2,617	$2,410	$207
	Statutory valuation allowance adjustment	$—	$—	$—
	Nonadmitted	$1,818	$1,908	$(90)
	Admitted capital deferred tax assets	$799	$502	$297

	Admitted deferred tax assets	$4,122	$3,540	$582

3.	Deferred Tax Liabilities:
	Ordinary
	Investments	$337	$293	$44
	Other (including items < 5% of total ordinary tax liabilities	1	1	—
	Subtotal	$338	$294	$44
	Capital
	Investments	$714	$—	$714
	Subtotal	$714	$—	$714
	Deferred tax liabilities	$1,052	$294	$758

4.	Net Deferred Tax:
	Assets/Liabilities	$3,070	$3,246	$(176)

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Reconciliation of Federal income Tax Rate to Actual Effective Rate

The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference are as follows (in millions):

Description	Amount	Tax Effect	Effective Tax Rate
Income Before Taxes	$2,716	$951	35.00%
Dividends received deduction	(10)	(4)	(0.13)%
Amortization of interest maintenance reserve	(140)	(49)	(1.80)%
Meal disallowance, spousal travel, and non-deductible lobbying	4	1	0.06%
Prior year true-ups (TIAA and Subs)	(233)	(81)	(3.00)%
Other	(18)	(6)	(0.26)%
Total	$2,319	$812	29.87%

Federal income tax incurred expense (benefit)		$(139)	(5.11)%
Change in net deferred income tax charge		1,130	41.58%
Tax effect of unrealized capital gain (loss)		(179)	(6.60)%
Total statutory income taxes		$812	29.87%

At December 31, 2011, the Company had net operating loss carry forwards expiring through the year 2023 (in millions):

Year Incurred	Operating Loss	Year of Expiration
1999	$981	2014
2001	186	2016
2002	779	2017
2003	467	2018
2004	356	2019
2008	1,138	2023

Total	$3,907

At December 31, 2011, the Company had no capital loss carry forwards.

At December 31, 2011, the Company had foreign tax credit carry forwards as follows (in millions):

Year Incurred	Foreign Tax Credit	Year of Expiration
2007	$2	2017
2008	2	2018
2009	2	2019
2010	2	2020

Total	$8

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

At December 31, 2011, the Company had general business credit carry forwards as follows (in millions):

Year Incurred	General Business Credit	Year of Expiration
2004	$1	2024
2005	2	2025
2006	5	2026
2007	7	2027
2008	5	2028
2009	2	2029

Total	$22

TIAA did not incur federal income taxes in 2011 or preceding years that would be available for recoupment in the event of future net losses.

TIAA does not have any protective tax deposits on deposit with the Internal Revenue Service under IRC Sec. 6603.

Beginning in 1998, TIAA began filing a consolidated federal income tax return with its includable affiliates (the “consolidating companies”). The consolidating companies participate in a tax-sharing agreement. Under the agreement, current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent that their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return. Amounts receivable from TIAA’s subsidiaries for federal income taxes were $5 million and $19 million at December 31, 2011 and 2010, respectively. The consolidating companies, as of December 31, 2011, which file a consolidated federal income tax return with TIAA are as follows:

1)	TIAA-CREF Life Insurance Company
2)	TIAA-CREF Asset Management, Inc.
3)	Dan Properties, Inc.
4)	JV Georgia One, Inc.
5)	JWL Properties, Inc.
6)	ND Properties, Inc.
7)	Savannah Teachers Properties, Inc.
8)	TCT Holdings, Inc.
9)	Teachers Advisors, Inc.
10)	Teachers Personal Investors Service, Inc.
11)	T-Investment Properties Corp.
12)	T-Land Corp.
13)	WRC Properties, Inc.
14)	TIAA-CREF Tuition Financing, Inc.
15)	TIAA-CREF Trust Company, FSB
16)	730 Texas Forest Holdings, Inc.
17)	TIAA Global Markets, Inc.
18)	T-C Sports Co., Inc.
19)	TIAA Board of Overseers
20)	TIAA Realty, Inc.
21)	TIAA Park Evanston, Inc.
22)	Oleum Holding Company, Inc.
23)	Covariance Capital Management, Inc.
24)	Westchester Group Investment Management, Inc.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

25)	Port Northwest IV Corporation
26)	Westchester Group Investment Management Holding Company, Inc.

For the years 2005 and 2006 Federal income tax returns for the consolidated companies have been audited by the IRS. In July 2011, the IRS completed its audit and presented TIAA with a Revenue Agents Report that had no un-agreed adjustments.

FASB ASC 740 and Accounting Standards Update No. 2009-06 established a minimum threshold for financial statement recognition of the benefits of positions taken in tax returns, and requires certain expanded disclosures. FASB ASC 740 is effective for fiscal years beginning after December 15, 2006 and is to be applied to all open years as of the effective date. Management has evaluated the Company’s tax position under the principles of FASB ASC 740, and not recorded any uncertain tax benefits as of December 31, 2011 or 2010.

On January 1, 2012, SSAP No. 101 replaces SSAP No. 10R as the statutory accounting principle used to determine and record the Company’s current and deferred income taxes. The company has examined the potential effects that SSAP No. 101 would have on its current and deferred taxes were it enacted for December 31, 2011. The Company has determined that SSAP No. 101 would not have a material effect on the current and deferred taxes, or surplus, presented above under SSAP No. 10R.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 17—Pension Plan and Post-retirement Benefits

TIAA maintains a qualified, non-contributory defined contribution pension plan covering substantially all employees. All qualified employee pension plan liabilities are fully funded through retirement annuity contracts. Contributions are made semi-monthly to each participant’s contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after three years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The accompanying statements of operations include contributions to the pension plan of approximately $33 million, $36 million and $44 million for the years ended December 31, 2011, 2010 and 2009, respectively. This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.

In addition to the pension plan, the Company provides certain other post-retirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. For the years ended December 31, the measurement date, the status of this plan for retirees and eligible active employees is summarized below (in millions):

	Post-retirement Benefits
	2011	2010	2009
Reconciliation of change in benefit obligation:
Benefit obligation at beginning of year	$130	$116	$113
Eligibility cost	7	5	5
Interest cost	7	6	7
Actuarial losses	17	10	1
Benefits paid	(6)	(7)	(7)
Plan amendments	—	—	(3)
Benefit obligation at end of year	$155	$130	$116

Reconciliation of funded status:
Benefit obligation at end of year
Current retirees	$115	$99	$93
Actives currently eligible to retire	40	31	23
Total obligation	155	130	116
Fair value of assets	—	—	—
Funded status	$(155)	$(130)	$(116)
Unrecognized net transition obligation	—	—	—
Unrecognized net (gain) losses	37	20	11
Unrecognized prior service cost	(1)	(1)	(1)
Accrued post-retirement benefit cost	$(119)	$(111)	$(106)

The net periodic post-retirement benefit cost for the years ended December 31 includes the following components (in millions):

	Post-retirement Benefits
	2011	2010	2009
Components of net periodic benefit cost:
Eligibility cost	$7	$5	$5
Interest cost	7	6	7
Amortization of net transition obligation and net (gain) or loss	—	—	1
Net periodic benefit cost	$14	$11	$13

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The cost of post-retirement benefits includes a reduction arising from the Medicare Prescription Drug Act of 2003 (“The Act”) subsidy of $2 million for 2011, 2010 and 2009, respectively.

The post-retirement benefit obligation for non-vested employees was approximately $32 million at December 31, 2011 and approximately $33 million at December 31, 2010, respectively.

The Company allocates benefit expenses to certain subsidiaries based upon salaries. The Company’s proportionate share of the net pension cost of post-retirement benefits related to the pension plan was approximately $7 million, $5 million and $6 million for the years ended December 31, 2011, 2010 and 2009, respectively.

The assumptions used by the Company to calculate the benefit cost and obligations in the year are as follows:

	Post-retirement Benefits
	2011	2010	2009
Weighted-average assumption:
Assumptions used to determine benefit obligations
Discount rate	4.50%	5.25%	5.75%
Rate of compensation increase	0.00%	0.00%	0.00%
Assumptions used to determine net periodic benefit cost
Discount rate	5.25%	5.75%	5.75%
Rate of compensation increase	0.00%	0.00%	4.00%
Assumed health care cost trend rates:
Rates of Increase in Health Benefit Cost Pre-65 Healthcare Costs
Immediate Rate	8.50%	8.50%	9.00%
Ultimate Rate	5.76%	6.00%	5.00%
Year Ultimate Rate Reached	2023	2018	2016
Post-65 Healthcare Costs
Immediate Rate	8.50%	8.00%	8.50%
Ultimate Rate	5.00%	5.25%	5.00%
Year Ultimate Rate Reached	2018	2018	2015
Dental cost trend rate	5.25%	5.25%	5.25%

The assumed medical cost trend rates have a significant effect on the amounts reported. A one-percentage point increase or decrease in assumed medical cost trend rates would have the following effects (in millions):

	Post-retirement Benefits
	2011	2010	2009
Effect of a 1% increase in benefit costs:
Change in post-retirement benefit obligation	$19	$14	$12
Change in eligibility cost and interest cost	$2	$1	$1

Effect of a 1% decrease in benefit costs:
Change in post-retirement benefit obligation	$(16)	$(12)	$(10)
Change in eligibility cost and interest cost	$(2)	$(1)	$(1)

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, are expected to be paid (in millions):

Gross Cash Flows (Before Medicare Part D Subsidy Receipts)
2012	$8
2013	$8
2014	$9
2015	$9
2016	$10
Total for 2017–2021	$59

Medicare Part D Subsidy Receipts
2012	$—
2013	$1
2014	$1
2015	$1
2016	$1
Total for 2017–2021	$6

The Company maintains a non-qualified deferred compensation plan for non-employee trustees and members of the TIAA Board of Overseers (“Overseer”). A portion of each Trustee’s annual compensation is subject to mandatory deferral under the plan for the duration of their service as a Trustee or Overseer. Payout of accumulations are normally made in a lump sum or annual installments over 5, 10 or 20 years, following the trustees’ or member’s separation from the Board.

The Company previously provided an unfunded Supplemental Executive Retirement Plan (“SERP”) to certain select executives and any TIAA associate deemed eligible by the Board of Trustees.
The SERP provided an annual retirement benefit payable at normal retirement calculated as 3.0% of the participant’s 5-year average total compensation based on an average of the highest five of the last ten years multiplied by the number of years of service not in excess of 15 years.

The accumulated benefit obligation totaled $47 million and $44 million as of December 31, 2011 and 2010, respectively. The Company had an accrued pension cost of $43 million and $45 million and had an additional minimum liability accrued of $3 million and $ 0 as of December 31, 2011 and 2010, respectively. The Company did not have any projected benefit obligation for non-vested employees for 2011 or 2010.

The plan obligations were determined based upon a discount rate of 3.75%. In accordance with NAIC SSAP No. 89, Accounting For Pensions, A Replacement of SSAP No. 88, only vested obligations are reflected in the funded status.

The obligations of TIAA under the SERP are unfunded, unsecured promises to make future payments. As such, the plan has no assets. Contributions for a given period are equal to the benefit payments for that period. The expected rate of return on plan assets is not applicable.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Future benefits expected to be paid for the plan are as follows (in millions):

1/1/2012 to 12/31/2012	$4
1/1/2013 to 12/31/2013	$4
1/1/2014 to 12/31/2014	$4
1/1/2015 to 12/31/2015	$4
1/1/2016 to 12/31/2016	$4
1/1/2017 to 12/31/2021	$16

Note 18—Policy and Contract Reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves are based on assumptions for interest, mortality and other risks insured and establish a sufficient provision for all benefits guaranteed under policy and contract provisions.

For annuities and supplementary contracts, policy and contract reserves are calculated using Commissioner’s Annuity Reserve Valuation Method (“CARVM”) in accordance with New York State Regulation 151, Actuarial Guideline 43 for variable annuity products and Actuarial Guideline 33 for all other products. For most annuities which do not contain variable guarantees, the reserves are calculated as the present value of guaranteed benefits using the guaranteed interest and mortality table or a more conservative basis and for most accumulating annuities the reserve thus calculated is equal to the account balance. Variable annuity reserves are calculated using Actuarial Guideline 43 which incorporates a deterministic floor plus a stochastic component for products which contain guaranteed benefits.

For retained assets, an accumulation account issued from the proceeds of annuities and life insurance policies, reserves held are equal to the total current account balances of all account holders.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost have all been determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest has been determined from the basic data.

In aggregate, the reserves established for all annuity and supplementary contracts utilize assumptions for interest at a weighted average rate of approximately 3.0%. Approximately 80% of annuity and supplementary contract reserves are based on the 1983 Table set back at least 9 years or the Annuity 2000 table set back at least 9 years.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Withdrawal characteristics of annuity actuarial reserves and deposit-type contract funds for the years ended December 31, are as follows (in millions):

	2011
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$—	$—	$—	$—	0.0%
At book value less current surrender charge of 5% or more	—	—	—	—	0.0%
At fair value	—	—	14,615	14,615	7.7%
Total with adjustment or at fair value	—	—	14,615	14,615	7.7%
At book value without adjustment (minimal or no charge or adjustment)	40,869	4	—	40,873	21.6%
Not subject to discretionary withdrawal	133,460	63	—	133,523	70.7%
Total (gross)	174,329	67	14,615	189,011	100.0%
Reinsurance ceded	—	—	—	—
Total (net)*	$174,329	$67	$14,615	$189,011

	2010
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$—	$—	$—	$—	0.0%
At book value less current surrender charge of 5% or more	—	—	—	—	0.0%
At fair value	—	—	11,704	11,704	6.5%
Total with adjustment or at fair value	—	—	11,704	11,704	6.5%
At book value without adjustment (minimal or no charge or adjustment)	38,128	—	—	38,128	21.1%
Not subject to discretionary withdrawal	130,683	23	—	130,706	72.4%
Total (gross)	168,811	23	11,704	180,538	100.0%
Reinsurance ceded	—	—	—	—
Total (net)*	$168,811	$23	$11,704	$180,538

Annuity reserves and deposit-type contract funds for the years ended December 31 are as follows (in millions):

	2011	2010
Life & Accident & Health Annual Statement:
Total annuities (excluding supplementary contracts with life contingencies)	$170,743	$165,561
Supplementary contracts with life contingencies	2,892	2,604
Deposit-type contract funds	694	646
Subtotal	174,329	168,811
Separate Accounts Annual Statement:
Annuities	14,678	11,645
Supplementary contracts with life contingencies	—	79
Deposit-type contract funds	4	3
Subtotal	14,682	11,727
Total	$189,011	$180,538

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

For Ordinary and Collective Life Insurance, reserves for all policies are calculated in accordance with New York State Insurance Regulation 147. Reserves for regular life insurance policies are computed by the Net Level Premium method for issues prior to January 1, 1990, and by the Commissioner’s Reserve Valuation Method for issues on and after such date. Annual renewable and five-year renewable term policies issued on or after January 1, 1994 use segmented reserves, where each segment is equal to the term period. The Cost of Living riders issued on and after January 1, 1994 also use segmented reserves, where each segment is equal to one year in length.

Reserves for the vast majority of permanent and term insurance policies use Commissioners’ Standard Ordinary Mortality Tables with rates ranging from 2.25% to 6.00%. Term conversion reserves are based on TIAA term conversion mortality experience and 4.00% interest.

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and set equal to a percentage of paid claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. Surrender values of approximately $0.1 million in excess of the legally computed reserves were held as an additional reserve liability at December 31, 2011, and $0.1 million at December 31, 2010. As of December 31, 2011 and December 31, 2010, TIAA had $0.6 billion and $1.0 billion, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the Department. Reserves to cover these insurance amounts totaled $3.4 million and $12.5 million at December 31, 2011 and December 31, 2010, respectively.

For Immediate Annuities not involving life contingencies and Supplementary Contracts not involving life contingencies, for each valuation rate of interest, the tabular interest has been calculated as the product of the valuation rate times the mean liability for the year. For all other funds not involving life contingencies, tabular interest has been calculated as the total interest credited to such funds.

Note 19—Reinsurance

In 2005 the Company entered into reinsurance agreements with RGA Reinsurance Company. Two of the agreements were recaptured during 2007 and the remaining agreement was recaptured as of January 1, 2011.

At December 31, disclosures related to these assumed coinsurance agreements were (in millions):

	2011	2010	2009
Aggregated assumed premiums	$(204)	$12	$21
Modified coinsurance reserves	$—	$202	$192
(Decrease) Increase in policy and contract reserves	$(17)	$(4)	$(5)

In 2004, TIAA and its subsidiary, TIAA-CREF Life, entered into a series of agreements with Metropolitan Life Insurance Company (“MetLife”) including an administrative agreement for MetLife to service the long-term care business of TIAA and TIAA-CREF Life, an indemnity reinsurance agreement where TIAA and TIAA-CREF Life ceded to MetLife 100% of the long-term care liability and an assumption reinsurance agreement. After appropriate filings in each jurisdiction, MetLife offered the TIAA and TIAA-CREF Life policyholders the option of transferring their policies from TIAA and TIAA-CREF Life to MetLife. At December 31, 2011 and 2010, there were premiums in force of $15 million and $16 million, respectively.

The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers and there are no reinsurance agreements in

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of reinsurance.

The major lines in the accompanying financial statements that were reduced by ceded reinsurance agreements at December 31 are as follows (in millions):

	2011	2010	2009
Insurance and annuity premiums	$14	$16	$21
Policy and contract benefits	$59	$62	$70
Increase in policy and contract reserves	$36	$81	$95
Reserves for life and health insurance	$474	$510	$591

Note 20—Commercial Paper and Securities Repurchase Programs

TIAA began issuing commercial paper in May 1999. The Company had maintained a committed and unsecured 5-year revolving credit facility of $1 billion with a group of banks to support the commercial paper program. The commercial paper program and credit facility were both terminated effective March 5, 2010.

In March 2011, the Company commenced a repurchase program to sell and repurchase securities when intended for the purpose of funding general corporate obligations. During any such period, proceeds from the repurchase program will be invested in short-term instruments. At December 31, 2011, the Company did not have any outstanding repurchase agreements.

Note 21—Capital and Contingency Reserves and Shareholders’ Dividends Restrictions

The portion of contingency reserves represented or reduced by each item below for the year ended December 31 are as follows (in millions):

	2011	2010
Net unrealized capital gains (losses)	$390	$1,361
Asset valuation reserve	$(802)	$(1,418)
Net deferred federal income tax	$(1,129)	$(1,507)
Change in non-admitted assets	$1,046	$2,418
Net change in separate account surplus	$134	$121
Change in Accounting Principle	$(23)	$—

During 2011, the method of applying the accounting for non-controlled entities purchased after initial startup and with carrying values determined using the equity method was changed to reflect amortization of the difference between purchase cost and audited U.S. GAAP equity of the acquired entity. The combined impact of a cumulative effect adjustment of $23 million and current year amortization of $14 million, included in net unrealized capital gains above, resulted in a $37 million reduction of Capital and Contingency Reserves.

Capital: TIAA has 2,500 shares of Class A common stock authorized, issued and outstanding. All of the outstanding common stock of the Company is held by the TIAA Board of Overseers, a not-for-profit corporation created for the purpose of holding the common stock of TIAA. By charter, the Company operates without profit to its sole shareholder.

Surplus Notes: On December 16, 2009, the Company issued Surplus Notes (“Notes”) in an aggregate principal amount of $2 billion. The Notes bear interest at an annual rate of 6.850%, and have a maturity date of December 16, 2039. Proceeds from the issuance of the Notes were $1,997 million, net of issuance discount. The Notes were issued in a transaction pursuant to Rule 144A under the Securities Act of 1933, as amended,

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

and the Notes are evidenced by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company. Interest on these Notes is scheduled to be paid semiannually on June 16 and December 16 of each year through the maturity date. During 2011, interest of $137 million was paid.

No subsidiary or affiliate of the Company is an obligor or guarantor of the Notes, which are solely obligations of the Company.

The Notes are unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of the Company. Under New York Insurance Law, the Notes are not part of the legal liabilities of the Company. The Notes are not scheduled to repay any principal prior to maturity. Each payment of interest and principal may be made only with the prior approval of the Superintendent and only out of the Company’s surplus funds, which the Superintendent of the Department determines to be available for such payments under New York Insurance Law. In addition, provided that approval is granted by the Superintendent of the Department, the Notes may be redeemed at the option of the Company at any time at the “make-whole” redemption price equal to the greater of the principal amount of the Notes to be redeemed, or the sum of the present values of the remaining scheduled interest and principal payments, excluding accrued interest as of the redemption date, discounted to the redemption date on a semi-annual basis at the adjusted Treasury rate plus 40 basis points, plus in each case, accrued and unpaid interest payments on the Notes to be redeemed to the redemption date.

At December 31, 2011 and 2010, no affiliates of the Company held any portion of the Notes.

Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). TIAA has not paid dividends to its shareholder and has no plans to do so in the current year.

Note 22—Contingencies and Guarantees

SUBSIDIARY AND AFFILIATE GUARANTEES:

TIAA Global Markets, Inc. (“TGM”), a wholly-owned subsidiary of TIAA, was formed for the purpose of issuing notes and other debt instruments and investing the proceeds in compliance with the investment guidelines approved by the Board of Directors of TGM. TGM is authorized to issue up to $5.0 billion in debt and TIAA’s Board of Trustees authorized TIAA to guarantee up to $5.0 billion of TGM’s debt. TGM had $1.5 billion at December 31, 2011 and $2.5 billion at December 31, 2010 of outstanding debt and accrued interest.

On July 12, 2010, The Company increased the size of an uncommitted and unsecured 364-day revolving line of credit to TGM from $750.0 million to $1.0 billion. During 2011, there were 2 draw downs totaling $610 million that were repaid on the line. As of December 31, 2011, outstanding principal plus accrued interest was $ 0. In January, 2011, TGM borrowed a total of $610.0 million which was repaid through out the year with the final payment made on November 2, 2011.

The Company has a financial support agreement with TIAA-CREF Life. Under this agreement, the Company will provide support so that TIAA-CREF Life will have the greater of (a) capital and surplus of $250 million, (b) the amount of capital and surplus necessary to maintain TIAA-CREF Life’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain TIAA-CREF Life’s financial strength rating at least the same or better than TIAA’s rating at all times. This

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

agreement is not an evidence of indebtedness or an obligation or liability of the Company and does not provide any creditor of TIAA-CREF Life with recourse to TIAA. This agreement was not utilized during 2011 or 2010.

The Company also provides a $100.0 million unsecured 364-day revolving line of credit to TIAA-CREF Life. As of December 31, 2011, $30.0 million of this facility was maintained on a committed basis for which the Company received a commitment fee of 10 basis points (“bps”) on the undrawn committed amount. During 2011, there were 4 draw downs totaling $17.0 million that were repaid by December 31, 2011. During 2010, there were 18 draw downs totaling $34 million that were repaid by December 31, 2010. As of December 31, 2011 and 2010, outstanding principal plus accrued interest on this line of credit was $ 0.

The Company had provided a $1.0 billion uncommitted line of credit to certain CREF accounts and certain TIAA-CREF Mutual Funds (the “Funds”). Loans under this revolving credit facility are for a maximum of 60 days and are made solely at the discretion of the Company to fund shareholder redemption requests or other temporary or emergency needs of CREF and the Funds. It is the intent of the Company, CREF and the Funds to use this facility as a supplemental liquidity facility, which would only be used after CREF and the Funds have exhausted the availability of the current $1.5 billion committed credit facility maintained with a group of banks. As of December 31, 2011 and 2010, neither CREF nor the Funds had utilized this line of credit.

The Company provides a $100.0 million committed and unsecured 364-day revolving line of credit to TIAA-CREF Asset Management Commingled Funds Trust I (“TCAM”), a real estate fund managed by Advisors, in which TIAA has a minority indirect equity ownership interest. On November 15, 2011, the line of credit was terminated.

On October 1, 2010, the Company provided to the Office of Thrift Supervision a written commitment to maintain TIAA-CREF Trust Company as a “Well Capitalized” institution for Prompt Corrective Action purposes for at least three years.

Separate Account Guarantees: The Company provides mortality and expense guarantees to VA-1, for which it is compensated. The Company guarantees that, at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. The Company also guarantees that expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.

The Company provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. The Company guarantees that once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees that expense charges to REA participants will never rise above the maximum amount stipulated in the contract. The Company provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, TIAA’s general account will fund them by purchasing accumulation units. Under this agreement, TIAA guarantees that participants will be able to redeem their accumulation units at their accumulation unit value next determined after the transfer or withdrawal request is received in good order.

Under the Liquidity Guarantee agreement with the REA, on December 24, 2008, the TIAA general account purchased $155.6 million of accumulation units (measured based on the cost of such units) issued by REA. In 2009, the TIAA general account further purchased $1,058.7 million of accumulation units. TIAA made no additional purchases in 2011 and 2010. Overall TIAA purchased $1,214 million of accumulation units and the fair value of such units was $1,168 million as of December 31, 2011. Accumulation units owned by TIAA are included as separate account assets and valued in the same manner as units owned by individual REA participants on a fair value basis and will fluctuate in value.

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TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The Company provides mortality and expense guarantees to VA-3 and is compensated for these guarantees. The Company guarantees that once VA-3 participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees that expense charges to VA-3 participants will never rise above the maximum amount stipulated in the contract.

Leases: The Company occupies leased office space in many locations under various long-term leases. At December 31, 2011, the future minimum lease payments are estimated as follows (in millions):

Year	2012	2013	2014	2015	2016	Thereafter	Total
Amount	$36	$33	$29	$28	$23	$37	$186

Leased space expense is allocated among the Company and affiliated entities. Rental expense charged to the Company for the years ended December 31, 2011, 2010 and 2009 was approximately $34 million, $32 million and $35 million, respectively.

OTHER CONTINGENCIES AND GUARANTEES:

In the ordinary conduct of certain of its investment activities, the Company provides standard indemnities covering a variety of potential exposures. For instance, the Company provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions, and the Company provides indemnification to underwriters in connection with the issuance of securities by or on behalf of TIAA or its subsidiaries. It is TIAA management’s opinion that the fair value of such indemnifications are negligible and do not materially affect the Company’s financial position, results of operations or liquidity.

Other contingent liabilities arising from litigation and other matters over and above amounts already provided for in the financial statements or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or the results of its operations.

Note 23—Borrowed Money

Effective March 2009, TIAA was authorized to execute investment transactions under the Term Asset-Backed Securities Loan Facility (“TALF”) program. Under the TALF program, the Federal Reserve Bank of New York (“FRBNY”) would lend up to $200 billion on a non-recourse basis to holders of certain AAA-rated Asset Backed Securities (“ABS”) backed by newly and recently originated consumer and small business loans. The FRBNY lent an amount equal to the market value of the ABS less a haircut and were secured at all times by the ABS. Loan proceeds were disbursed to the borrower, contingent on receipt by the FRBNY custodian bank of the eligible collateral.

As of December 31, 2011, TIAA’s eligible ABS, under the TALF program, totaled $887 million. These eligible ABS have been pledged as collateral to support the $809 million loan outstanding payable to the FRBNY. The TALF Subscription program officially ended in April 2010.

Note 24—Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 9, 2012, the date the financial statements were issued.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 25—Securities With a Recognized Other-than-temporary Impairments

The following table represents loan-backed and structured securities with a recognized other-than-temporary impairment and currently held at December 31, 2011, where the present value of cash flows expected to be collected is less than the amortized cost (in whole dollars).

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
G63255AA4	$30,843,930	$—	[2]	$(408,870)	$30,469,230	$30,469,230	12/31/2011
004421MW0	22,591,560	22,415,344		(176,216)	22,415,344	16,999,971	12/31/2011
12668ASQ9	15,553,893	15,403,907		(149,986)	15,403,907	13,365,858	12/31/2011
12668ASR7	6,286,385	6,153,807		(132,578)	6,153,807	4,577,427	12/31/2011
152314DT4	163,343	152,991		(10,352)	152,991	156,536	12/31/2011
161546FJ0	2,543,448	2,503,870		(39,578)	2,503,870	1,341,142	12/31/2011
21075WBA2	1,428,491	1,374,301		(54,190)	1,374,301	1,347,187	12/31/2011
21075WCJ2	742,471	723,050		(19,421)	723,050	706,888	12/31/2011
22541S5T1	4,997,995	4,717,562		(280,433)	4,717,562	2,578,420	12/31/2011
251511AC5	13,001,316	12,456,530		(544,786)	12,456,530	11,115,631	12/31/2011
294751BQ4	1,400,662	1,130,716		(269,946)	1,130,716	596,090	12/31/2011
294751BY7	2,303,908	2,083,863		(220,045)	2,083,863	1,362,934	12/31/2011
294751FC1	424,059	245,031		(179,028)	245,031	481,165	12/31/2011
3622ELAD8	34,344,829	32,885,188		(1,459,641)	32,885,188	26,326,768	12/31/2011
61749EAE7	15,855,707	15,621,821		(233,886)	15,621,821	11,248,225	12/31/2011
75971EAF3	353,565	337,595		(15,970)	337,595	198,481	12/31/2011
760985YY1	260,203	217,084		(43,119)	217,084	99,483	12/31/2011
03762CAE5	19,030,571	15,365,581		(3,664,990)	15,365,581	4,324,000	12/31/2011
059500AG3	25,048,068	24,002,215		(1,045,853)	24,002,215	13,928,185	12/31/2011
05950WAP3	17,080,256	11,361,761		(5,718,495)	11,361,761	10,205,143	12/31/2011
05950XAJ5	19,827,696	19,777,781		(49,915)	19,777,781	11,880,270	12/31/2011
07388YAY8	5,637,345	3,777,667		(1,859,678)	3,777,667	2,174,987	12/31/2011
07388YBA9	2,111,151	—	*	(2,111,151)	—	1,489,308	12/31/2011
07401DAL5	5,422,242	4,332,442		(1,089,800)	4,332,442	2,849,643	12/31/2011
07401DAM3	2,052,629	694,611		(1,358,018)	694,611	1,570,166	12/31/2011
173067HK8	3,002,255	1,462,217		(1,540,038)	1,462,217	1,696,693	12/31/2011
17310MAL4	2,234,420	872,009		(1,362,411)	872,009	1,573,349	12/31/2011
17310MAS9	162,759	139,556		(23,203)	139,556	720,000	12/31/2011
20047QAM7	2,058,527	2,001,047		(57,480)	2,001,047	8,316,304	12/31/2011
225458VV7	10,008,698	9,869,824		(138,874)	9,869,824	6,488,972	12/31/2011
225458VY1	1,871,162	931,334		(939,828)	931,334	838,537	12/31/2011
22545XAG8	20,411	10,369		(10,042)	10,369	40,301	12/31/2011
22545YAG6	41,904,200	41,034,006		(870,194)	41,034,006	19,637,280	12/31/2011
36159XAJ9	18,258,715	18,091,151		(167,564)	18,091,151	8,454,269	12/31/2011
36228CWB5	25,278,369	22,690,676		(2,587,693)	22,690,676	14,480,243	12/31/2011
396789KF5	2,814,647	2,770,038		(44,609)	2,770,038	1,782,400	12/31/2011
46625M2Y4	90,542	—	*	(90,542)	—	325,809	12/31/2011
46625M7A1	6,030,156	4,030,987		(1,999,169)	4,030,987	917,897	12/31/2011
46625MQ77	115,005	—	*	(115,005)	—	183,273	12/31/2011
46625YA60	269,520	266,222		(3,298)	266,222	1,204,869	12/31/2011
46625YQ63	2,800,664	2,687,595		(113,069)	2,687,595	2,736,562	12/31/2011

TIAA-CREF Investment Horizon Annuity Prospectus	192

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
46625YQ89	$127,508	$108,641		$(18,867)	$108,641	$924,030	12/31/2011
46627QBD9	36,735,484	32,052,120		(4,683,364)	32,052,120	23,226,596	12/31/2011
46630VAP7	786,932	538,761		(248,171)	538,761	1,208,319	12/31/2011
50180JAG0	31,643,343	29,504,194		(2,139,149)	29,504,194	17,105,627	12/31/2011
52108MDQ3	3,493,744	1,707,825		(1,785,919)	1,707,825	1,752,772	12/31/2011
52108MDS9	1,283,629	1,129,534		(154,095)	1,129,534	1,050,000	12/31/2011
52108MGA5	8,066,076	7,908,198		(157,878)	7,908,198	3,804,132	12/31/2011
55313KAH4	6,668,659	5,922,881		(745,778)	5,922,881	3,182,752	12/31/2011
60687UAL1	19,129,917	18,630,476		(499,441)	18,630,476	9,338,153	12/31/2011
60687UAM9	1,995,422	1,274,639		(720,783)	1,274,639	1,860,876	12/31/2011
617451FW4	2,639,755	1,852,906		(786,849)	1,852,906	1,213,964	12/31/2011
617453AC9	1,127,583	945,963		(181,620)	945,963	1,764,200	12/31/2011
617453AY1	4,973,207	4,759,823		(213,384)	4,759,823	2,756,419	12/31/2011
69348HBT4	11,973,543	11,186,588		(786,955)	11,186,588	5,836,449	12/31/2011
74438WAN6	305,442	258,839		(46,603)	258,839	187,853	12/31/2011
92976BFZ0	8,536,283	2,040,473		(6,495,810)	2,040,473	4,295,675	12/31/2011
92976BGE6	653,988	544,541		(109,447)	544,541	1,444,195	12/31/2011
92976VAT5	9,903,330	9,618,391		(284,939)	9,618,391	5,811,388	12/31/2011
92977QAM0	8,175,546	2,091,944		(6,083,602)	2,091,944	10,268,650	12/31/2011
92977QAP3	895,885	374,432		(521,453)	374,432	5,627,130	12/31/2011
92978TAM3	1,943,041	—	*	(1,943,041)	—	7,411,617	12/31/2011
05948KKZ1	3,497,270	3,182,834		(314,436)	3,182,834	2,371,208	12/31/2011
05949AA67	1,128,478	1,081,178		(47,300)	1,081,178	2,746,501	12/31/2011
05949AM31	76,222	69,991		(6,231)	69,991	52,033	12/31/2011
12669E4V5	9,046,295	8,974,503		(71,792)	8,974,503	6,551,168	12/31/2011
12669E4W3	1,566,728	1,061,141		(505,587)	1,061,141	1,580,772	12/31/2011
12669EL95	7,358,570	7,002,255		(356,315)	7,002,255	6,085,718	12/31/2011
12669EWY8	7,947,570	7,392,317		(555,253)	7,392,317	5,713,418	12/31/2011
12669EWZ5	757,315	705,056		(52,259)	705,056	1,711,058	12/31/2011
22541SVH8	5,026,531	4,205,902		(820,629)	4,205,902	3,273,345	12/31/2011
251510ET6	2,308,450	1,587,724		(720,726)	1,587,724	2,663,480	12/31/2011
32051GDH5	1,261,349	950,225		(311,124)	950,225	885,279	12/31/2011
36185NJ50	1,643,240	1,582,400		(60,840)	1,582,400	1,394,056	12/31/2011
36185NW55	1,438,957	1,379,484		(59,473)	1,379,484	1,144,329	12/31/2011
74951PEA2	265,968	219,733		(46,235)	219,733	334,464	12/31/2011
7609856L0	3,647,060	3,197,376		(449,684)	3,197,376	2,937,238	12/31/2011
76110HHA0	7,821,928	7,732,724		(89,204)	7,732,724	6,833,214	12/31/2011
76110HSG5	5,335,610	5,214,665		(120,945)	5,214,665	5,207,641	12/31/2011
05949TBF5	14,539,522	14,376,599		(162,923)	14,376,599	13,957,421	12/31/2011
12667GUG6	4,686,673	4,579,177		(107,496)	4,579,177	4,302,914	12/31/2011
32051G2H7	9,425,438	9,061,820		(363,618)	9,061,820	8,061,549	12/31/2011
32051GN35	25,013,674	24,819,498		(194,176)	24,819,498	23,227,400	12/31/2011
32051GNS0	2,830,893	2,415,871		(415,022)	2,415,871	5,504,762	12/31/2011
32051GSQ9	6,940,626	6,588,863		(351,763)	6,588,863	12,743,891	12/31/2011
92977YBQ3	8,053,327	7,203,202		(850,125)	7,203,202	9,640,415	12/31/2011
94985JCA6	28,110,187	27,677,160		(433,027)	27,677,160	26,444,910	12/31/2011

193	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
32051GP41	$19,478,025	$19,238,580	$(239,445)	$19,238,580	$17,501,620	12/31/2011
949837AF5	68,067,065	67,125,276	(941,789)	67,125,276	63,007,793	12/31/2011
94984HAC9	35,382,919	35,259,321	(123,598)	35,259,321	44,366,701	12/31/2011
94985WAP6	19,305,817	19,109,418	(196,399)	19,109,418	18,637,274	12/31/2011
05949YAC2	11,697,309	11,058,756	(638,553)	11,058,756	9,947,093	12/31/2011
12667F2J3	42,493,417	41,990,777	(502,640)	41,990,777	38,184,902	12/31/2011
12667GJR5	52,238,578	51,716,807	(521,771)	51,716,807	42,382,367	12/31/2011
32051G2J3	21,816,767	21,604,152	(212,615)	21,604,152	18,313,327	12/31/2011
76111XN90	7,442,211	7,261,986	(180,225)	7,261,986	6,972,081	12/31/2011
94985WAQ4	78,543,947	77,054,573	(1,489,374)	77,054,573	74,163,533	12/31/2011
02147QAE2	39,337,111	38,882,221	(454,890)	38,882,221	33,224,390	12/31/2011
02151FAD1	35,416,605	35,192,440	(224,165)	35,192,440	33,825,680	12/31/2011
05948KC98	16,299,738	16,153,307	(146,431)	16,153,307	14,667,519	12/31/2011
05948KP37	9,927,884	9,916,487	(11,397)	9,916,487	9,203,366	12/31/2011
05950RAK5	27,835,569	27,671,346	(164,223)	27,671,346	26,103,546	12/31/2011
12543UAD4	40,684,575	39,858,306	(826,269)	39,858,306	34,747,225	12/31/2011
12543UAE2	14,258,736	13,984,348	(274,388)	13,984,348	11,959,746	12/31/2011
12543XAD8	24,330,818	24,020,519	(310,299)	24,020,519	37,876,184	12/31/2011
12544DAK5	21,263,750	20,670,543	(593,207)	20,670,543	19,855,762	12/31/2011
12544DAQ2	15,139,862	14,729,039	(410,823)	14,729,039	14,114,085	12/31/2011
12544LAK7	28,564,821	28,564,411	(410)	28,564,411	28,371,660	12/31/2011
12544RAL2	8,464,824	8,315,419	(149,405)	8,315,419	7,412,400	12/31/2011
12667F4N2	8,936,680	8,781,423	(155,257)	8,781,423	7,896,344	12/31/2011
12667F5Z4	25,640,140	25,198,370	(441,770)	25,198,370	21,765,290	12/31/2011
12667F7D1	23,222,032	23,213,847	(8,185)	23,213,847	20,760,221	12/31/2011
12667GFB4	62,309,602	62,103,000	(206,602)	62,103,000	57,708,345	12/31/2011
12667GFT5	18,406,789	18,097,001	(309,788)	18,097,001	15,339,699	12/31/2011
12667GKE2	13,340,301	13,268,591	(71,710)	13,268,591	11,223,530	12/31/2011
12667GLE1	27,739,481	27,514,390	(225,091)	27,514,390	24,804,232	12/31/2011
12667GQA4	20,607,678	20,451,471	(156,207)	20,451,471	18,191,516	12/31/2011
12668AAG0	13,402,901	12,916,976	(485,925)	12,916,976	13,010,199	12/31/2011
126694JS8	27,613,195	27,122,138	(491,057)	27,122,138	23,122,404	12/31/2011
126694XQ6	30,333,090	29,648,783	(684,307)	29,648,783	27,666,690	12/31/2011
12669YAF9	18,085,807	17,898,160	(187,647)	17,898,160	16,105,757	12/31/2011
12669YAX0	13,211,327	13,153,470	(57,857)	13,153,470	9,785,452	12/31/2011
12670AAF8	44,668,605	43,974,056	(694,549)	43,974,056	39,296,110	12/31/2011
161631AV8	39,102,113	38,849,870	(252,243)	38,849,870	36,394,968	12/31/2011
16163BAP9	27,227,221	26,855,354	(371,867)	26,855,354	24,058,902	12/31/2011
170255AS2	14,453,750	14,052,285	(401,465)	14,052,285	12,797,879	12/31/2011
17025AAB8	15,878,895	14,907,194	(971,701)	14,907,194	16,706,175	12/31/2011
17025JAB9	36,480,861	36,150,043	(330,818)	36,150,043	34,331,281	12/31/2011
17025TAV3	27,283,438	26,829,885	(453,553)	26,829,885	24,516,797	12/31/2011
17312FAD5	9,783,950	9,663,490	(120,460)	9,663,490	8,790,970	12/31/2011
32051GFL4	6,947,633	6,743,701	(203,932)	6,743,701	6,749,021	12/31/2011
32051GUQ6	20,646,005	20,566,812	(79,193)	20,566,812	18,677,368	12/31/2011
32051GVL6	23,167,772	22,949,745	(218,027)	22,949,745	20,749,766	12/31/2011

TIAA-CREF Investment Horizon Annuity Prospectus	194

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
36185MEG3	$14,048,228	$13,887,960		$(160,268)	$13,887,960	$13,939,519	12/31/2011
3622MPAN8	28,418,236	28,346,905		(71,331)	28,346,905	27,359,350	12/31/2011
3622MPBE7	49,423,845	49,367,449		(56,396)	49,367,449	45,604,100	12/31/2011
362669AQ6	9,800,494	9,689,758		(110,736)	9,689,758	9,494,484	12/31/2011
45660LPD5	13,382,334	13,151,674		(230,660)	13,151,674	10,948,805	12/31/2011
46627MAC1	10,184,151	9,933,001		(251,150)	9,933,001	7,945,644	12/31/2011
46628YBK5	28,210,123	27,685,765		(524,358)	27,685,765	24,243,108	12/31/2011
58550PAC0	588,658	446,296		(142,362)	446,296	540,515	12/31/2011
749577AL6	17,298,863	17,200,477		(98,386)	17,200,477	15,205,934	12/31/2011
74957VAQ2	18,823,946	18,766,902		(57,044)	18,766,902	17,094,112	12/31/2011
74957XAF2	35,043,094	34,928,034		(115,060)	34,928,034	29,419,918	12/31/2011
749583AH3	9,617,142	9,588,658		(28,484)	9,588,658	8,623,983	12/31/2011
74958AAD6	28,218,004	27,857,101		(360,903)	27,857,101	24,432,287	12/31/2011
74958AAH7	24,779,658	24,562,278		(217,380)	24,562,278	22,037,429	12/31/2011
76110HX53	9,390,953	9,350,418		(40,535)	9,350,418	8,590,219	12/31/2011
949772AD9	26,064,111	26,032,967		(31,144)	26,032,967	25,707,965	12/31/2011
94980SAS4	37,499,780	37,305,760		(194,020)	37,305,760	38,106,160	12/31/2011
94980SBJ3	18,895,713	18,800,399		(95,314)	18,800,399	18,496,460	12/31/2011
949837BE7	19,710,586	19,441,226		(269,360)	19,441,226	18,563,052	12/31/2011
949837BK3	8,461,277	8,343,680		(117,597)	8,343,680	7,879,095	12/31/2011
949837CC0	25,066,550	24,701,523		(365,027)	24,701,523	23,881,548	12/31/2011
94984AAR1	28,695,367	28,439,129		(256,238)	28,439,129	27,287,880	12/31/2011
94984AAS9	9,070,812	9,031,927		(38,885)	9,031,927	38,971,534	12/31/2011
94984FAR0	33,820,848	33,486,156		(334,692)	33,486,156	50,826,958	12/31/2011
94985JAB6	47,805,425	46,890,799		(914,626)	46,890,799	45,631,000	12/31/2011
94985JBR0	28,796,377	28,237,483		(558,894)	28,237,483	27,341,087	12/31/2011
94985LAD7	15,367,803	14,899,982		(467,821)	14,899,982	14,659,815	12/31/2011
94985RAP7	60,111,130	59,299,392		(811,738)	59,299,392	56,583,744	12/31/2011
94985WBL4	36,679,399	36,086,592		(592,807)	36,086,592	35,280,570	12/31/2011
94986AAC2	108,934,925	107,831,375		(1,103,550)	107,831,375	102,662,685	12/31/2011
07388RAK3	1,983,348	—	[2]	(714,128)	1,269,220	1,269,219	12/31/2011
17310MAQ3	4,720,890	—	[2]	(732,789)	3,988,101	3,988,101	12/31/2011
19075CAJ2	4,708,261	—	[2]	(486,329)	4,221,932	4,221,932	12/31/2011
19075CAK9	5,375,311	—	[2]	(140,726)	5,234,585	5,234,584	12/31/2011
20173VAK6	5,752,950	—	[2]	(1,652,569)	4,100,381	4,100,381	12/31/2011
20173VAL4	2,625,870	—	[2]	(704,553)	1,921,317	1,921,317	12/31/2011
20173VAM2	4,207,193	—	[2]	(1,275,151)	2,932,042	2,932,042	12/31/2011
22545YAL5	8,029,001	—	[2]	(1,908,886)	6,120,115	6,120,115	12/31/2011
46628FAU5	1,566,902	—	[2]	(102,400)	1,464,502	1,464,501	12/31/2011
46630EAL4	2,321,221	—	[2]	(113,420)	2,207,801	2,207,801	12/31/2011
52108H3N2	19,549,098	—	[2]	(9,251,033)	10,298,065	10,298,065	12/31/2011
52108H3Q5	11,053,588	—	[2]	(6,477,648)	4,575,940	4,575,939	12/31/2011
55312VAR9	7,613,447	—	[2]	(2,856,490)	4,756,957	4,756,956	12/31/2011
59025KAJ1	1,902,971	—	[2]	(131,323)	1,771,648	1,771,647	12/31/2011
606935AP9	2,137,089	—	[2]	(595,126)	1,541,963	1,541,963	12/31/2011
92976BBV3	11,050,865	—	[2]	(908,776)	10,142,089	10,142,089	12/31/2011

195	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
004421MW0	$23,869,919	$23,338,255	$(531,664)	$23,338,255	$17,755,371	9/30/2011
05947U6C7	20,574,137	19,297,180	(1,276,957)	19,297,180	11,127,386	9/30/2011
05948KLA5	251,425	245,722	(5,703)	245,722	609,380	9/30/2011
05949AM31	94,954	76,222	(18,732)	76,222	80,680	9/30/2011
05949TBF5	15,295,706	15,260,891	(34,815)	15,260,891	15,054,284	9/30/2011
05950XAJ5	20,044,794	19,834,096	(210,698)	19,834,096	13,827,214	9/30/2011
059511AK1	3,839,391	1,637,950	(2,201,441)	1,637,950	1,167,394	9/30/2011
059511AL9	3,748,791	542,271	(3,206,520)	542,271	1,722,948	9/30/2011
07388RAH0	12,348,777	12,305,814	(42,963)	12,305,814	9,450,778	9/30/2011
07388VAK4	7,626,772	6,344,300	(1,282,472)	6,344,300	3,715,392	9/30/2011
07388VAL2	3,292,020	2,952,388	(339,632)	2,952,388	7,589,981	9/30/2011
07388YBA9	2,578,515	2,129,725	(448,790)	2,129,725	2,249,971	9/30/2011
12543UAD4	41,224,372	40,773,524	(450,848)	40,773,524	35,252,740	9/30/2011
12543UAE2	14,631,007	14,523,778	(107,229)	14,523,778	12,316,542	9/30/2011
12543XAD8	24,604,683	24,459,424	(145,259)	24,459,424	24,145,850	9/30/2011
12545CAU4	36,163,938	35,885,213	(278,725)	35,885,213	34,149,720	9/30/2011
12566XAE8	28,324,818	27,959,736	(365,082)	27,959,736	26,512,878	9/30/2011
12566XAG3	13,448,822	13,143,200	(305,622)	13,143,200	12,632,660	9/30/2011
126670CL0	19,762,888	18,725,504	(1,037,384)	18,725,504	16,979,265	9/30/2011
126670GR3	5,167,251	4,933,550	(233,701)	4,933,550	2,618,574	9/30/2011
126670QT8	3,070,989	3,025,169	(45,820)	3,025,169	2,336,675	9/30/2011
126670QU5	10,850,281	10,623,307	(226,974)	10,623,307	7,414,440	9/30/2011
12667FMJ1	15,390,872	14,991,177	(399,695)	14,991,177	9,049,653	9/30/2011
12667GQA4	21,147,716	20,976,951	(170,765)	20,976,951	18,026,894	9/30/2011
12668ASR7	6,350,809	6,304,821	(45,988)	6,304,821	4,724,677	9/30/2011
126694JS8	27,781,151	27,603,141	(178,010)	27,603,141	23,212,641	9/30/2011
12669YAF9	18,877,231	18,704,323	(172,908)	18,704,323	17,063,109	9/30/2011
12669YAH5	14,499,875	14,321,116	(178,759)	14,321,116	12,599,988	9/30/2011
12669YAX0	14,076,715	13,925,667	(151,048)	13,925,667	12,074,555	9/30/2011
152314DS6	479,667	453,327	(26,340)	453,327	360,799	9/30/2011
161631AV8	39,254,318	39,137,734	(116,584)	39,137,734	36,591,824	9/30/2011
17025JAB9	36,628,466	36,485,065	(143,401)	36,485,065	34,773,813	9/30/2011
17307GVJ4	9,875,066	9,672,443	(202,623)	9,672,443	9,934,363	9/30/2011
17310MAS9	217,952	210,763	(7,189)	210,763	946,070	9/30/2011
20047NAM4	7,698,059	4,548,944	(3,149,115)	4,548,944	2,654,430	9/30/2011
20173MAN0	3,713,203	3,699,090	(14,113)	3,699,090	5,100,000	9/30/2011
20173QAJ0	6,096,193	5,393,157	(703,036)	5,393,157	5,407,908	9/30/2011
20173QAK7	836,318	641,753	(194,565)	641,753	2,796,231	9/30/2011
20173VAH3	19,407,667	17,649,099	(1,758,568)	17,649,099	15,382,599	9/30/2011
21075WBA2	1,524,463	1,494,595	(29,868)	1,494,595	1,458,058	9/30/2011
22541Q4M1	6,252,359	5,912,667	(339,692)	5,912,667	3,774,210	9/30/2011
225458VY1	2,655,464	1,988,615	(666,849)	1,988,615	1,989,750	9/30/2011
22545LAV1	221,032	143,294	(77,738)	143,294	445,620	9/30/2011
22545XAG8	46,759	20,651	(26,108)	20,651	36,009	9/30/2011
22545YAG6	43,330,648	41,863,035	(1,467,613)	41,863,035	25,099,578	9/30/2011
32051GUQ6	20,813,600	20,636,064	(177,536)	20,636,064	18,495,702	9/30/2011

TIAA-CREF Investment Horizon Annuity Prospectus	196

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
32051GVL6	$23,490,915	$23,438,918		$(51,997)	$23,438,918	$21,821,759	9/30/2011
36157TJG7	983,821	—	[2]	(121,880)	861,941	861,941	9/30/2011
36228CDP5	471,909	266,055		(205,854)	266,055	831,507	9/30/2011
36228CWB5	32,052,168	25,368,074		(6,684,094)	25,368,074	14,035,764	9/30/2011
3622MPBE7	49,585,723	49,466,350		(119,373)	49,466,350	45,826,150	9/30/2011
396789KF5	3,202,256	2,833,921		(368,335)	2,833,921	1,686,993	9/30/2011
42332QAL7	2,730,543	2,718,239		(12,304)	2,718,239	1,375,070	9/30/2011
46625YA60	1,358,830	307,473		(1,051,357)	307,473	1,052,876	9/30/2011
46625YQ89	208,757	149,462		(59,295)	149,462	787,286	9/30/2011
46625YRB1	2,181,256	1,599,726		(581,530)	1,599,726	1,037,184	9/30/2011
46627QBD9	40,075,650	36,791,127		(3,284,523)	36,791,127	21,484,168	9/30/2011
46628CAD0	16,433,279	15,536,958		(896,321)	15,536,958	14,050,280	9/30/2011
46628SAG8	18,266,766	17,826,876		(439,890)	17,826,876	14,470,465	9/30/2011
46628YBK5	28,634,253	28,222,762		(411,491)	28,222,762	26,701,133	9/30/2011
46628YBP4	14,979,014	14,024,082		(954,932)	14,024,082	13,802,096	9/30/2011
46629PAG3	2,495,437	1,966,524		(528,913)	1,966,524	2,891,205	9/30/2011
50177AAL3	200,996	9,902		(191,094)	9,902	3,900,515	9/30/2011
50180JAG0	34,812,879	31,695,404		(3,117,475)	31,695,404	18,529,224	9/30/2011
52108MDQ3	4,224,613	3,555,031		(669,582)	3,555,031	1,662,972	9/30/2011
52108MDS9	1,496,864	1,402,450		(94,414)	1,402,450	950,000	9/30/2011
52108MDU4	101,593	57,814		(43,779)	57,814	520,000	9/30/2011
52521RAS0	1,619,807	1,564,384		(55,423)	1,564,384	1,626,438	9/30/2011
525221CM7	23,250,372	21,935,145		(1,315,227)	21,935,145	15,515,449	9/30/2011
52523KAH7	9,804,380	9,624,320		(180,060)	9,624,320	7,023,874	9/30/2011
55312TAG8	19,718,435	16,110,600		(3,607,835)	16,110,600	11,109,030	9/30/2011
55312TAH6	1,426,882	798,219		(628,663)	798,219	5,148,109	9/30/2011
55313KAH4	6,838,217	6,718,016		(120,201)	6,718,016	5,513,193	9/30/2011
58550PAC0	701,448	628,080		(73,368)	628,080	579,586	9/30/2011
59022HGR7	4,947,174	3,642,047		(1,305,127)	3,642,047	1,360,487	9/30/2011
59022HJS2	20,301,794	19,617,805		(683,989)	19,617,805	10,878,474	9/30/2011
60688BAJ7	11,584,760	5,857,859		(5,726,901)	5,857,859	5,564,470	9/30/2011
606935AQ7	650,911	156,213		(494,698)	156,213	1,938,235	9/30/2011
617451CA5	6,618,726	6,475,244		(143,482)	6,475,244	3,126,802	9/30/2011
617451FW4	3,245,984	2,648,654		(597,330)	2,648,654	1,410,364	9/30/2011
61745MU50	3,976,991	2,642,754		(1,334,237)	2,642,754	1,670,635	9/30/2011
61745MU68	356,186	233,081		(123,105)	233,081	1,540,732	9/30/2011
61749EAE7	16,389,173	16,237,957		(151,216)	16,237,957	9,506,129	9/30/2011
61750HAN6	537,982	517,877		(20,105)	517,877	1,597,751	9/30/2011
61750YAF6	27,638,067	26,699,216		(938,851)	26,699,216	18,884,468	9/30/2011
61754KAH8	25,173,879	20,992,729		(4,181,150)	20,992,729	17,832,370	9/30/2011
61755BAH7	49,044,448	47,427,779		(1,616,669)	47,427,779	27,906,835	9/30/2011
73316PGH7	10,289,711	10,221,039		(68,672)	10,221,039	8,225,465	9/30/2011
73316PGJ3	13,120,319	12,179,070		(941,249)	12,179,070	9,496,204	9/30/2011
74951PEA2	385,150	300,979		(84,171)	300,979	507,036	9/30/2011
749577AL6	17,419,537	17,342,882		(76,655)	17,342,882	16,238,819	9/30/2011
74957EAE7	17,577,497	17,487,105		(90,392)	17,487,105	16,506,009	9/30/2011

197	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
74957EAF4	$36,282,204	$36,082,378		$(199,826)	$36,082,378	$33,437,131	9/30/2011
74957VAQ2	20,077,409	19,914,811		(162,598)	19,914,811	18,595,328	9/30/2011
74957XAF2	35,784,486	35,609,375		(175,111)	35,609,375	34,500,677	9/30/2011
74958EAD8	47,419,570	46,777,510		(642,060)	46,777,510	45,050,650	9/30/2011
7609856L0	4,065,048	3,827,087		(237,961)	3,827,087	3,081,325	9/30/2011
76110HHB8	894,252	835,371		(58,881)	835,371	2,093,527	9/30/2011
76110HX87	21,983,539	21,367,921		(615,618)	21,367,921	17,514,460	9/30/2011
761118PQ5	11,097,907	10,934,518		(163,389)	10,934,518	9,321,301	9/30/2011
76111XN90	8,564,760	7,846,221		(718,539)	7,846,221	7,616,815	9/30/2011
84604CAE7	2,732,318	2,633,669		(98,649)	2,633,669	2,551,738	9/30/2011
86359BFG1	1,797,452	1,496,026		(301,426)	1,496,026	1,377,970	9/30/2011
92976BFZ0	10,005,179	8,555,934		(1,449,245)	8,555,934	3,889,206	9/30/2011
92976BGE6	758,600	727,947		(30,653)	727,947	1,287,305	9/30/2011
94980SBJ3	18,888,889	18,876,199		(12,690)	18,876,199	18,515,880	9/30/2011
949837CC0	25,203,525	25,067,215		(136,310)	25,067,215	24,255,407	9/30/2011
94983BAP4	15,409,157	15,367,334		(41,823)	15,367,334	15,500,397	9/30/2011
94984AAR1	28,921,008	28,699,246		(221,762)	28,699,246	26,162,730	9/30/2011
94984AAS9	9,534,419	9,460,302		(74,117)	9,460,302	8,865,397	9/30/2011
94984FAR0	34,862,018	34,654,252		(207,766)	34,654,252	32,829,185	9/30/2011
94984HAC9	35,804,330	35,428,449		(375,881)	35,428,449	35,314,539	9/30/2011
94985JAB6	48,005,187	47,823,688		(181,499)	47,823,688	47,755,100	9/30/2011
94985JBR0	28,950,520	28,812,994		(137,526)	28,812,994	28,370,535	9/30/2011
94985JCA6	28,354,882	28,154,177		(200,705)	28,154,177	26,814,150	9/30/2011
94985RAP7	60,563,665	60,162,652		(401,013)	60,162,652	58,824,064	9/30/2011
05950VAR1	2,986,003	—	[2]	(371,700)	2,614,303	2,614,303	9/30/2011
07387BEP4	1,067,268	—	[2]	(442,627)	624,641	624,641	9/30/2011
07388LAN0	9,981,101	—	[2]	(8,451)	9,972,650	9,972,650	9/30/2011
07388RAK3	2,294,585	—	[2]	(311,238)	1,983,347	1,983,347	9/30/2011
17309DAM5	9,832,170	—	[2]	(6,630,030)	3,202,140	3,202,140	9/30/2011
19075CAJ2	4,783,820	—	[2]	(75,559)	4,708,261	4,708,261	9/30/2011
20173VAM2	4,229,580	—	[2]	(22,387)	4,207,193	4,207,193	9/30/2011
22545YAL5	21,236,054	—	[2]	(3,729,403)	17,506,651	17,506,651	9/30/2011
36228CWE9	2,480,336	—	[2]	(949,793)	1,530,543	1,530,543	9/30/2011
36828QSJ6	4,749,563	—	[2]	(481,884)	4,267,679	4,267,679	9/30/2011
46625YUJ0	21,876,398	—	[2]	(8,431,091)	13,445,307	13,445,307	9/30/2011
46628FAU5	1,637,904	—	[2]	(71,003)	1,566,901	1,566,901	9/30/2011
46630EAL4	2,671,055	—	[2]	(349,834)	2,321,221	2,321,221	9/30/2011
55312TAR4	485,680	—	[2]	(60,710)	424,970	424,970	9/30/2011
55312VAN8	10,737,949	—	[2]	(4,679,620)	6,058,329	6,058,329	9/30/2011
55312VAP3	17,043,877	—	[2]	(10,678,494)	6,365,383	6,365,383	9/30/2011
55312VAR9	7,799,356	—	[2]	(185,910)	7,613,447	7,613,447	9/30/2011
59022HJU7	5,344,727	—	[2]	(597,196)	4,747,531	4,747,531	9/30/2011
59025KAJ1	3,507,263	—	[2]	(1,604,292)	1,902,971	1,902,971	9/30/2011
61750HAK2	5,683,848	—	[2]	(653,094)	5,030,754	5,030,754	9/30/2011
92976BBV3	12,467,305	—	[2]	(1,416,440)	11,050,865	11,050,865	9/30/2011
92978MAL0	6,740,664	—	[2]	(1,018,481)	5,722,183	5,722,183	9/30/2011

TIAA-CREF Investment Horizon Annuity Prospectus	198

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
03072SQV0	$694,989	$602,534		$(92,455)	$602,534	$441,933	6/30/2011
126670GR3	5,416,291	5,190,365		(225,926)	5,190,365	3,016,097	6/30/2011
12668ASQ9	18,889,756	18,195,156		(694,600)	18,195,156	17,989,930	6/30/2011
12668ASR7	6,667,207	6,368,377		(298,830)	6,368,377	4,739,805	6/30/2011
16165LAG5	12,333,221	12,311,672		(21,549)	12,311,672	11,544,529	6/30/2011
21075WBA2	1,551,510	1,544,351		(7,159)	1,544,351	1,493,611	6/30/2011
3622ELAD8	37,605,697	36,833,238		(772,459)	36,833,238	32,652,797	6/30/2011
46628CAD0	16,673,627	16,499,629		(173,998)	16,499,629	14,365,080	6/30/2011
525221CM7	23,311,901	23,306,182		(5,719)	23,306,182	16,105,313	6/30/2011
525221DF1	26,458,975	26,180,867		(278,108)	26,180,867	25,862,099	6/30/2011
525221EB9	23,883,119	23,305,539		(577,580)	23,305,539	20,824,874	6/30/2011
52523KAH7	10,623,645	10,156,312		(467,333)	10,156,312	7,529,057	6/30/2011
61749WAH0	3,775,210	3,619,957		(155,253)	3,619,957	3,061,191	6/30/2011
61749WAJ6	2,639,940	2,503,794		(136,146)	2,503,794	2,140,023	6/30/2011
61750YAF6	29,536,727	28,464,536		(1,072,191)	28,464,536	28,014,201	6/30/2011
74924PAJ1	379,543	154,379		(225,164)	154,379	158,197	6/30/2011
760985WT4	366,614	213,018		(153,596)	213,018	47,090	6/30/2011
760985YX3	6,166,894	5,816,442		(350,452)	5,816,442	1,077,367	6/30/2011
760985YY1	582,188	281,856		(300,332)	281,856	107,740	6/30/2011
76110WRW8	2,466,943	2,224,582		(242,361)	2,224,582	670,391	6/30/2011
76110WSF4	18,410,240	18,239,875		(170,365)	18,239,875	9,853,689	6/30/2011
76110WXR2	8,889,893	8,521,705		(368,188)	8,521,705	4,440,835	6/30/2011
79550DAD1	4,258,742	4,110,947		(147,795)	4,110,947	2,983,636	6/30/2011
059511AL9	4,685,314	3,807,010		(878,304)	3,807,010	2,185,614	6/30/2011
07387BEQ2	266,043	—	*	(266,043)	—	833,700	6/30/2011
07388RAH0	20,171,795	12,373,206		(7,798,589)	12,373,206	13,809,944	6/30/2011
07388VAK4	7,974,854	7,633,817		(341,037)	7,633,817	4,718,009	6/30/2011
07388VAL2	6,973,679	3,513,683		(3,459,996)	3,513,683	10,081,157	6/30/2011
07401DAM3	2,793,504	2,090,294		(703,210)	2,090,294	2,601,535	6/30/2011
07401DAN1	2,209,235	1,707,746		(501,489)	1,707,746	6,656,890	6/30/2011
17310MAL4	3,811,232	2,312,053		(1,499,179)	2,312,053	2,880,693	6/30/2011
17310MAS9	413,377	268,555		(144,822)	268,555	1,070,687	6/30/2011
20047QAM7	2,931,027	2,482,198		(448,829)	2,482,198	9,492,008	6/30/2011
20047QAN5	1,083,109	608,636		(474,473)	608,636	5,705,568	6/30/2011
20173TAP0	444,753	372,922		(71,831)	372,922	4,986,279	6/30/2011
22544QAK5	369,203	191,537		(177,666)	191,537	4,485,326	6/30/2011
225458VY1	11,201,665	2,762,419		(8,439,246)	2,762,419	2,046,600	6/30/2011
22545YAL5	14,852,343	5,600,666		(9,251,677)	5,600,666	9,478,676	6/30/2011
22545YAN1	14,307,085	237,123		(14,069,962)	237,123	9,454,574	6/30/2011
22545YAQ4	2,994,326	102,351		(2,891,975)	102,351	6,349,439	6/30/2011
22545YAS0	2,253,407	—	*	(2,253,407)	—	6,676,487	6/30/2011
361849K84	308,401	—	*	(308,401)	—	2,388,397	6/30/2011
36828QSL1	425,621	193,835		(231,786)	193,835	993,103	6/30/2011
396789KF5	4,330,436	3,231,663		(1,098,773)	3,231,663	1,727,913	6/30/2011
46625MQ77	257,122	133,559		(123,563)	133,559	205,442	6/30/2011
46625MZG7	7,872,548	6,303,333		(1,569,215)	6,303,333	8,624,734	6/30/2011

199	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
46625YA60	$2,985,770	$1,382,420		$(1,603,350)	$1,382,420	$1,153,210	6/30/2011
46625YA78	361,470	—	*	(361,470)	—	1,082,782	6/30/2011
46625YC68	25,139	—	*	(25,139)	—	364,800	6/30/2011
46625YQ89	311,350	254,460		(56,890)	254,460	1,509,630	6/30/2011
46625YRB1	2,848,883	2,203,328		(645,555)	2,203,328	1,201,335	6/30/2011
46629GAP3	790,615	756,719		(33,896)	756,719	3,807,059	6/30/2011
46629GAQ1	299,805	136,304		(163,501)	136,304	2,099,413	6/30/2011
46629PAG3	3,785,480	2,501,865		(1,283,615)	2,501,865	3,546,260	6/30/2011
46629PAU2	421,316	351,240		(70,076)	351,240	1,505,654	6/30/2011
46630AAC2	327,069	242,804		(84,265)	242,804	875,000	6/30/2011
46631BAP0	520,501	178,624		(341,877)	178,624	5,045,346	6/30/2011
50180JAG0	35,106,978	34,821,850		(285,128)	34,821,850	26,270,801	6/30/2011
50180JAJ4	1,472,798	85,964		(1,386,834)	85,964	6,437,085	6/30/2011
52108MDQ3	8,019,074	4,276,193		(3,742,881)	4,276,193	1,865,461	6/30/2011
52108MDS9	4,556,005	1,612,872		(2,943,133)	1,612,872	1,000,000	6/30/2011
52108MDU4	923,680	153,239		(770,441)	153,239	400,000	6/30/2011
59025KAJ1	3,911,404	3,487,720		(423,684)	3,487,720	2,281,862	6/30/2011
59025KAK8	14,098,654	4,035,144		(10,063,510)	4,035,144	7,378,574	6/30/2011
60688BAJ7	20,725,566	11,672,299		(9,053,267)	11,672,299	10,546,935	6/30/2011
60688BAM0	1,292,276	—	*	(1,292,276)	—	1,844,769	6/30/2011
60688BAS7	1,015,664	—	*	(1,015,664)	—	1,920,945	6/30/2011
617451CA5	6,856,720	6,618,744		(237,976)	6,618,744	3,409,175	6/30/2011
61745MX40	467,147	456,400		(10,747)	456,400	2,090,886	6/30/2011
61751NAN2	2,219,120	1,959,479		(259,641)	1,959,479	1,983,658	6/30/2011
61753JAL3	349,048	184,198		(164,850)	184,198	5,067,583	6/30/2011
61754KAH8	31,916,904	25,308,458		(6,608,446)	25,308,458	26,570,862	6/30/2011
74438WAN6	400,684	305,443		(95,241)	305,443	23,023	6/30/2011
92976BGE6	4,985,198	807,846		(4,177,352)	807,846	1,378,953	6/30/2011
94352MAE8	20,000,000	12,078,604		(7,921,396)	12,078,604	4,886,400	6/30/2011
05948KC98	16,688,309	16,679,711		(8,598)	16,679,711	15,591,701	6/30/2011
05948KKZ1	4,210,412	3,655,833		(554,579)	3,655,833	2,534,931	6/30/2011
05948KLA5	489,827	296,688		(193,139)	296,688	622,602	6/30/2011
05948KP37	10,167,635	10,135,821		(31,814)	10,135,821	10,005,554	6/30/2011
05949AA67	1,743,978	1,411,357		(332,621)	1,411,357	3,201,888	6/30/2011
05949AM31	121,686	94,954		(26,732)	94,954	90,534	6/30/2011
05949AMP2	522,129	411,275		(110,854)	411,275	1,154,031	6/30/2011
12543TAD7	9,394,168	9,055,170		(338,998)	9,055,170	9,351,070	6/30/2011
12543XAD8	24,623,511	24,606,300		(17,211)	24,606,300	22,823,175	6/30/2011
12544AAC9	47,196,010	46,389,700		(806,310)	46,389,700	43,866,350	6/30/2011
12544DAK5	21,279,994	21,263,602		(16,392)	21,263,602	21,290,700	6/30/2011
12544LAK7	30,599,865	30,093,760		(506,105)	30,093,760	30,403,424	6/30/2011
12545CAU4	36,946,640	36,898,080		(48,560)	36,898,080	35,045,960	6/30/2011
12667F7D1	24,022,504	23,967,516		(54,988)	23,967,516	22,177,373	6/30/2011
12667FR98	997,492	739,430		(258,062)	739,430	1,811,075	6/30/2011
12667FW92	6,583,670	6,483,531		(100,139)	6,483,531	6,779,092	6/30/2011
12667FYZ2	9,034,528	7,354,134		(1,680,394)	7,354,134	6,185,202	6/30/2011

TIAA-CREF Investment Horizon Annuity Prospectus	200

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
12667GFT5	$18,442,849	$18,442,840	$(9)	$18,442,840	$15,025,502	6/30/2011
12667GQA4	21,384,266	21,381,385	(2,881)	21,381,385	20,056,759	6/30/2011
12667GUG6	5,167,610	5,167,297	(313)	5,167,297	5,112,152	6/30/2011
126694JS8	27,808,907	27,770,828	(38,079)	27,770,828	22,993,126	6/30/2011
126694W61	24,217,642	23,678,080	(539,562)	23,678,080	22,368,908	6/30/2011
12669EL95	8,284,724	7,721,748	(562,976)	7,721,748	6,558,419	6/30/2011
12670AAF8	44,922,498	44,783,315	(139,183)	44,783,315	44,789,385	6/30/2011
161631AV8	39,796,299	39,278,742	(517,557)	39,278,742	37,422,710	6/30/2011
16163BAP9	27,734,334	27,304,404	(429,930)	27,304,404	26,377,189	6/30/2011
17025AAB8	16,059,004	15,895,940	(163,064)	15,895,940	17,624,540	6/30/2011
17025JAB9	36,896,570	36,624,793	(271,777)	36,624,793	36,327,947	6/30/2011
17025TAV3	27,341,745	27,328,845	(12,900)	27,328,845	26,350,131	6/30/2011
17310AAR7	32,471,083	32,412,785	(58,298)	32,412,785	33,225,945	6/30/2011
17312FAD5	9,800,667	9,780,400	(20,267)	9,780,400	9,285,010	6/30/2011
22541SVH8	5,329,789	5,234,541	(95,248)	5,234,541	4,879,329	6/30/2011
32051G2J3	21,238,137	21,014,956	(223,181)	21,014,956	20,281,432	6/30/2011
32051GVL6	23,829,503	23,685,971	(143,532)	23,685,971	22,766,429	6/30/2011
36185MEG3	14,514,115	14,486,354	(27,761)	14,486,354	14,554,166	6/30/2011
3622MPAN8	28,462,267	28,389,939	(72,328)	28,389,939	27,765,585	6/30/2011
3622MPBE7	49,870,925	49,615,350	(255,575)	49,615,350	46,550,600	6/30/2011
45660LPD5	13,547,007	13,379,208	(167,799)	13,379,208	12,110,328	6/30/2011
46627MAC1	10,677,787	10,335,468	(342,319)	10,335,468	10,083,260	6/30/2011
46628YBK5	28,786,021	28,636,816	(149,205)	28,636,816	27,420,781	6/30/2011
46628YBP4	15,078,124	14,990,171	(87,953)	14,990,171	14,237,700	6/30/2011
749577AL6	17,584,234	17,450,729	(133,505)	17,450,729	12,436,493	6/30/2011
74957EAE7	17,814,093	17,577,167	(236,926)	17,577,167	17,262,933	6/30/2011
74957EAF4	37,205,793	36,827,984	(377,809)	36,827,984	35,373,641	6/30/2011
74957VAQ2	21,230,104	21,068,104	(162,000)	21,068,104	20,265,315	6/30/2011
74957XAF2	36,103,087	35,807,508	(295,579)	35,807,508	32,022,553	6/30/2011
749583AH3	9,815,438	9,752,111	(63,327)	9,752,111	8,703,301	6/30/2011
74958AAH7	26,951,193	26,897,160	(54,033)	26,897,160	25,899,660	6/30/2011
74958EAD8	47,862,448	47,451,650	(410,798)	47,451,650	47,469,000	6/30/2011
75115CAG2	7,208,598	6,931,280	(277,318)	6,931,280	6,802,458	6/30/2011
7609856L0	4,396,370	4,200,274	(196,096)	4,200,274	3,097,026	6/30/2011
76110HHA0	8,737,053	8,559,813	(177,240)	8,559,813	7,568,913	6/30/2011
76110HHB8	1,254,860	1,006,472	(248,388)	1,006,472	2,316,831	6/30/2011
76110HX87	22,233,784	22,177,729	(56,055)	22,177,729	16,733,815	6/30/2011
761118CZ9	9,709,887	9,396,854	(313,033)	9,396,854	8,761,849	6/30/2011
761118PQ5	11,601,676	11,402,188	(199,488)	11,402,188	10,342,383	6/30/2011
94980SAS4	37,491,045	37,417,720	(73,325)	37,417,720	39,170,800	6/30/2011
94980SBJ3	18,923,461	18,874,400	(49,061)	18,874,400	19,442,560	6/30/2011
949837AF5	68,304,020	68,037,751	(266,269)	68,037,751	65,159,759	6/30/2011
949837BE7	19,770,628	19,689,484	(81,144)	19,689,484	19,695,651	6/30/2011
949837BK3	8,492,068	8,459,611	(32,457)	8,459,611	8,359,376	6/30/2011
949837CC0	25,381,819	25,201,881	(179,938)	25,201,881	25,004,770	6/30/2011
94984AAR1	28,984,526	28,920,780	(63,746)	28,920,780	28,157,580	6/30/2011

201	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
94984AAS9	$9,834,523	$9,822,590		$(11,933)	$9,822,590	$9,563,280	6/30/2011
94984FAR0	35,000,570	34,869,922		(130,648)	34,869,922	35,442,517	6/30/2011
94984HAC9	36,057,606	35,832,279		(225,327)	35,832,279	36,678,932	6/30/2011
94985JAB6	48,194,982	48,015,850		(179,132)	48,015,850	46,991,250	6/30/2011
94985JBR0	29,095,015	28,960,567		(134,448)	28,960,567	29,230,889	6/30/2011
94985JCA6	28,455,723	28,384,350		(71,373)	28,384,350	27,959,490	6/30/2011
94985LAD7	15,372,480	15,341,859		(30,621)	15,341,859	15,296,021	6/30/2011
94985RAP7	60,789,484	60,595,456		(194,028)	60,595,456	60,278,912	6/30/2011
94985WAP6	20,503,066	20,440,065		(63,001)	20,440,065	20,928,461	6/30/2011
94985WAQ4	76,047,217	75,699,850		(347,367)	75,699,850	71,018,745	6/30/2011
94985WBL4	36,808,718	36,638,302		(170,416)	36,638,302	37,093,079	6/30/2011
94986AAC2	109,651,376	109,007,990		(643,386)	109,007,990	106,429,740	6/30/2011
07387BEP4	1,236,850	—	[2]	(169,582)	1,067,268	1,067,268	6/30/2011
92976BBV3	12,846,900	—	[2]	(379,595)	12,467,305	1,800,333	6/30/2011
36828QSJ6	4,838,046	—	[2]	(88,483)	4,749,563	4,749,563	6/30/2011
05950VAR1	3,804,276	—	[2]	(818,273)	2,986,003	2,986,003	6/30/2011
004421MW0	26,134,851	25,819,133		(315,718)	25,819,133	19,948,526	3/31/2011
02148YAD6	18,373,356	18,039,367		(333,989)	18,039,367	16,089,686	3/31/2011
026710AE3	447,206	207,373		(239,833)	207,373	203,765	3/31/2011
03072SQV0	1,006,103	715,796		(290,307)	715,796	464,149	3/31/2011
05947UML9	3,114,619	2,835,685		(278,934)	2,835,685	216,693	3/31/2011
05947UMM7	36,450	—	*	(36,450)	—	143,238	3/31/2011
05948KC98	16,862,524	16,843,139		(19,385)	16,843,139	15,742,234	3/31/2011
05948KLA5	604,953	530,956		(73,997)	530,956	632,086	3/31/2011
05949AA67	2,006,284	1,869,181		(137,103)	1,869,181	3,218,466	3/31/2011
05949AM23	544,074	518,756		(25,318)	518,756	1,357,721	3/31/2011
05950VAT7	385,620	1,156		(384,464)	1,156	912,000	3/31/2011
07401DAM3	3,084,496	2,799,300		(285,195)	2,799,301	2,619,104	3/31/2011
12498NAC7	4,672,423	4,272,197		(400,226)	4,272,197	2,426,275	3/31/2011
12544RAL2	8,561,484	8,498,630		(62,854)	8,498,630	7,859,330	3/31/2011
126670GR3	6,082,523	5,437,768		(644,755)	5,437,768	2,819,453	3/31/2011
126670QT8	3,444,883	3,125,126		(319,756)	3,125,127	2,864,320	3/31/2011
126670QU5	12,164,039	11,087,890		(1,076,149)	11,087,890	9,755,060	3/31/2011
126671R65	3,570,814	3,006,150		(564,664)	3,006,150	1,404,321	3/31/2011
126671R73	1,795,347	1,764,930		(30,417)	1,764,930	1,228,587	3/31/2011
12667FMJ1	16,261,545	15,767,157		(494,388)	15,767,157	10,371,867	3/31/2011
12667FR98	1,187,196	1,158,180		(29,016)	1,158,180	1,742,980	3/31/2011
12668ASR7	6,843,785	6,680,512		(163,273)	6,680,512	4,824,802	3/31/2011
126694W61	24,040,337	23,883,605		(156,732)	23,883,605	22,027,517	3/31/2011
126694XQ6	30,700,106	30,394,828		(305,278)	30,394,828	24,847,192	3/31/2011
12669DN87	673,777	332,309		(341,468)	332,309	1,020,537	3/31/2011
12669EL95	8,482,550	8,401,553		(80,997)	8,401,553	6,635,352	3/31/2011
12669YAF9	19,384,353	18,899,059		(485,294)	18,899,059	18,754,880	3/31/2011
12669YAH5	14,838,083	14,575,582		(262,501)	14,575,582	13,168,921	3/31/2011
12669YAX0	14,411,235	14,187,029		(224,206)	14,187,029	12,623,821	3/31/2011
14986DAR1	4,505,447	—	*	(4,505,447)	—	5,096,414	3/31/2011

TIAA-CREF Investment Horizon Annuity Prospectus	202

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
14986DAT7	$1,763,028	$—	*	$(1,763,028)	$—	$3,662,959	3/31/2011
152314DS6	762,010	507,336		(254,674)	507,336	409,085	3/31/2011
161546JL1	1,485,648	1,470,737		(14,911)	1,470,737	670,185	3/31/2011
161631AV8	40,084,936	39,812,268		(272,668)	39,812,268	40,647,651	3/31/2011
16163BAP9	28,144,708	27,759,884		(384,824)	27,759,884	26,372,292	3/31/2011
17025JAB9	36,901,741	36,893,393		(8,348)	36,893,393	35,781,306	3/31/2011
17310MAL4	5,011,529	3,828,689		(1,182,840)	3,828,689	2,852,490	3/31/2011
17310MAS9	507,205	459,730		(47,475)	459,730	1,122,064	3/31/2011
20047QAM7	17,902,880	3,151,682		(14,751,198)	3,151,682	10,004,112	3/31/2011
20047QAN5	4,566,404	1,233,498		(3,332,906)	1,233,498	5,994,850	3/31/2011
20173QAJ0	10,027,487	6,204,989		(3,822,498)	6,204,989	7,075,800	3/31/2011
20173QAK7	4,074,318	977,794		(3,096,524)	977,794	4,044,972	3/31/2011
21075WCJ2	837,354	835,799		(1,555)	835,799	787,697	3/31/2011
22541SVH8	6,333,087	5,504,066		(829,021)	5,504,066	4,916,925	3/31/2011
251511AC5	14,410,235	13,394,657		(1,015,578)	13,394,657	12,423,542	3/31/2011
294751BY7	2,387,325	2,360,048		(27,277)	2,360,048	1,504,496	3/31/2011
31393YY41	18,208,783	17,806,025		(402,758)	17,806,025	10,393,929	3/31/2011
32051GN35	26,461,628	26,378,642		(82,986)	26,378,642	23,764,864	3/31/2011
32051GP41	19,478,996	19,470,340		(8,656)	19,470,340	18,338,240	3/31/2011
36159XAJ9	18,655,072	18,319,742		(335,329)	18,319,743	15,945,138	3/31/2011
361849N57	4,911,220	2,623,916		(2,287,304)	2,623,916	3,199,540	3/31/2011
361849N73	460,265	—	*	(460,265)	—	4,367,499	3/31/2011
361849R61	7,914,732	2,971,019		(4,943,713)	2,971,019	5,335,530	3/31/2011
361849R79	895,563	525,976		(369,587)	525,976	2,916,576	3/31/2011
361849R87	735,488	111,137		(624,351)	111,137	3,411,975	3/31/2011
361849S29	249,893	—	*	(249,893)	—	1,165,320	3/31/2011
36185MEG3	14,705,421	14,668,815		(36,606)	14,668,815	14,668,500	3/31/2011
36228CWE9	3,886,399	2,548,357		(1,338,042)	2,548,357	2,438,455	3/31/2011
3622ELAD8	39,373,123	38,814,468		(558,655)	38,814,468	31,156,752	3/31/2011
3622MPBE7	49,903,985	49,896,450		(7,535)	49,896,450	46,499,450	3/31/2011
362334ME1	20,513,172	20,302,969		(210,203)	20,302,969	17,775,971	3/31/2011
36237UAA0	1,976,834	299,340		(1,677,494)	299,340	297,358	3/31/2011
36828QSL1	840,928	424,359		(416,569)	424,359	1,028,900	3/31/2011
42332QAL7	7,413,917	7,006,131		(407,786)	7,006,131	4,262,450	3/31/2011
46614KAB2	1,868,652	—	*	(1,868,652)	—	500,000	3/31/2011
46625MUH0	821,129	—	*	(821,129)	—	220,515	3/31/2011
46625YA60	3,001,274	2,987,204		(14,070)	2,987,204	1,169,679	3/31/2011
46625YA78	1,159,363	412,216		(747,147)	412,216	1,294,484	3/31/2011
46625YRB1	2,951,644	2,865,195		(86,449)	2,865,195	1,359,505	3/31/2011
46628FAU5	1,967,897	1,719,301		(248,596)	1,719,301	1,825,165	3/31/2011
46629GAP3	936,874	879,532		(57,342)	879,532	4,061,715	3/31/2011
46629YAM1	3,820,870	3,679,982		(140,888)	3,679,982	12,486,100	3/31/2011
46629YAQ2	852,181	661,343		(190,838)	661,343	2,520,828	3/31/2011
46630AAC2	371,986	371,665		(321)	371,665	875,000	3/31/2011
46630AAG3	228,652	188,527		(40,125)	188,527	360,000	3/31/2011
46630VAP7	1,281,382	880,273		(401,109)	880,273	2,263,308	3/31/2011

203	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
46631BAM7	$1,751,643	$1,650,633		$(101,010)	$1,650,633	$4,974,190	3/31/2011
46631BAN5	2,067,269	1,962,050		(105,219)	1,962,050	11,743,724	3/31/2011
46632HAR2	338,594	321,213		(17,381)	321,213	1,795,207	3/31/2011
50180JAJ4	5,395,600	1,633,764		(3,761,836)	1,633,764	6,873,272	3/31/2011
525221CM7	24,035,186	23,366,873		(668,313)	23,366,873	16,725,997	3/31/2011
525221EB9	25,485,754	24,683,537		(802,217)	24,683,537	20,946,595	3/31/2011
53944MAC3	156,591	—	*	(156,591)	—	245,000	3/31/2011
55312TAG8	20,019,218	19,735,250		(283,968)	19,735,250	16,315,940	3/31/2011
55312TAH6	2,207,998	1,665,240		(542,758)	1,665,240	6,930,460	3/31/2011
55312TAK9	1,463,616	1,366,983		(96,633)	1,366,983	7,008,850	3/31/2011
55312VAR9	9,431,476	8,193,211		(1,238,265)	8,193,211	9,462,173	3/31/2011
576434SW5	6,822,609	6,643,763		(178,846)	6,643,763	7,308,884	3/31/2011
59023BAM6	1,241,964	1,138,167		(103,797)	1,138,167	2,100,000	3/31/2011
59023BAN4	759,062	742,577		(16,485)	742,577	2,100,000	3/31/2011
59025KAK8	14,863,537	14,158,504		(705,033)	14,158,504	10,938,160	3/31/2011
61745MX40	2,829,155	500,821		(2,328,334)	500,821	2,223,453	3/31/2011
61745MX57	410,915	236,164		(174,751)	236,164	1,707,255	3/31/2011
61750HAN6	713,810	682,666		(31,144)	682,666	1,899,386	3/31/2011
61750YAF6	30,510,824	30,257,642		(253,182)	30,257,642	28,800,452	3/31/2011
61753JAM1	265,953	262,049		(3,904)	262,049	4,110,640	3/31/2011
61754KAH8	32,037,425	31,954,014		(83,411)	31,954,014	28,214,790	3/31/2011
749577AL6	17,749,260	17,612,942		(136,318)	17,612,942	12,463,414	3/31/2011
74957EAE7	18,052,385	17,809,927		(242,458)	17,809,927	17,254,742	3/31/2011
74957EAF4	37,739,040	37,226,534		(512,506)	37,226,534	35,384,715	3/31/2011
74957VAQ2	21,876,010	21,776,902		(99,108)	21,776,902	20,502,339	3/31/2011
74957XAF2	36,336,989	36,121,369		(215,620)	36,121,369	32,099,111	3/31/2011
749583AH3	9,922,978	9,828,768		(94,210)	9,828,768	8,661,614	3/31/2011
74958AAD6	31,449,361	30,659,726		(789,635)	30,659,726	28,651,915	3/31/2011
74958AAH7	27,528,556	26,958,450		(570,106)	26,958,450	25,888,560	3/31/2011
74958EAD8	48,651,248	47,887,750		(763,498)	47,887,750	47,710,650	3/31/2011
75971EAF3	361,836	355,848		(5,988)	355,848	286,121	3/31/2011
76110H5M7	46,775	40,179		(6,596)	40,179	68,194	3/31/2011
76110HNQ8	2,633,445	2,541,404		(92,041)	2,541,404	1,896,437	3/31/2011
76110HSH3	994,572	886,275		(108,297)	886,275	561,962	3/31/2011
76110WTB2	3,595,530	3,411,697		(183,833)	3,411,697	1,293,373	3/31/2011
76110WTU0	2,611,711	2,532,463		(79,248)	2,532,463	1,045,322	3/31/2011
76110WUL8	14,294,626	14,272,968		(21,658)	14,272,968	6,850,410	3/31/2011
76110WWK8	1,519,032	971,769		(547,263)	971,769	636,777	3/31/2011
76110WXR2	9,343,952	8,901,101		(442,851)	8,901,101	4,685,343	3/31/2011
761118CZ9	9,917,785	9,852,696		(65,090)	9,852,695	8,930,139	3/31/2011
761118PQ5	11,963,158	11,871,034		(92,124)	11,871,034	10,061,385	3/31/2011
76113GAC2	220,904	168,594		(52,310)	168,594	387,051	3/31/2011
81375WHJ8	11,994,033	11,748,937		(245,096)	11,748,937	6,288,801	3/31/2011
81375WHK5	3,583,984	3,560,106		(23,878)	3,560,106	2,697,555	3/31/2011
86359BFG1	2,961,522	1,918,424		(1,043,098)	1,918,424	2,105,972	3/31/2011
92976UAA8	2,539,718	2,288,499		(251,219)	2,288,499	5,600,000	3/31/2011

TIAA-CREF Investment Horizon Annuity Prospectus	204

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
92977RAK2	$5,148,529	$4,022,306		$(1,126,222)	$4,022,307	$4,002,510	3/31/2011
94980SBJ3	18,920,645	18,908,520		(12,125)	18,908,520	19,434,920	3/31/2011
949837AF5	68,370,975	68,287,919		(83,056)	68,287,919	65,117,660	3/31/2011
949837BE7	19,786,077	19,760,611		(25,465)	19,760,612	19,692,088	3/31/2011
949837BK3	8,501,003	8,490,907		(10,095)	8,490,908	8,357,873	3/31/2011
94984FAR0	35,153,298	35,006,469		(146,829)	35,006,469	35,362,766	3/31/2011
94984XAB6	9,278,978	9,211,401		(67,577)	9,211,401	9,528,038	3/31/2011
94984XAD2	7,673,000	7,617,061		(55,939)	7,617,061	7,877,512	3/31/2011
94984XAM2	11,712,546	11,626,954		(85,592)	11,626,954	12,019,770	3/31/2011
94985JAB6	48,221,105	48,202,750		(18,355)	48,202,750	47,740,150	3/31/2011
94985JBR0	29,114,124	29,102,779		(11,345)	29,102,779	29,598,947	3/31/2011
94985JCA6	28,507,528	28,483,710		(23,818)	28,483,710	28,460,520	3/31/2011
94986AAC2	109,742,861	109,672,080		(70,781)	109,672,080	106,206,985	3/31/2011
740408AA7	9,395,362	—	[2]	(2,503,582)	6,891,780	6,891,780	3/31/2011
92976BBV3	1,982,600	—	[2]	(127,452)	1,855,148	1,855,148	3/31/2011
05950VAR1	3,836,136	—	[2]	(31,860)	3,804,276	3,804,276	3/31/2011
36828QSJ6	4,973,252	—	[2]	(135,206)	4,838,046	4,838,046	3/31/2011
92976BBV3	11,746,905	—	[2]	(755,153)	10,991,752	10,991,752	3/31/2011
07387BEP4	1,426,135	—	[2]	(189,284)	1,236,851	1,236,850	3/31/2011
00253CHY6	3,100,607	1,882,904		(1,217,703)	1,882,904	1,186,653	12/31/2010
02660TFM0	9,072,871	8,993,573		(79,299)	8,993,572	5,104,550	12/31/2010
03762AAG4	2,101,951	2,013,090		(88,862)	2,013,089	1,179,900	12/31/2010
05947UMM7	1,960,454	36,450		(1,924,005)	36,449	149,096	12/31/2010
05950VAP5	13,448,285	10,560,944		(2,887,341)	10,560,944	6,026,132	12/31/2010
05950VAT7	1,600,210	411,018		(1,189,192)	411,018	684,000	12/31/2010
059511AM7	1,035,890	—	*	(1,035,890)	—	1,105,164	12/31/2010
059511AS4	749,798	—	*	(749,798)	—	1,406,667	12/31/2010
059511AU9	845,707	—	*	(845,707)	—	1,373,330	12/31/2010
07383F6U7	2,490,124	2,094,926		(395,199)	2,094,925	3,100,870	12/31/2010
07387BEQ2	820,330	447,544		(372,786)	447,544	1,811,230	12/31/2010
07388RAL1	493,059	—	*	(493,059)	—	3,027,355	12/31/2010
07388VAL2	10,747,974	7,302,404		(3,445,570)	7,302,404	4,214,420	12/31/2010
07388YBC5	1,417,660	—	*	(1,417,660)	—	990,577	12/31/2010
07388YBE1	855,193	—	*	(855,193)	—	630,000	12/31/2010
07401DAM3	3,439,369	3,083,707		(355,662)	3,083,707	1,972,655	12/31/2010
12498NAC7	4,999,786	4,674,166		(325,620)	4,674,166	2,499,495	12/31/2010
126671R65	3,749,037	3,574,283		(174,754)	3,574,283	1,375,277	12/31/2010
126671TV8	435,057	319,559		(115,498)	319,559	168,056	12/31/2010
126671TW6	448,023	394,139		(53,884)	394,139	210,082	12/31/2010
14986DAR1	10,107,291	4,565,745		(5,541,546)	4,565,745	5,114,828	12/31/2010
14986DAT7	3,644,860	1,876,782		(1,768,078)	1,876,782	5,615,912	12/31/2010
20047EAM4	1,814,136	1,197,606		(616,529)	1,197,607	5,642,594	12/31/2010
20047QAN5	11,304,365	4,660,376		(6,643,989)	4,660,376	5,416,753	12/31/2010
20173QAK7	6,017,476	4,101,651		(1,915,825)	4,101,651	3,633,294	12/31/2010
20173TAP0	1,780,482	722,541		(1,057,941)	722,541	3,688,180	12/31/2010
22544QAK5	1,798,847	709,514		(1,089,333)	709,514	6,708,762	12/31/2010

205	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
22545LAV1	$304,002	$301,815		$(2,187)	$301,815	$328,910	12/31/2010
22608SAD0	3,150,813	3,071,255		(79,558)	3,071,255	600,009	12/31/2010
294751DY5	1,226,812	903,019		(323,793)	903,019	260,169	12/31/2010
36159XAJ9	19,512,730	18,670,215		(842,515)	18,670,215	10,504,542	12/31/2010
361849N57	5,009,542	4,922,538		(87,004)	4,922,538	3,074,680	12/31/2010
361849N73	1,264,245	704,838		(559,408)	704,837	4,954,623	12/31/2010
361849R61	9,617,774	7,935,307		(1,682,467)	7,935,307	4,877,148	12/31/2010
361849R79	4,702,135	963,680		(3,738,455)	963,680	2,659,464	12/31/2010
361849R87	1,586,254	866,712		(719,542)	866,712	3,096,156	12/31/2010
361849S29	426,981	326,781		(100,200)	326,781	1,165,320	12/31/2010
36228CDP5	707,260	471,909		(235,350)	471,910	1,040,356	12/31/2010
36228CWE9	4,574,013	3,905,338		(668,675)	3,905,338	2,234,865	12/31/2010
36228CYQ0	18,382,849	18,045,609		(337,240)	18,045,609	12,913,908	12/31/2010
3622ELAD8	41,439,863	40,333,121		(1,106,743)	40,333,120	32,759,823	12/31/2010
3622MSAC6	427,403	—	*	(427,403)	—	75,000	12/31/2010
362332AM0	4,533,075	4,250,580		(282,495)	4,250,580	1,500,000	12/31/2010
362334ME1	21,081,013	20,974,960		(106,052)	20,974,961	16,318,857	12/31/2010
36298JAA1	21,479,336	19,948,371		(1,530,965)	19,948,371	13,746,958	12/31/2010
46625MQ77	619,843	270,160		(349,683)	270,160	196,715	12/31/2010
46625MUH0	1,191,047	821,129		(369,918)	821,129	635,138	12/31/2010
46625YA78	3,989,943	1,223,441		(2,766,502)	1,223,441	1,199,316	12/31/2010
46625YC68	192,699	137,255		(55,444)	137,255	304,000	12/31/2010
46625YQ63	3,341,845	2,972,005		(369,839)	2,972,006	2,933,371	12/31/2010
46625YQ89	424,305	398,175		(26,130)	398,175	1,386,337	12/31/2010
46625YRB1	4,095,553	3,032,137		(1,063,415)	3,032,138	2,185,563	12/31/2010
46628FAU5	3,244,633	2,010,466		(1,234,168)	2,010,465	1,417,955	12/31/2010
46629GAP3	4,402,923	1,023,733		(3,379,190)	1,023,733	3,635,317	12/31/2010
46629GAQ1	911,998	445,384		(466,614)	445,384	1,984,740	12/31/2010
46629PAG3	4,152,176	3,729,601		(422,575)	3,729,601	2,989,477	12/31/2010
46629PAU2	625,708	491,322		(134,386)	491,322	1,395,696	12/31/2010
46629YAM1	4,299,779	4,041,162		(258,617)	4,041,162	8,095,640	12/31/2010
46629YAQ2	955,307	909,968		(45,339)	909,968	1,874,158	12/31/2010
46630AAC2	494,162	414,909		(79,253)	414,909	595,000	12/31/2010
46631BAM7	3,754,144	1,860,108		(1,894,036)	1,860,108	4,424,780	12/31/2010
46631BAN5	4,758,756	2,507,697		(2,251,059)	2,507,697	10,524,883	12/31/2010
46631BAP0	1,116,985	1,083,703		(33,282)	1,083,703	4,835,036	12/31/2010
46632HAQ4	387,089	234,521		(152,568)	234,521	640,263	12/31/2010
46632HAR2	657,982	413,493		(244,489)	413,493	1,445,123	12/31/2010
50179AAL1	13,174,417	12,419,388		(755,029)	12,419,388	4,828,886	12/31/2010
50179AAM9	1,005,481	790,316		(215,165)	790,316	480,000	12/31/2010
50180CAM2	337,891	277,302		(60,588)	277,303	2,842,250	12/31/2010
52108HF82	7,459,725	5,924,508		(1,535,216)	5,924,509	5,205,529	12/31/2010
52108HV76	4,377,380	741,716		(3,635,665)	741,715	1,821,350	12/31/2010
52108MGC1	3,137,225	628,286		(2,508,939)	628,286	1,267,523	12/31/2010
52108MGD9	369,749	—	*	(369,749)	—	497,400	12/31/2010
525221EB9	27,039,152	26,946,966		(92,185)	26,946,967	21,562,436	12/31/2010

TIAA-CREF Investment Horizon Annuity Prospectus	206

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
55312VAR9	$9,678,413	$9,608,263		$(70,150)	$9,608,263	$7,471,935	12/31/2010
55313KAH4	8,711,805	6,978,695		(1,733,110)	6,978,695	6,165,800	12/31/2010
59025KAK8	18,903,173	14,904,466		(3,998,707)	14,904,466	9,272,020	12/31/2010
59025WAU0	3,874,226	3,161,797		(712,429)	3,161,797	1,874,928	12/31/2010
60688BAM0	1,868,835	1,400,981		(467,855)	1,400,980	2,517,984	12/31/2010
60688BAS7	1,558,562	1,157,994		(400,568)	1,157,994	2,520,386	12/31/2010
617451CA5	7,211,647	6,847,723		(363,925)	6,847,722	3,362,630	12/31/2010
61746WE97	205,421	114,771		(90,650)	114,771	713,866	12/31/2010
61746WF21	44,826	—	*	(44,826)	—	129,579	12/31/2010
61750HAN6	1,079,242	784,248		(294,993)	784,249	1,234,718	12/31/2010
61753JAL3	1,461,072	613,152		(847,920)	613,152	4,701,500	12/31/2010
61753JAM1	651,003	400,720		(250,283)	400,720	3,409,210	12/31/2010
61753JAN9	436,652	238,561		(198,091)	238,561	1,621,328	12/31/2010
61754KAH8	34,531,549	32,008,838		(2,522,712)	32,008,837	20,419,998	12/31/2010
61754KAN5	14,246,522	—	*	(14,246,522)	—	11,932,260	12/31/2010
61754KAP0	2,120,835	—	*	(2,120,835)	—	3,653,011	12/31/2010
76110WQA7	14,360,762	14,183,345		(177,416)	14,183,346	6,766,953	12/31/2010
76110WRW8	2,900,673	2,557,357		(343,316)	2,557,357	720,800	12/31/2010
81375WHJ8	13,468,350	12,013,441		(1,454,909)	12,013,441	6,643,498	12/31/2010
81375WHK5	3,992,206	3,666,950		(325,256)	3,666,950	2,376,394	12/31/2010
92976UAA8	3,123,080	2,712,496		(410,584)	2,712,496	2,800,000	12/31/2010
92977RAK2	5,447,870	5,160,767		(287,104)	5,160,766	3,041,064	12/31/2010
02148FAW5	23,469,071	23,456,026		(13,045)	23,456,026	20,626,166	12/31/2010
02149HAK6	21,622,113	21,396,405		(225,708)	21,396,405	22,846,880	12/31/2010
02151CBD7	24,471,198	24,001,487		(469,711)	24,001,487	23,706,444	12/31/2010
02151NBA9	15,480,186	15,291,181		(189,005)	15,291,181	13,428,018	12/31/2010
05946XL92	11,074,631	10,989,293		(85,338)	10,989,293	9,273,597	12/31/2010
05948KB65	9,575,839	9,448,438		(127,401)	9,448,438	7,787,100	12/31/2010
05948KC98	17,059,882	17,047,745		(12,137)	17,047,745	15,271,833	12/31/2010
05948KF20	17,433,474	17,417,390		(16,084)	17,417,390	16,163,338	12/31/2010
05948KKZ1	4,378,874	4,348,094		(30,780)	4,348,094	3,162,909	12/31/2010
05948KLA5	748,470	655,160		(93,310)	655,160	968,395	12/31/2010
05948KP37	10,440,935	10,342,820		(98,115)	10,342,820	9,470,228	12/31/2010
12543TAD7	9,455,636	9,424,960		(30,676)	9,424,960	8,013,000	12/31/2010
12543UAD4	42,092,525	41,384,370		(708,155)	41,384,370	38,905,393	12/31/2010
12543UAE2	14,949,354	14,714,571		(234,783)	14,714,571	13,537,440	12/31/2010
12544AAC9	48,165,626	47,278,200		(887,426)	47,278,200	30,525,000	12/31/2010
12544DAK5	21,408,332	21,278,877		(129,455)	21,278,877	19,988,228	12/31/2010
12544DAQ2	15,270,767	15,189,090		(81,677)	15,189,090	13,553,792	12/31/2010
12544LAK7	30,760,928	30,597,504		(163,424)	30,597,504	29,382,400	12/31/2010
12544RAL2	8,573,674	8,569,990		(3,684)	8,569,990	6,884,000	12/31/2010
12545CAU4	37,156,526	37,023,160		(133,366)	37,023,160	37,092,000	12/31/2010
12667F4N2	9,394,946	9,362,609		(32,337)	9,362,609	7,370,515	12/31/2010
12667F5J0	19,508,667	19,458,636		(50,031)	19,458,636	16,864,398	12/31/2010
12667F5Z4	6,127,911	6,074,174		(53,737)	6,074,174	23,122,722	12/31/2010
12667F5Z4	21,006,008	20,971,664		(34,344)	20,971,664	23,122,722	12/31/2010

207	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
12667F7D1	$24,551,494	$24,417,749	$(133,745)	$24,417,749	$20,944,078	12/31/2010
12667FR98	1,434,383	1,345,289	(89,094)	1,345,289	2,014,288	12/31/2010
12667FYZ2	11,827,718	9,763,883	(2,063,835)	9,763,883	5,306,397	12/31/2010
12667GBA0	14,356,377	14,265,050	(91,327)	14,265,050	54,951,911	12/31/2010
12667GBA0	23,954,630	23,799,646	(154,984)	23,799,646	54,951,911	12/31/2010
12667GBA0	28,520,429	28,356,700	(163,729)	28,356,700	54,951,911	12/31/2010
12667GFB4	24,466,401	24,329,899	(136,502)	24,329,899	54,299,602	12/31/2010
12667GFB4	41,264,741	41,037,127	(227,614)	41,037,127	54,299,602	12/31/2010
12667GFT5	18,562,240	18,474,874	(87,366)	18,474,874	15,007,688	12/31/2010
12667GJG9	15,775,364	15,766,092	(9,272)	15,766,092	12,829,793	12/31/2010
12667GJR5	50,983,827	50,777,728	(206,099)	50,777,728	40,057,620	12/31/2010
12667GLE1	29,155,691	29,145,504	(10,187)	29,145,504	25,833,254	12/31/2010
12667GQA4	22,109,149	21,879,738	(229,411)	21,879,738	18,047,633	12/31/2010
12667GW74	19,617,942	19,539,187	(78,755)	19,539,187	16,537,691	12/31/2010
12668AAG0	15,979,719	15,516,771	(462,948)	15,516,771	15,873,697	12/31/2010
126694JS8	27,801,206	27,787,428	(13,778)	27,787,428	22,064,889	12/31/2010
126694W61	23,884,838	23,708,747	(176,091)	23,708,747	18,993,432	12/31/2010
126694XQ6	30,891,681	30,711,314	(180,367)	30,711,314	26,691,546	12/31/2010
12669D5V6	3,366,133	3,224,123	(142,010)	3,224,123	2,161,792	12/31/2010
12669DN79	3,832,053	3,076,024	(756,029)	3,076,024	2,305,674	12/31/2010
12669EWY8	8,695,050	8,642,661	(52,389)	8,642,661	6,982,960	12/31/2010
12669EWZ5	1,659,203	1,236,059	(423,144)	1,236,059	1,567,961	12/31/2010
12669YAF9	19,396,737	19,386,356	(10,381)	19,386,356	10,846,750	12/31/2010
12670AAF8	45,556,274	45,009,286	(546,988)	45,009,286	39,241,526	12/31/2010
161631AV8	40,499,302	40,096,350	(402,952)	40,096,350	35,712,547	12/31/2010
16163BAP9	28,514,838	28,163,886	(350,952)	28,163,886	24,986,500	12/31/2010
16165TBJ1	9,210,012	9,136,783	(73,229)	9,136,783	8,184,917	12/31/2010
170255AS2	14,567,961	14,517,614	(50,347)	14,517,614	13,461,000	12/31/2010
17025TAV3	27,400,420	27,375,370	(25,050)	27,375,370	25,509,873	12/31/2010
1729732W8	20,382,764	20,315,199	(67,565)	20,315,199	17,354,537	12/31/2010
17310AAR7	32,430,459	32,419,024	(11,435)	32,419,024	24,900,996	12/31/2010
17312FAD5	9,808,087	9,796,800	(11,287)	9,796,800	8,686,000	12/31/2010
22541Q4M1	6,735,654	6,418,429	(317,225)	6,418,429	3,526,395	12/31/2010
22541SVH8	6,484,621	6,430,759	(53,862)	6,430,759	3,627,227	12/31/2010
251510ET6	3,345,541	3,209,845	(135,696)	3,209,845	1,586,646	12/31/2010
32051DXD9	964,040	883,028	(81,012)	883,028	887,873	12/31/2010
32051DXE7	704,378	616,897	(87,481)	616,897	627,581	12/31/2010
32051G2J3	20,635,774	20,567,316	(68,458)	20,567,316	17,988,737	12/31/2010
32051GN35	27,101,137	26,907,870	(193,267)	26,907,870	19,863,250	12/31/2010
32051GP41	19,697,380	19,476,620	(220,760)	19,476,620	14,994,000	12/31/2010
32051GVL6	24,502,122	24,194,205	(307,917)	24,194,205	22,632,548	12/31/2010
362669AQ6	9,992,478	9,836,120	(156,358)	9,836,120	9,037,754	12/31/2010
46627MAC1	10,865,010	10,703,051	(161,959)	10,703,051	7,621,227	12/31/2010
46628YBK5	29,058,810	28,786,174	(272,636)	28,786,174	26,129,350	12/31/2010
46628YBP4	15,236,182	15,097,096	(139,086)	15,097,096	11,056,346	12/31/2010
52521RAS0	1,883,100	1,784,443	(98,657)	1,784,443	2,390,945	12/31/2010

TIAA-CREF Investment Horizon Annuity Prospectus	208

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
576434JM7	$5,273,080	$4,794,747		$(478,333)	$4,794,747	$3,308,819	12/31/2010
74951PEA2	475,727	462,483		(13,244)	462,483	381,945	12/31/2010
749577AL6	18,052,454	17,775,596		(276,858)	17,775,596	11,959,216	12/31/2010
74957EAE7	18,232,309	18,044,355		(187,954)	18,044,355	16,918,370	12/31/2010
74957EAF4	38,283,506	37,751,749		(531,757)	37,751,749	34,693,545	12/31/2010
74957VAQ2	22,154,815	21,889,958		(264,857)	21,889,958	20,054,567	12/31/2010
74957XAF2	36,766,143	36,351,790		(414,353)	36,351,790	30,585,720	12/31/2010
749583AH3	10,049,814	9,934,668		(115,146)	9,934,668	4,931,266	12/31/2010
74958AAD6	13,436,388	13,414,590		(21,798)	13,414,590	27,992,687	12/31/2010
74958AAD6	18,104,246	18,066,777		(37,469)	18,066,777	27,992,687	12/31/2010
74958BAH5	25,527,558	25,194,638		(332,920)	25,194,638	22,300,818	12/31/2010
74958EAD8	48,792,758	48,664,800		(127,958)	48,664,800	43,555,000	12/31/2010
75115CAG2	7,692,270	7,620,317		(71,953)	7,620,317	7,894,687	12/31/2010
76110HQS1	4,259,475	4,133,507		(125,968)	4,133,507	4,000,830	12/31/2010
76110HX53	10,221,637	10,177,036		(44,601)	10,177,036	8,533,547	12/31/2010
76110HX87	22,805,054	22,632,748		(172,306)	22,632,748	18,830,017	12/31/2010
761118CZ9	10,039,550	10,005,568		(33,982)	10,005,568	9,365,092	12/31/2010
76114DAE4	13,559,309	13,519,856		(39,453)	13,519,856	13,404,091	12/31/2010
949772AD9	28,243,539	28,132,050		(111,489)	28,132,050	23,501,359	12/31/2010
949837AF5	68,474,786	68,353,707		(121,079)	68,353,707	44,639,062	12/31/2010
949837BE7	19,812,631	19,775,778		(36,853)	19,775,778	16,546,363	12/31/2010
949837BK3	8,514,486	8,499,688		(14,798)	8,499,688	7,110,656	12/31/2010
949837CC0	25,450,065	25,373,072		(76,993)	25,373,072	20,690,221	12/31/2010
94983BAP4	15,420,570	15,386,926		(33,644)	15,386,926	12,756,150	12/31/2010
94984AAR1	29,144,103	28,982,130		(161,973)	28,982,130	17,766,000	12/31/2010
94984AAS9	9,953,947	9,909,440		(44,507)	9,909,440	9,662,000	12/31/2010
94984FAR0	35,173,276	35,157,002		(16,274)	35,157,002	34,782,734	12/31/2010
94984HAC9	36,429,878	36,105,824		(324,054)	36,105,824	34,059,273	12/31/2010
94984XAB6	9,370,975	9,287,499		(83,476)	9,287,499	5,478,272	12/31/2010
94984XAD2	7,749,136	7,680,094		(69,042)	7,680,094	4,557,000	12/31/2010
94984XAM2	11,829,067	11,723,543		(105,524)	11,723,543	8,324,642	12/31/2010
94985JAB6	48,321,959	48,228,400		(93,559)	48,228,400	44,145,000	12/31/2010
94985JBR0	29,162,715	29,121,539		(41,176)	29,121,539	27,803,419	12/31/2010
94985JCA6	28,558,476	28,534,710		(23,766)	28,534,710	26,562,000	12/31/2010
94985LAD7	15,368,802	15,349,891		(18,911)	15,349,891	12,980,185	12/31/2010
94985RAP7	61,243,009	60,846,336		(396,673)	60,846,336	47,827,200	12/31/2010
94985WAP6	21,483,619	21,439,796		(43,823)	21,439,796	19,756,941	12/31/2010
94985WAQ4	73,940,814	73,680,424		(260,390)	73,680,424	62,384,887	12/31/2010
94985WBL4	36,878,714	36,769,287		(109,427)	36,769,287	30,262,158	12/31/2010
94986AAC2	19,180,863	19,096,840		(84,023)	19,096,840	102,925,000	12/31/2010
94986AAC2	19,329,580	19,244,820		(84,760)	19,244,820	102,925,000	12/31/2010
94986AAC2	71,734,602	71,420,325		(314,277)	71,420,325	102,925,000	12/31/2010
03702YAC4	14,400	—	[2]	(7,200)	7,200	7,200	12/31/2010
05950VAR1	12,034,861	—	[2]	(8,198,726)	3,836,135	3,836,135	12/31/2010
07387BEK5	9,182,390	—	[2]	(5,509,271)	3,673,119	3,673,119	12/31/2010
07387BEN9	3,313,391	—	[2]	(2,161,953)	1,151,438	1,151,438	12/31/2010

209	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
07387BEP4	$1,934,097	$—	[2]	$(507,963)	$1,426,134	$1,426,134	12/31/2010
07388LAN0	20,528,082	—	[2]	(10,546,982)	9,981,100	9,981,100	12/31/2010
07388RAK3	3,642,416	—	[2]	(1,347,832)	2,294,584	2,294,584	12/31/2010
17310MAQ3	9,598,479	—	[2]	(4,877,589)	4,720,890	4,720,890	12/31/2010
20173MAM2	4,964,116	—	[2]	(3,466,972)	1,497,144	1,497,144	12/31/2010
20173VAK6	9,929,988	—	[2]	(4,177,038)	5,752,950	5,752,950	12/31/2010
20173VAL4	4,911,899	—	[2]	(2,286,030)	2,625,869	2,625,869	12/31/2010
20173VAM2	5,953,003	—	[2]	(1,723,424)	4,229,579	4,229,579	12/31/2010
22545LAP4	8,021,098	—	[2]	(5,108,298)	2,912,800	2,912,800	12/31/2010
22545LAR0	2,280,212	—	[2]	(909,887)	1,370,325	1,370,325	12/31/2010
22545LAR0	3,023,211	—	[2]	(1,234,937)	1,788,274	1,788,274	12/31/2010
22545LAR0	3,027,075	—	[2]	(1,238,801)	1,788,274	1,788,274	12/31/2010
36228CXF5	4,683,448	—	[2]	(3,280,059)	1,403,389	1,403,389	12/31/2010
36828QSJ6	10,856,558	—	[2]	(5,883,307)	4,973,251	4,973,251	12/31/2010
46630EAL4	4,873,921	—	[2]	(2,202,866)	2,671,055	2,671,055	12/31/2010
59022HLQ3	9,707,869	—	[2]	(5,299,299)	4,408,570	4,408,570	12/31/2010
59022HLQ3	10,543,736	—	[2]	(5,786,890)	4,756,846	4,756,846	12/31/2010
59023BAL8	4,712,257	—	[2]	(2,869,173)	1,843,084	1,843,084	12/31/2010
606935AP9	4,965,073	—	[2]	(2,827,984)	2,137,089	2,137,089	12/31/2010
61750HAK2	11,170,743	—	[2]	(5,486,895)	5,683,848	5,683,848	12/31/2010
74040KAC6	4,024,899	—	[2]	(919,386)	3,105,513	3,105,513	12/31/2010
92976BBV3	3,224,723	—	[2]	(1,242,124)	1,982,599	1,982,599	12/31/2010
92976BBV3	23,512,118	—	[2]	(11,765,214)	11,746,904	11,746,904	12/31/2010
92978MAL0	10,612,719	—	[2]	(3,872,055)	6,740,664	6,740,664	12/31/2010
46625MQ85	1,057,827	2,824		(1,055,003)	2,824	233,586	9/30/2010
22544QAM1	487,456	27,610		(459,846)	27,610	6,078,402	9/30/2010
92978QAJ6	33,516	29,201		(4,315)	29,201	45,068	9/30/2010
50180CAV2	513,643	56,863		(456,780)	56,863	900,000	9/30/2010
50180JAL9	78,357	58,000		(20,357)	58,000	840,000	9/30/2010
07388RAM9	655,917	80,005		(575,912)	80,005	2,418,138	9/30/2010
46625YQ97	349,798	83,841		(265,957)	83,841	1,825,110	9/30/2010
07388RAN7	93,544	87,476		(6,068)	87,476	2,224,900	9/30/2010
46625M2Y4	127,218	90,542		(36,676)	90,542	168,938	9/30/2010
20173MAQ3	340,808	152,700		(188,108)	152,700	450,000	9/30/2010
53944MAC3	230,382	161,090		(69,292)	161,090	70,000	9/30/2010
03927PAG3	1,003,568	191,997		(811,571)	191,997	180,000	9/30/2010
46625YC68	1,201,084	217,132		(983,952)	217,132	770,491	9/30/2010
50180JAK1	17,728,775	251,080		(17,477,695)	251,080	5,568,380	9/30/2010
03927PAH1	3,010,831	378,597		(2,632,234)	378,597	465,000	9/30/2010
46632HAQ4	502,407	410,663		(91,744)	410,663	562,770	9/30/2010
50177AAL3	928,391	418,825		(509,566)	418,825	2,683,060	9/30/2010
3622MSAC6	635,194	427,403		(207,791)	427,403	150,000	9/30/2010
52108MGD9	511,840	436,322		(75,518)	436,322	497,400	9/30/2010
46625YQ89	497,524	466,387		(31,137)	466,387	1,482,484	9/30/2010
61745MX57	2,601,720	479,664		(2,122,056)	479,664	1,481,676	9/30/2010
50180CAM2	1,960,200	490,243		(1,469,957)	490,243	2,554,245	9/30/2010

TIAA-CREF Investment Horizon Annuity Prospectus	210

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
361849S29	$2,229,531	$509,443	$(1,720,088)	$509,443	$3,046,218	9/30/2010
61745MU68	1,350,938	535,909	(815,029)	535,909	1,994,764	9/30/2010
361849K84	3,973,100	552,964	(3,420,136)	552,964	3,000,254	9/30/2010
07388RAL1	1,778,009	596,132	(1,181,877)	596,132	2,621,697	9/30/2010
46625MQ77	759,578	619,476	(140,102)	619,476	157,342	9/30/2010
61751NAQ5	819,550	680,057	(139,493)	680,057	1,032,044	9/30/2010
36228CDP5	767,216	707,260	(59,956)	707,260	1,050,518	9/30/2010
46625M2W8	1,031,919	782,253	(249,666)	782,253	174,387	9/30/2010
294751EM0	1,506,623	831,775	(674,848)	831,775	250,445	9/30/2010
36228CXK4	6,802,460	848,176	(5,954,284)	848,176	2,100,000	9/30/2010
805564NE7	2,078,249	897,226	(1,181,023)	897,226	284,686	9/30/2010
07387BEQ2	936,886	921,644	(15,242)	921,644	1,679,372	9/30/2010
46629GAQ1	3,340,284	960,932	(2,379,352)	960,932	1,810,975	9/30/2010
52108HZ80	1,227,132	976,255	(250,877)	976,255	2,483,719	9/30/2010
50179AAM9	1,354,724	1,047,071	(307,653)	1,047,071	480,000	9/30/2010
46625MUH0	4,605,575	1,191,047	(3,414,528)	1,191,047	1,742,729	9/30/2010
52108MDU4	1,499,489	1,212,294	(287,195)	1,212,294	1,133,392	9/30/2010
361849N73	9,996,216	1,268,522	(8,727,694)	1,268,522	5,013,340	9/30/2010
46631BAP0	2,024,805	1,271,800	(753,005)	1,271,800	4,168,738	9/30/2010
46630VAP7	2,972,270	1,328,263	(1,644,007)	1,328,263	1,568,592	9/30/2010
36298JAC7	1,834,754	1,633,630	(201,124)	1,633,630	750,000	9/30/2010
361849R87	10,524,919	1,707,335	(8,817,584)	1,707,335	2,773,103	9/30/2010
20173TAP0	7,846,013	1,883,441	(5,962,572)	1,883,441	3,328,123	9/30/2010
60688BAM0	2,426,047	1,968,375	(457,672)	1,968,375	2,211,318	9/30/2010
07387BEP4	2,571,979	1,969,179	(602,800)	1,969,179	1,319,047	9/30/2010
22544QAK5	3,458,269	2,028,181	(1,430,088)	2,028,181	5,817,474	9/30/2010
03762AAG4	2,267,403	2,115,821	(151,582)	2,115,821	669,000	9/30/2010
60687UAM9	2,665,917	2,224,903	(441,014)	2,224,903	1,356,766	9/30/2010
61751NAN2	5,016,590	2,335,548	(2,681,042)	2,335,548	1,514,820	9/30/2010
55312TAH6	4,025,969	2,425,063	(1,600,906)	2,425,063	3,848,100	9/30/2010
07383F6U7	4,544,157	2,523,716	(2,020,441)	2,523,716	2,917,320	9/30/2010
61745MX40	3,005,245	2,832,830	(172,415)	2,832,830	1,934,883	9/30/2010
61749WAJ6	3,131,729	2,976,424	(155,305)	2,976,424	2,610,356	9/30/2010
00253CHY6	3,120,280	3,102,049	(18,231)	3,102,049	1,118,999	9/30/2010
52108MGC1	3,824,197	3,155,305	(668,892)	3,155,305	1,174,873	9/30/2010
61745M6T5	5,294,616	3,219,448	(2,075,168)	3,219,448	3,402,161	9/30/2010
46628FAU5	4,037,131	3,268,489	(768,642)	3,268,489	1,305,785	9/30/2010
92976UAA8	10,526,641	3,285,654	(7,240,987)	3,285,654	1,820,000	9/30/2010
46625YQ63	4,672,578	3,377,957	(1,294,621)	3,377,957	2,935,598	9/30/2010
22545YAQ4	8,946,144	3,496,744	(5,449,400)	3,496,744	3,427,502	9/30/2010
07388RAK3	4,195,950	3,640,274	(555,676)	3,640,274	1,977,550	9/30/2010
59022HBW1	5,862,578	3,821,756	(2,040,822)	3,821,756	1,872,228	9/30/2010
46631BAM7	7,607,123	3,843,062	(3,764,061)	3,843,062	3,819,190	9/30/2010
14986DAT7	3,963,006	3,956,894	(6,112)	3,956,894	5,420,895	9/30/2010
07387BAT0	4,534,942	3,983,278	(551,664)	3,983,278	1,709,633	9/30/2010
81375WHK5	4,270,433	4,033,599	(236,834)	4,033,599	2,176,741	9/30/2010

211	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
03927PAF5	$5,015,517	$4,193,790		$(821,727)	$4,193,790	$1,050,000	9/30/2010
61749WAH0	4,477,955	4,259,879		(218,076)	4,259,879	3,597,948	9/30/2010
396789KF5	4,416,306	4,367,634		(48,672)	4,367,634	1,844,566	9/30/2010
52108HV76	4,714,587	4,387,185		(327,402)	4,387,185	2,177,995	9/30/2010
46629GAP3	7,018,791	4,441,001		(2,577,790)	4,441,001	3,337,782	9/30/2010
46629YAM1	8,430,490	4,516,533		(3,913,957)	4,516,533	7,004,700	9/30/2010
36228CWE9	5,010,138	4,580,652		(429,486)	4,580,652	2,300,505	9/30/2010
20173MAN0	6,985,383	4,641,381		(2,344,002)	4,641,381	2,800,000	9/30/2010
36228CXF5	4,985,507	4,710,423		(275,084)	4,710,423	1,403,265	9/30/2010
361849R79	6,014,394	4,719,268		(1,295,126)	4,719,268	2,522,106	9/30/2010
52108MDS9	10,011,964	4,776,836		(5,235,128)	4,776,836	1,859,030	9/30/2010
46630EAL4	5,014,073	4,876,733		(137,340)	4,876,733	1,607,520	9/30/2010
46631BAN5	5,386,554	5,053,566		(332,988)	5,053,566	9,091,732	9/30/2010
61754JAM0	6,257,352	5,085,114		(1,172,238)	5,085,114	3,054,182	9/30/2010
92977RAK2	6,000,000	5,455,051		(544,949)	5,455,051	2,810,760	9/30/2010
50180JAJ4	12,276,489	5,571,591		(6,704,898)	5,571,591	4,764,503	9/30/2010
59022HJU7	11,674,617	5,635,576		(6,039,041)	5,635,576	6,285,333	9/30/2010
52108HF82	7,727,956	7,452,402		(275,554)	7,452,402	5,477,803	9/30/2010
46625MZG7	14,378,021	7,761,562		(6,616,459)	7,761,562	7,068,304	9/30/2010
92977QAM0	9,999,889	8,976,592		(1,023,297)	8,976,592	7,785,280	9/30/2010
17310MAQ3	10,917,564	9,677,098		(1,240,466)	9,677,098	3,092,280	9/30/2010
55312VAR9	12,830,377	9,851,955		(2,978,422)	9,851,955	7,430,873	9/30/2010
14986DAR1	12,388,126	10,206,673		(2,181,453)	10,206,673	4,876,652	9/30/2010
92978MAL0	10,891,007	10,594,077		(296,930)	10,594,077	6,121,980	9/30/2010
760985XK2	11,177,627	10,796,094		(381,533)	10,796,094	5,812,531	9/30/2010
61750HAK2	12,037,386	11,184,732		(852,654)	11,184,732	4,961,112	9/30/2010
92978TAK7	14,624,706	11,979,384		(2,645,322)	11,979,384	6,905,860	9/30/2010
81375WHJ8	14,316,870	13,476,996		(839,874)	13,476,996	6,308,833	9/30/2010
22545YAN1	18,819,647	14,484,539		(4,335,108)	14,484,539	5,107,725	9/30/2010
36242DDD2	14,949,165	14,918,720		(30,445)	14,918,720	13,206,450	9/30/2010
61749EAE7	18,695,577	18,367,862		(327,715)	18,367,862	14,629,965	9/30/2010
36228CYQ0	19,061,878	18,417,176		(644,702)	18,417,176	10,564,431	9/30/2010
03762CAE5	20,000,000	19,175,412		(824,588)	19,175,412	4,278,000	9/30/2010
55312TAG8	20,068,059	20,027,948		(40,111)	20,027,948	9,761,480	9/30/2010
36298JAA1	24,766,309	22,359,588		(2,406,721)	22,359,588	13,478,365	9/30/2010
87222PAE3	28,206,921	26,236,469		(1,970,452)	26,236,469	17,684,360	9/30/2010
525221EB9	28,731,701	27,779,667		(952,034)	27,779,667	21,675,300	9/30/2010
36242DSS3	27,998,997	27,925,439		(73,558)	27,925,439	24,350,900	9/30/2010
52522HAL6	32,497,160	30,700,898		(1,796,262)	30,700,898	19,912,720	9/30/2010
337925CP4	708,577	—	*	(708,577)	—	681,596	9/30/2010
337925CZ2	610,176	—	*	(610,176)	—	548,633	9/30/2010
337925DL2	473,971	—	*	(473,971)	—	461,740	9/30/2010
337925EG2	1,044,691	—	*	(1,044,691)	—	714,399	9/30/2010
337925EH0	474,932	—	*	(474,932)	—	422,913	9/30/2010
337925EU1	1,214,988	—	*	(1,214,988)	—	1,178,254	9/30/2010
337925CA7	428,760	—	*	(428,760)	—	428,944	9/30/2010

TIAA-CREF Investment Horizon Annuity Prospectus	212

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
46625MZH5	$973,556	$—	*	$(973,556)	$—	$647,412	9/30/2010
50180JAR6	37,891	—	*	(37,891)	—	840,000	9/30/2010
50180JAM7	191,908	—	*	(191,908)	—	1,700,000	9/30/2010
50180CAW0	348,525	—	*	(348,525)	—	647,640	9/30/2010
493553AY7	303,149	—	*	(303,149)	—	297,426	9/30/2010
493553AW1	1,010,735	—	*	(1,010,735)	—	999,320	9/30/2010
362332AN8	398,583	—	*	(398,583)	—	500,000	9/30/2010
22544QAN9	271,620	—	*	(271,620)	—	2,556,246	9/30/2010
07388RAP2	93,508	—	*	(93,508)	—	520,000	9/30/2010
291701CS7	357,217	—	*	(357,217)	—	340,483	9/30/2010
337937AK2	555,930	—	*	(555,930)	—	722,709	9/30/2010
291701CR9	246,063	—	*	(246,063)	—	240,943	9/30/2010
291701CN8	843,207	—	*	(843,207)	—	871,099	9/30/2010
225458SA7	2,727,617	—	*	(2,727,617)	—	2,663,768	9/30/2010
22544QAP4	60,547	—	*	(60,547)	—	1,334,085	9/30/2010
74040KAC6	3,935,934	—	[2]	(934,784)	3,001,150	3,001,150	9/30/2010
76110H5M7	85,551	57,121		(28,430)	57,121	102,751	9/30/2010
74951PEA2	515,299	501,141		(14,157)	501,142	383,289	9/30/2010
05948KLA5	794,663	789,904		(4,759)	789,904	958,430	9/30/2010
12669DN87	1,039,821	851,895		(187,926)	851,895	1,283,223	9/30/2010
76110HSH3	1,655,812	1,148,317		(507,495)	1,148,317	616,643	9/30/2010
12667FR98	1,634,046	1,588,689		(45,357)	1,588,689	1,372,774	9/30/2010
76110HHB8	2,172,936	1,711,873		(461,063)	1,711,873	1,619,613	9/30/2010
52521RAS0	2,357,220	1,999,845		(357,375)	1,999,845	1,262,735	9/30/2010
12669E4W3	2,775,166	2,218,359		(556,807)	2,218,359	2,657,258	9/30/2010
05949AA67	2,301,179	2,246,111		(55,068)	2,246,111	3,101,032	9/30/2010
76110HNQ8	2,978,792	2,836,486		(142,307)	2,836,485	1,900,872	9/30/2010
251510CY7	4,008,391	3,877,663		(130,728)	3,877,663	2,457,374	9/30/2010
12669DN79	4,281,079	3,932,407		(348,672)	3,932,407	2,303,428	9/30/2010
76110HQS1	4,582,481	4,359,220		(223,261)	4,359,220	3,995,766	9/30/2010
05948KKZ1	4,469,511	4,442,425		(27,086)	4,442,425	3,137,443	9/30/2010
576434JM7	5,523,783	5,415,092		(108,691)	5,415,092	3,306,110	9/30/2010
12667GUG6	6,076,219	5,956,519		(119,700)	5,956,519	5,270,371	9/30/2010
76110HSG5	6,261,452	6,042,010		(219,442)	6,042,010	3,928,811	9/30/2010
32051GFL4	7,399,409	7,313,027		(86,382)	7,313,027	5,749,581	9/30/2010
12667FW92	7,483,674	7,461,412		(22,262)	7,461,412	7,874,328	9/30/2010
05948KF38	7,700,164	7,591,408		(108,757)	7,591,407	7,856,195	9/30/2010
94984XAD2	7,777,291	7,755,115		(22,176)	7,755,115	4,252,391	9/30/2010
949837BK3	8,529,969	8,512,962		(17,007)	8,512,962	6,582,888	9/30/2010
12544RAL2	8,654,164	8,581,480		(72,684)	8,581,480	6,388,110	9/30/2010
12669EL95	8,835,696	8,797,872		(37,823)	8,797,873	6,601,090	9/30/2010
12669G5U1	9,025,626	8,841,996		(183,630)	8,841,996	8,322,040	9/30/2010
12669EWY8	9,139,220	8,891,603		(247,617)	8,891,603	6,957,959	9/30/2010
16165TBJ1	9,471,606	9,310,541		(161,065)	9,310,541	7,319,370	9/30/2010
94984XAB6	9,405,896	9,378,147		(27,748)	9,378,148	5,127,610	9/30/2010
12543TAD7	9,547,555	9,470,079		(77,475)	9,470,079	7,959,480	9/30/2010

213	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
76110HHA0	$9,694,151	$9,529,147	$(165,003)	$9,529,148	$7,251,752	9/30/2010
17312FAD5	9,815,809	9,806,180	(9,629)	9,806,180	8,066,300	9/30/2010
362669AQ6	10,010,325	9,998,147	(12,178)	9,998,147	7,466,551	9/30/2010
05948KP37	10,530,359	10,456,348	(74,011)	10,456,348	8,709,566	9/30/2010
46627MAC1	10,932,249	10,874,923	(57,326)	10,874,923	6,533,115	9/30/2010
94984XAM2	11,873,049	11,838,358	(34,691)	11,838,358	7,959,049	9/30/2010
12667FYZ2	13,543,516	12,153,503	(1,390,013)	12,153,503	5,378,866	9/30/2010
45660LPD5	13,630,938	13,535,779	(95,159)	13,535,779	10,422,789	9/30/2010
76114DAE4	14,403,332	14,158,910	(244,422)	14,158,910	13,090,774	9/30/2010
12667GKE2	14,381,868	14,217,499	(164,369)	14,217,499	12,474,020	9/30/2010
12669YAX0	14,609,899	14,474,708	(135,191)	14,474,708	7,351,063	9/30/2010
170255AS2	14,686,766	14,580,345	(106,421)	14,580,345	12,626,625	9/30/2010
36185MEG3	14,702,269	14,698,050	(4,219)	14,698,050	13,749,795	9/30/2010
12669YAH5	15,042,278	14,902,664	(139,614)	14,902,664	11,353,622	9/30/2010
12543UAE2	14,985,389	14,972,823	(12,566)	14,972,823	13,808,141	9/30/2010
46628YBP4	15,292,671	15,243,202	(49,469)	15,243,202	10,564,104	9/30/2010
12544DAQ2	15,349,276	15,280,254	(69,022)	15,280,254	10,370,642	9/30/2010
94985LAD7	15,362,213	15,357,526	(4,687)	15,357,526	11,807,387	9/30/2010
94983BAP4	15,420,761	15,412,865	(7,897)	15,412,864	12,098,625	9/30/2010
02151NBA9	15,606,580	15,520,065	(86,515)	15,520,065	12,120,095	9/30/2010
17025AAB8	16,283,347	15,828,040	(455,307)	15,828,040	16,699,980	9/30/2010
05948KC98	17,319,534	17,277,034	(42,499)	17,277,035	14,358,801	9/30/2010
05948KF20	17,618,032	17,564,850	(53,182)	17,564,850	15,131,075	9/30/2010
749577AL6	18,139,489	18,074,251	(65,238)	18,074,251	10,410,837	9/30/2010
02148YAD6	18,639,155	18,554,515	(84,640)	18,554,515	17,726,264	9/30/2010
12667GFT5	18,726,582	18,576,104	(150,477)	18,576,105	13,843,487	9/30/2010
12669YAF9	19,610,253	19,399,149	(211,104)	19,399,149	10,066,709	9/30/2010
949837BE7	19,849,775	19,801,904	(47,870)	19,801,905	15,333,220	9/30/2010
12667GW74	19,818,397	19,813,092	(5,305)	19,813,092	15,345,380	9/30/2010
12667F5Z4	21,428,561	21,294,549	(134,012)	21,294,549	17,673,695	9/30/2010
12544DAK5	21,491,809	21,405,725	(86,084)	21,405,725	16,578,519	9/30/2010
02149HAK6	21,864,991	21,660,002	(204,989)	21,660,002	20,699,706	9/30/2010
94985WAP6	21,974,515	21,939,669	(34,846)	21,939,669	19,201,255	9/30/2010
12667GQA4	22,343,996	22,294,347	(49,649)	22,294,347	16,792,289	9/30/2010
02148FAW5	24,307,551	23,980,519	(327,032)	23,980,519	19,215,067	9/30/2010
12667F7D1	24,953,037	24,876,150	(76,887)	24,876,150	19,505,863	9/30/2010
949837CC0	25,539,157	25,444,549	(94,608)	25,444,549	19,255,931	9/30/2010
74958BAH5	25,685,855	25,561,877	(123,978)	25,561,877	18,927,974	9/30/2010
16163BAP9	28,686,716	28,528,270	(158,446)	28,528,270	23,782,605	9/30/2010
94985JCA6	28,644,151	28,584,900	(59,251)	28,584,900	25,770,990	9/30/2010
46628YBK5	29,077,252	29,054,422	(22,830)	29,054,422	14,702,251	9/30/2010
94985JBR0	29,257,811	29,169,352	(88,458)	29,169,353	13,110,447	9/30/2010
12667GLE1	29,623,764	29,503,475	(120,289)	29,503,475	24,393,453	9/30/2010
12544LAK7	30,863,683	30,752,256	(111,427)	30,752,256	27,918,624	9/30/2010
02151FAD1	35,662,487	35,631,440	(31,047)	35,631,440	26,756,800	9/30/2010
94984HAC9	37,354,109	36,448,626	(905,483)	36,448,626	32,702,779	9/30/2010

TIAA-CREF Investment Horizon Annuity Prospectus	214

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
74957XAF2	$36,832,899	$36,774,560		$(58,339)	$36,774,560	$28,287,752	9/30/2010
94985WBL4	36,958,147	36,857,659		(100,488)	36,857,659	27,838,397	9/30/2010
17025JAB9	37,271,990	36,891,974		(380,015)	36,891,975	34,077,959	9/30/2010
12545CAU4	37,511,851	37,191,320		(320,531)	37,191,320	34,835,400	9/30/2010
12667F2J3	39,544,156	39,164,430		(379,725)	39,164,431	32,915,608	9/30/2010
161631AV8	40,692,742	40,504,204		(188,539)	40,504,203	32,871,977	9/30/2010
12543UAD4	42,273,632	42,132,737		(140,895)	42,132,737	23,735,250	9/30/2010
02147QAE2	43,134,015	42,336,150		(797,865)	42,336,150	37,748,150	9/30/2010
12670AAF8	45,917,985	45,587,433		(330,552)	45,587,433	37,380,393	9/30/2010
12544AAC9	48,512,531	48,193,800		(318,731)	48,193,800	28,169,900	9/30/2010
94985JAB6	48,450,962	48,327,700		(123,262)	48,327,700	30,442,250	9/30/2010
74958EAD8	48,969,169	48,804,200		(164,969)	48,804,200	41,046,800	9/30/2010
12667GJR5	50,995,614	50,818,362		(177,252)	50,818,362	37,041,360	9/30/2010
94985RAP7	61,403,193	61,264,640		(138,553)	61,264,640	44,305,600	9/30/2010
12667GFB4	66,405,357	66,349,512		(55,845)	66,349,512	52,004,355	9/30/2010
12667GBA0	67,787,544	67,607,741		(179,803)	67,607,741	51,342,736	9/30/2010
949837AF5	68,594,272	68,455,886		(138,386)	68,455,886	41,453,035	9/30/2010
94985WAQ4	72,997,980	72,781,248		(216,732)	72,781,248	57,469,842	9/30/2010
94986AAC2	110,671,126	110,256,395		(414,731)	110,256,395	97,475,610	9/30/2010
05948KF38	8,102,922	8,008,653		(94,269)	8,008,653	7,523,260	9/30/2010
02660TFM0	10,000,000	9,111,833		(888,167)	9,111,833	5,875,731	6/30/2010
05947UJV1	230,773	—	*	(230,773)	—	250,062	6/30/2010
05947UWD6	3,887	—	*	(3,887)	—	17	6/30/2010
38500XAL6	19,569,620	1,200,000		(18,369,620)	1,200,000	1,200,000	6/30/2010
38500XAM4	1,390,890	—	*	(1,390,890)	—	180,390	6/30/2010
525221JV0	1,204,722	1,143,027		(61,695)	1,143,027	1,389,414	6/30/2010
61749EAE7	20,521,789	19,037,308		(1,484,481)	19,037,308	16,444,615	6/30/2010
02147QAE2	43,607,310	43,250,000		(357,310)	43,250,000	36,456,645	6/30/2010
02148FAW5	24,764,882	24,744,699		(20,183)	24,744,699	18,944,847	6/30/2010
02148YAD6	18,959,037	18,754,083		(204,954)	18,754,083	17,217,844	6/30/2010
02149HAK6	22,147,214	21,909,031		(238,183)	21,909,031	20,032,454	6/30/2010
02151CBD7	25,594,706	25,322,620		(272,086)	25,322,620	21,171,746	6/30/2010
02151FAD1	36,260,450	35,708,000		(552,450)	35,708,000	25,848,640	6/30/2010
05948KB65	9,775,591	9,767,580		(8,011)	9,767,580	6,880,762	6/30/2010
05948KC98	17,486,605	17,465,528		(21,077)	17,465,528	13,745,026	6/30/2010
05948KF20	17,769,200	17,751,754		(17,446)	17,751,754	15,634,741	6/30/2010
05948KKZ1	4,669,696	4,553,585		(116,111)	4,553,585	3,037,480	6/30/2010
05948KLA5	943,050	848,321		(94,729)	848,321	925,782	6/30/2010
05948KP37	10,605,841	10,530,759		(75,082)	10,530,759	8,290,079	6/30/2010
05949AMP2	840,574	727,190		(113,384)	727,190	1,437,741	6/30/2010
12543UAD4	42,348,982	42,321,343		(27,639)	42,321,343	22,970,474	6/30/2010
12543UAE2	15,120,338	15,014,740		(105,598)	15,014,740	8,284,514	6/30/2010
12543XAD8	24,672,024	24,630,000		(42,024)	24,630,000	18,013,338	6/30/2010
12544DAK5	21,554,275	21,486,386		(67,889)	21,486,386	15,740,814	6/30/2010
12544DAQ2	15,401,721	15,360,128		(41,593)	15,360,128	10,058,344	6/30/2010
12544LAK7	30,938,839	30,854,400		(84,439)	30,854,400	26,452,928	6/30/2010

215	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
12544RAL2	$8,678,575	$8,663,000	$(15,575)	$8,663,000	$6,057,710	6/30/2010
12545CAU4	37,809,701	37,548,000	(261,701)	37,548,000	32,720,240	6/30/2010
12667F7D1	25,272,217	25,220,610	(51,607)	25,220,610	19,089,165	6/30/2010
12667FMJ1	18,249,039	16,795,987	(1,453,052)	16,795,987	9,771,574	6/30/2010
12667FR98	2,402,990	1,819,641	(583,349)	1,819,641	1,365,102	6/30/2010
12667FYZ2	14,897,374	13,912,931	(984,443)	13,912,931	5,145,385	6/30/2010
12667G8B2	87,218	68,304	(18,914)	68,304	177,785	6/30/2010
12667GBA0	68,402,008	68,282,640	(119,368)	68,282,640	50,138,543	6/30/2010
12667GFB4	67,048,513	66,949,823	(98,690)	66,949,823	50,786,923	6/30/2010
12667GFT5	18,766,761	18,741,443	(25,318)	18,741,443	13,010,285	6/30/2010
12667GJG9	16,197,696	16,150,982	(46,714)	16,150,982	11,650,232	6/30/2010
12667GJR5	50,615,994	50,483,550	(132,444)	50,483,550	35,617,692	6/30/2010
12667GKE2	14,577,494	14,515,865	(61,629)	14,515,865	7,914,878	6/30/2010
12667GLE1	29,905,071	29,881,712	(23,359)	29,881,712	23,880,078	6/30/2010
12667GQA4	22,506,298	22,460,394	(45,904)	22,460,394	16,292,248	6/30/2010
12667GUG6	6,374,893	6,339,105	(35,788)	6,339,105	5,439,295	6/30/2010
12667GW74	19,961,817	19,886,000	(75,817)	19,886,000	14,816,578	6/30/2010
12668AAG0	17,380,632	17,270,938	(109,694)	17,270,938	16,458,570	6/30/2010
126694JS8	27,851,078	27,774,433	(76,645)	27,774,433	11,456,916	6/30/2010
12669DN79	4,405,292	4,358,244	(47,048)	4,358,244	2,268,827	6/30/2010
12669DN87	1,232,118	1,116,045	(116,073)	1,116,045	1,266,465	6/30/2010
12669E4W3	2,888,994	2,881,803	(7,191)	2,881,803	2,594,890	6/30/2010
12669YAF9	19,667,671	19,608,000	(59,671)	19,608,000	9,585,698	6/30/2010
12669YAH5	15,357,306	15,079,800	(277,506)	15,079,800	10,946,251	6/30/2010
12669YAX0	14,918,393	14,647,080	(271,313)	14,647,080	6,992,192	6/30/2010
161631AV8	40,839,369	40,694,486	(144,883)	40,694,486	31,252,349	6/30/2010
16163BAP9	28,792,721	28,700,550	(92,171)	28,700,550	23,400,306	6/30/2010
170255AS2	14,759,899	14,701,500	(58,399)	14,701,500	11,982,225	6/30/2010
17025AAB8	16,181,831	16,172,000	(9,831)	16,172,000	14,520,234	6/30/2010
17307G4H8	8,933,129	8,323,160	(609,969)	8,323,160	6,853,426	6/30/2010
17312FAD5	9,835,339	9,813,000	(22,339)	9,813,000	7,749,916	6/30/2010
251510ET6	3,857,397	3,772,604	(84,793)	3,772,604	1,528,953	6/30/2010
32051GDH5	3,252,876	1,786,149	(1,466,727)	1,786,149	3,463,472	6/30/2010
32051GFL4	7,483,229	7,445,103	(38,126)	7,445,103	5,640,328	6/30/2010
32051GVL6	25,285,339	24,685,122	(600,217)	24,685,122	20,274,599	6/30/2010
36185MEG3	14,806,237	14,698,500	(107,737)	14,698,500	13,133,460	6/30/2010
3622MPAN8	28,614,151	28,411,588	(202,563)	28,411,588	23,067,594	6/30/2010
362669AQ6	10,054,269	10,017,389	(36,880)	10,017,389	7,067,147	6/30/2010
45660LPD5	13,629,843	13,624,200	(5,643)	13,624,200	9,771,779	6/30/2010
46628YBP4	15,318,147	15,300,702	(17,445)	15,300,702	10,182,346	6/30/2010
52521RAS0	2,469,848	2,467,918	(1,930)	2,467,918	1,344,928	6/30/2010
576434JM7	5,886,943	5,653,674	(233,269)	5,653,674	3,250,454	6/30/2010
576434SW5	8,120,545	7,355,638	(764,907)	7,355,638	6,446,802	6/30/2010
74951PEA2	597,326	543,209	(54,117)	543,209	436,786	6/30/2010
74957EAF4	38,358,479	38,293,596	(64,883)	38,293,596	31,920,863	6/30/2010
74957VAQ2	22,202,597	22,177,240	(25,357)	22,177,240	18,773,771	6/30/2010

TIAA-CREF Investment Horizon Annuity Prospectus	216

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
749583AH3	$10,118,223	$10,072,116		$(46,107)	$10,072,116	$4,455,192	6/30/2010
74958BAH5	25,784,859	25,728,036		(56,823)	25,728,036	18,448,619	6/30/2010
74958EAD8	49,154,795	48,980,000		(174,795)	48,980,000	39,845,220	6/30/2010
76110H5M7	91,144	90,400		(744)	90,400	99,457	6/30/2010
76110HHB8	2,928,571	2,269,149		(659,422)	2,269,149	1,574,575	6/30/2010
76110HNQ8	3,116,679	3,024,481		(92,198)	3,024,481	1,883,540	6/30/2010
76110HSG5	6,516,403	6,414,262		(102,141)	6,414,262	3,841,482	6/30/2010
76110HSH3	1,800,187	1,733,449		(66,738)	1,733,449	604,826	6/30/2010
761118PQ5	12,207,070	12,192,106		(14,964)	12,192,106	9,685,647	6/30/2010
94980KAQ5	547,902	379,172		(168,730)	379,172	609,386	6/30/2010
949837AF5	68,992,674	68,564,059		(428,615)	68,564,059	39,882,612	6/30/2010
949837BE7	19,954,665	19,833,968		(120,697)	19,833,968	14,590,502	6/30/2010
949837BK3	8,580,092	8,527,305		(52,787)	8,527,305	6,364,555	6/30/2010
949837CC0	25,681,333	25,528,998		(152,335)	25,528,998	18,373,777	6/30/2010
94984XAB6	9,481,753	9,414,256		(67,497)	9,414,256	5,064,834	6/30/2010
94984XAD2	7,840,833	7,784,280		(56,553)	7,784,280	4,191,274	6/30/2010
94984XAM2	11,969,285	11,883,922		(85,363)	11,883,922	7,797,417	6/30/2010
94985JAB6	48,678,798	48,455,000		(223,798)	48,455,000	29,726,700	6/30/2010
94985JBR0	29,415,431	29,263,940		(151,491)	29,263,940	12,762,503	6/30/2010
94985JCA6	28,823,651	28,677,000		(146,651)	28,677,000	24,438,870	6/30/2010
94985RAP7	61,723,029	61,427,200		(295,829)	61,427,200	44,165,632	6/30/2010
94985WAP6	22,493,083	22,415,762		(77,321)	22,415,762	19,308,138	6/30/2010
94985WAQ4	72,279,028	71,850,942		(428,086)	71,850,942	30,769,004	6/30/2010
94985WBL4	37,110,835	36,927,295		(183,540)	36,927,295	27,557,573	6/30/2010
94986AAC2	111,161,847	110,675,500		(486,347)	110,675,500	92,731,400	6/30/2010
19075CAJ2	10,031,998	—	[2]	(5,248,178)	4,783,820	4,783,820	6/30/2010
19075CAK9	5,761,021	—	[2]	(385,711)	5,375,310	5,375,310	6/30/2010
19075CAN3	454,802	—	[2]	(4,802)	450,000	450,000	6/30/2010
00253CHY6	3,147,874	3,121,443		(26,431)	3,121,443	1,069,028	6/30/2010
03072SQV0	1,528,576	1,058,958		(469,618)	1,058,958	432,209	6/30/2010
03762AAG4	3,000,000	2,290,278		(709,722)	2,290,278	473,700	6/30/2010
05947UY28	3,872,411	3,536,539		(335,872)	3,536,539	2,304,160	6/30/2010
05950VAT7	5,719,149	1,716,939		(4,002,210)	1,716,939	684,000	6/30/2010
07383F4H8	4,215,294	2,999,442		(1,215,852)	2,999,442	2,092,997	6/30/2010
07383F6U7	5,012,020	4,551,163		(460,857)	4,551,163	2,193,960	6/30/2010
07387BEP4	4,526,623	2,598,305		(1,928,318)	2,598,305	1,022,967	6/30/2010
07387BEQ2	1,586,185	1,037,442		(548,743)	1,037,442	1,538,635	6/30/2010
07387BFZ1	2,845,351	2,806,498		(38,853)	2,806,498	994,117	6/30/2010
07387BGA5	1,043,338	704,201		(339,137)	704,201	475,037	6/30/2010
07388RAK3	4,401,107	4,183,273		(217,834)	4,183,273	2,069,025	6/30/2010
07388RAL1	8,100,749	1,863,914		(6,236,835)	1,863,914	2,004,431	6/30/2010
07388RAM9	7,968,701	765,096		(7,203,605)	765,096	1,874,997	6/30/2010
07388RAN7	1,282,927	230,554		(1,052,373)	230,554	1,767,880	6/30/2010
07388RAP2	566,417	157,102		(409,315)	157,102	520,000	6/30/2010
07388VAL2	11,525,006	10,970,227		(554,779)	10,970,227	3,277,402	6/30/2010
07388YBE1	1,156,869	1,027,849		(129,020)	1,027,849	718,053	6/30/2010

217	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
12513YAP5	$426,721	$—	*	$(426,721)	$—	$525,000	6/30/2010
126171AQ0	4,279,102	3,221,462		(1,057,640)	3,221,462	1,587,060	6/30/2010
126671R73	4,136,680	1,903,429		(2,233,251)	1,903,429	1,441,915	6/30/2010
14986DAR1	16,842,252	12,454,676		(4,387,576)	12,454,676	3,947,228	6/30/2010
14986DAT7	20,095,834	4,270,382		(15,825,452)	4,270,382	4,591,840	6/30/2010
161546GN0	2,474,742	2,218,390		(256,352)	2,218,390	1,496,551	6/30/2010
161546HW9	2,109,796	1,916,133		(193,663)	1,916,133	877,420	6/30/2010
17310MAQ3	11,543,931	10,977,840		(566,091)	10,977,840	2,437,350	6/30/2010
17310MAS9	869,195	658,119		(211,076)	658,119	524,056	6/30/2010
190749AN1	454,683	—	*	(454,683)	—	334,555	6/30/2010
20047EAM4	17,809,954	2,262,744		(15,547,210)	2,262,744	7,551,052	6/30/2010
20047EAP7	1,939,562	86,050		(1,853,512)	86,050	4,187,072	6/30/2010
20173MAQ3	543,825	409,714		(134,111)	409,714	450,000	6/30/2010
21075WBA2	1,992,829	1,695,008		(297,821)	1,695,008	1,755,083	6/30/2010
21075WCJ2	1,024,488	991,680		(32,808)	991,680	919,230	6/30/2010
22544QAK5	7,527,566	3,664,397		(3,863,169)	3,664,397	4,856,256	6/30/2010
22544QAM1	1,598,153	928,636		(669,517)	928,636	4,888,517	6/30/2010
22544QAN9	462,771	405,235		(57,536)	405,235	2,008,916	6/30/2010
22544QAP4	260,514	141,114		(119,400)	141,114	1,063,716	6/30/2010
22544QAQ2	432,694	—	*	(432,694)	—	1,627,740	6/30/2010
225458SA7	18,121,902	2,904,026		(15,217,876)	2,904,026	2,131,445	6/30/2010
225458SB5	9,869,737	—	*	(9,869,737)	—	1,281,595	6/30/2010
225470G80	9,885,679	9,314,838		(570,841)	9,314,838	3,586,580	6/30/2010
225470H22	829,081	674,362		(154,719)	674,362	930,776	6/30/2010
361849K84	7,525,132	4,018,985		(3,506,147)	4,018,985	4,018,985	6/30/2010
361849K92	7,623,154	—	*	(7,623,154)	—	3,325,906	6/30/2010
361849S29	4,640,299	2,288,639		(2,351,660)	2,288,639	2,291,990	6/30/2010
36228CXK4	14,004,526	6,878,135		(7,126,391)	6,878,135	2,100,000	6/30/2010
3622MSAC6	935,442	768,560		(166,882)	768,560	450,000	6/30/2010
362332AT5	166,263	—	*	(166,263)	—	2,198,895	6/30/2010
36298JAA1	27,099,044	24,822,176		(2,276,868)	24,822,176	12,400,025	6/30/2010
36298JAC7	5,139,995	1,949,799		(3,190,196)	1,949,799	1,200,000	6/30/2010
449670FA1	1,137,158	989,132		(148,026)	989,132	824,067	6/30/2010
46625M2W8	1,190,469	1,035,452		(155,017)	1,035,452	172,779	6/30/2010
46625M2Y4	304,618	148,459		(156,159)	148,459	166,916	6/30/2010
46625MQ85	1,454,205	1,055,723		(398,482)	1,055,723	129,182	6/30/2010
46625MQ93	263,036	—	*	(263,036)	—	121,269	6/30/2010
46625MZH5	1,098,149	973,556		(124,593)	973,556	600,519	6/30/2010
46625MZJ1	229,904	—	*	(229,904)	—	480,692	6/30/2010
46625YC68	1,920,693	1,211,550		(709,143)	1,211,550	801,566	6/30/2010
46625YQ63	5,852,943	4,691,374		(1,161,569)	4,691,374	2,214,827	6/30/2010
46625YQ89	1,091,980	539,080		(552,900)	539,080	1,126,233	6/30/2010
46625YQ97	652,152	415,318		(236,834)	415,318	1,398,630	6/30/2010
46628FAU5	4,912,849	4,049,667		(863,182)	4,049,667	1,006,440	6/30/2010
46629GAQ1	3,896,818	3,365,021		(531,797)	3,365,021	1,352,515	6/30/2010
46629PAU2	2,702,265	690,309		(2,011,956)	690,309	983,460	6/30/2010

TIAA-CREF Investment Horizon Annuity Prospectus	218

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
46629YAM1	$13,707,049	$8,592,792	$(5,114,257)	$8,592,792	$6,450,580	6/30/2010
46630AAC2	688,305	577,839	(110,466)	577,839	595,000	6/30/2010
46630AAG3	354,138	345,685	(8,453)	345,685	360,000	6/30/2010
46631BAM7	9,824,117	7,639,563	(2,184,554)	7,639,563	3,573,100	6/30/2010
46631BAN5	20,305,019	5,730,812	(14,574,207)	5,730,812	8,501,437	6/30/2010
46631BAP0	3,520,588	2,243,276	(1,277,312)	2,243,276	3,436,631	6/30/2010
46632HAQ4	644,565	523,138	(121,427)	523,138	487,451	6/30/2010
46632HAR2	1,000,083	789,774	(210,309)	789,774	968,281	6/30/2010
50179AAM9	2,402,327	1,391,550	(1,010,777)	1,391,550	480,000	6/30/2010
50180CAM2	2,358,833	2,090,558	(268,275)	2,090,558	1,991,243	6/30/2010
50180JAK1	20,070,456	17,763,790	(2,306,666)	17,763,790	4,400,140	6/30/2010
50180JAL9	3,748,058	176,580	(3,571,478)	176,580	840,000	6/30/2010
50180JAM7	1,106,615	432,446	(674,169)	432,446	1,700,000	6/30/2010
50180JAR6	308,480	212,024	(96,456)	212,024	840,000	6/30/2010
52108HV76	5,010,652	4,725,295	(285,357)	4,725,295	1,674,835	6/30/2010
52108HZ80	4,919,590	1,306,664	(3,612,926)	1,306,664	1,793,141	6/30/2010
52108MDU4	2,403,634	1,590,363	(813,271)	1,590,363	977,760	6/30/2010
52108MGC1	4,348,789	3,833,542	(515,247)	3,833,542	923,270	6/30/2010
52108MGD9	4,934,933	577,539	(4,357,394)	577,539	497,400	6/30/2010
52108RCK6	6,079,350	2,445,872	(3,633,478)	2,445,872	853,528	6/30/2010
525221JV0	1,204,722	1,143,027	(61,695)	1,143,027	1,219,341	6/30/2010
52522HAL6	33,516,549	32,632,083	(884,466)	32,632,083	18,025,164	6/30/2010
53944MAC3	589,299	230,382	(358,917)	230,382	420,000	6/30/2010
55312TAH6	7,043,679	4,110,302	(2,933,377)	4,110,302	2,912,630	6/30/2010
55312VAR9	19,759,184	12,962,511	(6,796,673)	12,962,511	5,571,293	6/30/2010
55312YAJ1	1,059,807	891,680	(168,127)	891,680	2,550,000	6/30/2010
55313KAH4	9,999,723	8,754,244	(1,245,479)	8,754,244	4,566,120	6/30/2010
59023BAN4	1,021,114	1,018,056	(3,058)	1,018,056	770,000	6/30/2010
60687UAM9	3,361,402	2,705,553	(655,849)	2,705,553	1,074,526	6/30/2010
60687VAN5	32,425	27,267	(5,158)	27,267	749,891	6/30/2010
617451FW4	3,284,135	3,248,440	(35,695)	3,248,440	549,494	6/30/2010
61745M6T5	6,514,086	5,299,526	(1,214,560)	5,299,526	2,651,250	6/30/2010
61745MX57	2,849,974	2,608,523	(241,451)	2,608,523	1,120,443	6/30/2010
61749MAG4	108,945	92,067	(16,878)	92,067	345,736	6/30/2010
61750HAN6	2,178,763	1,209,245	(969,518)	1,209,245	753,703	6/30/2010
61750YAF6	32,430,105	32,248,898	(181,207)	32,248,898	26,973,444	6/30/2010
61751NAQ5	1,387,727	864,604	(523,123)	864,604	805,440	6/30/2010
61751NAR3	714,999	378,635	(336,364)	378,635	400,000	6/30/2010
61754KAP0	2,678,454	2,541,397	(137,057)	2,541,397	3,684,741	6/30/2010
643529AD2	12,102,280	11,103,196	(999,084)	11,103,196	8,263,928	6/30/2010
74438WAN6	1,082,617	400,684	(681,933)	400,684	35,420	6/30/2010
760985YY1	831,763	605,023	(226,740)	605,023	143,230	6/30/2010
76110WRX6	1,417,999	758,223	(659,776)	758,223	583,292	6/30/2010
86359B4V0	21,641,235	20,762,501	(878,734)	20,762,501	14,349,507	6/30/2010
86359DMX2	49,984,375	47,927,368	(2,057,007)	47,927,368	32,510,440	6/30/2010
87222PAE3	29,238,524	28,382,087	(856,437)	28,382,087	15,820,916	6/30/2010

219	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
92977QAM0	$20,053,514	$10,149,716		$(9,903,798)	$10,149,716	$5,842,480	6/30/2010
92978MAL0	11,091,220	10,867,453		(223,767)	10,867,453	4,429,080	6/30/2010
92978MAN6	7,874,789	1,282,000		(6,592,789)	1,282,000	5,840,200	6/30/2010
92978MAT3	130,171	—	*	(130,171)	—	435,680	6/30/2010
92978TAK7	20,062,978	14,704,038		(5,358,940)	14,704,038	5,308,880	6/30/2010
92978TAL5	22,273,467	4,978,080		(17,295,387)	4,978,080	6,427,860	6/30/2010
92978TAM3	5,018,168	4,288,449		(729,719)	4,288,449	5,558,910	6/30/2010
93934DAR8	63,646	54,032		(9,614)	54,032	44,885	6/30/2010
939344AN7	6,065,430	—	²	(1,272,720)	4,792,710	4,792,710	6/30/2010
00253CHK6	2,245,378	1,955,804		(289,574)	1,955,804	1,174,423	3/31/2010
74040KAC6	6,795,019	—	[2]	(2,859,085)	3,935,934	3,935,934	3/31/2010
03702YAC4	25,200	—	[2]	(10,800)	14,400	14,400	3/31/2010
55312TAR4	650,808	—	[2]	(165,128)	485,680	485,680	3/31/2010
02147QAE2	45,092,898	43,634,925		(1,457,973)	43,634,925	35,987,230	3/31/2010
02148FAW5	26,144,301	25,008,260		(1,136,041)	25,008,260	18,776,720	3/31/2010
02148YAD6	19,568,230	18,986,984		(581,246)	18,986,984	17,070,532	3/31/2010
02149HAK6	23,392,360	22,157,145		(1,235,215)	22,157,145	19,738,678	3/31/2010
02151CBD7	27,542,769	25,854,585		(1,688,184)	25,854,585	23,165,668	3/31/2010
02151FAD1	37,054,586	36,269,400		(785,186)	36,269,400	25,475,656	3/31/2010
02151NBA9	17,316,643	15,671,369		(1,645,274)	15,671,369	8,688,977	3/31/2010
03072SQV0	2,402,016	1,539,826		(862,190)	1,539,826	447,980	3/31/2010
036510AB1	2,640,442	2,216,364		(424,078)	2,216,364	502,060	3/31/2010
05947UVZ8	318,015	298,794		(19,221)	298,794	11,341	3/31/2010
05947UWA2	160,955	—	*	(160,955)	—	5,670	3/31/2010
05947UWB0	38,213	—	*	(38,213)	—	11	3/31/2010
05947UWC8	37,462	—	*	(37,462)	—	11	3/31/2010
05947UY28	4,010,191	3,876,118		(134,073)	3,876,118	2,551,720	3/31/2010
05948KB65	9,967,742	9,779,206		(188,536)	9,779,206	6,793,636	3/31/2010
05948KC98	17,655,061	17,488,890		(166,171)	17,488,890	13,601,691	3/31/2010
05948KF20	17,999,982	17,770,893		(229,089)	17,770,893	15,539,459	3/31/2010
05948KLA5	1,682,897	966,410		(716,487)	966,410	922,443	3/31/2010
05948KP37	10,677,570	10,605,671		(71,899)	10,605,671	8,190,960	3/31/2010
05949AA67	4,729,113	2,495,578		(2,233,535)	2,495,578	3,005,167	3/31/2010
05949AA75	255,894	251,887		(4,007)	251,887	430,578	3/31/2010
05949AM23	1,731,479	910,147		(821,332)	910,147	1,872,146	3/31/2010
05949AM31	358,619	174,351		(184,268)	174,351	328,060	3/31/2010
05949AMN7	6,185,487	5,227,430		(958,057)	5,227,430	4,028,445	3/31/2010
05949AMP2	2,112,024	867,709		(1,244,315)	867,709	1,432,633	3/31/2010
05949TBF5	19,631,054	19,565,964		(65,090)	19,565,964	16,488,408	3/31/2010
059511AM7	1,289,986	1,249,704		(40,282)	1,249,704	1,392,444	3/31/2010
059511AS4	1,188,469	1,011,351		(177,118)	1,011,351	1,314,724	3/31/2010
059511AU9	1,414,062	1,236,027		(178,035)	1,236,027	1,730,310	3/31/2010
07383F5T1	4,790,399	4,327,654		(462,745)	4,327,654	1,797,485	3/31/2010
07387BGA5	1,400,027	1,067,771		(332,256)	1,067,771	394,127	3/31/2010
07388RAN7	2,618,137	1,403,761		(1,214,376)	1,403,761	1,527,310	3/31/2010
07388RAP2	923,296	652,661		(270,635)	652,661	585,000	3/31/2010

TIAA-CREF Investment Horizon Annuity Prospectus	220

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
07388YBC5	$1,667,650	$1,652,127	$(15,523)	$1,652,127	$1,013,894	3/31/2010
07388YBE1	1,280,301	1,239,645	(40,656)	1,239,645	651,277	3/31/2010
12513YAP5	668,265	489,748	(178,517)	489,748	550,000	3/31/2010
12513YAR1	10,266,538	114,284	(10,152,254)	114,284	4,599,900	3/31/2010
12543UAE2	15,131,563	15,127,220	(4,343)	15,127,220	8,170,711	3/31/2010
12543XAD8	24,797,903	24,672,225	(125,678)	24,672,225	18,039,990	3/31/2010
12544ABJ3	13,091,155	12,070,878	(1,020,277)	12,070,878	12,263,022	3/31/2010
12544DAK5	21,675,290	21,552,653	(122,637)	21,552,653	15,549,424	3/31/2010
12544DAQ2	15,572,064	15,404,221	(167,843)	15,404,221	9,926,487	3/31/2010
12558MBP6	4,464,218	2,194,447	(2,269,771)	2,194,447	1,602,262	3/31/2010
12566RAG6	38,921,572	36,322,540	(2,599,032)	36,322,540	29,557,714	3/31/2010
126378AG3	13,400,744	11,953,260	(1,447,484)	11,953,260	9,307,516	3/31/2010
126378AH1	14,653,389	13,107,947	(1,545,442)	13,107,947	8,948,331	3/31/2010
126670GR3	6,435,271	6,134,841	(300,430)	6,134,841	2,553,352	3/31/2010
126670QT8	3,567,630	3,532,757	(34,873)	3,532,757	1,735,609	3/31/2010
126671TW6	791,031	482,758	(308,273)	482,758	173,299	3/31/2010
12667F4N2	9,827,189	9,686,117	(141,072)	9,686,117	6,712,318	3/31/2010
12667F7D1	25,637,740	25,380,242	(257,498)	25,380,242	18,962,088	3/31/2010
12667FMJ1	19,236,952	18,352,895	(884,057)	18,352,895	9,673,785	3/31/2010
12667FR98	4,326,017	2,464,197	(1,861,820)	2,464,197	1,354,983	3/31/2010
12667FW92	8,268,058	8,092,925	(175,133)	8,092,925	8,186,958	3/31/2010
12667FYZ2	19,181,294	15,089,537	(4,091,757)	15,089,537	5,129,987	3/31/2010
12667G8B2	91,097	88,957	(2,140)	88,957	179,961	3/31/2010
12667GBA0	69,058,015	68,732,995	(325,020)	68,732,995	49,770,826	3/31/2010
12667GFB4	67,640,171	67,336,274	(303,897)	67,336,274	50,440,009	3/31/2010
12667GFT5	19,136,757	18,770,374	(366,383)	18,770,374	12,774,402	3/31/2010
12667GJG9	16,350,299	16,229,555	(120,744)	16,229,555	11,513,931	3/31/2010
12667GJR5	50,384,658	50,284,751	(99,907)	50,284,751	34,930,567	3/31/2010
12667GKE2	14,834,096	14,618,697	(215,399)	14,618,697	7,806,783	3/31/2010
12667GLE1	30,077,725	30,005,580	(72,145)	30,005,580	23,611,971	3/31/2010
12667GQA4	22,619,726	22,510,909	(108,817)	22,510,909	16,091,161	3/31/2010
12667GUG6	6,835,517	6,537,866	(297,651)	6,537,866	5,463,941	3/31/2010
12667GW74	20,027,382	19,963,420	(63,962)	19,963,420	14,633,914	3/31/2010
12668AAG0	18,586,413	17,911,328	(675,085)	17,911,328	16,654,665	3/31/2010
12668ASQ9	27,229,913	25,937,547	(1,292,366)	25,937,547	22,812,379	3/31/2010
12668ASR7	7,317,769	6,886,618	(431,151)	6,886,618	4,037,703	3/31/2010
12669DN79	4,528,692	4,471,443	(57,249)	4,471,443	2,271,979	3/31/2010
12669DN87	1,895,658	1,279,333	(616,325)	1,279,333	1,264,284	3/31/2010
12669E4W3	4,764,288	2,964,336	(1,799,952)	2,964,336	2,585,613	3/31/2010
12669EL95	9,268,819	9,039,136	(229,683)	9,039,136	6,425,375	3/31/2010
12669EWY8	9,536,306	9,367,430	(168,876)	9,367,430	6,773,222	3/31/2010
12669EWZ5	2,824,872	1,934,891	(889,981)	1,934,891	1,526,678	3/31/2010
12669G5U1	9,149,772	9,036,280	(113,492)	9,036,280	7,866,346	3/31/2010
12669YAH5	16,359,710	15,365,488	(994,222)	15,365,488	7,308,981	3/31/2010
12669YAX0	15,297,865	14,926,570	(371,295)	14,926,570	6,898,128	3/31/2010
14986DAT7	24,625,401	20,166,978	(4,458,423)	20,166,978	4,189,337	3/31/2010

221	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
152314DS6	$1,127,221	$801,232		$(325,989)	$801,232	$430,502	3/31/2010
152314DT4	340,216	163,344		(176,872)	163,344	285,159	3/31/2010
161546ED4	1,026,193	150,374		(875,819)	150,374	122,313	3/31/2010
161546FY7	2,174,201	1,131,814		(1,042,387)	1,131,814	901,447	3/31/2010
161546GN0	3,527,196	2,676,088		(851,108)	2,676,088	1,565,295	3/31/2010
161546HW9	2,319,369	2,179,089		(140,280)	2,179,089	914,234	3/31/2010
161551FW1	102,065	17,042		(85,023)	17,042	6,631	3/31/2010
16163BAP9	28,961,620	28,795,776		(165,844)	28,795,776	23,240,422	3/31/2010
16165LAG5	13,413,371	13,314,507		(98,864)	13,314,507	8,095,071	3/31/2010
16165TBJ1	10,243,892	9,600,706		(643,186)	9,600,706	7,029,679	3/31/2010
17025AAB8	16,388,366	16,154,460		(233,906)	16,154,460	14,346,748	3/31/2010
17307GVK1	11,149,554	10,299,526		(850,028)	10,299,526	7,870,632	3/31/2010
17309YAD9	19,148,250	16,770,460		(2,377,790)	16,770,460	12,633,390	3/31/2010
17310AAR7	32,435,381	32,363,117		(72,264)	32,363,117	21,929,096	3/31/2010
17312FAD5	9,848,853	9,834,560		(14,293)	9,834,560	7,686,453	3/31/2010
190749AN1	1,108,586	511,945		(596,641)	511,945	360,290	3/31/2010
19075CAL7	2,833,371	2,096,747		(736,624)	2,096,747	4,471,046	3/31/2010
19075CAM5	719,222	568,626		(150,596)	568,626	851,135	3/31/2010
19075CAN3	556,895	476,463		(80,432)	476,463	500,000	3/31/2010
19075CAS2	2,932,809	2,400,723		(532,086)	2,400,723	2,419,440	3/31/2010
20047EAP7	2,599,344	2,086,554		(512,790)	2,086,554	5,188,491	3/31/2010
22544QAK5	15,058,638	7,669,903		(7,388,735)	7,669,903	4,243,770	3/31/2010
22544QAM1	6,170,500	1,899,693		(4,270,807)	1,899,693	4,437,299	3/31/2010
22544QAN9	2,210,330	592,662		(1,617,668)	592,662	1,752,254	3/31/2010
22544QAP4	928,438	334,945		(593,493)	334,945	942,255	3/31/2010
22544QAQ2	1,521,856	574,510		(947,346)	574,510	1,467,674	3/31/2010
225458SB5	13,997,534	9,852,236		(4,145,298)	9,852,236	2,691,761	3/31/2010
22545LAT6	1,045,498	923,208		(122,290)	923,208	771,809	3/31/2010
22545LAV1	547,602	470,162		(77,440)	470,162	339,520	3/31/2010
22545XAP8	717,543	—	*	(717,543)	—	2,567,337	3/31/2010
22545YAS0	5,830,405	3,577,397		(2,253,008)	3,577,397	2,765,958	3/31/2010
251510CY7	6,027,410	4,221,438		(1,805,972)	4,221,438	2,388,495	3/31/2010
251510ET6	5,967,441	3,950,554		(2,016,887)	3,950,554	1,526,850	3/31/2010
251511AC5	14,805,071	14,612,272		(192,799)	14,612,272	10,668,651	3/31/2010
294751BY7	3,584,750	2,457,027		(1,127,723)	2,457,027	1,050,749	3/31/2010
294751DH2	2,155,248	1,701,535		(453,713)	1,701,535	389,294	3/31/2010
294751DY5	1,611,177	1,242,907		(368,270)	1,242,907	272,004	3/31/2010
294751FB3	4,469,940	2,159,859		(2,310,081)	2,159,859	1,262,440	3/31/2010
294751FC1	1,232,038	609,805		(622,233)	609,805	514,437	3/31/2010
294754AY2	5,323,066	5,073,326		(249,740)	5,073,326	4,147,640	3/31/2010
32051GDH5	3,970,409	3,264,438		(705,971)	3,264,438	3,409,527	3/31/2010
32051GFL4	7,578,722	7,537,146		(41,576)	7,537,146	5,595,466	3/31/2010
36228CYQ0	23,086,753	19,954,462		(3,132,291)	19,954,462	7,527,524	3/31/2010
3622ECAH9	5,882,873	4,421,834		(1,461,039)	4,421,834	2,885,374	3/31/2010
3622ECAK2	18,750,828	16,607,826		(2,143,002)	16,607,826	11,280,108	3/31/2010
3622ELAD8	44,091,517	41,871,096		(2,220,421)	41,871,096	24,891,299	3/31/2010

TIAA-CREF Investment Horizon Annuity Prospectus	222

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
3622MPBE7	$50,351,907	$49,993,950		$(357,957)	$49,993,950	$40,524,485	3/31/2010
362332AT5	431,489	238,109		(193,380)	238,109	2,881,920	3/31/2010
362332AV0	399,877	—	*	(399,877)	—	1,640,000	3/31/2010
362334ME1	23,534,063	22,348,250		(1,185,813)	22,348,250	16,824,456	3/31/2010
362334QC1	9,034,890	8,860,291		(174,599)	8,860,291	6,830,887	3/31/2010
362375AD9	15,214,761	14,512,803		(701,958)	14,512,803	11,097,407	3/31/2010
362669AQ6	10,072,205	10,055,881		(16,324)	10,055,881	6,988,691	3/31/2010
36298JAC7	7,457,412	5,205,353		(2,252,059)	5,205,353	1,300,000	3/31/2010
36828QLB0	6,650,482	5,297,161		(1,353,321)	5,297,161	1,925,996	3/31/2010
45660LPD5	13,660,835	13,628,158		(32,677)	13,628,158	9,535,212	3/31/2010
46412QAD9	4,715,407	4,220,242		(495,165)	4,220,242	2,670,797	3/31/2010
46625MQ93	446,572	295,023		(151,549)	295,023	121,263	3/31/2010
46625YQ97	795,260	713,219		(82,041)	713,219	1,202,170	3/31/2010
46627MAC1	11,101,556	10,947,012		(154,544)	10,947,012	6,190,987	3/31/2010
46628CAD0	19,262,507	16,978,772		(2,283,735)	16,978,772	13,019,864	3/31/2010
46628SAG8	24,118,269	20,192,336		(3,925,933)	20,192,336	14,055,183	3/31/2010
46628YBP4	15,322,409	15,320,058		(2,351)	15,320,058	10,033,890	3/31/2010
46629GAQ1	5,014,990	3,913,629		(1,101,361)	3,913,629	1,142,630	3/31/2010
46629PAU2	3,005,928	2,707,139		(298,789)	2,707,139	898,887	3/31/2010
46629YAM1	15,658,620	13,795,880		(1,862,740)	13,795,880	5,507,620	3/31/2010
46630AAC2	1,551,188	728,104		(823,084)	728,104	490,000	3/31/2010
46631BAN5	28,347,649	20,421,136		(7,926,513)	20,421,136	6,896,809	3/31/2010
46631BAP0	9,891,067	3,714,812		(6,176,255)	3,714,812	2,894,337	3/31/2010
46632HAQ4	1,677,705	661,287		(1,016,418)	661,287	508,468	3/31/2010
46632HAR2	2,047,306	1,057,218		(990,088)	1,057,218	1,015,355	3/31/2010
50177AAL3	2,208,516	1,197,758		(1,010,758)	1,197,758	1,903,030	3/31/2010
50179AAM9	2,908,774	2,465,436		(443,338)	2,465,436	480,000	3/31/2010
50179AAN7	1,311,655	—	*	(1,311,655)	—	549,000	3/31/2010
50179AAS6	1,242,113	—	*	(1,242,113)	—	524,370	3/31/2010
50180JAM7	4,017,423	1,334,232		(2,683,191)	1,334,232	1,700,000	3/31/2010
50180JAR6	2,095,451	478,725		(1,616,726)	478,725	840,000	3/31/2010
52108HZ80	5,810,790	4,946,320		(864,470)	4,946,320	1,767,997	3/31/2010
52521RAS0	2,782,285	2,514,992		(267,293)	2,514,992	1,353,507	3/31/2010
525221EB9	29,827,547	28,822,444		(1,005,103)	28,822,444	20,852,745	3/31/2010
525221JW8	40,440,084	34,927,611		(5,512,473)	34,927,611	25,824,420	3/31/2010
52522HAL6	39,058,866	33,636,080		(5,422,786)	33,636,080	17,901,172	3/31/2010
52523KAH7	11,907,943	11,021,602		(886,341)	11,021,602	8,733,078	3/31/2010
53944MAC3	1,630,132	589,299		(1,040,833)	589,299	420,000	3/31/2010
55312TAJ2	2,018,264	1,289,222		(729,042)	1,289,222	1,686,681	3/31/2010
55312TAK9	3,935,156	2,755,763		(1,179,393)	2,755,763	3,275,550	3/31/2010
55312YAJ1	1,551,651	1,249,295		(302,356)	1,249,295	1,950,000	3/31/2010
55312YAK8	733,206	333,928		(399,278)	333,928	880,000	3/31/2010
55312YAL6	910,764	—	*	(910,764)	—	700,000	3/31/2010
55312YAS1	550,646	—	*	(550,646)	—	400,000	3/31/2010
55312YAT9	765,344	—	*	(765,344)	—	600,000	3/31/2010
576434GR9	2,237,348	1,529,886		(707,462)	1,529,886	1,340,151	3/31/2010

223	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
576434SW5	$11,213,256	$8,207,145		$(3,006,111)	$8,207,145	$6,404,670	3/31/2010
59022HEC2	1,383,042	207,699		(1,175,343)	207,699	2,685,200	3/31/2010
59022HED0	159,625	—	*	(159,625)	—	225,006	3/31/2010
59022HEE8	116,912	—	*	(116,912)	—	120,381	3/31/2010
59022HEF5	97,099	—	*	(97,099)	—	63,300	3/31/2010
59023BAN4	1,122,794	1,105,828		(16,966)	1,105,828	700,000	3/31/2010
60687UAM9	3,497,630	3,390,262		(107,368)	3,390,262	825,381	3/31/2010
60687VAM7	657,467	431,421		(226,046)	431,421	1,131,145	3/31/2010
60687VAN5	298,309	80,935		(217,374)	80,935	641,864	3/31/2010
60688BAS7	2,250,067	1,955,270		(294,797)	1,955,270	1,571,053	3/31/2010
61745MU68	2,299,306	1,415,396		(883,910)	1,415,396	1,525,508	3/31/2010
61745MX57	3,006,452	2,853,555		(152,897)	2,853,555	1,241,373	3/31/2010
61746WF21	92,228	86,333		(5,895)	86,333	107,333	3/31/2010
61749MAG4	191,762	145,696		(46,066)	145,696	315,933	3/31/2010
61749WAH0	5,178,256	4,930,474		(247,782)	4,930,474	3,532,277	3/31/2010
61749WAJ6	3,606,906	3,446,762		(160,144)	3,446,762	2,750,651	3/31/2010
61750CAS6	5,688,819	4,877,713		(811,106)	4,877,713	2,649,141	3/31/2010
61750HAN6	4,028,870	2,229,199		(1,799,671)	2,229,199	671,389	3/31/2010
61751NAQ5	1,632,133	1,424,789		(207,344)	1,424,789	689,540	3/31/2010
61751NAR3	835,685	762,541		(73,144)	762,541	400,000	3/31/2010
61752JAF7	12,151,727	11,733,026		(418,701)	11,733,026	9,177,410	3/31/2010
61753JAM1	1,468,321	1,034,343		(433,978)	1,034,343	1,927,030	3/31/2010
61753JAN9	893,267	724,829		(168,438)	724,829	1,013,006	3/31/2010
61754KAN5	29,543,750	14,902,848		(14,640,902)	14,902,848	7,169,550	3/31/2010
61754KAP0	4,753,770	2,882,584		(1,871,186)	2,882,584	3,179,403	3/31/2010
74951PEA2	1,411,161	611,715		(799,446)	611,715	798,880	3/31/2010
749577AL6	18,344,213	18,173,451		(170,762)	18,173,451	9,351,820	3/31/2010
74958BAH5	26,688,678	25,795,063		(893,615)	25,795,063	18,183,241	3/31/2010
74958EAD8	49,330,341	49,156,800		(173,541)	49,156,800	39,456,610	3/31/2010
75115CAG2	8,686,890	8,574,274		(112,616)	8,574,274	8,132,934	3/31/2010
75971EAF3	426,984	364,335		(62,649)	364,335	261,375	3/31/2010
759950GW2	11,000,000	9,571,051		(1,428,949)	9,571,051	5,472,159	3/31/2010
7609854A6	33,830,344	30,009,356		(3,820,988)	30,009,356	15,941,114	3/31/2010
760985YY1	951,336	833,683		(117,653)	833,683	122,201	3/31/2010
76110H5M7	105,883	91,862		(14,021)	91,862	97,872	3/31/2010
76110HHB8	3,704,290	2,979,257		(725,033)	2,979,257	1,570,435	3/31/2010
76110HNQ8	3,421,480	3,163,808		(257,672)	3,163,808	1,875,614	3/31/2010
76110HQS1	5,909,509	4,753,597		(1,155,912)	4,753,597	3,911,273	3/31/2010
76110HQT9	1,234,187	501,006		(733,181)	501,006	552,010	3/31/2010
76110HSH3	2,599,507	1,840,661		(758,846)	1,840,661	597,846	3/31/2010
76110HX53	10,731,362	10,506,169		(225,193)	10,506,169	7,093,483	3/31/2010
76110HX87	23,928,208	23,397,766		(530,442)	23,397,766	15,777,859	3/31/2010
76110WQA7	15,542,700	14,592,408		(950,292)	14,592,408	6,411,873	3/31/2010
76110WRX6	2,811,280	1,514,494		(1,296,786)	1,514,494	597,290	3/31/2010
76110WTB2	4,358,804	4,046,507		(312,297)	4,046,507	1,956,630	3/31/2010
76110WTU0	2,967,641	2,806,539		(161,102)	2,806,539	1,139,118	3/31/2010

TIAA-CREF Investment Horizon Annuity Prospectus	224

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
76110WUL8	$14,858,673	$14,320,496		$(538,177)	$14,320,496	$4,842,900	3/31/2010
76110WUM6	6,485,856	6,369,500		(116,356)	6,369,500	5,036,685	3/31/2010
76110WVT0	877,241	672,338		(204,903)	672,338	363,176	3/31/2010
76110WWK8	2,357,146	1,818,861		(538,285)	1,818,861	770,759	3/31/2010
761118CZ9	11,151,038	10,916,220		(234,818)	10,916,220	5,093,136	3/31/2010
761118PQ5	12,290,266	12,209,616		(80,650)	12,209,616	9,599,776	3/31/2010
76113GAC2	981,879	350,473		(631,406)	350,473	382,698	3/31/2010
76114DAE4	15,287,451	15,118,884		(168,567)	15,118,884	13,098,239	3/31/2010
87222PAE3	35,277,842	29,398,655		(5,879,187)	29,398,655	16,122,708	3/31/2010
92977QAP3	8,825,113	2,097,324		(6,727,789)	2,097,324	3,343,397	3/31/2010
92977QAQ1	3,067,791	555,880		(2,511,911)	555,880	2,894,060	3/31/2010
92978MAN6	21,198,285	8,122,135		(13,076,150)	8,122,135	6,003,050	3/31/2010
92978MAT3	1,306,147	207,324		(1,098,823)	207,324	1,234,287	3/31/2010
92978QAP2	454,099	—	*	(454,099)	—	1,408,390	3/31/2010
92978QAR8	1,555,608	—	*	(1,555,608)	—	3,448,340	3/31/2010
92978QAT4	721,689	—	*	(721,689)	—	1,200,000	3/31/2010
93934DAR8	80,306	66,124		(14,182)	66,124	42,673	3/31/2010
94980KAQ5	672,475	563,431		(109,044)	563,431	608,303	3/31/2010
949837AF5	69,106,312	68,983,549		(122,763)	68,983,549	39,419,082	3/31/2010
949837BE7	19,956,633	19,950,284		(6,349)	19,950,284	14,404,911	3/31/2010
949837BK3	8,604,257	8,579,231		(25,026)	8,579,231	6,285,336	3/31/2010
94983BAP4	15,480,624	15,407,947		(72,677)	15,407,947	11,951,023	3/31/2010
94984AAR1	29,305,436	29,134,800		(170,636)	29,134,800	15,831,891	3/31/2010
94984AAS9	10,026,305	9,967,760		(58,545)	9,967,760	7,951,333	3/31/2010
94984FAR0	35,362,500	35,181,913		(180,587)	35,181,913	26,150,659	3/31/2010
94984JAK7	44,835,899	43,930,925		(904,974)	43,930,925	31,606,570	3/31/2010
94984XAB6	9,537,419	9,483,578		(53,841)	9,483,578	5,034,366	3/31/2010
94984XAD2	7,887,301	7,842,358		(44,943)	7,842,358	4,163,905	3/31/2010
94984XAM2	12,041,714	11,971,668		(70,046)	11,971,668	7,721,227	3/31/2010
94985JAB6	48,930,619	48,678,950		(251,669)	48,678,950	29,241,105	3/31/2010
94985JBR0	29,490,677	29,416,351		(74,326)	29,416,351	12,570,636	3/31/2010
94985JCA6	28,951,381	28,831,230		(120,151)	28,831,230	24,132,195	3/31/2010
94985RAP7	61,798,708	61,727,872		(70,836)	61,727,872	43,791,258	3/31/2010
94985WAP6	23,112,305	22,793,202		(319,103)	22,793,202	19,317,875	3/31/2010
94985WAQ4	71,557,171	71,525,516		(31,655)	71,525,516	30,565,698	3/31/2010
94985WBL4	37,253,580	37,102,427		(151,153)	37,102,427	27,324,140	3/31/2010
94986AAC2	111,247,247	111,160,855		(86,392)	111,160,855	80,968,395	3/31/2010
02148FAW5	28,092,012	26,534,625		(1,557,387)	26,534,625	18,680,752	12/31/2009
02149HAK6	24,244,801	23,401,542		(843,259)	23,401,542	18,845,141	12/31/2009
02151CBD7	28,168,626	27,928,844		(239,782)	27,928,844	23,040,583	12/31/2009
02151FAD1	38,605,381	37,069,441		(1,535,940)	37,069,441	24,873,276	12/31/2009
02151NBA9	18,265,546	17,329,209		(936,337)	17,329,209	8,458,155	12/31/2009
036510AB1	3,069,872	2,757,335		(312,537)	2,757,335	558,395	12/31/2009
03702YAC4	28,800	—	[2]	(3,600)	25,200	25,200	12/31/2009
03927NAA1	14,694,000	9,404,655		(5,289,345)	9,404,655	5,250,000	12/31/2009
05947UJT6	684,903	461,411		(223,492)	461,411	307,397	12/31/2009

225	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
05947UMM7	$2,599,818	$1,949,371	$(650,447)	$1,949,371	$378,124	12/31/2009
05947UVY1	1,969,347	1,783,588	(185,759)	1,783,588	231,398	12/31/2009
05947UVZ8	1,943,102	318,015	(1,625,087)	318,015	230,470	12/31/2009
05947UWA2	767,441	160,955	(606,486)	160,955	225,250	12/31/2009
05947UWB0	131,202	38,214	(92,988)	38,214	109,176	12/31/2009
05947UWC8	58,568	37,462	(21,106)	37,462	100,663	12/31/2009
05947UWD6	68,815	3,886	(64,929)	3,886	85,979	12/31/2009
05948KB65	10,449,434	9,975,968	(473,466)	9,975,968	6,636,940	12/31/2009
05948KC98	17,774,894	17,659,659	(115,235)	17,659,659	13,260,340	12/31/2009
05948KLA5	1,899,662	1,730,054	(169,608)	1,730,054	929,252	12/31/2009
05948KP37	10,774,470	10,676,031	(98,439)	10,676,031	7,980,675	12/31/2009
059497AC1	10,033,749	7,475,988	(2,557,761)	7,475,988	2,700,530	12/31/2009
05949AA67	6,044,085	4,810,509	(1,233,576)	4,810,509	3,013,807	12/31/2009
05949AA75	751,465	301,666	(449,799)	301,666	430,971	12/31/2009
05949AM23	2,018,499	1,815,560	(202,939)	1,815,560	1,867,555	12/31/2009
05949AM31	419,986	371,791	(48,195)	371,791	325,386	12/31/2009
05949AMP2	2,912,645	2,125,205	(787,440)	2,125,205	1,401,219	12/31/2009
059511AL9	7,909,548	4,984,251	(2,925,297)	4,984,251	2,157,600	12/31/2009
059511AM7	3,154,584	1,355,076	(1,799,508)	1,355,076	1,145,100	12/31/2009
059511AS4	1,707,661	1,267,071	(440,590)	1,267,071	1,098,652	12/31/2009
059511AU9	2,073,166	1,533,143	(540,023)	1,533,143	1,463,230	12/31/2009
07387BEQ2	6,510,227	1,763,263	(4,746,964)	1,763,263	2,421,832	12/31/2009
07387BGA5	2,801,784	1,418,267	(1,383,517)	1,418,267	380,252	12/31/2009
07388RAM9	8,630,233	7,989,403	(640,830)	7,989,403	2,029,004	12/31/2009
07388RAN7	9,125,638	2,720,811	(6,404,827)	2,720,811	2,167,880	12/31/2009
07388RAP2	1,971,041	1,002,354	(968,687)	1,002,354	1,156,116	12/31/2009
07388YBC5	1,811,745	1,741,414	(70,331)	1,741,414	858,613	12/31/2009
07388YBE1	1,393,067	1,358,950	(34,117)	1,358,950	594,875	12/31/2009
073945AN7	3,339,528	3,306,158	(33,370)	3,306,158	957,803	12/31/2009
073945AQ0	1,868,880	659,799	(1,209,081)	659,799	418,758	12/31/2009
073945AS6	579,048	467,855	(111,193)	467,855	261,696	12/31/2009
12513YAP5	1,266,628	728,019	(538,609)	728,019	550,000	12/31/2009
12543TAD7	10,072,936	9,581,949	(490,987)	9,581,949	7,308,631	12/31/2009
12543UAD4	45,177,737	42,394,764	(2,782,973)	42,394,764	20,791,904	12/31/2009
12543UAE2	15,930,769	15,151,663	(779,106)	15,151,663	7,917,427	12/31/2009
12544AAC9	49,835,937	48,573,999	(1,261,938)	48,573,999	25,931,615	12/31/2009
12544DAK5	21,950,653	21,668,533	(282,120)	21,668,533	15,139,755	12/31/2009
12544DAQ2	15,698,178	15,576,809	(121,369)	15,576,809	9,330,008	12/31/2009
12544LAK7	31,269,224	30,929,119	(340,105)	30,929,119	23,283,773	12/31/2009
12544RAL2	8,883,000	8,687,070	(195,930)	8,687,070	5,835,361	12/31/2009
12545CAU4	39,546,663	37,843,801	(1,702,862)	37,843,801	29,109,776	12/31/2009
12558MBN1	14,860,111	14,345,457	(514,654)	14,345,457	2,493,919	12/31/2009
12566RAG6	40,498,727	38,955,331	(1,543,396)	38,955,331	28,805,442	12/31/2009
12566XAE8	34,342,512	31,146,696	(3,195,816)	31,146,696	22,906,737	12/31/2009
12566XAG3	15,725,340	14,714,071	(1,011,269)	14,714,071	7,004,737	12/31/2009
126171AQ0	4,979,133	4,294,375	(684,758)	4,294,375	1,184,275	12/31/2009

TIAA-CREF Investment Horizon Annuity Prospectus	226

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
126378AG3	$14,468,757	$13,583,840	$(884,917)	$13,583,840	$9,322,523	12/31/2009
126378AH1	15,735,264	14,849,376	(885,888)	14,849,376	8,924,133	12/31/2009
126670GR3	6,999,491	6,444,126	(555,365)	6,444,126	2,538,239	12/31/2009
126670QT8	3,628,335	3,588,346	(39,989)	3,588,346	2,216,845	12/31/2009
126671TW6	1,104,726	893,475	(211,251)	893,475	157,397	12/31/2009
12667F2J3	38,230,681	37,962,650	(268,031)	37,962,650	16,806,135	12/31/2009
12667F4N2	10,000,000	9,861,140	(138,860)	9,861,140	6,538,343	12/31/2009
12667FMJ1	19,582,164	19,378,750	(203,414)	19,378,750	11,437,931	12/31/2009
12667FR98	6,874,348	4,442,078	(2,432,270)	4,442,078	1,295,211	12/31/2009
12667FYZ2	24,125,540	19,416,478	(4,709,062)	19,416,478	5,117,969	12/31/2009
12667GFB4	68,056,538	67,661,838	(394,700)	67,661,838	49,131,254	12/31/2009
12667GFT5	19,521,163	19,142,452	(378,711)	19,142,452	12,645,891	12/31/2009
12667GJG9	16,385,944	16,353,724	(32,220)	16,353,724	11,171,557	12/31/2009
12667GKE2	15,362,913	14,843,603	(519,310)	14,843,603	7,562,329	12/31/2009
12667GQA4	23,036,429	22,632,016	(404,413)	22,632,016	15,677,998	12/31/2009
12667GW74	20,096,846	20,031,300	(65,546)	20,031,300	14,258,906	12/31/2009
12668ASQ9	4,716,558	4,702,861	(13,697)	4,702,861	3,743,740	12/31/2009
12668ASQ9	23,876,161	23,806,826	(69,335)	23,806,826	18,951,563	12/31/2009
12668ASR7	7,449,505	7,322,310	(127,195)	7,322,310	3,739,156	12/31/2009
126694AG3	14,053,115	13,575,455	(477,660)	13,575,455	5,578,762	12/31/2009
126694HK7	19,184,867	19,020,520	(164,347)	19,020,520	14,660,188	12/31/2009
126694JS8	27,939,566	27,834,551	(105,015)	27,834,551	10,595,359	12/31/2009
126694W61	24,054,887	22,698,356	(1,356,531)	22,698,356	9,466,804	12/31/2009
126694XQ6	32,714,970	30,923,460	(1,791,510)	30,923,460	13,730,021	12/31/2009
12669DN87	2,557,344	1,951,794	(605,550)	1,951,794	1,261,641	12/31/2009
12669E4W3	5,078,179	4,840,772	(237,407)	4,840,772	2,593,800	12/31/2009
12669YAF9	20,652,190	19,664,480	(987,710)	19,664,480	8,774,980	12/31/2009
12669YAH5	16,469,188	16,368,464	(100,724)	16,368,464	6,872,166	12/31/2009
12669YAX0	15,969,650	15,316,597	(653,053)	15,316,597	6,697,462	12/31/2009
12670AAF8	48,352,021	45,989,004	(2,363,017)	45,989,004	33,931,285	12/31/2009
14986DAT7	24,737,519	24,630,219	(107,300)	24,630,219	3,632,255	12/31/2009
152314DS6	1,296,322	1,130,882	(165,440)	1,130,882	326,094	12/31/2009
152314DT4	372,409	340,217	(32,192)	340,217	225,279	12/31/2009
161546FY7	4,136,277	2,201,131	(1,935,146)	2,201,131	671,769	12/31/2009
161551FW1	154,005	103,493	(50,512)	103,493	3,237	12/31/2009
161631AV8	42,128,293	40,838,840	(1,289,453)	40,838,840	30,045,941	12/31/2009
16163BAP9	29,341,512	28,968,116	(373,396)	28,968,116	13,865,667	12/31/2009
16165LAG5	13,821,284	13,647,764	(173,520)	13,647,764	7,986,973	12/31/2009
16165TBJ1	10,448,900	10,263,761	(185,139)	10,263,761	6,816,639	12/31/2009
170255AS2	15,112,930	14,773,335	(339,595)	14,773,335	11,552,634	12/31/2009
17025JAB9	9,459,235	9,190,500	(268,735)	9,190,500	4,008,065	12/31/2009
17025JAB9	28,874,314	28,054,001	(820,313)	28,054,001	12,234,618	12/31/2009
17025TAV3	28,498,552	27,463,403	(1,035,149)	27,463,403	15,287,882	12/31/2009
172973W62	440,184	436,545	(3,639)	436,545	313,988	12/31/2009
17309YAD9	20,217,243	19,172,925	(1,044,318)	19,172,925	12,006,899	12/31/2009
17310AAR7	32,963,982	32,409,718	(554,264)	32,409,718	20,022,763	12/31/2009

227	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
17310MAQ3	$15,046,908	$11,646,343		$(3,400,565)	$11,646,343	$1,856,580	12/31/2009
17310MAS9	1,275,932	960,222		(315,710)	960,222	414,852	12/31/2009
17312FAD5	9,855,551	9,846,320		(9,231)	9,846,320	7,494,675	12/31/2009
190749AN1	1,490,230	1,163,840		(326,390)	1,163,840	360,290	12/31/2009
19075CAK9	10,988,235	5,934,671		(5,053,564)	5,934,671	4,175,325	12/31/2009
19075CAL7	4,094,402	2,993,689		(1,100,713)	2,993,689	3,540,530	12/31/2009
19075CAM5	1,087,743	779,994		(307,749)	779,994	719,115	12/31/2009
19075CAN3	841,743	620,145		(221,598)	620,145	500,000	12/31/2009
19075CAS2	3,735,011	3,321,386		(413,625)	3,321,386	2,419,440	12/31/2009
20047EAP7	3,693,912	2,729,624		(964,288)	2,729,624	4,169,656	12/31/2009
20173MAN0	19,810,076	7,538,530		(12,271,546)	7,538,530	3,457,580	12/31/2009
20173MAQ3	1,220,517	672,398		(548,119)	672,398	450,000	12/31/2009
20173VAM2	7,613,342	6,145,038		(1,468,304)	6,145,038	1,986,190	12/31/2009
22544QAK5	17,504,444	15,077,211		(2,427,233)	15,077,211	3,463,938	12/31/2009
22544QAM1	19,198,558	6,452,459		(12,746,099)	6,452,459	3,771,547	12/31/2009
22544QAN9	3,673,347	2,374,304		(1,299,043)	2,374,304	1,541,414	12/31/2009
22544QAP4	1,395,672	1,013,001		(382,671)	1,013,001	841,401	12/31/2009
22544QAQ2	2,386,341	1,713,686		(672,655)	1,713,686	1,332,980	12/31/2009
225458DT2	2,910,803	2,893,702		(17,101)	2,893,702	1,143,105	12/31/2009
225458SB5	14,087,585	14,001,463		(86,122)	14,001,463	3,794,631	12/31/2009
22545XAP8	2,080,603	858,458		(1,222,145)	858,458	2,707,527	12/31/2009
22545XAQ6	1,601,753	—	*	(1,601,753)	—	1,117,160	12/31/2009
22545YAQ4	16,380,576	9,249,972		(7,130,604)	9,249,972	2,061,587	12/31/2009
22545YAS0	7,162,378	6,066,179		(1,096,199)	6,066,179	2,435,132	12/31/2009
225470H22	970,504	913,918		(56,586)	913,918	879,984	12/31/2009
251510CY7	6,174,468	6,128,159		(46,309)	6,128,159	2,385,464	12/31/2009
251510ET6	6,610,704	6,129,009		(481,695)	6,129,009	1,531,776	12/31/2009
294751FB3	4,704,156	4,472,358		(231,798)	4,472,358	941,193	12/31/2009
294751FC1	2,323,121	1,249,074		(1,074,047)	1,249,074	395,093	12/31/2009
294754AY2	5,853,602	5,588,893		(264,709)	5,588,893	4,304,994	12/31/2009
32051G2J3	19,664,606	19,456,027		(208,579)	19,456,027	15,337,214	12/31/2009
32051GDH5	5,217,232	4,028,086		(1,189,146)	4,028,086	3,390,503	12/31/2009
32051GFL4	7,842,427	7,595,406		(247,021)	7,595,406	5,536,785	12/31/2009
36157TJG7	1,804,125	1,308,394		(495,731)	1,308,394	1,469,454	12/31/2009
361849S29	6,462,883	4,691,114		(1,771,769)	4,691,114	1,678,015	12/31/2009
36228CXK4	14,878,974	14,014,915		(864,059)	14,014,915	1,650,000	12/31/2009
36228CYQ0	24,033,161	23,095,688		(937,473)	23,095,688	7,171,836	12/31/2009
3622ECAH9	6,009,448	5,942,640		(66,808)	5,942,640	2,934,538	12/31/2009
3622MPBE7	50,481,437	50,370,399		(111,038)	50,370,399	39,532,250	12/31/2009
3622MSAC6	2,256,915	1,320,709		(936,206)	1,320,709	1,198,500	12/31/2009
362332AM0	6,642,090	4,602,455		(2,039,635)	4,602,455	1,911,030	12/31/2009
362332AN8	3,128,933	473,329		(2,655,604)	473,329	856,025	12/31/2009
362332AT5	8,451,782	642,221		(7,809,561)	642,221	2,520,945	12/31/2009
362332AV0	3,936,084	668,865		(3,267,219)	668,865	1,640,000	12/31/2009
362334QC1	9,544,327	9,182,164		(362,163)	9,182,164	7,009,589	12/31/2009
362669AQ6	10,133,998	10,076,618		(57,380)	10,076,618	6,805,070	12/31/2009

TIAA-CREF Investment Horizon Annuity Prospectus	228

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
36298JAC7	$9,824,095	$7,485,905		$(2,338,190)	$7,485,905	$1,299,000	12/31/2009
36828QSL1	1,764,915	977,473		(787,442)	977,473	908,306	12/31/2009
45660LPD5	13,759,047	13,655,346		(103,701)	13,655,346	9,245,813	12/31/2009
46412QAD9	4,768,657	4,752,037		(16,620)	4,752,037	1,247,784	12/31/2009
46614KAB2	2,754,987	2,069,970		(685,017)	2,069,970	500,000	12/31/2009
46625M2W8	1,230,406	1,196,250		(34,156)	1,196,250	169,265	12/31/2009
46625MQ93	2,095,225	474,700		(1,620,525)	474,700	146,389	12/31/2009
46625MZH5	1,179,409	1,094,197		(85,212)	1,094,197	490,187	12/31/2009
46625MZJ1	2,162,622	259,295		(1,903,327)	259,295	342,817	12/31/2009
46625MZK8	2,331,637	—	*	(2,331,637)	—	302,478	12/31/2009
46625MZL6	44,886	—	*	(44,886)	—	225,453	12/31/2009
46625YC68	3,016,699	1,949,218		(1,067,481)	1,949,218	439,970	12/31/2009
46625YQ89	1,513,711	1,156,511		(357,200)	1,156,511	800,079	12/31/2009
46625YQ97	994,984	852,693		(142,291)	852,693	1,010,060	12/31/2009
46627MAC1	11,109,835	11,107,913		(1,922)	11,107,913	5,679,297	12/31/2009
46628CAD0	19,859,800	19,289,493		(570,307)	19,289,493	12,805,916	12/31/2009
46628SAG8	26,022,755	24,189,294		(1,833,461)	24,189,294	13,494,828	12/31/2009
46628YBK5	29,479,163	29,064,914		(414,249)	29,064,914	12,713,916	12/31/2009
46628YBP4	15,611,011	15,328,042		(282,969)	15,328,042	9,316,003	12/31/2009
46629YAM1	16,337,536	15,714,000		(623,536)	15,714,000	4,461,220	12/31/2009
46629YAQ2	1,460,898	1,180,316		(280,582)	1,180,316	1,011,940	12/31/2009
46630AAG3	450,846	429,259		(21,587)	429,259	360,000	12/31/2009
46630JAQ2	30,100,789	28,949,901		(1,150,888)	28,949,901	11,111,370	12/31/2009
46630JAS8	2,912,412	2,596,223		(316,189)	2,596,223	2,667,440	12/31/2009
46630JAU3	4,457,046	3,568,616		(888,430)	3,568,616	4,334,260	12/31/2009
46630JAW9	3,084,864	2,480,742		(604,122)	2,480,742	3,159,820	12/31/2009
46631BAP0	16,557,726	9,978,276		(6,579,450)	9,978,276	2,458,651	12/31/2009
46632HAR2	2,993,238	2,071,845		(921,393)	2,071,845	863,376	12/31/2009
50177AAL3	9,847,630	2,320,838		(7,526,792)	2,320,838	1,603,730	12/31/2009
50179AAM9	3,872,820	2,919,211		(953,609)	2,919,211	480,000	12/31/2009
50179AAN7	1,687,002	1,350,628		(336,374)	1,350,628	549,000	12/31/2009
50179AAS6	1,625,796	1,300,608		(325,188)	1,300,608	524,370	12/31/2009
50180CAV2	824,030	740,070		(83,960)	740,070	720,000	12/31/2009
50180JAM7	5,085,004	4,203,919		(881,085)	4,203,919	1,700,000	12/31/2009
50180JAR6	2,635,610	2,240,013		(395,597)	2,240,013	840,000	12/31/2009
52108HSR6	6,799,961	2,694,967		(4,104,994)	2,694,967	1,660,414	12/31/2009
52108HST2	5,299,935	2,114,928		(3,185,007)	2,114,928	1,280,942	12/31/2009
52108HSV7	4,566,802	1,859,367		(2,707,435)	1,859,367	1,111,033	12/31/2009
52108HZ80	6,961,779	5,822,810		(1,138,969)	5,822,810	1,828,078	12/31/2009
525221EB9	4,999,219	4,976,531		(22,688)	4,976,531	2,699,322	12/31/2009
525221EB9	24,996,094	24,882,653		(113,441)	24,882,653	13,496,608	12/31/2009
525221JW8	42,492,282	40,532,474		(1,959,808)	40,532,474	25,739,305	12/31/2009
52522HAL6	40,000,000	39,094,709		(905,291)	39,094,709	17,347,248	12/31/2009
55312TAH6	10,038,969	7,114,883		(2,924,086)	7,114,883	2,796,660	12/31/2009
55312TAJ2	4,409,205	2,116,859		(2,292,346)	2,116,859	2,034,828	12/31/2009
55312TAK9	5,861,263	4,227,537		(1,633,726)	4,227,537	3,406,325	12/31/2009

229	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
55312TAQ6	$627,674	$—	[2]	$(29,932)	$597,742	$597,742	12/31/2009
55312TAR4	692,324	—	[2]	(41,516)	650,808	650,808	12/31/2009
55312VAR9	20,572,173	19,840,853		(731,320)	19,840,853	3,954,150	12/31/2009
55312YAJ1	3,719,481	1,734,574		(1,984,907)	1,734,574	3,123,960	12/31/2009
55312YAK8	1,238,011	832,561		(405,450)	832,561	1,387,912	12/31/2009
576434GR9	2,302,714	2,299,657		(3,057)	2,299,657	1,342,087	12/31/2009
576434SW5	11,501,301	11,319,423		(181,878)	11,319,423	6,428,454	12/31/2009
59022HEC2	4,863,526	1,462,290		(3,401,236)	1,462,290	2,343,838	12/31/2009
59022HED0	254,509	182,000		(72,509)	182,000	271,585	12/31/2009
59022HEE8	143,242	124,815		(18,427)	124,815	155,145	12/31/2009
59025KAK8	19,132,586	18,816,090		(316,496)	18,816,090	6,127,020	12/31/2009
60687UAM9	5,359,678	3,522,644		(1,837,034)	3,522,644	724,072	12/31/2009
60687VAM7	1,011,356	718,736		(292,620)	718,736	973,765	12/31/2009
60687VAN5	467,103	343,023		(124,080)	343,023	551,651	12/31/2009
60688BAM0	5,814,544	2,690,005		(3,124,539)	2,690,005	1,276,092	12/31/2009
60688BAS7	2,980,912	2,368,385		(612,527)	2,368,385	1,370,490	12/31/2009
617453AD7	1,542,447	1,438,751		(103,696)	1,438,751	1,055,068	12/31/2009
61745MTQ6	3,511,230	3,145,941		(365,289)	3,145,941	467,827	12/31/2009
61745MU68	2,521,714	2,318,144		(203,570)	2,318,144	1,326,172	12/31/2009
61749EAE7	21,937,113	20,632,744		(1,304,369)	20,632,744	14,241,794	12/31/2009
61749MAC3	4,982,502	3,122,849		(1,859,653)	3,122,849	1,248,255	12/31/2009
61749MAD1	3,971,145	869,200		(3,101,945)	869,200	1,097,016	12/31/2009
61749MAE9	649,935	537,517		(112,418)	537,517	973,452	12/31/2009
61749MAF6	335,488	309,596		(25,892)	309,596	444,996	12/31/2009
61749MAG4	245,789	226,491		(19,298)	226,491	295,570	12/31/2009
61749WAH0	5,831,762	5,444,731		(387,031)	5,444,731	4,125,921	12/31/2009
61749WAJ6	3,826,597	3,730,700		(95,897)	3,730,700	2,791,770	12/31/2009
61750HAN6	5,794,800	4,054,044		(1,740,756)	4,054,044	601,333	12/31/2009
61750YAF6	33,373,686	32,686,865		(686,821)	32,686,865	16,663,416	12/31/2009
61751NAQ5	2,487,197	1,664,541		(822,656)	1,664,541	589,020	12/31/2009
61751NAR3	1,028,941	880,327		(148,614)	880,327	400,000	12/31/2009
61752JAF7	12,681,357	12,380,156		(301,201)	12,380,156	9,537,557	12/31/2009
61753JAN9	1,142,224	984,350		(157,874)	984,350	877,061	12/31/2009
61754KAN5	29,809,708	29,531,670		(278,038)	29,531,670	5,844,840	12/31/2009
61754KAP0	13,409,091	4,918,205		(8,490,886)	4,918,205	2,666,250	12/31/2009
643529AD2	13,146,934	13,050,002		(96,932)	13,050,002	9,017,512	12/31/2009
74438WAN6	1,816,058	1,072,747		(743,311)	1,072,747	458,439	12/31/2009
74438WAP1	49,158	—	*	(49,158)	—	141,563	12/31/2009
74924PAJ1	936,873	519,462		(417,411)	519,462	328,120	12/31/2009
74951PEA2	3,495,148	1,433,284		(2,061,864)	1,433,284	835,487	12/31/2009
749577AL6	19,105,048	18,361,591		(743,457)	18,361,591	8,706,964	12/31/2009
74957EAE7	18,387,988	18,193,031		(194,957)	18,193,031	12,426,822	12/31/2009
74957EAF4	38,816,646	38,362,975		(453,671)	38,362,975	30,535,097	12/31/2009
74957VAQ2	22,747,844	22,214,688		(533,156)	22,214,688	17,832,166	12/31/2009
74957XAF2	37,231,074	36,852,426		(378,648)	36,852,426	26,262,639	12/31/2009
749583AH3	10,731,811	10,129,812		(601,999)	10,129,812	4,117,628	12/31/2009

TIAA-CREF Investment Horizon Annuity Prospectus	230

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
74958AAD6	$32,866,792	$31,650,698		$(1,216,094)	$31,650,698	$25,854,525	12/31/2009
74958AAH7	29,073,808	27,518,939		(1,554,869)	27,518,939	17,192,658	12/31/2009
74958BAH5	27,755,168	26,705,568		(1,049,600)	26,705,568	17,197,206	12/31/2009
74958EAD8	49,662,273	49,333,700		(328,573)	49,333,700	37,201,145	12/31/2009
75115CAG2	9,239,147	8,856,644		(382,503)	8,856,644	4,622,037	12/31/2009
75971EAF3	467,367	426,479		(40,888)	426,479	249,442	12/31/2009
760985CM1	1,269,068	1,011,624		(257,444)	1,011,624	804,386	12/31/2009
760985SS1	6,542,585	6,519,651		(22,934)	6,519,651	2,957,601	12/31/2009
760985U66	182,646	71,279		(111,367)	71,279	31,872	12/31/2009
76110H5M7	110,543	107,800		(2,743)	107,800	93,788	12/31/2009
76110HHB8	4,318,025	3,800,654		(517,371)	3,800,654	1,572,093	12/31/2009
76110HQT9	1,441,903	1,286,427		(155,476)	1,286,427	541,109	12/31/2009
76110HSH3	3,131,045	2,652,424		(478,621)	2,652,424	583,025	12/31/2009
76110HX53	10,788,610	10,730,777		(57,833)	10,730,777	6,894,858	12/31/2009
76110HX87	24,320,507	23,938,919		(381,588)	23,938,919	15,338,776	12/31/2009
76110WQA7	17,189,799	15,628,688		(1,561,111)	15,628,688	5,701,419	12/31/2009
76110WQU3	4,478,236	2,780,527		(1,697,709)	2,780,527	1,017,879	12/31/2009
76110WRX6	3,720,469	2,952,563		(767,906)	2,952,563	628,962	12/31/2009
76110WXR2	9,699,484	9,369,981		(329,503)	9,369,981	4,053,679	12/31/2009
761118CZ9	11,726,512	11,266,871		(459,641)	11,266,871	4,579,678	12/31/2009
761118PQ5	12,839,852	12,296,584		(543,268)	12,296,584	9,392,704	12/31/2009
76114DAE4	16,600,875	15,340,493		(1,260,382)	15,340,493	12,614,418	12/31/2009
84604CAE7	3,738,299	3,401,918		(336,381)	3,401,918	1,038,660	12/31/2009
86359DPP6	26,065,028	22,653,220		(3,411,808)	22,653,220	7,578,276	12/31/2009
87222PAE3	36,209,915	35,349,968		(859,947)	35,349,968	15,782,436	12/31/2009
87246AAP3	20,502,917	14,536,427		(5,966,490)	14,536,427	2,167,886	12/31/2009
92976UAA8	13,920,295	10,668,447		(3,251,848)	10,668,447	1,820,000	12/31/2009
92977QAP3	13,540,376	8,896,827		(4,643,549)	8,896,827	2,906,604	12/31/2009
92977QAQ1	4,916,523	3,218,603		(1,697,920)	3,218,603	2,611,154	12/31/2009
92978MAN6	25,076,116	21,257,728		(3,818,388)	21,257,728	5,553,925	12/31/2009
92978MAT3	4,232,886	1,366,517		(2,866,369)	1,366,517	1,044,924	12/31/2009
92978QAJ6	41,868,287	34,756,308		(7,111,979)	34,756,308	17,803,755	12/31/2009
92978QAN7	1,054,106	588,222		(465,884)	588,222	1,852,940	12/31/2009
92978QAP2	1,006,290	586,700		(419,590)	586,700	1,681,690	12/31/2009
92978QAR8	2,428,623	2,009,686		(418,937)	2,009,686	3,686,283	12/31/2009
92978TAL5	23,643,133	22,488,549		(1,154,584)	22,488,549	8,652,630	12/31/2009
92978TAM3	7,091,481	5,731,599		(1,359,882)	5,731,599	7,777,740	12/31/2009
939344AN7	7,558,129	—	[2]	(1,492,699)	6,065,430	6,065,430	12/31/2009
94980KAQ5	891,257	697,126		(194,131)	697,126	605,375	12/31/2009
94980SAS4	37,892,867	37,298,560		(594,307)	37,298,560	19,209,448	12/31/2009
94980SBJ3	19,025,324	18,852,599		(172,725)	18,852,599	9,434,204	12/31/2009
949837AF5	69,395,783	69,077,308		(318,475)	69,077,308	37,135,283	12/31/2009
949837BE7	20,118,623	19,943,534		(175,089)	19,943,534	14,029,989	12/31/2009
949837BK3	8,651,946	8,601,312		(50,634)	8,601,312	6,121,859	12/31/2009
949837CC0	26,170,357	25,669,010		(501,347)	25,669,010	17,713,389	12/31/2009
94983BAP4	15,664,980	15,471,918		(193,062)	15,471,918	11,295,344	12/31/2009

231	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
94984AAR1	$29,306,329	$29,299,321		$(7,008)	$29,299,321	$14,513,796	12/31/2009
94984FAR0	35,392,208	35,362,908		(29,300)	35,362,908	25,486,630	12/31/2009
94984XAB6	9,930,589	9,542,007		(388,582)	9,542,007	4,478,081	12/31/2009
94984XAD2	8,215,869	7,891,136		(324,733)	7,891,136	3,736,617	12/31/2009
94984XAM2	12,527,390	12,047,711		(479,679)	12,047,711	6,848,925	12/31/2009
94985JAB6	49,089,904	48,927,100		(162,804)	48,927,100	27,457,860	12/31/2009
94985JBR0	30,201,956	29,492,146		(709,810)	29,492,146	11,724,021	12/31/2009
94985JCA6	30,000,000	28,972,050		(1,027,950)	28,972,050	23,547,594	12/31/2009
94985LAD7	15,416,713	15,332,698		(84,015)	15,332,698	10,789,988	12/31/2009
94985RAP7	63,260,667	61,811,840		(1,448,827)	61,811,840	41,620,166	12/31/2009
94985WAP6	24,098,090	23,541,749		(556,341)	23,541,749	18,898,058	12/31/2009
94985WAQ4	71,553,189	70,433,050		(1,120,139)	70,433,050	28,405,225	12/31/2009
94985WBL4	37,767,886	37,226,500		(541,386)	37,226,500	25,982,515	12/31/2009
94986AAC2	113,043,780	111,243,241		(1,800,539)	111,243,241	79,103,383	12/31/2009
90264AAA7	40,000,000	—	[2]	(9,150,000)	30,850,000	31,300,000	12/31/2009
126670QT8	4,999,957	3,628,335		(1,371,622)	3,628,335	1,948,947	9/30/2009
126670QU5	19,998,914	12,696,540		(7,302,374)	12,696,540	7,020,652	9/30/2009
251511AC5	18,175,550	14,861,707		(3,313,843)	14,861,707	8,959,648	9/30/2009
33848JAC9	9,112,868	6,923,454		(2,189,414)	6,923,454	6,366,877	9/30/2009
3622ECAK2	20,941,477	18,788,252		(2,153,225)	18,788,252	11,474,209	9/30/2009
3622ELAD8	50,223,381	44,199,500		(6,023,881)	44,199,500	26,566,545	9/30/2009
362334NC4	17,932,324	14,708,014		(3,224,310)	14,708,014	8,351,942	9/30/2009
362375AD9	19,344,302	15,288,032		(4,056,270)	15,288,032	10,719,528	9/30/2009
395386AP0	16,986,719	14,017,799		(2,968,920)	14,017,799	11,738,682	9/30/2009
525221CM7	28,026,636	24,254,757		(3,771,879)	24,254,757	7,226,630	9/30/2009
525221JW8	44,542,371	42,492,282		(2,050,089)	42,492,282	25,949,093	9/30/2009
52523KAH7	14,909,635	11,956,832		(2,952,803)	11,956,832	8,970,537	9/30/2009
61750YAF6	39,999,988	33,373,686		(6,626,302)	33,373,686	18,338,272	9/30/2009
61752JAF7	14,943,281	12,681,357		(2,261,924)	12,681,357	8,250,000	9/30/2009
74040KAC6	4,810,269	—	[2]	(515,386)	4,294,883	4,294,883	9/30/2009
87222PAE3	39,983,008	36,209,916		(3,773,092)	36,209,916	16,649,220	9/30/2009
036510AB1	4,581,160	3,134,629		(1,446,531)	3,134,629	471,803	9/30/2009
03702YAC4	2,162,800	—	[2]	(432,560)	1,730,240	1,730,240	9/30/2009
05947UJV1	312,746	—	[2]	(90,811)	221,935	221,935	9/30/2009
05947UWA2	1,738,023	767,441		(970,582)	767,441	212,822	9/30/2009
05947UWB0	791,256	131,202		(660,054)	131,202	100,361	9/30/2009
05950EAP3	4,884,794	1,370,873		(3,513,921)	1,370,873	715,945	9/30/2009
059511AM7	5,904,407	3,154,584		(2,749,823)	3,154,584	750,192	9/30/2009
059511AS4	6,726,167	1,707,661		(5,018,506)	1,707,661	855,021	9/30/2009
059511AU9	9,752,428	2,073,166		(7,679,262)	2,073,166	1,137,750	9/30/2009
07387BEQ2	7,985,888	6,510,227		(1,475,661)	6,510,227	1,649,017	9/30/2009
07388RAN7	10,040,541	9,125,638		(914,903)	9,125,638	1,940,070	9/30/2009
07388RAP2	6,515,045	1,971,040		(4,544,005)	1,971,040	1,059,461	9/30/2009
07388VAL2	18,797,504	11,722,177		(7,075,327)	11,722,177	2,502,987	9/30/2009
07388YBA9	10,701,132	3,390,725		(7,310,407)	3,390,725	770,000	9/30/2009
07401DAN1	9,459,397	2,892,020		(6,567,377)	2,892,020	861,453	9/30/2009

TIAA-CREF Investment Horizon Annuity Prospectus	232

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
12513YAP5	$5,018,081	$1,266,627	$(3,751,454)	$1,266,627	$400,000	9/30/2009
19075CAK9	15,052,911	10,989,000	(4,063,911)	10,989,000	2,273,985	9/30/2009
19075CAL7	14,220,451	4,095,130	(10,125,321)	4,095,130	1,907,778	9/30/2009
19075CAM5	5,017,824	1,088,000	(3,929,824)	1,088,000	450,000	9/30/2009
19075CAN3	5,017,830	842,000	(4,175,830)	842,000	400,000	9/30/2009
19075CAS2	30,351,166	3,735,010	(26,616,156)	3,735,010	2,419,440	9/30/2009
20047EAP7	10,886,649	3,667,140	(7,219,509)	3,667,140	720,850	9/30/2009
20173VAM2	9,537,950	7,613,342	(1,924,608)	7,613,342	2,640,870	9/30/2009
22544QAM1	25,959,195	19,198,558	(6,760,637)	19,198,558	2,598,478	9/30/2009
22544QAN9	13,672,024	3,673,346	(9,998,678)	3,673,346	1,221,097	9/30/2009
22544QAP4	4,970,573	1,387,115	(3,583,458)	1,387,115	715,966	9/30/2009
225470H22	3,888,986	970,505	(2,918,481)	970,505	240,000	9/30/2009
362332AT5	15,051,925	8,451,781	(6,600,144)	8,451,781	2,285,175	9/30/2009
36828QSL1	2,972,198	1,764,915	(1,207,283)	1,764,915	611,917	9/30/2009
396789KF5	5,378,625	4,506,021	(872,604)	4,506,021	1,194,307	9/30/2009
46614KAB2	9,657,805	2,800,420	(6,857,385)	2,800,420	500,000	9/30/2009
46625YQ89	3,430,992	1,513,711	(1,917,281)	1,513,711	581,182	9/30/2009
46629YAM1	20,070,948	16,337,536	(3,733,412)	16,337,536	3,476,200	9/30/2009
46630JAS8	10,035,389	2,912,412	(7,122,977)	2,912,412	1,108,700	9/30/2009
46632HAR2	4,028,186	2,987,063	(1,041,123)	2,987,063	657,928	9/30/2009
50180CAM2	11,464,618	2,607,049	(8,857,569)	2,607,049	1,573,335	9/30/2009
55312TAJ2	9,036,266	4,409,675	(4,626,591)	4,409,675	1,432,692	9/30/2009
55312TAK9	24,178,234	5,855,254	(18,322,980)	5,855,254	2,631,250	9/30/2009
55312TAR4	701,767	692,323	(9,444)	692,323	849,940	9/30/2009
55312VAR9	22,585,862	20,572,173	(2,013,689)	20,572,173	2,925,000	9/30/2009
55312YAJ1	15,059,261	3,720,260	(11,339,001)	3,720,260	3,310,965	9/30/2009
55312YAK8	8,031,810	1,238,428	(6,793,382)	1,238,428	1,521,368	9/30/2009
55312YAL6	10,039,591	1,036,649	(9,002,942)	1,036,649	1,268,330	9/30/2009
55312YAS1	10,039,851	682,106	(9,357,745)	682,106	1,273,890	9/30/2009
55312YAT9	2,141,339	1,234,413	(906,926)	1,234,413	1,800,000	9/30/2009
59023BAL8	4,930,792	4,713,154	(217,638)	4,713,154	604,725	9/30/2009
60687VAM7	5,018,438	1,011,356	(4,007,082)	1,011,356	581,350	9/30/2009
60688BAM0	8,279,911	5,814,544	(2,465,367)	5,814,544	2,036,952	9/30/2009
60688BAS7	9,910,681	2,980,912	(6,929,769)	2,980,912	2,100,637	9/30/2009
606935AQ7	4,916,561	1,051,034	(3,865,527)	1,051,034	812,775	9/30/2009
61745MU68	3,909,052	2,521,714	(1,387,338)	2,521,714	949,776	9/30/2009
61746WE63	5,393,259	4,810,580	(582,679)	4,810,580	1,369,482	9/30/2009
61749MAE9	3,953,068	649,935	(3,303,133)	649,935	783,732	9/30/2009
61750CAS6	9,000,000	5,734,363	(3,265,637)	5,734,363	1,779,777	9/30/2009
61751NAQ5	4,014,486	2,487,197	(1,527,289)	2,487,197	496,676	9/30/2009
61753JAL3	10,039,489	1,923,248	(8,116,241)	1,923,248	1,497,480	9/30/2009
61754KAP0	16,333,731	13,409,091	(2,924,640)	13,409,091	1,823,465	9/30/2009
74438WAN6	2,435,634	1,816,058	(619,576)	1,816,058	483,756	9/30/2009
92978QAJ6	44,853,705	41,898,576	(2,955,129)	41,898,576	23,143,606	9/30/2009
92978QAN7	10,035,032	1,054,620	(8,980,412)	1,054,620	1,308,000	9/30/2009
92978QAP2	10,035,430	1,006,809	(9,028,621)	1,006,809	1,227,540	9/30/2009

233	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
92978QAR8	$33,913,365	$2,428,623		$(31,484,742)	$2,428,623	$2,703,520	9/30/2009
92978QAT4	2,207,457	(307,191)		(2,514,648)	(307,191)	1,400,000	9/30/2009
92978TAL5	30,104,829	23,644,657		(6,460,172)	23,644,657	5,013,420	9/30/2009
92978TAM3	30,106,380	7,091,481		(23,014,899)	7,091,481	4,660,680	9/30/2009
02151CBD7	30,078,496	28,536,105		(1,542,391)	28,536,105	22,051,302	9/30/2009
12566XAG3	17,348,888	15,725,340		(1,623,548)	15,725,340	6,953,865	9/30/2009
02147QAE2	49,228,610	45,152,500		(4,076,110)	45,152,500	36,433,950	9/30/2009
12544RAL2	9,625,351	8,883,000		(742,351)	8,883,000	5,950,703	9/30/2009
12566XAE8	36,726,158	34,342,512		(2,383,646)	34,342,512	23,452,904	9/30/2009
16165TBJ1	11,550,415	10,448,900		(1,101,515)	10,448,900	6,535,688	9/30/2009
46627MAC1	11,998,763	11,109,835		(888,928)	11,109,835	5,856,448	9/30/2009
362334ME1	30,218,777	—	[2]	(12,195,320)	18,023,457	18,023,457	6/30/2009
61749EAE7	25,483,761	—	[2]	(16,778,706)	8,705,055	8,705,055	6/30/2009
643529AD2	15,955,720	—	[2]	(8,979,720)	6,976,000	6,976,000	6/30/2009
74040KAC6	5,669,246	—	[2]	(858,977)	4,810,269	4,810,269	6/30/2009
939344AN7	6,948,092	—	[2]	(1,155,092)	5,793,000	5,793,000	6/30/2009
015386AD7	1,718,750	—	[2]	(172,250)	1,546,500	1,546,500	6/30/2009
46630AAG3	3,008,127	—	[2]	(2,599,827)	408,300	408,300	6/30/2009
46630AAC2	3,509,499	—	[2]	(2,982,749)	526,750	526,750	6/30/2009
22545YAS0	22,629,873	—	[2]	(20,705,482)	1,924,391	1,924,391	6/30/2009
46630JAU3	20,074,125	—	[2]	(17,918,125)	2,156,000	2,156,000	6/30/2009
50179AAN7	5,511,632	—	[2]	(4,650,800)	860,832	860,832	6/30/2009
362332AV0	20,707,546	—	[2]	(18,846,146)	1,861,400	1,861,400	6/30/2009
50179AAS6	7,520,314	—	[2]	(6,537,495)	982,819	982,819	6/30/2009
22545LAR0	16,935,085	—	[2]	(14,758,255)	2,176,830	2,176,830	6/30/2009
50179AAM9	4,015,625	—	[2]	(3,284,425)	731,200	731,200	6/30/2009
07388YBE1	6,678,995	—	[2]	(6,104,995)	574,000	574,000	6/30/2009
07388YBC5	6,807,716	—	[2]	(6,205,016)	602,700	602,700	6/30/2009
05950VAT7	5,720,982	—	[2]	(5,312,292)	408,690	408,690	6/30/2009
05947UJT6	1,000,436	—	[2]	(743,026)	257,410	257,410	6/30/2009
22545LAT6	5,426,647	—	[2]	(4,926,626)	500,021	500,021	6/30/2009
61751NAR3	4,002,195	—	[2]	(3,660,595)	341,600	341,600	6/30/2009
92978MAT3	5,464,600	—	[2]	(4,860,639)	603,961	603,961	6/30/2009
92977QAQ1	13,034,405	—	[2]	(11,980,105)	1,054,300	1,054,300	6/30/2009
61754JAN8	2,787,584	—	[2]	(2,427,884)	359,700	359,700	6/30/2009
61753JAN9	7,376,067	—	[2]	(6,286,655)	1,089,412	1,089,412	6/30/2009
61753JAM1	10,040,730	—	[2]	(8,673,730)	1,367,000	1,367,000	6/30/2009
50180JAL9	7,028,178	—	[2]	(5,882,278)	1,145,900	1,145,900	6/30/2009
61749MAF6	2,933,947	—	[2]	(2,552,647)	381,300	381,300	6/30/2009
61746WE89	934,072	—	[2]	(703,548)	230,524	230,524	6/30/2009
61746WE71	2,038,212	—	[2]	(1,558,205)	480,007	480,007	6/30/2009
59023BAM6	5,888,700	—	[2]	(4,806,900)	1,081,800	1,081,800	6/30/2009
59022HEC2	6,984,225	—	[2]	(5,699,025)	1,285,200	1,285,200	6/30/2009
50180JAM7	17,068,049	—	[2]	(14,611,549)	2,456,500	2,456,500	6/30/2009
59022HED0	2,244,466	—	[2]	(1,953,125)	291,341	291,341	6/30/2009
52108RCK6	13,624,490	—	[2]	(12,692,065)	932,425	932,425	6/30/2009

TIAA-CREF Investment Horizon Annuity Prospectus	234

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
50180JAR6	$12,048,727	$—	[2]	$(10,654,327)	$1,394,400	$1,394,400	6/30/2009
52108MDU4	7,906,789	—	[2]	(6,461,189)	1,445,600	1,445,600	6/30/2009
251510CY7	9,287,032	—	[2]	(7,029,696)	2,257,336	2,257,336	6/30/2009
52521RAS0	3,173,730	—	[2]	(1,672,517)	1,501,213	1,501,213	6/30/2009
02149HAK6	27,458,769	—	[2]	(13,202,360)	14,256,409	14,256,409	6/30/2009
75115CAG2	10,160,350	—	[2]	(5,511,758)	4,648,592	4,648,592	6/30/2009
126378AG3	16,952,099	—	[2]	(8,331,528)	8,620,571	8,620,571	3/31/2009
126378AH1	18,332,132	—	[2]	(8,896,772)	9,435,360	9,435,360	3/31/2009
152314DT4	406,084	—	[2]	(125,394)	280,690	280,690	3/31/2009
46628SAG8	28,479,557	—	[2]	(15,739,186)	12,740,371	12,740,371	3/31/2009
589929JS8	3,614,073	—	[2]	(977,614)	2,636,460	2,636,460	3/31/2009
61749WAH0	8,348,064	—	[2]	(3,723,256)	4,624,808	4,624,808	3/31/2009
61749WAJ6	4,840,214	—	[2]	(2,064,598)	2,775,616	2,775,616	3/31/2009
74040KAC6	6,735,434	—	[2]	(1,066,188)	5,669,246	5,669,246	3/31/2009
84604CAE7	4,395,157	—	[2]	(2,954,291)	1,440,866	1,440,866	3/31/2009
939344AN7	7,049,401	—	[2]	(101,309)	6,948,092	6,948,092	3/31/2009
03702YAC4	4,325,600	—	[2]	(2,162,800)	2,162,800	2,162,800	3/31/2009
12513YAR1	46,179,909	—	[2]	(43,275,482)	2,904,427	2,904,427	3/31/2009
190749AN1	5,165,844	—	[2]	(4,674,925)	490,919	490,919	3/31/2009
22544QAQ2	14,679,428	—	[2]	(13,730,058)	949,370	949,370	3/31/2009
22545DAL1	18,978,397	—	[2]	(17,449,489)	1,528,908	1,528,908	3/31/2009
46629YAQ2	5,060,345	—	[2]	(4,730,706)	329,639	329,639	3/31/2009
46630JAW9	20,076,375	—	[2]	(18,747,505)	1,328,870	1,328,870	3/31/2009
55312TAQ6	1,243,450	—	[2]	(615,776)	627,674	627,674	3/31/2009
55312TAR4	1,246,413	—	[2]	(544,645)	701,768	701,768	3/31/2009
59022HEE8	1,733,805	—	[2]	(1,545,986)	187,819	187,819	3/31/2009
59023BAN4	6,816,310	—	[2]	(5,908,928)	907,382	907,382	3/31/2009
05949AA67	7,180,337	—	[2]	(4,018,514)	3,161,823	3,161,823	3/31/2009
05949AA75	831,546	—	[2]	(270,990)	560,556	560,556	3/31/2009
12667FR98	9,441,206	—	[2]	(3,893,272)	5,547,934	5,547,934	3/31/2009
12669DN87	2,733,589	—	[2]	(1,410,077)	1,323,512	1,323,512	3/31/2009
251510ET6	12,727,050	—	[2]	(11,016,684)	1,710,366	1,710,366	3/31/2009
79548KJH2	51,335	—	[2]	(23,450)	27,885	27,885	3/31/2009
79548KJJ8	53,540	—	[2]	(21,307)	32,233	32,233	3/31/2009
79548KJK5	28,691	—	[2]	(12,508)	16,183	16,183	3/31/2009
02148FAW5	32,011,265	—	[2]	(13,311,789)	18,699,476	18,699,476	3/31/2009
12667G8B2	299,003	—	[2]	(124,689)	174,314	174,314	3/31/2009
76110H5M7	236,856	—	[2]	(153,532)	83,324	83,324	3/31/2009
76114DAE4	18,470,379	—	[2]	(12,205,478)	6,264,901	6,264,901	3/31/2009
76114DAE4	7,280,863	—	[2]	(2,325,579)	4,955,284	4,955,284	12/31/2008
015386AD7	2,437,500	—	[2]	(722,816)	1,714,684	1,714,684	12/31/2008
02148YAD6	24,448,783	—	[2]	(10,894,044)	13,554,738	13,554,738	12/31/2008
028909AC3	1,459,724	—	[2]	(481,866)	977,858	977,858	12/31/2008
03702YAC4	7,278,038	—	[2]	(2,952,438)	4,325,600	4,325,600	12/31/2008
05947UJV1	884,711	—	[2]	(566,669)	318,042	318,042	12/31/2008

235	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
05947UWC8	$724,284	$—	[2]	$(637,873)	$86,411	$86,411	12/31/2008
05947UWD6	917,748	—	[2]	(838,199)	79,549	79,549	12/31/2008
05949AA75	2,375,256	—	[2]	(1,542,097)	833,159	833,159	12/31/2008
05949AM23	5,328,628	—	[2]	(3,347,549)	1,981,079	1,981,079	12/31/2008
05949AM31	1,618,515	—	[2]	(1,265,231)	353,284	353,284	12/31/2008
073945AS6	1,754,077	—	[2]	(1,498,173)	255,904	255,904	12/31/2008
12558MBP6	16,579,545	—	[2]	(13,472,642)	3,106,903	3,106,903	12/31/2008
12667G8B2	444,952	—	[2]	(146,728)	298,224	298,224	12/31/2008
12669EWZ5	4,405,837	—	[2]	(2,024,744)	2,381,093	2,381,093	12/31/2008
152314DT4	1,149,308	—	[2]	(750,425)	398,883	398,883	12/31/2008
17310MAS9	4,015,015	—	[2]	(3,485,815)	529,200	529,200	12/31/2008
20173MAQ3	4,869,808	—	[2]	(4,234,308)	635,500	635,500	12/31/2008
21075WCJ2	1,407,861	—	[2]	(377,699)	1,030,162	1,030,162	12/31/2008
22540VHN5	2,463,713	—	[2]	(1,124,977)	1,338,736	1,338,736	12/31/2008
22545LAV1	4,260,344	—	[2]	(3,754,459)	505,885	505,885	12/31/2008
22545XAP8	33,792,994	—	[2]	(29,365,135)	4,427,859	4,427,859	12/31/2008
294751DY5	1,586,038	—	[2]	(894,024)	692,014	692,014	12/31/2008
294751FC1	2,299,916	—	[2]	(1,875,560)	424,356	424,356	12/31/2008
36228CDP5	750,894	—	[2]	(532,759)	218,135	218,135	12/31/2008
3622ECAH9	9,815,000	—	[2]	(6,403,699)	3,411,301	3,411,301	12/31/2008
3622MSAC6	14,658,028	—	[2]	(12,858,028)	1,800,000	1,800,000	12/31/2008
38500XAM4	3,263,688	—	[2]	(2,878,688)	385,000	385,000	12/31/2008
46412QAD9	6,997,504	—	[2]	(5,554,244)	1,443,260	1,443,260	12/31/2008
46625M2W8	1,708,545	—	[2]	(1,550,593)	157,952	157,952	12/31/2008
46625M2Y4	596,284	—	[2]	(442,858)	153,426	153,426	12/31/2008
46625YQ97	4,931,368	—	[2]	(4,159,368)	772,000	772,000	12/31/2008
50179MBT7	7,930,571	—	[2]	(6,789,914)	1,140,656	1,140,656	12/31/2008
50180CAV2	6,024,175	—	[2]	(5,211,175)	813,000	813,000	12/31/2008
50180CAW0	7,183,387	—	[2]	(6,315,658)	867,729	867,729	12/31/2008
53944MAC3	6,954,397	—	[2]	(5,694,397)	1,260,000	1,260,000	12/31/2008
55312TAQ6	3,817,868	—	[2]	(2,574,418)	1,243,450	1,243,450	12/31/2008
55312TAR4	3,616,402	—	[2]	(2,369,989)	1,246,413	1,246,413	12/31/2008
55312YAT9	20,004,831	—	[2]	(17,949,031)	2,055,800	2,055,800	12/31/2008
589929JS8	4,196,584	—	[2]	(460,813)	3,735,771	3,735,771	12/31/2008
59022HEF5	1,041,525	—	[2]	(907,992)	133,533	133,533	12/31/2008
60687VAN5	3,276,152	—	[2]	(2,857,652)	418,500	418,500	12/31/2008
617453AC9	4,941,714	—	[2]	(4,307,214)	634,500	634,500	12/31/2008
617453AD7	6,839,059	—	[2]	(6,037,244)	801,815	801,815	12/31/2008
61746WE97	982,114	—	[2]	(622,238)	359,876	359,876	12/31/2008
61746WF21	198,149	—	[2]	(108,779)	89,370	89,370	12/31/2008
61749MAG4	2,463,365	—	[2]	(2,174,584)	288,781	288,781	12/31/2008
70556RAD3	41,824,931	—	[2]	(16,186,786)	25,638,145	25,638,145	12/31/2008
74040KAC6	14,387,860	—	[2]	(7,644,893)	6,742,967	6,742,967	12/31/2008
74924PAJ1	1,071,735	—	[2]	(577,030)	494,705	494,705	12/31/2008
760985U58	380,419	—	[2]	(70,655)	309,764	309,764	12/31/2008
760985U66	166,134	—	[2]	(69,050)	97,084	97,084	12/31/2008

TIAA-CREF Investment Horizon Annuity Prospectus	236

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
76110HQT9	$2,966,509	$—	[2]	$(1,968,981)	$997,528	$997,528	12/31/2008
76110VLD8	2,354,851	—	[2]	(467,251)	1,887,601	1,887,601	12/31/2008
76110VPJ1	2,462,808	—	[2]	(780,464)	1,682,344	1,682,344	12/31/2008
76110VPU6	1,428,428	—	[2]	(659,001)	769,427	769,427	12/31/2008
76110VTQ1	6,999,985	—	[2]	(6,060,515)	939,470	939,470	12/31/2008
76110WRX6	4,096,799	—	[2]	(1,412,549)	2,684,250	2,684,250	12/31/2008
76110WVT0	1,123,115	—	[2]	(565,567)	557,549	557,549	12/31/2008
76113GAC2	4,756,743	—	[2]	(4,437,090)	319,653	319,653	12/31/2008
92978QAT4	20,021,630	—	[2]	(17,893,630)	2,128,000	2,128,000	12/31/2008
939344AN7	10,000,000	—	[2]	(3,054,200)	6,945,800	6,945,800	12/31/2008
93934DAQ0	87,351	—	[2]	(51,823)	35,528	35,528	12/31/2008
94980KAQ5	1,103,943	—	[2]	(643,629)	460,314	460,314	12/31/2008
004421RV7	9,463,168	7,747,697	[1]	(1,715,471)	7,747,697	7,003,715	9/30/2008
03702YAC4	21,627,908	—	[2]	(14,058,108)	7,569,800	7,569,800	9/30/2008
05949AM31	1,873,669	1,656,719	[1]	(216,950)	1,656,719	739,839	9/30/2008
12558MBP6	19,071,607	16,855,724	[1]	(2,215,883)	16,855,724	5,396,442	9/30/2008
55312TAQ6	10,046,558	—	[2]	(6,083,638)	3,962,920	3,962,920	9/30/2008
55312TAR4	11,893,403	—	[2]	(8,099,902)	3,793,501	3,793,501	9/30/2008
589929JS8	5,505,188	—	[2]	(694,732)	4,810,456	4,810,456	9/30/2008
59022HEF5	1,160,443	1,060,145	[1]	(100,298)	1,060,145	445,708	9/30/2008
74040KAC6	15,328,440	—	[2]	(940,580)	14,387,860	14,387,860	9/30/2008
86800YAA4	44,853,071	—	[2]	(17,120,021)	27,733,050	27,733,050	9/30/2008
316781AA1	14,886,100	—	[2]	(8,432,550)	6,563,550	6,563,550	9/30/2008
67088CAA5	20,000,000	—	[2]	(17,500,000)	2,500,000	2,500,000	9/30/2008
004421RV7	13,293,979	10,420,391	[1]	(2,873,588)	10,420,391	8,677,457	6/30/2008
05947UJV1	1,613,758	1,063,032	[1]	(550,726)	1,063,032	2,510,921	6/30/2008
152314DT4	1,874,385	1,222,995	[1]	(651,390)	1,222,995	1,436,123	6/30/2008
74040KAC6	16,983,047	—	[2]	(834,284)	16,148,763	16,148,763	6/30/2008
46625M2Y4	1,434,849	674,165	[1]	(760,684)	674,165	727,135	3/31/2008
61746WE97	1,687,099	1,085,336	[1]	(601,763)	1,085,336	1,710,037	3/31/2008
61746WF21	659,501	249,760	[1]	(409,741)	249,760	545,244	3/31/2008
68400XBL3	557,541	280,704	[1]	(276,837)	280,704	426,874	3/31/2008
760985U66	867,188	—	[2]	(536,924)	330,264	330,264	12/31/2007
363259AA0	15,000,000	—	[2]	(4,800,000)	10,200,000	10,200,000	12/31/2007
61746WF21	771,351	676,705	[1]	(94,646)	676,705	556,580	12/31/2007
760985U58	2,813,940	911,116	[1]	(1,902,824)	911,116	2,421,305	12/31/2007
76110WRX6	5,900,848	4,987,584	[1]	(913,264)	4,987,584	4,149,159	12/31/2007
652454BB4	10,000,000	—	[2]	(1,500,000)	8,500,000	8,500,000	9/30/2007
652454BC2	5,000,000	—	[2]	(850,000)	4,150,000	4,150,000	9/30/2007
52518RBE5	1,322,892	—	[2]	(333,510)	989,382	989,382	6/30/2006
74681@AK5	4,500,000	—	[2]	(2,487,421)	2,012,579	2,012,579	9/30/2003
Total				$(3,047,273,287)

[1]	Impairment based on undiscounted cash flows.
[2]	Impairment based on Fair Value.
*	Securities identified as having a net present value of $0.

237	TIAA-CREF Investment Horizon Annuity Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$0.00
Printing and engraving	20,000.00
Accounting fees and expenses	6,800.00
Legal fees and expenses	50,000.00
Miscellaneous	5,000.00

TOTAL EXPENSES	$81,800.00

*	Estimated.

Item 14. Indemnification of Directors and Officers.

The TIAA-CREF Life Insurance Company bylaws provide that the TIAA-CREF Life Insurance Company will indemnify, in the manner and to the fullest extent permitted by law, each person made or threatened to be made a party to any action, suit or proceeding, whether or not by or in the right of the TIAA-CREF Life Insurance Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she or his or her testator or intestate is or was a director, officer or employee of the TIAA-CREF Life Insurance Company, or is or was serving at the request of the TIAA-CREF Life Insurance Company as director, officer or employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director, officer or employee acted, in good faith, for a purpose that he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture trust, employee benefit plan or other enterprise, not opposed to, the best interests of the TIAA-CREF Life Insurance Company and in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. To the fullest extent permitted by law such indemnification shall include judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys’ fees. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the Superintendent of Insurance of the State of New York not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

Item 15. Recent Sales of Unregistered Securities

None.

TIAA-CREF Investment Horizon Annuity Prospectus	238

Item 16. Exhibits.

(1)	(A)	Principal Underwriter Distribution Agreement for the TIAA-CREF Life Insurance Company Unit Investment Trust Separate Accounts[6]
	(B)	Cash Disbursement and Reimbursement Agreement for the TIAA-CREF Life Insurance Company Unit Investment Trust Separate Accounts[6]

(2)		None

(3)	(A)	Charter of TIAA-CREF Life Insurance Company[1]
	(B)	Bylaws of TIAA-CREF Life Insurance Company[2]

(4)	(A)	TIAA-CREF Investment Horizon Annuity Contract[3]
	(B)	TIAA-CREF Investment Horizon Annuity Application[2]

(5)		Legality Opinion and Consent of Meredith Kornreich, Esquire

(10)	(A)	Investment Management Agreement dated December 10, 1996, by and between Teachers Insurance and Annuity Association of America and TIAA Life Insurance Company[2]
	(B)	Amended and Restated Service Agreement by and between Teachers Insurance and Annuity Association of America and TIAA-CREF Life Insurance Company dated as of January 1, 1999[2]
	(C)	Financial Support Agreement between Teachers Insurance and Annuity Association of America on behalf of TIAA-CREF Life Insurance Company dated November 2, 1998[2]
	(D)	Tax Allocation Agreement dated January 1, 1998 by and among TIAA Board of Overseers, Teachers Insurance and Annuity Association of America and the direct and indirect subsidiaries of TIAA listed on Schedule A to the Agreement[2]
	(E)	Master Independent Contractor Agreement between Teachers Insurance and Annuity Association of America and McCamish Systems, L.L.C. dated March 4, 2005[2]

(14)		TIAA-CREF Life Insurance Company Code of Ethics for Senior Financial Officers[5]

(21)		Subsidiaries of TIAA-CREF Life Insurance Company[5]

(23)	(A)	Consents of PricewaterhouseCoopers LLP

(24)	(A)	Powers of Attorney for all directors and senior officers[7]

[1]	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, filed December 9, 1998 (File No. 333-61761).

[2]	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 13, 2008 (File No. 333-149714).

[3]	Incorporated by reference to the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed July 18, 2008 (File No. 333-149714).

[4]	Incorporated by reference to the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed on April 23, 2010 (File No. 333-149714).

[5]	Incorporated by reference to the Post-Effective Amendment No. 3 to the Registration Statement on Form S-1, filed on December 22, 2010 (File No. 333-149714).

[6]	Incorporated by reference to Post-Effective Amendment No. 5 to the Registration Statement on Form N-4, filed on April 19, 2012 (File Nos. 333-145064 and 811-08963).

[7]	Incorporated by reference to the Registration Statement on Form N-6, filed on January 31, 2012 (File Nos. 333-179272 and 811-22659).

239	TIAA-CREF Investment Horizon Annuity Prospectus

Item 17. Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

TIAA-CREF Investment Horizon Annuity Prospectus	240

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

241	TIAA-CREF Investment Horizon Annuity Prospectus

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TIAA-CREF Life Insurance Company has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Charlotte, and State of North Carolina on the 24th day of April, 2012.

TIAA-CREF LIFE INSURANCE COMPANY

By:	*
Anthony M. Garcia President and Chief Executive Officer

TIAA-CREF Investment Horizon Annuity Prospectus	242

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on April 24, 2012, in the capacities indicated.

* Anthony M. Garcia	President and Chief Executive Officer

* Linda S. Dougherty	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* David M. Anderson	Director

* Kathie Andrade	Director

* Elizabeth D. Black	Director

* Eugene Flood	Director, Chairman

* Matthew Halperin	Director

* Nancy Heller	Director

* Eric T. Jones	Director

* Harry I. Klaristenfeld	Director

* Matthew Kurzweil	Director, Vice Chairman

* Russell Noles	Director

*	Signed by Kenneth W. Reitz, Esq. as attorney-in-fact pursuant to a Power of Attorney effective: January 31, 2012

/s/ KENNETH W. REITZ
Kenneth W. Reitz, Esq. Attorney-in-fact

243	TIAA-CREF Investment Horizon Annuity Prospectus

EXHIBIT INDEX

(5)	Legality Opinion and Consent of Meredith Kornreich, Esquire

(23)(A)	Consents of PricewaterhouseCoopers LLP

TIAA-CREF Investment Horizon Annuity Prospectus	244